     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 1999


                                                      REGISTRATION NO. 333-71305
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                               USA NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           -------------------------

             DELAWARE                              4833                             59-2712887
   (STATE OR OTHER JURISDICTION        (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                           -------------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS

                           -------------------------

                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 314-7300
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------
                              THOMAS J. KUHN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               USA NETWORKS, INC.
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 314-7300
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                           -------------------------
                                    COPY TO:

                            STEPHEN A. INFANTE, ESQ.
                           HOWARD, SMITH & LEVIN LLP
                          1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 841-1000
                           -------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
---------------
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------
                           -------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                             PRIMARY
                                                      JURISDICTION OF        STANDARD            IRS
                                                       INCORPORATION        INDUSTRIAL         EMPLOYER
                                                             OR           CLASSIFICATION    IDENTIFICATION
                        NAME                            ORGANIZATION       CODE NUMBER          NUMBER
                        ----                          ----------------   ----------------   --------------
USANi LLC...........................................    Delaware            6790             59-3490970
Home Shopping Network, Inc. ........................    Delaware            6790             59-2649518
USANi Sub LLC.......................................    Delaware            6790             59-3490972
USAi Sub, Inc. .....................................    Delaware            6790             13-4009792
Home Shopping Club LP...............................    Delaware            5961             59-3490596
National Call Center LP.............................    Delaware            7389             59-3490594
Internet Shopping Network LLC.......................    Delaware            5999             58-2370854
HSN Capital LLC.....................................    Delaware            6790             58-2370732
HSN Fulfillment LLC.................................    Delaware            7389             59-3491619
HSN Realty LLC......................................    Delaware            6512             59-3491523
HSN of Nevada LLC...................................    Delaware            6790             58-2370732
New-U Studios Holdings, Inc. .......................    Delaware            6790             59-3490978
HSN Holdings, Inc. .................................    Delaware            6790             59-3491974
USA Networks Holdings, Inc. ........................    Delaware            6790             95-4671319
New-U Studios, Inc. ................................    Delaware            7812             59-3490977
HSN General Partner LLC.............................    Delaware            5961             59-3490974
Studios USA LLC.....................................    Delaware            7812             58-2370625
USA Networks Partner LLC............................    Delaware            6790             95-4671573
USA Networks (New York General Partnership).........    New York            4841             06-1060657
Studios USA Television LLC..........................    Delaware            7812             58-2370631
Studios USA First-Run Television LLC................    Delaware            7812             58-2370679
Studios USA Pictures LLC............................    Delaware            7812             58-2370682
Studios USA Development LLC.........................    Delaware            7812             58-2370683
Studios USA Reality Television LLC..................    Delaware            7812             58-2370685
Studios USA Talk Television LLC.....................    Delaware            7812             58-2370686
Studios USA Pictures Development LLC................    Delaware            7812             58-2370688
Studios USA Television Distribution LLC.............    Delaware            7812             58-2370690
Studios USA Talk Video LLC..........................    Delaware            7812             58-2370686
New-U Pictures Facilities LLC.......................    Delaware            7812             58-2370688
SK Holdings, Inc. ..................................    Delaware            6790             59-3450233
USA Broadcasting, Inc. .............................    Delaware            4830             59-3256535
USA Station Group of Houston, Inc. .................    Delaware            4833             74-2433702
Silver King Capital Corporation, Inc. ..............    Delaware            4830             36-3918128
USA Station Group of Dallas, Inc. ..................    Delaware            4833             75-2148097
USA Station Group of Illinois, Inc. ................    Delaware            4833             36-3478449
USA Station Group of Massachusetts, Inc. ...........    Delaware            4833             04-2931082
USA Station Group of New Jersey, Inc. ..............    Delaware            4833             22-2737475
USA Station Group of Ohio, Inc. ....................    Delaware            4833             31-1183627
USA Station Group of Vineland, Inc. ................    Delaware            4833             22-2737473
USA Station Group of Atlanta, Inc. .................    Delaware            4833             52-1476428
USA Station Group of Southern California, Inc. .....    Delaware            4833             94-3018135
USA Station Group of Virginia, Inc. ................    Delaware            4833             59-2953189
USA Station Group of Tampa, Inc. ...................    Delaware            4833             59-2776456
USA Station Group of Hollywood Florida, Inc. .......    Delaware            4833             59-2752398

                                                                             PRIMARY
                                                      JURISDICTION OF        STANDARD            IRS
                                                       INCORPORATION        INDUSTRIAL         EMPLOYER
                                                             OR           CLASSIFICATION    IDENTIFICATION
                        NAME                            ORGANIZATION       CODE NUMBER          NUMBER
                        ----                          ----------------   ----------------   --------------
Telemation, Inc. ...................................    Delaware            7819             59-2948691
USA Station Group of Northern California, Inc. .....    Delaware            4833             93-0933892
USA Station Group, Inc. ............................    Delaware            4833             59-3256534
USA Broadcasting Productions, Inc. .................    Delaware            7819             59-3458378
Miami, USA Broadcasting Station Productions,            Florida             4833             58-2351011
  Inc. .............................................
Miami, USA Broadcasting Productions, Inc. ..........    Florida             4833             58-2351007
Silver King Investment Holdings, Inc. ..............    Delaware            6790             59-3343774
SKC Investments, Inc. ..............................    Delaware            6790             36-3967151
USA Station Group Partnership of Dallas ............    Delaware            4833             65-0510883
USA Station Group Partnership of Houston ...........    Delaware            4833             65-0510887
USA Station Group Partnership of Illinois ..........    Delaware            4833             65-0510862
USA Station Group Partnership of Massachusetts .....    Delaware            4833             65-0510886
USA Station Group Partnership of New Jersey ........    Delaware            4833             65-0510885
USA Station Group Partnership of Ohio ..............    Delaware            4833             65-0510890
USA Station Group Partnership of Vineland ..........    Delaware            4833             65-0510879
USA Station Group Partnership of Atlanta ...........    Delaware            4833             65-0510865
USA Station Group Partnership of Southern               Delaware            4833             65-0510878
  California .......................................
USA Station Group Partnership of Tampa .............    Delaware            4833             65-0510875
USA Station Group Partnership of Hollywood,             Delaware            4833             65-0510876
  Florida ..........................................
Ticketmaster Group, Inc. ...........................    Illinois            7990             36-3597489
Ticketmaster Corporation............................    Illinois            7990             36-3285772

PROSPECTUS


                               USA NETWORKS, INC.

                                   USANi LLC

                               EXCHANGE OFFER OF

                $500,000,000 OF OUR 6 3/4% SENIOR NOTES DUE 2005

            FOR ALL OF OUR OUTSTANDING 6 3/4% SENIOR NOTES DUE 2005

      THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

             NEW YORK CITY TIME, ON MAY 13, 1999, UNLESS EXTENDED.



- The terms of the new 6 3/4% senior notes due 2005 that we are offering in this prospectus are substantially identical to the terms of our already outstanding 6 3/4% senior notes due 2005. The difference between them is that the exchange notes will be freely transferable and will not have any covenants regarding exchange and registration rights.


                      MATERIAL TERMS OF THE EXCHANGE OFFER

- Tenders of initial notes may be withdrawn any time prior to the expiration of the exchange offer.

- All initial notes that are validly tendered and not withdrawn will be exchanged for exchange notes.

- We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

INVESTING IN THE EXCHANGE NOTES INVOLVES CERTAIN RISKS. FOR DETAILS, SEE "RISK FACTORS" BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is April 9, 1999

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    2
Risk Factors................................................   10
Use of Proceeds.............................................   14
Capitalization..............................................   15
Selected Historical Financial Data..........................   16
Selected Pro Forma Combined Financial Data..................   20
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   22
Business....................................................   36
Corporate History...........................................   71
Management..................................................   74
Security Ownership of Certain Beneficial Owners and
  Management................................................   85
Certain Relationships and Related Party Transactions........   88
Description of the Exchange Notes...........................  113
Exchange and Registration Rights Agreement..................  124
Legal Matters...............................................  124
Experts.....................................................  124
Certain United States Federal Income Tax Considerations.....  126
Plan of Distribution........................................  127
Index to Financial Statements...............................  F-1

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information you should consider before making a decision about whether to exchange your initial notes for the exchange notes. You should read the entire prospectus carefully, including the section entitled "Risk Factors."

                               USAi AND USANi LLC

USA Networks, Inc., through its subsidiaries, is a leading media and electronic commerce company. We refer to USA Networks, Inc. in this prospectus as "USAi." USAi's principal operating assets include USA Network, The Sci-Fi Channel, Studios USA, Home Shopping Network, Internet Shopping Network, Ticketmaster, Ticketmaster Online-CitySearch and USA Broadcasting. USANi LLC is an indirect subsidiary of USAi that holds virtually all of USAi's businesses other than Ticketmaster, Ticketmaster Online-CitySearch and USA Broadcasting.

USAi is organized along five principal lines of business:

     - NETWORKS AND TELEVISION PRODUCTION, which includes Networks and Studios USA. Networks operates USA Network and The Sci-Fi Channel cable television networks and Studios USA produces and distributes television programming.

     - TELEVISION BROADCASTING, which includes television stations.

     - ELECTRONIC RETAILING, which consists primarily of Home Shopping Network and America's Store, which are engaged in the electronic retailing business.

     - TICKETING OPERATIONS, which includes Ticketmaster, the leading provider of automated ticketing services in the United States, and Ticketmaster Online, Ticketmaster's exclusive agent for online ticket sales.

     - INTERNET SERVICES, which includes USAi's online retailing networks business and CitySearch's online local city guide business.

RECENT DEVELOPMENTS

On February 9, 1999, USAi, Ticketmaster Online-CitySearch, Inc. and Lycos, Inc., a leading global Web media company, announced that they had entered into agreements to combine Ticketmaster Online-CitySearch, Lycos and USAi's Home Shopping Network, Ticketmaster and Internet Shopping Network/First Auction businesses into a new publicly-traded company. The new company will be named USA/Lycos Interactive Networks, Inc. Upon the closing of the transaction, USAi will own 61.5%, Lycos shareholders will own 30% and Ticketmaster Online-CitySearch shareholders, other than USAi, will own 8.5% of the new company's common equity. The transaction is subject to Lycos' shareholders' approval as well as receipt of required government approvals and other customary conditions.

                   SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

NOTES OFFERED

$500,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2005. The form and terms of the exchange notes are substantially identical to the form and terms of the initial notes, except that the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The exchange notes will evidence the same debt as the initial notes and both the initial notes and the exchange notes are governed by the same indenture.

MATURITY

November 15, 2005.

INTEREST PAYMENT DATES

May 15 and November 15 of each year, commencing May 15, 1999.

OPTIONAL REDEMPTION

We may redeem the exchange notes, in whole or in part at any time and from time to time, at a redemption price determined as set forth in this prospectus under the heading "Description of the Exchange Notes," plus accrued and unpaid interest, if any, to the date of redemption.

RANKING AND SUBSIDIARY GUARANTEES

The exchange notes will be our joint and several obligations. The exchange notes will not be secured and will rank equal in right of payment with all of our unsecured and unsubordinated indebtedness which exists now or which we will incur in the future.

The exchange notes will be unconditionally guaranteed, jointly and severally, by each subsidiary that is a guarantor of the indebtedness under our credit agreement and future subsidiaries that become guarantors under our credit agreement in each case, to the extent that and for so long as the subsidiary remains a credit agreement guarantor.

We and our subsidiaries may issue senior secured indebtedness, subject to some limitations. The notes would be junior to our senior secured indebtedness to the extent of the secured party's security interest in assets of us or our subsidiaries.

RESTRICTIVE COVENANTS

The indenture under which the exchange notes will be issued will contain covenants for your benefit which, in general, restrict our ability to:

          - enter into sale-leaseback transactions;

          - create liens; and

          - consolidate, merge, or sell substantially all of our assets.

For more information, see "Description of the Exchange Notes -- Covenants."

ABSENCE OF A PUBLIC MARKET FOR THE NOTES

The exchange notes are new securities and there is currently no established market for them.

                         SUMMARY OF THE EXCHANGE OFFER

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

We issued the initial notes on November 23, 1998 to Chase Securities, Inc., Bear Stearns & Co. Inc., BNY Capital Markets, Inc. and NationsBanc Montgomery Securities LLC. These initial purchasers subsequently resold the notes to institutional investors in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws. In connection with this private placement, USAi, USANi LLC, the guarantors and the initial purchasers entered into the exchange and registration rights agreement that provides for the exchange offer.

THE EXCHANGE OFFER

We are offering exchange notes in exchange for an equal principal amount of initial notes. As of this date, there are $500,000,000 aggregate principal amount of initial notes outstanding. Initial notes may be tendered only in integral multiples of $1,000.

RESALE OF EXCHANGE NOTES

We believe that the exchange notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

          - you are acquiring the exchange notes in the ordinary course of your business;

          - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

          - you are not an "affiliate" of ours.

If any of the above are not true and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes which were acquired by such broker-dealer as a result of market making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act, upon a resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes. For more information, see "Plan of Distribution." We will take steps to ensure that the issuance of the exchange notes will comply with state securities or "blue sky" laws.

CONSEQUENCES OF FAILURE TO EXCHANGE INITIAL NOTES

If you do not exchange your initial notes for exchange notes, you will no longer be able to force us to register the initial notes under the Securities Act. In addition, you will not be able to offer or sell the initial notes unless they are registered under the Securities Act and we will have no obligation to register them, except for some limited exceptions. This instruction does not apply if you offer or sell them under an exemption from the requirements of the Securities Act.

EXPIRATION DATE


The exchange offer will expire at 5:00 p.m., New York City Time, on May 13, 1999 unless we decide to extend the expiration date.


INTEREST ON THE EXCHANGE NOTES

The exchange notes will accrue interest at 6 3/4% per year, from either the last date we paid interest on the initial notes you exchanged, or if you surrendered your initial notes for exchange after the applicable record date, the date we paid interest on such initial notes. We will pay interest on the exchange notes on May 15 and November 15 of each year.

CONDITIONS TO THE EXCHANGE OFFER

The exchange offer is subject to customary conditions, including that:

          - the exchange offer does not violate any applicable law or applicable interpretation of law of the staff of the SEC;

          - no litigation materially impairs our ability to proceed with the exchange offer; and

          - we obtain all the governmental approvals we deem necessary for the exchange offer.

PROCEDURES FOR TENDERING INITIAL NOTES

If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal and transmit it together with all other documents required by the letter of transmittal (including the initial notes to be exchanged) to The Chase Manhattan Bank, as exchange agent, at the address specified on the cover page of the letter of transmittal. Alternatively, you can tender your initial notes by following the procedures for book-entry transfer, as described in this document.

GUARANTEED DELIVERY PROCEDURES

If you wish to tender your initial notes and you cannot get your required documents to the exchange agent by the expiration date, you may tender your initial notes according to the guaranteed delivery procedures described under the heading "The Exchange Offer -- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS

You may withdraw the tender of your initial notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address specified in the section, "The Exchange Offer -- Exchange Agent" by 5:00 p.m., New York City time, on the expiration date.

ACCEPTANCE OF INITIAL NOTES AND DELIVERY OF EXCHANGE NOTES

We will accept any and all initial notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date as long as all of the conditions are met. We will deliver the exchange notes promptly after the expiration date.

TAX CONSIDERATIONS

We believe that the exchange of initial notes for exchange notes should not be a taxable exchange for federal income tax purposes, but you should consult your tax adviser about the tax consequences of this exchange.

EXCHANGE AGENT

The Chase Manhattan Bank is serving as exchange agent for the exchange offer.

FEES AND EXPENSES

We will bear all expenses related to consummating the exchange offer and complying with the Exchange and Registration Rights Agreement.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. We used the proceeds from the sale of the initial notes to repay a portion of our outstanding obligations under our existing credit agreement.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratios of earnings to fixed charges of USAi, Holdco and USANi LLC for the periods indicated. Home Shopping Network, Inc., a direct subsidiary of USAi that is a holding company with no independent operations, will be referred to as "Holdco" throughout this prospectus. The ratios of earnings to fixed charges should be read with the financial statements and accompanying notes and other financial data included or incorporated by reference in this prospectus. For the period in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency (in millions), instead of the ratio, is indicated.

For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding:

          - earnings (loss) before minority interest and income taxes,

          - interest expense, including the portion of rents representative of an interest factor; and

          - the amount of USANi LLC's undistributed losses of less than 50%-owned companies.

Fixed charges consist of interest expense and the portions of rents representative of an interest factor.

USAi

                                                     YEARS
                                                     ENDED      FOUR MONTHS       YEARS ENDED
                                                  AUGUST 31,       ENDED          DECEMBER 31,
                                                  -----------   DECEMBER 31,   ------------------
                                                  1994   1995       1995       1996   1997   1998
                                                  ----   ----   ------------   ----   ----   ----
Ratio of earnings to fixed charges..............  1.05x  1.11x      0.13x      0.64x  2.81x  3.26x

HOLDCO

                                             PREDECESSOR COMPANY                HOLDCO
                                           ------------------------   ---------------------------
                                                          YEARS ENDED DECEMBER 31,
                                           ------------------------------------------------------
                                            1994     1995     1996        1997           1998
                                           ------   ------   ------       ----           ----
Ratio of earnings to fixed charges
  (deficiency)...........................    4.00x  $(94.9)    3.66x      5.19x          2.32x

USANI LLC

                                             PREDECESSOR COMPANY               USANI LLC
                                           ------------------------   ---------------------------
                                                          YEARS ENDED DECEMBER 31,
                                           ------------------------------------------------------
                                            1994     1995     1996        1997           1998
                                           ------   ------   ------       ----           ----
Ratio of earnings to fixed charges
  (deficiency)...........................   4.00x   $(94.9)    3.66x      8.78x          2.34x

                           PRINCIPAL EXECUTIVE OFFICE

Our principal executive offices are located at 152 West 57th Street, New York, New York 10019. Our telephone number is (212) 314-7300. USAi's common stock is quoted on the Nasdaq Stock Market under the symbol "USAI."

You should rely only on the information contained in this prospectus or incorporated into it by reference. No person is authorized to provide you with different information. We are not making the exchange offer in any jurisdiction where the offer is not permitted.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

                      WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act, relating to the exchange notes. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the exchange offer, you should refer to the registration statement, including its exhibits.

USAi files annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, following the exchange offer, USANi LLC and Holdco will also file annual, quarterly and special reports and other information with the SEC. You may read and copy the registration statement and any other document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's Internet site (http://www.sec.gov).

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the expiration date of the exchange offer.

     - USAi's Annual Report on Form 10-K for the year ended December 31, 1998;

     - USAi's Registration Statement on Form S-4, dated May 19, 1998; and

     - USAi's Current Report on Form 8-K filed February 26, 1999.

These filings are available without charge to holders of the notes. You may request a copy of these filings by writing or telephoning us at the following address:

                               USA Networks, Inc.
                              152 West 57th Street
                            New York, New York 10019
                         Attention: Investor Relations
                                 (212) 314-7300


TO OBTAIN TIMELY DELIVERY OF ANY COPIES OF FILINGS REQUESTED FROM US, PLEASE WRITE OR TELEPHONE US NO LATER THAN MAY 6, 1999.

                                  RISK FACTORS

You should carefully consider the following factors together with the other matters described or referenced in this prospectus before deciding whether to exchange your initial notes for exchange notes in the exchange offer.

FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL LIMIT OPPORTUNITIES TO SELL YOUR NOTES IN THE FUTURE

We issued the initial notes in a private offering exempt from the registration requirements of the Securities Act. Accordingly, you may not offer, sell or otherwise transfer your initial notes except in compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to exemptions from, or in transactions not subject to, such registration requirements. If you do not exchange your initial notes for exchange notes in this exchange offer, your initial notes will continue to be subject to these transfer restrictions after the completion of this exchange offer.

After completion of this exchange offer, if you do not tender your initial notes in this exchange offer, you will no longer be entitled to any exchange or registration rights under the exchange and registration rights agreement, except under limited circumstances.

To the extent initial notes are tendered and accepted in the exchange offer, the liquidity of the trading market, if any, for the initial notes could be adversely affected.

THE NOTES AND THE GUARANTEES ARE JUNIOR TO SECURED INDEBTEDNESS, WHICH WOULD LIMIT COLLECTIBILITY OF THE NOTES IN THE EVENT OF BANKRUPTCY

Neither the notes nor the guarantees are secured by any assets of us or the guarantors. Accordingly, the notes and the guarantees will effectively rank junior to all of our and the guarantors' secured obligations to the extent of the assets securing those obligations. If either of us or one of the guarantors becomes insolvent or is liquidated, or if payment under any secured obligation is accelerated, claims of any secured lenders for the assets securing the obligation will be prior to any claim of the holders of the notes for these assets. After the claims of the secured lenders are satisfied, there may not be assets remaining to satisfy our and our guarantors' obligations under the notes.

A VIOLATION OF A RESTRICTIVE COVENANT UNDER OUR CREDIT AGREEMENT MAY RESTRICT OUR ABILITY TO SATISFY OUR OBLIGATIONS UNDER THE NOTES

Our credit agreement contains various financial and operating covenants which, among other things, require the maintenance of certain financial ratios. Violation of the covenants could result in a default under our credit agreement which would permit the bank lenders to (1) restrict USANi LLC's ability to borrow undrawn funds under our credit agreement and (2) accelerate the maturity of borrowings under our credit agreement.

THE LOSS OF MR. DILLER MAY CAUSE USAI TO DIVEST ITS TELEVISION BROADCAST LICENSES OR CAUSE UNIVERSAL AND LIBERTY TO CONTROL USAI

We are dependent upon the continued contributions of our senior corporate management, particularly Mr. Barry Diller, and certain key employees for our future success. Mr. Diller is the Chairman of the Board and Chief Executive Officer of USAi. Mr. Diller does not have an employment agreement with USAi, although he has been granted options to purchase a substantial number of shares of USAi common stock. The vesting of the unvested portion of these options, which should occur over the next few years, is conditioned on Mr. Diller remaining at USAi.

If Mr. Diller no longer serves in his positions at USAi, USAi's business could be substantially adversely affected. The terms of the governance agreement, dated October 19, 1997, among USAi,

Universal Studios, Inc., Liberty Media Corporation and Mr. Diller entered into as part of the Universal transaction, provide that if Mr. Diller no longer serves as Chief Executive Officer of USAi or becomes disabled, then some restrictions on the conduct of Universal will be eliminated, and Universal's ability to increase its equity interest in USAi will be accelerated. FCC restrictions limit Universal's and Liberty's ability to exercise voting control over entities, such as USAi, that hold television broadcast licenses. If Mr. Diller is no longer Chief Executive Officer or becomes disabled, then Universal and Liberty may cause USAi to divest its television broadcast licenses or cause USAi to enter in arrangements relating to the control of USAi to allow Universal and Liberty to exercise control over USAi in compliance with FCC law.

MR. DILLER HAS THE RIGHT TO CONTROL MOST MATTERS WHICH ARE SUBMITTED TO A VOTE OF OUR SHAREHOLDERS

Mr. Diller has the right to control the outcome of any matter submitted to a vote or for the consent of USAi's shareholders. However, he does not have control over election of 25% of the members of the USAi's board of directors or matters which require a separate class vote under the Delaware law.

USAi will not be able to engage in fundamental changes without the consent of Mr. Diller, Universal and Liberty. If Mr. Diller and Universal agree to fundamental changes that Liberty does not agree to, Universal, upon the satisfaction of certain conditions, will be entitled to purchase Liberty's equity interest of USAi to enable USAi to engage in the transaction or take the proposed action. For more information see "Certain Relationships and Related Party Transactions -- Agreements with Universal and Liberty."

YEAR 2000 TECHNOLOGY PROBLEMS COULD CAUSE BUSINESS INTERRUPTIONS

The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. In other words, date-sensitive software may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in miscalculations or system failures.

We may realize exposure or risks if we or our customers or vendors are unable to resolve these processing issues in a timely manner. USAi believes that, with respect to technological operations which are dependent on third parties, the significant areas of potential risk are the ability of satellite and cable operators to receive the signal transmission of USA Network, The Sci-Fi Channel and the Home Shopping Network and America's Store services, and the ability of banks and credit card processors to process credit card transactions. The inability of the cable and satellite operators to receive these signal transmissions or the inability of banks and credit card processors to process credit card transactions could significantly disrupt our business operations and may have an impact on the revenues and profits we generate. We are currently working to resolve the potential impact of the Year 2000 problem. We plan to devote the necessary resources to resolve all significant Year 2000 issues in a timely manner.

For a more complete discussion of Year 2000 issues, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Other Matters."

ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE NOTES COULD LIMIT OPPORTUNITIES TO SELL YOUR NOTES IN THE FUTURE

There is no existing market for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system. Accordingly, an active trading market for the exchange notes may not develop, either before, during or after the completion of the exchange offer. The absence of an active trading market may have an adverse effect on the market price and liquidity of the exchange notes. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities.

HOLDING COMPANY STRUCTURE COULD RESTRICT ACCESS TO SUBSIDIARIES' REVENUES THAT MAY BE NEEDED TO SERVICE THE NOTES

Both USAi and USANi LLC are holding companies. All of our operating assets are held by our respective subsidiaries and all of our operating revenues are derived from operations of our respective subsidiaries. Our ability to make payments when due to holders of the notes depends upon the receipt of sufficient funds from our subsidiaries. Our obligations under the notes are fully and unconditionally guaranteed on a joint and several basis by the guarantors. Our credit agreement may restrict access to our subsidiaries cash and thus, adversely affect our ability to service our indebtedness, including the notes.

POSSIBLE LOSS OF SOME GUARANTEES DUE TO TRANSACTION WITH TICKETMASTER ONLINE-CITYSEARCH AND LYCOS

On February 9, 1999, USAi, Ticketmaster Online-CitySearch, Inc. and Lycos, Inc. announced that they had entered into agreements to combine Ticketmaster Online-CitySearch, Lycos and USAi's Home Shopping Network, Ticketmaster and Internet Shopping Network/First Auction businesses into a new publicly-traded company. Under these agreements, USAi is required to contribute the Home Shopping Network, Ticketmaster and Internet Shopping Network/First Auction businesses to the new company free of any guarantees, liens or security interests. A substantial number of the entities holding these businesses are guarantors of the notes and of our obligations under our credit agreement. We expect to reach agreement with the lenders under our credit agreement to release guarantees of our subsidiaries to the extent necessary to allow USAi to comply with the Lycos transaction agreements. Under the indenture, the obligations of a guarantor of the notes automatically terminate if the obligations of the same guarantor terminate under our credit agreement. Accordingly, we expect the note guarantees of the subsidiaries holding our Home Shopping Network, Ticketmaster and Internet Shopping Network/First Auction businesses to terminate upon completion of the Lycos transaction. These note guarantees represent approximately 30% and 50% of the guarantor subsidiaries' total assets and revenue, respectively, as of and for the year ended December 31, 1998.

A FEDERAL OR STATE COURT MAY VOID OR ALTER OUR OBLIGATIONS UNDER YOUR NOTES OR THE GUARANTEES

A court could void our obligations under the new notes and the guarantees, subordinate the new notes or guarantees to our other debt, or order you to return any amounts paid to you under the new notes to us or to a fund benefitting our creditors if the court finds that, at the time we sold the notes, we:

     - intended to defraud our creditors or did not receive fair value for the notes and we:

        -- were "insolvent", which means we could not pay our debts when they came due or the sum of our debts was greater than the fair value of all of our assets, or we became insolvent as a result of our obligations under the notes; or

        -- did not have enough capital to operate our business following the sale of the notes; or

        -- intended to or believed that we overextended our debt obligations.

The standards for insolvency vary. We cannot predict which standard a court would apply or if a court would determine that any of USAi, USANi LLC or the guarantors were insolvent at the time of the sale of the notes or became insolvent as a result of the sale.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains "forward-looking statements" within the meaning of the securities laws. We have based these forward-looking statements on our current expectations and projections about future events, based on the information currently available to us. These forward-looking statements are principally contained in the sections "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." The forward-looking statements include statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters.

These forward-looking statements are subject to risks, uncertainties and assumptions, including risks described in the "Risk Factors" section and the following:

          - Material adverse changes in economic conditions in our markets;

          - Future regulatory actions and conditions in our operating areas;

          - Competition from others;

          - Successful integration of our divisions' management structures;

          - Product demand and market acceptance;

          - The ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and

          - Obtaining and retaining key executives and employees.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

                                USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange initial notes in like principal amount, the terms of which are substantially identical to the exchange notes. The initial notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. The issuance of the exchange notes will not result in any increase in our indebtedness.

USANi LLC used the net proceeds received from the sale of the initial notes together with available cash to repay a portion of the $750.0 million Tranche A Term Loan outstanding under the credit agreement, dated February 12, 1998, entered into by USAi, USANi LLC, as borrower, the lenders which are a party to such agreement, The Chase Manhattan Bank, as administrative and collateral agent, and Bank of America National Trust & Savings Association and The Bank of New York, as co-documentation agents. The amounts repaid under the Tranche A Term Loan may not be reborrowed. The Tranche A Term Loan accrued interest at a weighted average rate per annum of 6.0% as of December 31, 1998 and was scheduled to mature on December 31, 2002. The proceeds from the Tranche A Term Loan were used to finance a portion of the Universal transaction.

                                 CAPITALIZATION

The following table presents the unaudited consolidated capitalization of USAi, Holdco and USANi LLC as of December 31, 1998. There will be no change in capitalization as a result of the exchange offer. For USAi, cash and cash equivalents include amounts held on behalf of Ticketmaster's clients, which cannot be used to repay indebtedness. This table should be read with the financial statements and accompanying notes and other financial data included or incorporated by reference in this prospectus.

                                                                  AS OF DECEMBER 31, 1998
                                                           --------------------------------------
                                                                       (IN MILLIONS)
                                                            USAi       Holdco         USANi LLC
                                                           ------      ------          ------
Cash and cash equivalents................................  $  445      $  235          $  235
                                                           ======      ======          ======
Long-term debt, including current maturities:
  Existing Credit Agreement:
     Revolving Credit Facility...........................  $   --      $   --          $   --
     Tranche A Term Loan.................................     250         250             250
                                                           ------      ------          ------
          Total Existing Credit Agreement................     250         250             250
Senior Notes due 2005....................................     500         500             500
Discount on face value of Notes..........................      (3)         (3)             (3)
Other long-term obligations..............................      65          13              13
                                                           ------      ------          ------
          Total long-term debt...........................     812         760             760
Minority interest........................................   3,634       3,783             143
Total stockholders' equity...............................   2,571       1,320           5,115
                                                           ------      ------          ------
Total capitalization.....................................  $7,017      $5,863          $6,018
                                                           ======      ======          ======

                       SELECTED HISTORICAL FINANCIAL DATA

USAi

The following table presents selected historical financial data of USAi for

     - each of the years in the two-year period ended August 31, 1995,

     - the four month period ended December 31, 1995 and

     - each of the years in the three year period ended December 31, 1998.

This data was derived from USAi's audited consolidated financial statements and reflects the operations and financial position of USAi at the dates and for the periods indicated. The information in this table should be read with the financial statements and accompanying notes and other financial data pertaining to USAi included or incorporated by reference in this prospectus. The consolidated statement of operations data include the operations of:

     - Savoy Pictures Entertainment, Inc. and Holdco since their acquisition by USAi on December 19, 1996 and December 20, 1996, respectively;

     - Ticketmaster since the acquisition by USAi of its controlling interest in Ticketmaster on July 17, 1997.

     - Networks and Studios USA since their acquisition by USAi from Universal on February 12, 1998 and CitySearch since its acquisition by USAi on September 28, 1998.

Net earnings for the year ended December 31, 1998 include a pre-tax gain of $74.9 million related to USAi's sale of its Baltimore television station during the first quarter of 1998 and a pre-tax gain of $109.0 million related to the CitySearch transaction during the fourth quarter of 1998.

Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of a one-for-one common stock and Class B common stock dividend paid on March 26, 1998.

For purposes of this prospectus, EBITDA is defined as net income plus

     - extraordinary items and cumulative effect of accounting changes,

     - provision for income taxes,

     - interest expense,

     - depreciation and amortization, and

     - minority interest.

EBITDA is presented in this prospectus because we believe it is a widely accepted indicator of our ability to service debt as well as a valuation methodology for companies in the media, entertainment and communications industries. EBITDA should not be considered in isolation or as a substitute for measures of financial performance or liquidity prepared in accordance with generally accepted accounting principles. EBITDA may not be comparable to calculations of similarly titled measures presented by other companies.

                                                 YEARS ENDED       FOUR MONTHS                    YEARS ENDED
                                                 AUGUST 31,           ENDED                      DECEMBER 31,
                                             -------------------   DECEMBER 31,   -------------------------------------------
                                               1994       1995         1995          1996         1997            1998
                                             --------   --------   ------------   ----------   ----------   -----------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Net revenues...............................  $ 46,563   $ 47,918     $ 15,980     $   75,172   $1,261,749      $ 2,634,136
Operating profit (loss)....................     8,111      8,236         (680)         3,612       94,519          218,216
Earnings (loss) before cumulative effect of
  change in accounting principle for income
  taxes....................................      (899)       115       (2,882)        (6,539)      13,061           76,874
Net earnings (loss)........................    (3,878)       115       (2,882)        (6,539)      13,061           76,874
Basic earnings(loss) per common share:
  Earnings (loss) before cumulative effect
    of change in accounting principle for
    income taxes...........................      (.05)       .01         (.15)          (.30)         .12              .54
  Net earnings (loss)......................      (.22)       .01         (.15)          (.30)         .12              .54
Diluted earnings (loss) per common share:
  Earnings (loss) before cumulative effect
    of change in accounting principle for
    income taxes...........................      (.05)       .01         (.15)          (.30)         .12              .43
  Net earnings (loss)......................      (.22)       .01         (.15)          (.30)         .12              .43
BALANCE SHEET DATA (END OF PERIOD):
Working capital (deficit)..................  $  1,553   $  6,042     $  7,553     $  (24,444)  $   60,941      $   404,759
Total assets...............................   145,488    142,917      136,670      2,116,232    2,670,796        8,327,102
Long-term obligations, net of current
  maturities...............................   114,525     97,937       95,980        271,430      448,346          775,683
Minority interest..........................        --         --           --        356,136      372,223        3,633,597
Stockholders' equity.......................     2,614      9,278        7,471      1,158,749    1,447,354        2,571,405
OTHER DATA:
Net cash provided by (used in):
  Operating activities.....................  $ 15,088   $ 17,442     $  2,582     $   11,968   $   47,673      $   226,756
  Investing activities.....................      (908)    (1,696)         249         (2,622)     (82,293)      (1,193,589)
  Financing activities.....................   (11,997)    (5,576)      (5,901)        14,120      108,050        1,297,654
EBITDA.....................................    23,111     22,910        4,021         19,098      191,543          464,363
Ratio of earnings to fixed charges.........      1.05x      1.11x        0.13x          0.64x        2.81x           3.26x

HOLDCO AND USANi LLC

The following tables present selected historical financial data of Holdco and its predecessor company and USANi LLC and its predecessor company, for each of the years in the five-year period ended December 31, 1998. This data was derived from audited consolidated financial statements of Holdco and USANi LLC or their respective predecessors, and reflects the operations and financial position of Holdco and USANi LLC or their predecessors at the dates and for the periods indicated. The information in this table should be read in conjunction with the financial statements and accompanying notes and other financial data pertaining to Holdco and USANi LLC included or incorporated by reference in this prospectus.

The years ended December 31, 1994, 1995 and 1996 represent the consolidated results of the predecessor to Holdco or USANi LLC on a historical basis. On December 20, 1996, Holdco was merged into a subsidiary of USAi. The transaction was accounted for by USAi using the purchase method of accounting. The assets and liabilities of Holdco were adjusted as of December 31, 1996 to reflect their respective fair values and the excess of the purchase price, including expenses, over the fair value of identifiable net assets, was assigned to goodwill. For the period from December 20, 1996 to December 31, 1996, Holdco and USANi LLC's results of operations includes net revenues of $30.6 million and net earnings of $.3 million. Prior to the Universal transaction, the assets of Holdco consisted principally of our retail sales programs, Home Shopping Network and America's Store. The contribution of assets by USAi and Holdco to USANi LLC was accounted for as a merger of entities under common control, similar to the pooling-of-interests method of accounting for business combinations. Accordingly, the inception date of USANi LLC for accounting purposes is considered December 31, 1996 which is the date the assets and liabilities were deemed to be transferred to USANi LLC at USAi's historical cost. The consolidated statement of operations data includes Networks and Studios USA since its acquisition by USANi LLC from Universal on February 12, 1998.

USANi LLC is not subject to federal and state income tax since its formation on February 12, 1998. Net earnings (loss) for USANi LLC's predecessor, Holdco, for the years ended December 31, 1994, 1995, 1996 and 1997 and the period January 1, 1998 to February 12, 1998 include income tax expense (benefit) of $12.8 million, ($33.3) million, $12.6 million, $30.3 million and $1.9 million, respectively.

Given that equity interests in limited liability companies are not in the form of common stock and the change in capitalization from the predecessor companies, earnings per share data is not presented for USANi LLC. Earnings per share data for Holdco is not meaningful.

HOLDCO

                                                  PREDECESSOR COMPANY                       HOLDCO
                                           ----------------------------------   ------------------------------
                                                                YEARS ENDED DECEMBER 31,
                                           -------------------------------------------------------------------
                                              1994        1995        1996         1997            1998
                                           ----------   --------   ----------   ----------   -----------------
                                                                 (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
Net revenues.............................  $1,014,981   $919,796   $1,014,705   $1,037,060      $ 2,205,510
Operating profit (loss)..................      26,879    (80,280)      41,186       61,142          231,730
Earnings (loss) before extraordinary item
  for debt extinguishment................      17,701    (61,883)      20,620       13,809            4,565
Net earnings (loss)......................      16,777    (61,883)      20,620       13,809            4,565
BALANCE SHEET DATA (END OF PERIOD):
Working capital..........................  $   23,073   $  7,571   $    3,148   $   43,869      $   272,909
Total assets.............................     446,499    436,295    1,645,108    1,663,508        7,000,841
Long-term obligations, net of current
  maturities.............................      27,491    135,810      107,567      106,628          732,307
Minority interest........................          --         --           --           --        3,783,085
Stockholders' equity.....................     206,443    125,061    1,289,463    1,304,404        1,320,172
OTHER DATA:
Net cash provided by (used in):
 Operating activities....................  $  (27,871)  $(74,474)  $   23,123   $   34,068      $   278,478
 Investing activities....................     107,421     (8,406)     (10,733)     (49,791)      (1,400,559)
 Financing activities....................     (81,468)    74,396      (21,280)      22,471        1,334,166
EBITDA...................................      55,945    (41,426)      74,669      126,294          406,356
Ratio of earnings to fixed charges
  (deficiency)...........................        4.00x  $  (94.9)        3.66x        5.19x            2.32x

USANI LLC

                                                        HOLDCO (PREDECESSOR COMPANY)               USANI LLC
                                               -----------------------------------------------   -------------
                                                                  YEARS ENDED DECEMBER 31,
                                               ---------------------------------------------------------------
                                                  1994        1995        1996         1997          1998
                                               ----------   --------   ----------   ----------   -------------
                                                                   (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
Net revenues.................................  $1,014,981   $919,796   $1,014,705   $1,037,060    $2,205,510
Operating profit (loss)......................      26,879    (80,280)      41,186       61,142       231,730
Earnings (loss) before extraordinary item for
  debt extinguishment........................      17,701    (61,883)      20,620       16,255       125,535
Net earnings (loss)..........................      16,777    (61,883)      20,620       16,255       125,535
BALANCE SHEET DATA(END OF PERIOD):
Working capital..............................  $   23,073   $  7,571   $    3,398   $   41,321    $  283,356
Total assets.................................     446,499    436,295    1,636,380    1,653,875     7,002,685
Long-term obligations, net of current
  maturities.................................      27,491    135,810           --           --       732,307
Members' equity..............................     206,443    125,061    1,390,975    1,408,362     5,115,405
OTHER DATA:
Net cash provided by (used in):
 Operating activities........................  $  (27,871)  $(74,474)  $   23,123   $   40,237    $  278,274
 Investing activities........................     107,421     (8,406)     (10,733)     (49,791)   (1,400,559)
 Financing activities........................     (81,468)    74,396      (21,280)      16,302     1,334,166
EBITDA.......................................      55,945    (41,426)      74,669      126,294       406,356
Ratio of earnings to fixed charges
  (deficiency)...............................        4.00x  $  (94.9)        3.66x        8.78x         2.34x

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA

USAi

The following table presents selected pro forma combined financial data of USAi for the year ended December 31, 1998. This data gives effect to the Universal transaction, the Ticketmaster transaction, the CitySearch merger, the sale of the assets of SF Broadcasting, the notes offering and the exchange offer as if they had all occurred on January 1, 1998.

The information in this table does not purport to represent what USAi's results would have been if the transactions, the notes offering and the exchange offer had occurred on the dates or for the periods indicated, or to project what USAi's results of operations for any future period will be. The information in this table should be read with the financial statements and accompanying notes and other financial data pertaining to USAi included or incorporated by reference in this prospectus.

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1998
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS,
                                                              EXCEPT PER SHARE DATA)
                                                                   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net revenues:
  Networks and Television Production........................        $1,243,049
  Electronic Retailing......................................         1,098,634
  Ticketing Operations......................................           386,555
  Internet Services.........................................            37,962
  Broadcasting and Other....................................             9,487
                                                                    ----------
     Total..................................................         2,775,687
Operating costs and expenses:
  Cost related to revenues..................................         1,441,966
  Other costs and expenses..................................           855,721
  Depreciation and amortization.............................           291,408
                                                                    ----------
     Total operating costs and expenses.....................         2,589,095
                                                                    ----------
Operating profit............................................           186,592
Net income..................................................            38,406
Basic income per share......................................               .25
Diluted income per share....................................               .23
OTHER DATA:
EBITDA......................................................        $  478,000

HOLDCO AND USANI LLC

The following tables present selected pro forma combined financial data of Holdco and USANi LLC for the year ended December 31, 1998. The unaudited pro forma combined statement of operations data for the year ended December 31, 1998 gives effect to the exchange offer, the notes offering and the Universal transaction as if they had all occurred on January 1, 1998.

The information in this table does not purport to represent what Holdco's or USANi LLC's results would have been if the notes offering, the exchange offer and the Universal transaction had occurred on the dates or for the periods indicated, or to project what Holdco's or USANi LLC's results of operations for any future period will be. The information in this table should be read with the financial statements and accompanying notes and other financial data pertaining to Holdco or USANi LLC included or incorporated by reference in this prospectus.

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1998
                                                              -----------------------
                                                              (DOLLARS IN THOUSANDS,
                                                              EXCEPT PER SHARE DATA)
                                                                    (UNAUDITED)
                                                                HOLDCO     USANI LLC
                                                              ----------   ----------
STATEMENT OF OPERATIONS DATA:
Net revenues:
  Networks and Television Production........................  $1,243,049   $1,243,049
  Electronic Retailing......................................   1,098,634    1,098,634
  Internet Services.........................................      21,191       21,191
                                                              ----------   ----------
     Total..................................................   2,362,874    2,362,874
Operating costs and expenses:
  Costs related to revenues.................................   1,362,468    1,362,468
  Other costs and expenses..................................     550,040      550,040
  Depreciation and amortization.............................     187,981      187,981
                                                              ----------   ----------
     Total operating costs and expenses.....................   2,100,489    2,100,489
                                                              ----------   ----------
  Operating profit..........................................     262,385      262,385
  Net income................................................      15,467      149,471
OTHER DATA:
EBITDA......................................................  $  450,366   $  450,366

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

USAi is a holding company, with subsidiaries engaged in diversified media and electronic commerce businesses. USANi LLC is a holding company that holds virtually all of USAi's businesses other than Ticketmaster, Ticketmaster Online-CitySearch and USA Broadcasting. Holdco is a holding company whose only asset is its 38.8% ownership in USANi LLC. USAi adopted its present corporate structure as part of the Universal transaction. USAi maintains control and management of Holdco and USANi LLC, and manages the businesses held by USANi LLC in substantially the same manner as they would be if USAi held them directly through wholly owned subsidiaries.

In December 1996, USAi completed mergers with each of Holdco and Savoy Pictures Entertainment, Inc. At the time of the Home Shopping merger, Holdco owned and operated the Home Shopping Network electronic retailing business. In July 1997, USAi acquired a controlling interest in Ticketmaster. On June 24, 1998, USAi completed its acquisition of Ticketmaster in a tax-free merger, pursuant to which each outstanding share of Ticketmaster common stock not owned by USAi was exchanged for 1.126 shares of common stock. The acquisition of the controlling interest and the tax-free merger are referred to in this prospectus as the Ticketmaster transaction.

USAi completed the Universal transaction on February 12, 1998. In the Universal transaction, USAi acquired USA Networks, a New York general partnership, which consisted of USA Network and The Sci-Fi Channel cable television networks, and Universal Studios, Inc.'s domestic television production and distribution businesses, from Universal and changed its name to USA Networks, Inc.

In September 1998, USAi merged Ticketmaster Online into a subsidiary of CitySearch, Inc., a publisher of local city guides on the Web, to create Ticketmaster Online-CitySearch.

TRANSACTIONS AFFECTING THE COMPARABILITY OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

During the past three years, we have augmented our media and electronic commerce businesses by acquiring and developing several new businesses. As a result, the following changes should be considered when comparing our results of operations and financial position. These include the Universal transaction, the acquisition of a controlling interest in Ticketmaster in July 1997 and the subsequent tax-free merger in June 1998, and the acquisition of Holdco and Savoy in December 1996. The acquisitions caused a significant increase in net revenues, operating costs and expenses and operating profit. To enhance comparability, the discussion of consolidated results of operations is supplemented, where appropriate, with separate pro forma financial information that gives effect to the above transactions as if they had occurred at the beginning of the respective periods presented.

The pro forma information is not necessarily indicative of the revenues and cost of revenues which would have actually been reported had the Ticketmaster transaction, the Universal transaction and the mergers occurred at the beginning of the respective periods, nor is it necessarily indicative of future results.

You should also review the consolidated financial statements and summary financial data included or incorporated by reference in this prospectus.

USAi CONSOLIDATED RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1998 VS. YEAR ENDED DECEMBER 31, 1997

The Universal transaction and the Ticketmaster transaction resulted in significant increases in net revenues, operating costs and expenses, other income (expense), minority interest and income taxes. However, no significant discussion of these fluctuations is presented.

Net Revenues

For the year ended December 31, 1998, revenues increased by $1.4 billion compared to 1997 primarily due to increases of $1.1 billion, $230 million, and $74 million from the Networks and Television Production business, Ticketing Operations and Electronic Retailing, respectively.

Operating Costs and Expenses

For the year ended December 31, 1998, operating expenses increased by $1.2 billion compared to 1997 primarily due to increases of $824 million, $206 million and $64 million from the Networks and Television Production business, Ticketing Operations and Electronic Retailing, respectively.

Other Income (Expense)

For the year ended December 31, 1998, net interest expense increased by $79 million, compared to 1997 primarily due to interest incurred to finance the Universal transaction, interest on the Notes and non-cash interest expense on long-term program liabilities at the Networks and Television Production business.

On January 20, 1998, USAi sold its Baltimore television station for a pre-tax gain of $74.9 million. On July 16, 1998, USAi completed the sale of the assets of SF Broadcasting for a pre-tax gain of $9.2 million. In the fourth quarter of 1998, USAi recognized pre-tax gains totalling $109.0 million related to the merger of Ticketmaster Online and CitySearch, Inc. and the subsequent initial public offering of shares of Ticketmaster Online-CitySearch, Inc.

In addition to the above items, for the year ended December 31, 1998, miscellaneous expense increased by $11 million compared to 1997 primarily due to losses from international joint ventures of Home Shopping Network and the Networks and Television Production business.

Income Taxes

USAi's effective tax rate of 45.0% for the year ended December 31, 1998 was higher than the statutory rate due primarily to non-deductible goodwill and other acquired intangible and state income taxes.

Minority Interest

For the year ended December 31, 1998, minority interest represented Universal's and Liberty's ownership interest in USANi LLC for the period February 12 through December 31, 1998, Liberty's ownership interest in Holdco, Fox Broadcasting Company's 50% ownership interest in SF Broadcasting for the period January 1 through July 16, 1998, the public's ownership interest in Ticketmaster for the period January 1 through June 24, 1998 and CitySearch's and the public's ownership in TMCS for the period September 28 through December 31, 1998.

PRO FORMA YEAR ENDED DECEMBER 31, 1998 VS. PRO FORMA YEAR ENDED DECEMBER 31,
1997

The following unaudited pro forma operating results of USAi present combined results of operations as if the Universal transaction, Ticketmaster transaction, CitySearch transaction, the notes offering, the exchange offer and the sale of the assets of SF Broadcasting all had occurred on January 1, 1998 and 1997, respectively.

The unaudited combined condensed pro forma statements of operations of USAi are presented below for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had any of the transactions occurred as of January 1, 1998 and 1997, respectively, nor are they necessarily indicative of future results of operations.

      USAi UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1998         1997
                                                              ----------   ----------
                                                                  (IN THOUSANDS)
NET REVENUES:
Networks and television production..........................  $1,243,049   $1,107,604
Electronic retailing........................................   1,098,634    1,024,201
Ticketing operations........................................     386,555      361,697
Internet services...........................................      37,962       19,041
Broadcasting and other......................................       9,487       15,379
                                                              ----------   ----------
     Total net revenues.....................................   2,775,687    2,527,922
Operating costs and expenses:
Cost related to revenues....................................   1,441,966    1,315,295
Other costs and expenses....................................     855,721      798,087
Depreciation and amortization...............................     291,408      277,623
                                                              ----------   ----------
     Total operating costs and expenses.....................   2,589,095    2,391,005
                                                              ----------   ----------
     Operating profit.......................................  $  186,592   $  136,917
                                                              ==========   ==========
     EBITDA.................................................  $  478,000   $  414,540
                                                              ==========   ==========

The following discussion provides an analysis of the pro forma revenues and costs related to revenues and other costs and expenses by significant business segment.

Networks and Television Production

Net revenues for the year ended December 31, 1998 increased by $135.4 million, or 12.2%, to $1,243.0 million from $1,107.6 million in 1997. The increase primarily resulted from an increase in advertising revenues at USA Network and The Sci-Fi Channel cable networks, an increase in affiliate revenues at both networks and increased revenues from first run syndication product at Studios USA. The increase in advertising revenues resulted from both higher ratings and higher rates for advertising spots sold compared to the prior year. The increase in affiliate revenues resulted primarily from a significant increase in the number of subscribers at The Sci-Fi Channel and higher affiliate subscriber rates at both networks. The increase in first run syndication revenues resulted from higher barter revenue due to higher ratings and greater foreign sales.

Cost related to revenues and other costs and expenses for the year ended December 31, 1998 increased by $40.3 million, or 4.1%, to $1,025.3 million from $985.0 million in 1997. This increase resulted primarily from the cost of increased deliveries of first run syndication product by Studios

USA and higher cost of original programming at USA Network and The Sci-Fi Channel, partially offset by the absence in 1998 of write-offs of USA Network programming recorded in 1997.

Electronic Retailing

Net revenues for the year ended December 31, 1998 increased by $74.4 million, or 7.3%, to $1,098.6 million from $1,024.2 million in 1997. The increase primarily resulted from increased sales of hardgoods, which includes consumer electronics, collectibles and housewares. Total units shipped increased by 8.6% to 28.9 million units compared to 26.6 million units in 1997. The average price point decreased by 2.0%. The increase in net revenues also reflected a decrease in the return rate to 21.0% from 22.2% in 1997.

Cost related to revenues and other costs and expenses for the year ended December 31, 1998 increased by $82.3 million, or 9.0%, to $997.9 million from $915.6 million in 1997. The increase in cost of revenues resulted primarily from higher cost of product as a result of higher net revenues and the sale of merchandise at lower gross margins (39.8% in 1998 compared to 41.2% in 1997). Other costs increased as a result of higher telephone and operator costs, higher commissions to broadcast and cable affiliates due to higher revenues, and costs to launch Home Shopping Network en Espanol.

Ticketing Operations

Net revenues for the year ended December 31, 1998 increased by $24.9 million, or 6.9%, to $386.6 million from $361.7 million in 1997. The increase resulted from an increase of 3.3% in the number of tickets sold, including an increase of 2.0 million in the number of tickets sold online, and an increase in revenue per ticket to $5.03 from $4.76 in 1997.

Cost related to revenues and other costs and expenses for the year ended December 31, 1998 increased by $25.8 million, or 7.2%, to $384.2 million from $358.4 million in 1997. The increase resulted primarily from the increased sale of tickets at a slightly higher cost per ticket and costs incurred to launch ticketing operations in Northern California, South America and France.

Internet Services

Net revenues for the year ended December 31, 1998 increased by $19.0 million to $38.0 million in 1998 compared to $19.0 million in 1997. The increase resulted from an increase in registered users to USAi's primary online retailing service, First Auction and an increase in online city guide revenue of 171%.

Cost related to revenues and other costs and expenses for the year ended December 31, 1998 increased by $21.5 million, or 33.8%, to $85.1 million from $63.6 million in 1997. The increase resulted primarily from increased costs to maintain and enhance the Internet Services and increased advertising and promotion costs. An increased loss is expected in 1999 as we continue to focus building this segment.

Broadcasting and Other

Net revenues include revenue generated from the distribution of films from the Savoy library acquired as a result of the Savoy merger and revenues generated at the television station in the Miami/ Ft. Lauderdale market.

Other costs related to revenues and other costs and expenses include costs to generate the Savoy revenues, corporate expenses and $24.4 million of cost in the year ended December 31, 1998 to launch the Miami/Ft. Lauderdale station. An increased loss is expected in the broadcasting segment in 1999 as costs are incurred to launch more local television stations.

YEAR ENDED DECEMBER 31, 1997 VS. YEAR ENDED DECEMBER 31, 1996

Net Revenues

For the year ended December 31, 1997, total revenues of USAi increased by $1.2 billion compared to 1996 primarily due to increases of $1.0 billion and $156.4 million related to electronic retailing and ticketing operations, respectively.

Operating Costs and Expenses

For the year ended December 31, 1997, total operating costs and expenses increased by $1.1 billion compared to 1996 primarily due to increases of $897.6 million and $144.1 million related to electronic retailing and ticketing operations, respectively.

Other Income (Expense), Net

For the year ended December 31, 1997, interest income increased $2.1 million due to higher combined cash balances of the merged entity.

For the year ended December 31, 1997, interest expense increased by $19.7 million compared to 1996, due to the higher combined debt balance of the merged entity and non-cash interest expense related to long-term cable distribution and broadcast fees recorded for the electronic retailing business.

For the year ended December 31, 1997, miscellaneous expense increased $11.8 million compared to 1996 primarily due to losses from international joint ventures of Home Shopping Network.

Income Taxes

USAi's effective tax rate of 73% for the year ended December 31, 1997, calculated on earnings before income taxes and minority interest, was higher than the statutory rate due primarily to the amortization of non-deductible goodwill and other acquired intangibles, the non-recognition of benefit for net operating losses of less than 80% owned subsidiaries, and state income taxes.

Minority Interest

For the year ended December 31, 1997, minority interest represented the ownership interest of third parties in the net assets and results of operations of certain consolidated subsidiaries.

OTHER

For the year ended December 31, 1997, $14.2 million of pro forma other revenue related primarily to the Savoy motion picture business which was discontinued in 1996. The costs associated with these revenues were $11.2 million for 1997. USAi does not expect significant additional revenues or costs from the motion picture business.

HOLDCO AND USANI LLC CONSOLIDATED RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1998 VS. YEAR ENDED DECEMBER 31, 1997

The Universal transaction resulted in significant increases in net revenues, operating costs and expenses, other income (expense), minority interest and income taxes, and accordingly, no significant discussion of these fluctuations is presented.

Net Revenues

For the year ended December 31, 1998, revenues increased by $1.2 billion for Holdco and USANi LLC compared to 1997 primarily due to increases of $1.1 billion and $74 million from the Networks and Television Production business and Electronic Retailing, respectively.

Operating Costs and Expenses

For the year ended December 31, 1998, operating expenses increased by $998 million for Holdco and USANi LLC compared to 1997 primarily due to increases of $922 million and $110 million from the Networks and Television Production business and Electronic Retailing, respectively.

Other Income (Expense)

For the year ended December 31, 1998, net interest expense increased $75 million and $80 million for Holdco and USANi LLC, respectively, compared to the 1997 period primarily due to interest incurred under the existing credit agreement to finance the Universal transaction, interest on the Notes and non-cash interest expense on long-term program liabilities at the Networks and Television Production business.

For the year ended December 31, 1998, miscellaneous expense increased by $7 million for Holdco and USANi LLC compared to the 1997 period primarily due to losses from international joint ventures of Home Shopping Network and Networks and Television Production business.

Income Taxes

Holdco taxes for the year ended December 31, 1998 were higher than the statutory rate due primarily to non-deductible goodwill and other acquired intangible and state income taxes.

Minority Interest

For the year ended December 31, 1998, Holdco minority interest represents Universal's and Liberty's ownership interest in USANi LLC for the period February 12 through December 31, 1998, and Fox Broadcasting Company's 50% ownership interest in SF Broadcasting for the period January 1 through July 16, 1998.

PRO FORMA YEAR ENDED DECEMBER 31, 1998 VS. PRO FORMA YEAR ENDED DECEMBER 31,
1997

The following unaudited pro forma operating results of Holdco and USANi LLC present combined results of operations as if the Universal transaction the notes offering and the exchange offer had occurred on January 1, 1998 and 1997, respectively.

The unaudited combined condensed pro forma statements of operations of Holdco and USANi LLC are presented below for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had any of the transactions occurred as of January 1, 1998 and 1997, respectively, nor are they necessarily indicative of future results of operations.

HOLDCO AND USANI LLC UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

                                                                       YEAR ENDED
                                                                      DECEMBER 31,
                                                                ------------------------
                                                                   1998          1997
                                                                ----------    ----------
                                                                     (IN THOUSANDS)
NET REVENUES:
Networks and television production..........................    $1,243,049    $1,107,604
Electronic retailing........................................     1,098,634     1,024,249
Internet services...........................................        21,191        12,811
                                                                ----------    ----------
     Total net revenues.....................................     2,362,874     2,144,664
Operating costs and expenses:
  Cost related to revenues..................................     1,362,468     1,267,478
  Other costs and expenses..................................       550,040       512,712
  Depreciation and amortization.............................       187,981       180,513
                                                                ----------    ----------
     Total operating costs and expenses.....................     2,100,489     1,960,703
                                                                ----------    ----------
     Operating profit.......................................    $  262,385    $  183,961
                                                                ==========    ==========
     EBITDA.................................................    $  450,366    $  364,474
                                                                ==========    ==========

The following discussion provides an analysis of the pro forma revenues and costs related to revenues and other costs and expenses by significant business segment.

Networks and Television Production

Net revenues for the year ended December 31, 1998 increased by $135.4 million, or 12.2%, to $1,243.0 million from $1,107.6 million in 1997. The increase primarily resulted from an increase in advertising revenues at USA Network and The Sci-Fi Channel cable networks, an increase in affiliate revenues at both networks and increased revenues from first run syndication product at Studios USA. The increase in advertising revenues resulted from both higher ratings and higher percentage rates for advertising spots sold compared to the prior year. The increase in affiliate revenues resulted primarily from a significant increase in the number of subscribers at The Sci-Fi Channel and higher affiliate subscriber rates at both networks. The increase in first run syndication revenues resulted from higher barter revenue from higher ratings and greater foreign sales.

Cost related to revenues and other costs and expenses for the year ended December 31, 1998 increased by $40.3 million, or 4.1%, to $1,025.3 million from $985.0 million in 1997. This increase resulted primarily from the cost of increased deliveries of first run syndication product by Studios USA and higher cost of original programming at USA Network and the Sci Fi Channel, partially offset by the absence in 1998 of write-offs of USA Network programming recorded in 1997.

Electronic Retailing

Net revenues for the year ended December 31, 1998 increased by $74.4 million, or 7.3%, to $1,098.6 billion from $1,024.2 million in 1997. The increase primarily resulted from increased sales of hardgoods, which includes consumer electronics, collectibles and housewares. Total units shipped increased by 8.6% to 28.9 million units compared to 26.6 million units in 1997. The average price point decreased by 2.0%. The increase in net revenues also reflected a decrease in the return rate to 21.0% from 22.2% in 1997.

Cost related to revenues and other costs and expenses for the year ended December 31, 1998 increased by $82.3 million, or 9.0%, to $997.9 million from $915.6 million in 1997. The increase in cost of revenues resulted primarily from higher net revenues and the sale of merchandise at lower gross margins 39.8% in 1998 compared to 41.2% in 1997. Other costs increased as a result of higher telephone and operator costs, higher commissions to broadcast and cable affiliates due to higher revenues, and costs to launch Home Shopping Network en Espanol.

Internet Services

Net revenues for the year ended December 31, 1998 increased by $8.4 million to $21.2 million in 1998 compared to $12.8 million in 1997. The increase resulted from an increase in registered users to USAi's primary online retailing service, First Auction.

Cost related to revenues and other costs and expenses for the year ended December 31, 1998 increased by $16.4 million, or 79.2%, to $37.1 million from $20.7 million in 1997. The increase resulted primarily from costs to maintain and enhance the Internet Services and increased advertising and promotion costs.

YEAR ENDED DECEMBER 31, 1997 VS. YEAR ENDED DECEMBER 31, 1996

Net Revenues

Net sales for Home Shopping Network increased by $22.4 million, or 2.2%, to $1,037.1 million for the year ended December 31, 1997 compared to $1,014.7 million in 1996. Net sales of Home Shopping Club, the primary source of Home Shopping Network revenues, increased $71.9 million, or 8.0%, for the year ended December 31, 1997, compared to 1996. Home Shopping Club's sales reflected an increase of 8.7% in the number of packages shipped and a decrease of 4.3% in the average price per unit sold for the year ended December 31, 1997, compared to 1996. The increase in Home Shopping Club net sales was offset by planned decreases in net sales of wholly-owned subsidiaries, HSN Mail Order, Inc., and the retail outlet stores of $33.8 million and $10.6 million, respectively, in 1996. Management believes that the improved sales for 1997 in 1996, were primarily the result of ongoing changes made to Home Shopping Network's merchandising and programming strategies.

For the year ended December 31, 1997, Home Shopping Club's merchandise return percentage decreased to 22.2% from 23.5% in 1996. Management believes that the lower return rate is primarily attributable to the decrease in the average price per unit and the mix of products sold.

Operating Costs and Expenses

As a percentage of net sales, Home Shopping Network's cost of sales decreased to 59.3% from 61.7% for the year ended December 31, 1997, compared to 1996. Cost of sales of Home Shopping Club increased $24.2 million due to increases in net sales. This was offset by decreases of $19.9 million and $14.1 million in cost of sales of HSN Mail Order, Inc. and the retail outlet stores, respectively, compared to 1996, as a result of the planned reduction in revenues for these subsidiaries. As a percentage of Home Shopping Club's net sales, cost of sales decreased to 60.1% from 62.3% in 1996. These decreases were primarily the result of changes in merchandising and programming strategies, as discussed above.

Other operating costs and expenses increased $13.2 million or 3.8%, to $361.1 million from $347.9 million for the year ended December 31, 1997 compared to the year ended December 31, 1996. The increase was primarily due to an increase in goodwill and other intangibles amortization related to the Home Shopping merger and an increase in costs related to an increase in sales, offset by a decrease in other costs related to the reduction in cable and broadcast fees.

Other Income (Expense), Net

For the year ended December 31, 1997, net miscellaneous expense was $11.8 million primarily due to equity losses relating to Home Shopping Network's investments in Home Order Television, GmbH & Co., and Jupiter Shop Channel Co., Ltd. Litigation settlement income for the year ended December 31, 1996 represents the reversal of amounts accrued in prior years which were in excess of the actual settlements of certain litigation.

Income Taxes

Holdco's effective tax rate of 67% for the year ended December 31, 1997, calculated on earnings before income taxes and minority interest, was higher than the statutory rate due primarily to the amortization of non-deductible goodwill and other acquired intangibles, the non-recognition of benefit for net operating losses of less than 80% owned subsidiaries and state income taxes. Holdco's effective tax rate of 38% for the year ended December 31, 1996 was higher than the statutory rate due primarily to the amortization of goodwill, state income taxes and the provision for interest on adjustments proposed by the Internal Revenue Service.

FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES

The operating results and capital resources and liquidity requirements of USAi, Holdco and USANi LLC are dependent on each other. The investment agreement, among Universal, Liberty, USAi and Holdco requires that no less frequently than monthly, (1) all cash generated by entities not owned by USANi LLC be transferred to USANi LLC and (2) any cash needs by entities not owned by USANi LLC be funded by USANi LLC. In addition, USAi and USANi LLC are jointly and severally obligated under the notes. The following discussion of financial resources, liquidity and capital resources is presented on a consolidated basis. For a summary of the terms of the investment agreement, see "Certain Relationships and Related Party Transactions -- Agreements with Universal and Liberty -- Investment Agreement."

Net cash provided by operating activities was $226.8 million for USAi ($278.3 million for Holdco and USANi LLC) for the year ended December 31, 1998. These cash proceeds were used to pay for capital expenditures of $87.0 million for USAi ($52.1 million for Holdco and USANi LLC), to make long-term investments totaling $26.6 million for USAi ($23.2 million for Holdco and USANi LLC) and to reduce amounts outstanding under the existing credit agreement.

Under the investment agreement, transfers of cash between USAi and USANi LLC are evidenced by a demand note and accrue interest at USANi LLC's borrowing rate under the existing credit agreement. Certain transfers of funds between Holdco, USANi LLC and USAi are not evidenced by a demand note and do not accrue interest, primarily relating to the establishment of the operations of USANi LLC and capital contributions from USAi into USANi LLC. During the year ended December 31, 1998, net transfers from USANi LLC to USAi totaling approximately $118.2 million were made to

     - repay USAi's revolving credit facility,

     - repay Ticketmaster's existing bank credit facility, and

     - fund the operations of USAi's television broadcast operation, reduced by amounts received from USAi from the sale of the SF Broadcasting assets and the Baltimore television station.

On February 12, 1998, USAi and some of its subsidiaries, including USANi LLC as borrower, entered into the credit agreement which provides for a $1.6 billion credit facility. The credit facility was used to finance the Universal transaction and to refinance USAi's then-existing $275.0 million revolving credit facility. The credit facility consists of

     - a $600.0 million revolving credit facility with a $40.0 million sub-limit for letters of credit,

     - a $750.0 million Tranche A Term Loan, and

     - a $250.0 million Tranche B Term Loan.

On August 5, 1998, USANi LLC repaid the Tranche B Term Loan in the amount of $250.0 million from cash on hand. The Tranche B Term Loan was scheduled to mature on December 31, 2003. The revolving credit facility and the Tranche A Term Loan mature on December 31, 2002. USANi LLC used the proceeds received from the sale of the initial notes together with available cash to repay and permanently reduce $500.0 million of the Tranche A Term Loan. The existing credit facility is guaranteed by substantially all of USAi's material subsidiaries. The interest rate on borrowings under the existing credit facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin. As of December 31, 1998, there was $250.0 million in outstanding borrowings under the Tranche A Term Loan and, under the revolving credit portion of the credit facility, $599.9 million was available for borrowing after taking into account outstanding letters of credit. As of December 31, 1998, the interest rate on loans outstanding under the Tranche A Term Loan was 6.0%.

On October 9, 1998, the parties to the credit agreement entered into an amendment, which, among other things, (1) provided for the release of all security interests in favor of the lenders, (2) increased the level of permitted stock repurchases from $100 million to $300 million, and (3) lowered the maximum ratio of Total Debt to EBITDA, each as defined in the credit agreement, permitted under the credit agreement from 5.0x to 4.0x.

On February 12, 1998, USAi completed the Universal transaction. The consideration paid to Universal included a cash payment of $1.6 billion, a portion of which ($300.0 million plus interest) was deferred until no later than June 30, 1998. The investment agreement relating to the Universal transaction also contemplated that, on or prior to June 30, 1998, USAi and Liberty would complete a transaction involving a $300.0 million cash investment, plus an interest factor, by Liberty in USAi through the purchase of USANi LLC shares. Under this agreement, on June 30, 1998, Liberty contributed $308.5 million in exchange for 15,000,000 USANi LLC shares.

Under the investment agreement, USAi has granted to Universal and Liberty preemptive rights with respect to future issuances of USAi's common stock and Class B common stock. These preemptive rights generally allow Universal and Liberty the right to maintain an ownership percentage equal to the ownership percentage that entity held, on a fully converted basis, immediately prior to the issuance. In addition, Universal had certain mandatory purchase obligations with respect to USAi's common stock or USANi LLC shares issued with respect to the conversion of the Home Shopping Debentures and the Ticketmaster merger. Through the exercise of its preemptive rights during 1998, Universal and Liberty contributed to USAi and USANi LLC approximately $787.0 million in exchange for USAi's common stock and USANi LLC shares. These preemptive rights exercises are described more fully below. For more information, see "Certain Relationships and Related Party transactions -- Agreements with Universal and
Liberty -- Investment Agreement."

As part of the Universal transaction, USAi entered into a joint venture agreement relating to the development of international general entertainment television channels including international versions of USA Network, The Sci-Fi Channel and Universal's action/adventure channel, 13th Street. Unless USAi elects to have Universal buy out its interest in the venture, USAi and Universal will be 50-50 partners in the venture, which will be managed by Universal. USANi LLC and Universal have each committed to contribute $100 million in capital in the venture over a number of years. The decision by USAi on whether to have Universal buy out its interest in the joint venture is expected to be made during the second quarter of 1999.

As part of the Universal transaction and based upon USAi's business plans, USAi anticipates that it will need to invest working capital towards the development and expansion of its overall operations. Due primarily to the expansion of the Internet business and the roll-out of new television stations, future capital expenditures are projected to be higher than current amounts.

USAi implemented its plan to disaffiliate its television station in the Miami/Ft. Lauderdale market in June 1998. USAi has incurred and will continue to incur expenditures to develop programming and promotion of this station, which during the development and transitional stage, may not be offset by sufficient advertising revenues. USAi may also transition additional broadcasting stations to the new format in 1999. USAi believes that the process of disaffiliation can be successfully managed so as not to have a material adverse effect but rather to maximize the value of the broadcasting stations.

On June 24, 1998, USAi completed the Ticketmaster merger by issuing 15,967,200 shares of common stock to the public shareholders of Ticketmaster and converted
3.6 million options to acquire Ticketmaster common stock into options to acquire USAi common stock for a total consideration of $467.0 million. At the closing, USAi repaid all outstanding borrowings under the Ticketmaster credit agreement using proceeds from the existing credit facility. As part of the Ticketmaster merger, Universal and Liberty exercised their preemptive rights with respect to the issuance of shares of USAi's common stock to the holders of Ticketmaster common stock. In the aggregate, Universal and Liberty acquired 24,649,716 USANi LLC shares in exchange for total consideration of $493.0 million. Of that amount, $105.2 million was applied to the remainder of the Universal deferred purchase price obligation (including accrued interest) and the remainder was received in cash. These transactions closed in July 1998.

On January 20, 1998, USAi completed the sale of its Baltimore, Maryland television station for $80.0 million. On June 18, 1998, USAi purchased a television station serving the Atlanta, Georgia, market. On June 18, 1998 USAi acquired the remaining interest in an entity partially owned by USAi, which owned television stations serving the Orlando, Florida, Portland, Oregon and Rapid City, South Dakota markets. The aggregate purchase price for these transactions was approximately $70.0 million. The proceeds from the sale of the Baltimore station were used, in part, to complete the purchase of the Atlanta station. On June 19, 1998, USAi sold the station serving Portland, Oregon for total cash

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

consideration of $30 million. On October 30, 1998, USAi sold the station serving Rapid City, South Dakota for total consideration of $5.5 million.

As of March 1, 1998, USAi redeemed, at a redemption price of 104.7% of the principal amount, all of Holdco's outstanding 5.875% Convertible Subordinated Debentures. The Holdco debentures were all converted by the holders into an aggregate 7,499,022 shares of USAi's common stock on or prior to the redemption date. Under their preemptive mandatory and optional rights with respect to issuances of shares by USAi, Universal exercised its right in connection with the redemption of the Holdco debentures. This exercise resulted in the issuance of 9,978,830 USANi LLC shares, generating an increase in minority interest in USANi LLC of $199.6 million. This amount reduced USAi's deferred purchase price liability by the same amount. Liberty exercised its optional preemptive rights, related to the redemption of the Holdco debentures and the Universal preemptive elections, in exchange for 4,697,327 shares of USAi's common stock which generated proceeds of $93.9 million. The proceeds were used by USANi LLC to pay down debt outstanding under the existing credit facility. USAi, in turn, invested the $93.9 million in USANi LLC in exchange for 4,697,327 USANi LLC Class A shares.

On February 20, 1998, USAi's board of directors approved the declaration of a dividend to its stockholders in the form of a distribution of one share of USAi's common stock for each share of common stock outstanding to holders of record as of the close of business on March 12, 1998. The payment date for the dividend was March 26, 1998. The two-for-one stock split also included an identical stock dividend with respect to USAi's Class B common stock, paid in the form of one share of Class B common stock for each share of Class B common stock outstanding as of the close of business on March 12, 1998.

On July 30, 1998, USAi announced that its board of directors authorized a stock repurchase program of up to 10 million shares of USAi's outstanding common stock over the next 12 months, on the open market or in negotiated transactions. The amount and timing of purchases, if any, will depend on market conditions and other factors, including USAi's overall capital structure. Funds for these purchases will come from cash on hand or borrowings under the credit facility.

On September 28, 1998, Ticketmaster Online was merged with a subsidiary of CitySearch, a publisher of local city guides on the Web, to create Ticketmaster Online-CitySearch. USAi had acquired Ticketmaster Online as part of the Ticketmaster transaction and allocated to Ticketmaster Online a total of $154.8 million of the goodwill resulting from USAi's acquisition of Ticketmaster. The CitySearch merger was accounted for using the "reverse purchase" method of accounting, under which Ticketmaster Online was treated as the acquiring entity for accounting purposes, and the portion of the assets and liabilities of CitySearch acquired were recorded at their respective fair values under the purchase method of accounting.

Prior to the CitySearch merger, USAi owned approximately 11.8% of CitySearch, which it had purchased for total consideration of $23.0 million. Pursuant to the CitySearch merger, USAi acquired 50.7% of CitySearch in exchange for an effective 35.2% interest in Ticketmaster Online. The total purchase price for the acquisition of the additional CitySearch interest was approximately $120.8 million, substantially all of which was allocated to goodwill which is being amortized over five years.

As part of the Ticketmaster Online-CitySearch transaction, USAi purchased 1,997,502 Ticketmaster Online-CitySearch shares in a tender offer, which was completed on November 3, 1998, representing an additional 3.1% interest in CitySearch, for total consideration of $17.3 million. On December 8, 1998, Ticketmaster Online-CitySearch completed an initial public offering of its Class B common stock. Under the offering, an aggregate of 8,050,000 shares of Ticketmaster Online-CitySearch's Class B common stock were issued and sold for aggregate net proceeds to Ticketmaster Online-CitySearch of approximately $105 million. Upon completion of the Ticketmaster Online-CitySearch

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

initial public offering, Ticketmaster Online-CitySearch paid approximately $51 million to USAi as repayment in full, including accrued interest, of a $50 million loan made by USAi to Ticketmaster Online-CitySearch on August 12, 1998. As of December 31, 1998, USAi beneficially owned 59.5% of the outstanding Ticketmaster Online-CitySearch common stock, representing 63.5% of the total voting power of Ticketmaster Online-CitySearch's outstanding common stock.

As part of the CitySearch merger, USAi recorded a gain of $67.9 million by exchanging a 35.2% interest in Ticketmaster Online with a basis of $52.9 million for a 50.7% interest in CitySearch, which had a fair value of $120.8 million. As a result of the initial public offering, USAi recognized a gain of $41.1 million.

CitySearch has experienced significant losses during its startup phase and USAi expects Ticketmaster Online-CitySearch to continue to incur losses for the foreseeable future as it rolls out its product into new markets. As of December 31, 1998, Ticketmaster Online-CitySearch had approximately $107 million in cash which it believes is sufficient to cover losses for the foreseeable future.

In our management's opinion, available cash, internally generated funds and available borrowings will provide sufficient capital resources to meet USAi's foreseeable needs.

During the year ended December 31, 1998, USAi did not pay any cash dividends, and none are permitted under the existing credit facility.

OTHER MATTERS

USAi is currently working to resolve the potential impact of the year 2000 on the processing of date-sensitive information by USAi's computerized information systems.

Although assessment of non-critical systems is an ongoing process, USAi has substantially completed its detailed assessment of all of its information technology and non-information technology hardware and software to assess the scope of its year 2000 issue. USAi has potential exposure in technological operations within the sole control of USAi and in technological operations which are dependent in some way on one or more third parties. USAi believes that it has identified all significant technological areas within its control. USAi has initiated communications with significant vendors and customers to confirm their plans to become Year 2000 compliant and is assessing any possible risk to or effects on USAi's operations.

USAi believes that, with respect to technological operations which are dependent on third parties, the significant areas of potential risk are the ability of satellite and cable operators to receive the signal transmission of USA Network, The Sci-Fi Channel and the Home Shopping Network and America's Store services, and the ability of banks and credit card processors to process credit card transactions. Remediation of critical systems that are not Year 2000 compliant is more than half complete. USAi expects its Year 2000 assessment, remediation, implementation and testing to be completed by the end of the second quarter of 1999, except for some of its systems at Home Shopping Network and Ticketmaster which are scheduled to be completed by September and October 1999, respectively.

It is not possible at this time to predict with any reasonable certainty the total cost to address all Year 2000 issues. However, USAi believes that the total costs associated with the Year 2000 assessment, remediation, implementation and testing will not exceed $10 million of which approximately $5 million has been spent through February 28, 1999. This amount is exclusive of capital expenditures that are currently planned to replace existing hardware and software systems as part of USAi's ongoing efforts to upgrade its infrastructure and systems.

Accordingly, based on existing information, USAi believes that the costs of addressing potential problems will not have a material adverse effect on USAi's financial position, results of operations or cash flows. However, if USAi, its customers or vendors were unable to resolve the issues in a timely manner, it could result in a material adverse effect on USAi's financial position, results of operations or cash flows. USAi plans to devote the necessary resources to resolve all significant year 2000 issues in a timely manner.

USAi is currently focusing its efforts on identification and remediation of its Year 2000 exposures and has not yet developed contingency plans in the event it does not successfully complete all phases of its Year 2000 program. USAi is currently examining its status and will continue to examine its status by the end of the first quarter of 1999, and periodically thereafter, to determine whether such plans are necessary.

SEASONALITY

USAi's businesses are subject to the effects of seasonality.

Networks and Television Production revenues are influenced by advertiser demand and the seasonal nature of programming, and generally peak in the spring and fall.

USAi believes seasonality impacts its Electronic Retailing segment but not to the same extent it impacts the retail industry in general.

Ticketing Operations revenues are occasionally impacted by fluctuation in the availability of events for sale to the public.

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

                                    BUSINESS

USAi, through its subsidiaries, is a leading media and electronic commerce company. USAi is organized along five principal lines of business:

     - NETWORKS AND TELEVISION PRODUCTION

     - TELEVISION BROADCASTING

     - ELECTRONIC RETAILING

     - TICKETING OPERATIONS

     - INTERNET SERVICES

USANi LLC is an indirect subsidiary of USAi that holds virtually all of USAi's businesses other than Ticketmaster, Ticketmaster Online-CitySearch and USA Broadcasting.

NETWORKS AND TELEVISION PRODUCTION

Networks

Networks operates two domestic advertiser-supported 24-hour cable television networks -- USA Network and The Sci-Fi Channel. Since its inception in 1977, USA Network has grown into one of the nation's most widely distributed and viewed satellite-delivered television networks. According to Nielsen Media Research, as of December 1998, USA Network was available in approximately 75.2 million U.S. households (76% of the total U.S. households with televisions). For the 1998 year, USA Network earned the highest primetime rating of any domestic basic cable network, with an average rating of 2.3 in primetime for the 12-month period (Source: Nielsen Media Research). USA Network is a general entertainment network featuring original series and movies, theatrical movies, off-network television series and major sporting events, designed to appeal to the available audiences during particular viewing hours. In general, USA Network's programming is targeted at viewers between the ages of 18 to 54.

The Sci-Fi Channel was launched in 1992. It has been one of the fastest-growing satellite-delivered networks since its inception. According to Nielsen Media Research, as of December 1998, The Sci-Fi Channel was available in 52.6 million U.S. households (53% of the total U.S. households with televisions). The Sci-Fi Channel features science fiction, horror, fantasy and science-fact oriented programming. In general, The Sci-Fi Channel's programming is designed to appeal to viewers between the ages of 18 to 49. According to Nielsen Media Research, the Sci-Fi Channel averaged a prime time 0.9 rating for the fourth quarter of 1998, a 50% gain over its fourth quarter 1997 average.

USA Network and The Sci-Fi Channel derive virtually all of their revenues from two sources. The first is the per-subscriber fees paid by the cable operators and other distributors. The second is from the sale of advertising time within the programming carried on each of the networks. Tele-Communications, Inc. or TCI, which is the parent company of Liberty, and Time Warner together represent nearly 40% of USA Network's distribution and more than 30% of The Sci-Fi Channel's distribution. USAi is currently in negotiations with TCI to renew its distribution agreement for USA Network. For more information see "Certain Relationships and Related Party Transactions -- Relationship with Liberty."

PROGRAMMING AND TRANSMISSION. Presently, USA Network's program line-up features original series, produced exclusively for USA Network, including the following:
La Femme Nikita, Silk Stalkings and Pacific Blue. USA Network also exhibits approximately 22 movies produced exclusively for it each year. USA Network's programming includes off-network series such as Baywatch and Walker, Texas Ranger and major theatrically-released feature films. USA Network is home to exclusive midweek coverage of the U.S. Open Tennis Championships and early round coverage of The Masters and major PGA Tour golf events.

USA Network typically enters into long-term agreements for its major off-network series programming. Its original series commitments usually start with less than a full year's commitment, but contain options for further production over several years. USA Network is planning to produce some original programming to enable it to control all of the rights to such programs. These original productions will include both series and made-for-television movies. USA Network acquires theatrical films in both their "network" windows and "pre-syndication" windows. Under these arrangements, the acquisition of such rights is often concluded many years before the actual exhibition of the films begins on the network. USA Network's original films start production less than a year prior to their initial exhibition. USA Network typically obtains the right to exhibit both its acquired theatrical films and original films numerous times over multiple year periods.

The Sci-Fi Channel's program lineup includes original programs produced specifically for it, such as Sliders and Mystery Science Theater 3000, (and starting in March 1999, is expected to include Farscape and Poltergeist, as well as science fiction movies and classic science fiction series, such as the original Star Trek, The Twilight Zone and Quantum Leap). The Sci-Fi Channel's programming arrangements for off-network series, original series, theatrical movies and original movies are similar to those entered into by USA Network.

USA Network and The Sci-Fi Channel each distribute their programming service on a 24-hour per day, seven day per week basis. Both networks are distributed in all 50 states and Puerto Rico via satellite for distribution by cable television systems and direct broadcast satellite systems and for satellite antenna owners by means of satellite transponders owned and leased by Networks. Any cable television system or individual satellite dish owner in the United States and its territories and possessions equipped with standard satellite receiving facilities is capable of receiving Networks' programs.

Networks has the full-time use of four transponders on two domestic communications satellites, although one of those transponders has been subleased, and is available only in the event of certain catastrophic events. Like Home Shopping Network, each of the transponders is a "protected" transponder. A transponder failure that would necessitate a move to another transponder on the same satellite would not result in any significant interruption of service to those that receive Networks' programs. However, a failure that would necessitate a move to another satellite temporarily may affect the number of cable systems which receive Networks programs as well as other programming carried on the failed satellite, because of the need to install equipment or to reorient earth stations. The projected ends of life of the two satellites utilized by Networks are May, 2004 and March, 2006, respectively.

Networks' control of two different transponders on each of two different satellites would enable it to continue transmission of its programs should either one of the satellites fail. Although Networks believes it is taking every reasonable measure to ensure its continued satellite transmission capability, there can be no assurance that termination or interruption of satellite transmission will not occur. Such a termination or interruption of service by one or both of these satellites could have a material adverse effect on the operations and financial condition of USAi. The availability of replacement satellites and transponders is dependent on a number of factors over which Networks has no control, including competition among prospective users for available transponders and the availability of satellite launching facilities for replacement satellites.

Each of the networks enters into agreements with cable operators and other distributors which agree to carry the programming service, generally as part of a package with other advertiser-supported programming services. These agreements are multi-year arrangements in which the distributor pays Networks a fee for each subscriber to the particular programming service.

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

Television Production

USAi through Studios USA produces and distributes television programs and motion picture films intended for initial exhibition on television and home video in both domestic and international markets. These productions include original programming for network television, first-run syndication through local television stations, pay television, basic cable and home video and made-for-television movies. Studios USA also is the exclusive domestic distributor of the Universal television library.

Studios USA and its predecessor companies have produced programming for network television since the early 1950s and Studios USA remains a major supplier of network and first-run syndication programming today, including Law & Order,
Hercules: The Legendary Journeys and Xena: Warrior Princess. For the 1998/1999 broadcast season, Studios USA is launching two new series for CBS and one new sitcom series for ABC. Studios USA generally retains foreign and off-network distribution rights for programming originally produced for television networks. In addition, Studios USA distributes original television programming in domestic markets for first-run syndication as well as exhibition on basic cable and other media and generally retains foreign distribution rights.

Television production generally includes four steps: development, pre-production, principal photography and post-production. The production/distribution cycle represents the period of time from development of the property through distribution and varies depending upon such factors as type of product and primary form of exhibition. Under the facilities lease agreement, Studios USA's production activities are centered on the Universal production lot. Some television programs and films are produced, in whole or in part, at other locations both inside and outside the United States.

Development of television programs and films begins with ideas and concepts of producers and writers, which form the basis of a television series or film. Producers and writers are frequently signed to term agreements generally providing Studios USA with exclusive use of their services for a term ranging from one to five years in the case of producers and one to two years in the case of writers. Term agreements are signed with such talent to develop network comedy and drama and first-run syndication programming. Term agreements are also signed with actors, binding them to Studios USA for a period of time during which Studios USA attempts to attach them to a series under development. These term agreements represent a significant investment for Studios USA.

In the case of network development, the ideas and concepts developed by producers and writers are presented to broadcast networks to receive their approval and financial participation in the development of a "pilot" that could possibly become a commitment from the network to license a minimum number of episodes based on the pilot. In general, the production cycle for network programming begins with the presentation of pilot concepts to network broadcasters in the fall of each year. Alternatively, Studios USA may elect to self-finance a project, and then market the completed script or produced pilot to the various networks. In any case, each May, networks release their fall schedules, committing to the series production of pilots, renewing existing programs and canceling others. Networks typically commit to seven to thirteen episodes for such new series with options to acquire additional episodes for a negotiated license fee and twenty-two episodes for a renewed series. Production on these series begins in June and continues through March, depending upon the network commitment. The network broadcast season runs from September through May. Studios USA incurs production costs throughout the production cycle up through completion of an episode while networks remit a portion of the license fees to Studios USA upon the beginning of episodic production and a portion upon delivery of episodes.


Several of Studios USA's subsidiary companies are individually and separately engaged in the development and/or production of television programs. Several of these subsidiaries are also signatories to various collective bargaining agreements within the entertainment industry. The most significant of these are the agreements with the Writers Guild of America the Directors Guild of

America and the Screen Actors Guild which agreements typically have a term of several years and then require re-negotiation.

TELEVISION PRODUCTION CUSTOMERS. Studios USA produces television films for the U.S. broadcast networks for prime time television exhibition. Certain television films are initially licensed for network television exhibition in the U.S. and are simultaneously syndicated outside the U.S. Historically, Studios USA customers for network television film product have been concentrated with the three established major U.S. television networks -- ABC, CBS and NBC. In recent years, Fox Broadcasting, UPN and the WB Network have created new networks, decreasing to some extent Studios USA's dependence on ABC, CBS and NBC and expanding the outlets for its network product. Revenue from licensing agreements is recognized in the period that the films are first available for telecast. Programming consists of various weekly series and "made for television" feature length films. 1998/99 network programming includes the returning production Law & Order and three new series -- Payne and Turks on CBS, and Brothers Keeper on ABC. In the initial telecast season, the network license provides for the production of a minimum number of episodes, with the network having the option to order additional episodes for both the current and future television seasons. Network licenses give the networks the exclusive right to telecast new episodes of a given series for a period of time, generally four to five years and sometimes with further options thereafter. The success of any one series may be influenced by the time period in which the network airs the series, the strength of the programs against which it competes, promotion of the series by the network and the overall commitment of the network to the series.

In recent years, Studios USA or its predecessor company has typically licensed seven to ten made-for-television movies per year to USA Network and has produced the original series Weird Science and Campus Cops for the network. Studios USA is currently producing the original series Sliders for The Sci-Fi Channel and has licensed 48 previously developed episodes of Sliders that had originally aired on Fox Broadcasting. Studios USA has licensed to USA Network off-syndication episodes of Hercules: The Legendary Journeys and Xena: Warrior Princess and off-network episodes of New York Undercover.

Studios USA also produces television film product that is initially syndicated directly to independent television stations for airing throughout the broadcast day and to network affiliated stations for non-primetime airing. First-run syndication programming for 1998/99 includes one hour weekly series including returning productions of Hercules: The Legendary Journeys and Xena: Warrior Princess as well as the initial year production of Young Hercules and talk shows including returning productions of The Sally Jessy Raphael Show and The Jerry Springer Show. In addition, in the fall of 1998, Studios USA launched Maury, hosted by talk show veteran Maury Povich.

Studios USA licenses television film product to independent stations and directly to network affiliated stations in return for either a cash license fee, barter or part-barter and part-cash. Barter syndication is the process whereby Studios USA obtains commitments from television stations to broadcast a program in certain agreed upon time periods. Studios USA retains advertising time in the program in lieu of receiving a cash license fee, and sells such retained advertising time for its own account to national advertisers at rates based on the projected number of viewers. By placing the program with television stations throughout the United States, an "ad hoc" network of stations is created to carry the program. The creation of this ad hoc network of stations, typically representing a penetration of at least 80% of total U.S. television households, enables Studios USA to sell the commercial advertising time through advertising agencies for sponsors desiring national coverage. The rates charged for this advertising time are typically lower than rates charged by U.S. broadcast networks for similar demographics since the networks' coverage of the markets is generally greater. In order to create this ad hoc network of stations and reach 80% of total U.S. television households, Studios USA must syndicate its programming with stations that are owned and operated by the major broadcast networks and station groups, which are essentially entities which own many stations in the major broadcast markets across the United States. Without commitments from broadcast network stations and station groups, the necessary market penetration may not be achieved which may adversely affect the chances of success in the first-run syndication market.

Generally, television films produced for broadcast or cable networks or barter syndication provide license fees and/or advertising revenues that cover only a portion of the anticipated production costs. The recoverability of the balance of the production costs and the realization of profits, if any, is dependent upon the success of other exploitation including international syndication licenses, subsequent basic cable and domestic syndication licenses, releases in the home video market, merchandising and other uses. Pursuant to an agreement with Universal, Studios USA has the right to include eligible product in Universal's international free television output and volume agreements with television broadcasters in major international territories. These agreements represent a substantial revenue source for Studios USA.

DISTRIBUTION. In general, during a series' initial production years (i.e., seasons one to four), domestic network and international revenues fall short of production costs. As a result, the series will likely remain in a deficit position until sold in the domestic syndication market. The series will be available for airing in the off-network syndication market after a network's exclusivity period ends, typically the September following the completion of the third or fourth network season (or the subsequent season if the series were a mid-season order). For a successful series, the syndication sales process generally begins during the third network season. The price that a series will command in syndication is a function of supply and demand. Studios USA syndicated series are sold for cash and/or bartered services (i.e., advertising time) for a period of at least five years. Barter transactions have played an increasingly important role in the syndication process as they can represent a majority of the distributor's syndication revenue.

Studios USA distributes its current programming domestically. In addition, USAi and Universal have agreed that Studios USA will have the exclusive right through February, 2013, to distribute domestically Universal's large television library, with programming dating back to the 1950s and including such series as Alfred Hitchcock Presents; The Virginian; Marcus Welby, M.D.; Dragnet; Columbo; Kojak; The Rockford Files; Murder She Wrote; Magnum P.I.; Miami Vice; Coach and Northern Exposure. During this period, Studios USA also has the exclusive right, with limited exceptions, to distribute domestically television programming newly produced by Universal.

In addition, USAi and Universal have agreed that Universal will have the exclusive right, again with limited exceptions, to distribute all Studios USA programming internationally. In that regard, Universal has entered into several output and volume agreements with international television broadcasters that include programming produced by Studios USA. In May 1996, Universal signed a free television output and co-production agreement with Germany's RTL. The ten-year agreement covers all new and existing product distributed by Universal to RTL, UFA and CLT broadcasting outlets in Germany and other German-speaking territories and provides that RTL will co-produce a minimum number of series from Universal and Studios USA over the term of the agreement, providing a portion of each series' production costs. With regard to the output arrangement, RTL has exclusive first-run free television rights in its territories to carry every series and television movie made by Universal and Studios USA during the term of the agreement. In 1997, Universal signed similar volume agreements in France, Spain, Italy and the United Kingdom in which the licensor generally committed to license a minimum number per year of first-run series and first-run television movies during a specified term in the territory. Pursuant to the terms of the international distribution agreement between USAi and Universal, USAi's eligible programming will have the first right to participate in Universal's international output and volume agreements with international television broadcasters, including in Germany, France, Spain, Italy and the United Kingdom.

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

Studios USA also produces "direct to video" programming. Studios USA has licensed a third party to sell videos of The Jerry Springer Show that contain portions of previously produced programs that had been edited out when the episodes aired on television.

TELEVISION BROADCASTING

USAi's television broadcasting operations are conducted through USA Broadcasting. USA Broadcasting, through its wholly owned subsidiaries, owns and operates 13 full-power UHF television stations, including one satellite station, which comprise the USA Station Group. The USA Station Group owns television stations in 12 of the nation's top 22 markets, including seven of the top 10 markets, which reach approximately 31% of television households in the United States. USA Broadcasting also owns minority interests in an additional four full-power UHF television stations which reach approximately 7% of television households in the United States.

With the exception of the television stations serving the Miami/Ft. Lauderdale and Atlanta markets, each of USA Broadcasting's full-power television stations airs Home Shopping Network's electronic-retail sales programming. Contingent upon consideration of the possible impact on Home Shopping Network in each market, as part of its efforts to maximize the value of the USA Broadcasting stations, USAi intends over time to disaffiliate the USA Station Group stations from Home Shopping Network and develop and program the stations independently.

                      SUMMARY OF USA STATION GROUP MARKETS

                                                                           HOUSEHOLDS IN
                                                                            DESIGNATED                LICENSE
TELEVISION                                   CHANNEL      METROPOLITAN      MARKET AREA      DMA     EXPIRATION
STATION                     CITY OF LICENSE    NO.        AREA SERVED       ("DMA")(1)     RANK(1)      DATE
----------                  ---------------  -------   ------------------  -------------   -------   ----------
WHSE-TV(2)................  Newark, NJ         68      New York, NY          6,755,510        1         6/1/99(3)
WHSI-TV(2)................  Smithtown, NY      67      New York, NY          6,755,510        1         6/1/99(3)
KHSC-TV...................  Ontario, CA        46      Los Angeles, CA       5,009,230        2        12/1/06
WEHS-TV...................  Aurora, IL         60      Chicago, IL           3,140,460        3        12/1/05
WHSP-TV...................  Vineland, NJ       65      Philadelphia, PA      2,659,260        4         6/1/99(3)
WHSH-TV...................  Marlborough, MA    66      Boston, MA            2,174,300        6         4/1/99(3)
KHSX-TV...................  Irving, TX         49      Dallas, TX            1,899,330        8         8/1/06
WNGM-TV...................  Athens, GA         34      Atlanta, GA           1,674,700       10         4/1/05
KHSH-TV...................  Alvin, TX          67      Houston, TX           1,624,340       11         8/1/06
WQHS-TV...................  Cleveland, OH      61      Cleveland, OH         1,469,010       13        10/1/05
WBHS-TV...................  Tampa, FL          50      Tampa/                1,435,520       15         2/1/05
                                                       St. Petersburg, FL
WAMI-TV...................  Hollywood, FL      69      Miami, FL             1,385,940       16         2/1/05
WBSF-TV...................  Melbourne, FL      43      Orlando, FL           1,041,380       22         2/1/05

-------------------------


(1) Estimates by Nielsen Marketing Research as of January 1998. For multiple ownership purposes, the FCC attributes only 50% of a market area of dominant influence reach to UHF stations. Arbitron area of dominant influence, like Nielsen designated market area, are measurements of television households in television markets throughout the country. For USAi's purposes, area of dominant influence and designated market area measurements do not materially differ.


(2) Operating as a satellite of WHSE-TV, WHSI-TV primarily rebroadcasts the signal of WHSE-TV. Together, the two stations serve the metropolitan New York City television market and are considered one station for FCC multiple ownership purposes.

(3) Renewal application pending.

Broadcast Station Transactions


In June 1998, entities controlled by USAi acquired from Atlanta-14, Inc. the assets of television station WNGM-TV, Channel 34, Athens, Georgia, which serves the Atlanta metropolitan area, for $50 million from Paxson Communications.


In June 1998, USA Broadcasting acquired all of the membership interests of Blackstar L.L.C. , other than those already owned by USA Broadcasting, for $17 million, plus $1.5 million as consideration for consulting agreements by two of the selling members. At the time, Blackstar was the parent company of the licensees of television stations WBSF(TV), Melbourne, Florida and KBSP-TV, Salem, Oregon, which serve all or portions of the metropolitan areas of Orlando, Florida and Portland, Oregon, respectively. Both of these television stations were affiliates of Home Shopping Network and carried Home Shopping Network programming on a substantially full-time basis. Blackstar was also the parent company of the licensee of television station KEVN-TV, Rapid City, South Dakota, and its satellite station, KIVV-TV, licensed to Lead-Deadwood, South Dakota, both of which are affiliated with, and carry the programming of, Fox Broadcasting Company.

Concurrently with USA Broadcasting's acquisition of the remaining membership interests of Blackstar, Blackstar sold the assets of the Salem, Oregon television station to Paxson Communications Corporation, and Home Shopping Network terminated the Home Shopping Network affiliation of the station for other consideration. On October 30, 1998, Blackstar sold the stock of the entity controlling the South Dakota television stations to Mission TV, LLC.


SF Broadcasting consisted of (1) SF Multistations, and its wholly owned subsidiaries, which owned television station KHON-TV, Honolulu, Hawaii with its satellite stations KAII(TV), Wailuku, Hawaii and KHAW(TV), Hilo, Hawaii; (2) WALA-TV, Mobile, Alabama; and (3) WVUE-TV, New Orleans, Louisiana, and SF Broadcasting of Wisconsin, Inc. and its wholly owned subsidiaries, which owned WLUK, Green Bay, Wisconsin. Savoy Stations, Inc., an indirect wholly owned subsidiary of USAi owned 50% of the common equity and 100% of the voting stock of each of SF Wisconsin and SF Multistations. A subsidiary of Fox Television Stations, Inc. owned 50% of the common equity of SF Multistations and SF Wisconsin. On July 16, 1998, SF Multistations and SF Wisconsin sold the assets of their stations to Emmis Communications Corporation for $307 million.


As of December 31, 1998, USA Broadcasting and its affiliates held minority interests in several television stations as described below:

     - An affiliate of USA Broadcasting owns a 45% nonvoting common stock interest in the following entities: (1) Roberts Broadcasting Company, which owns Station WHSL(TV), East St. Louis, Illinois, serving the St. Louis, Missouri metropolitan area; (2) Urban Broadcasting Corporation, which owns Station WTMW(TV), Arlington, Virginia, serving the Washington, D.C. metropolitan area; and (3) Roberts Broadcasting Company of Denver, which owns Station KTVJ(TV), Boulder, Colorado, serving the Denver, Colorado metropolitan area. All of these stations carry Home Shopping Network programming. Various court actions are pending among various subsidiaries of the USAi involving, among other things, performance issues concerning the affiliation agreements for each of the aforementioned stations.

     - An affiliate of USA Broadcasting holds a 49% nonvoting common stock interest in Channel 66 of Vallejo, California, Inc., licensee of Station KPST-TV, Vallejo, California which serves the San Francisco market.

     - A subsidiary of USA Broadcasting has an option to purchase a 45% nonvoting common stock interest in Jovon Broadcasting Company, the licensee of Station WJYS(TV), Hammond, Indiana, serving the Chicago, Illinois television market. Jovon has contested the validity of the option. For more information, see "-- Legal Proceedings."

LPTV Stations

USAi's 26 low power television stations are located in the areas of New York, New York; Atlanta, Georgia; St. Petersburg, Florida; St. Louis, Missouri; Knoxville, Tennessee; Minneapolis, Minnesota; New Orleans, Louisiana; Roanoke, Virginia; Tucson, Arizona; Tulsa, Oklahoma; Wichita, Kansas; Columbus, Ohio; Kansas City, Missouri; Springfield, Illinois; Huntington, West Virginia; Champaign, Illinois; Toledo, Ohio; Portsmouth, Virginia; Raleigh, North Carolina; Des Moines, Iowa; Shreveport, Louisiana; Spokane, Washington; Pensacola, Florida; Birmingham, Alabama; Mobile, Alabama; and Jacksonville, Florida. USAi's low power television stations, for the most part, carry America's Store. The low power television stations have an average coverage radius of 10-12 miles and an average transmitter power of 1,000-2,000 watts. This contrasts with USAi's full-power UHF television stations, which cover an average radius of 45-55 miles and have an average transmitter power of 120,000 watts. Each of the low power television stations are regarded by the FCC as having secondary status to full power stations and are subject to being displaced by changes in full power stations resulting from digital television allotments.

PROGRAMMING. Each of the USA Station Group stations, other than the stations in the Miami/ Ft. Lauderdale and Atlanta markets, through the applicable subsidiaries, broadcasts Home Shopping Network for approximately 164 hours per week. As part of its efforts to maximize the value of the USA Station Group, the Company intends over time, subject to consideration of the possible impact on Home Shopping Network on a market by market basis, to disaffiliate the USA Station Group stations from Home Shopping Network and develop and program the stations independently. In June 1998, USA Broadcasting implemented its plans to disaffiliate WAMI-TV, its television station in the Miami/Ft. Lauderdale market. Instead of Home Shopping Network programming, the station now airs news, sports and entertainment programming.

Upon disaffiliation, substantial expenditures are and will be required to develop USA Broadcasting programming and promotions on the USA Stations, which, during this developmental and transitional stage, would not be offset by sufficient advertising revenues. Additionally, USAi may also incur additional expenses and cash outflows, including making up-front payments, which could be substantial, in connection with entering into cable distribution agreements to secure carriage of Home Shopping Network programming and/or the USA Stations' programming. Furthermore, disaffiliation will disrupt Home Shopping Network's ability to reach some of its existing customers which may cause a reduction in USAi's revenues. USAi believes that the process of disaffiliation can be successfully managed to minimize these adverse consequences while maximizing the value of the USA Stations.

There can be no assurance that, if Home Shopping Network and the USA Stations disaffiliate, USAi will be successful in its strategy to develop and broadcast new programming formats, whether on a local or national basis, or that USAi will be able to find other means of distributing its Home Shopping Network programming on favorable terms to the households in the broadcast areas currently served by USA Station Group stations. The consequences of any of these decisions will impact the business, financial condition and results of operations of USAi.

ELECTRONIC RETAILING

Home Shopping Network sells a variety of consumer goods and services by means of live, customer-interactive electronic retail sales programs which are transmitted via satellite to cable television systems, affiliated broadcast television stations and satellite dish receivers. Home Shopping Network operates two retail sales programs, Home Shopping Network and America's Store, each 24 hours a day, seven days a week.

Home Shopping Network's retail sales and programming are intended to promote sales and customer loyalty through a combination of product quality, price and value, coupled with product information and entertainment. Home Shopping Network and America's Store programs are carried by cable television systems and broadcast television stations throughout the country. Home Shopping Network and America's Store are divided into segments which are televised live with a host who presents the merchandise, sometimes with the assistance of a guest representing the product vendor, and conveys information relating to the product. Viewers purchase products by calling a toll-free telephone number. According to Nielsen Media Research, as of December 31, 1998, Home Shopping Network was available in approximately 69.3 million unduplicated households, including approximately 53.4 million cable households.

The following table highlights the changes in the estimated unduplicated television household reach of Home Shopping Network, by category of access for the year ended December 31, 1998:

                                                 CABLE    BROADCAST   SATELLITE   TOTAL
                                                 ------   ---------   ---------   ------
                                                      (IN THOUSANDS OF HOUSEHOLDS)
Households -- December 31, 1997................  51,362    16,645       2,100     70,107
Net additions/(deletions)......................   1,592    (2,302)        (72)      (782)
Shift in classification........................     501      (501)          0          0
Change in Nielsen household counts.............      --         0           0          0
                                                 ------    ------       -----     ------
Households -- December 31, 1998................  53,455    13,842       2,028     69,325
                                                 ======    ======       =====     ======

Households capable of receiving both broadcast and cable transmissions are included under cable and therefore are excluded from broadcast to present unduplicated household reach. Cable households included 5.0 million and 4.0 million direct broadcast satellite households at December 31, 1998 and 1997, respectively, and therefore are excluded from satellite.

According to industry sources, as of December 31, 1998, there were 98.0 million homes in the United States with a television set, 67.0 million basic cable television subscribers and 2.0 million homes with satellite dish receivers, excluding direct broadcast satellite.

As of December 31, 1998, America's Store reached approximately 9.5 million cable television households of which 3.6 million were on a part-time basis. Of the total cable television households receiving America's Store, 7.7 million also receive Home Shopping Network.

Customer Service and Return Policy

Home Shopping Network believes that satisfied customers will be loyal and will purchase merchandise on a regular basis. Accordingly, Home Shopping Network has customer service personnel and computerized voice response units available to handle calls relating to customer inquiries 24 hours a day, seven days a week. Generally, any item purchased from Home Shopping Network may be returned within 30 days for a full refund of the purchase price, including the original shipping and handling charges.

Distribution, Data Processing and Telecommunications

Home Shopping Network's fulfillment subsidiaries store, service and ship merchandise from warehouses located in Salem, Virginia and Waterloo, Iowa. Generally, merchandise is delivered to customers within seven to ten business days of the receipt by Home Shopping Network of the customer's payment for an order.

Home Shopping Network currently operates multiple main frame and distributed computing platforms and has extensive computer systems which track purchase orders, inventory, sales, payments, credit authorization, and delivery of merchandise to customers. During 1998, Home Shopping Network took steps to upgrade many of its computer systems which will continue through 1999.

Home Shopping Network has digital telephone and switching systems and utilizes the voice response unit, which allows callers to place their orders by means of touch tone input or to be transferred to an operator.

Product Purchasing and Liquidation

Home Shopping Network purchases merchandise made to its specifications, merchandise from manufacturers' lines, merchandise offered under certain exclusive rights and overstock inventories of wholesalers. The mix of products and source of such merchandise depends upon a variety of factors including price and availability. Home Shopping Network generally does not have long-term commitments with its vendors, and there are various sources of supply available for each category of merchandise sold.

Home Shopping Network's product offerings include: jewelry; hardgoods, which include fitness products, consumer electronics, collectibles, housewares, and consumables; health and beauty, which consists primarily of cosmetics and vitamins; softgoods, which consist primarily of apparel; and fashion accessories. For 1998, jewelry, hardgoods, health and beauty, softgoods and fashion accessories accounted for approximately 28.7%, 40.6%, 14.3%, 12.1% and 4.3%, respectively, of Home Shopping Network's net sales.

Home Shopping Network liquidates excess inventory through its four outlet stores located in the Tampa Bay and Orlando areas and one outlet store in the Chicago area which opened in November 1998. Damaged merchandise is liquidated by Home Shopping Network through traditional channels.

Transmission and Programming

Home Shopping Network produces its programming in its studios located in St. Petersburg, Florida. Home Shopping Network and America's Store programs are distributed to cable television systems, broadcast television stations, direct broadcast satellite, and satellite antenna owners by means of Home Shopping Network's satellite uplink facilities to satellite transponders leased by Home Shopping Network. Any cable television system, broadcast television station or individual satellite dish owner in the United States and the Caribbean Islands equipped with standard satellite receiving facilities is capable of receiving Home Shopping Network and America's Store.

Home Shopping Network has lease agreements securing full-time use of three transponders on three domestic communications satellites, although one of those transponders has been subleased as described below. Each of the transponder lease agreements grants Home Shopping Network "protected" rights. When the carrier provides services to a customer on a "protected" basis, replacement transponders (i.e., spare or unassigned transponders) on the satellite may be used in the event the "protected" transponder fails. Should there be no replacement transponders available, the "protected" customer will displace a "preemptible" transponder customer on the same satellite. The carrier also maintains a protection satellite and should a satellite fail completely, all "protected" transponders would be moved to the protection satellite which is available on a "first fail, first served" basis.


Use of the transponder which Home Shopping Network subleases may, however, be preempted under a special termination right in order to satisfy the owner's obligations to provide the transponder to another lessee on the satellite in the event that the other lessee cannot be restored to service through the use of spare or reserve transponders. As of June 5, 1995, Home Shopping Network discontinued use of this satellite transponder for which it has a non-cancelable operating lease calling for monthly payments of approximately $150,000 through December 31, 2006. In 1996, Home Shopping Network subleased this satellite transponder for a term of 10 years with an option to cancel after four years. The monthly sublease rental is in excess of the monthly payment.


A transponder failure that would necessitate a move to another transponder on the same satellite would not result in any significant interruption of service to the cable systems and/or television stations which receive Home Shopping Network and America's Store. However, a failure that would necessitate a move to another satellite may temporarily affect the number of cable systems and/or television stations which receive Home Shopping Network and America's Store, as well as all other programming carried on the failed satellite, because of the need to install equipment or to reorient earth stations.

The terms of two of the satellite transponder leases utilized by Home Shopping Network are for the life of the satellites, which are projected through 2004. The term of the third subleased satellite is through December 31, 2006, subject to earlier implementation of the special termination right.

Home Shopping Network's access to two transponders pursuant to long-term agreements would enable it to continue transmission of Home Shopping Network programming should either one of the satellites fail. Although Home Shopping Network believes it is taking every reasonable measure to ensure its continued satellite transmission capability, there can be no assurance that termination or interruption of satellite transmissions will not occur. Such a termination or interruption of service by one or both of these satellites could have a material adverse effect on the operations and financial condition of USAi.

The availability of replacement satellites and transponder time beyond current leases is dependent on a number of factors over which Home Shopping Network has no control, including competition among prospective users for available transponders and the availability of satellite launching facilities for replacement satellites.

The FCC grants licenses to construct and operate satellite uplink facilities which transmit signals to satellites. These licenses are generally issued without a hearing if suitable frequencies are available. Home Shopping Network has been granted two licenses for operation of C-band satellite transmission facilities and two licenses for operation of KU-band satellite transmission facilities on a permanent basis in Clearwater and St. Petersburg, Florida.

Affiliation Agreements with Cable Operators

Home Shopping Network has entered into affiliation agreements with cable system operators to carry Home Shopping Network, America's Store, or both services. The agreements have terms ranging from 3 to 14 years, and obligate the cable operator to assist with the promotional efforts of Home Shopping Network by carrying commercials promoting Home Shopping Network and America's Store and by distributing Home Shopping Network's marketing materials to the cable operator's subscribers. All cable operators receive a commission of 5 percent of the net merchandise sales within the cable operator's franchise area, regardless of whether the sale originated from a cable or a broadcast household. With larger, multiple system operators, Home Shopping Network has agreed to provide additional compensation. This compensation will be in various forms, for example, by purchasing advertising availabilities from cable operators on other programming networks, by establishing commission guarantees for the operator, or by making an upfront payment to the operator in return for commitments to deliver a minimum number of Home Shopping Network subscribers for a certain number of years.

Affiliation Agreements with Television Stations

Home Shopping Network has entered into affiliation agreements with television stations to carry Home Shopping Network or America's Store programs. In addition to the 13 owned and operated full power (two of which do not carry Home Shopping Network or America's Store) and 26 low power television stations owned by USAi as of December 31, 1998, USAi has affiliation agreements with 8 full-time, full power stations, 35 part-time, full power stations that carry Home Shopping Network or America's Store and 38 low power stations. USAi has a minority ownership interest in 4 of the full-time, full power stations that carry Home Shopping Network or America's Store programs. The affiliation agreements have terms ranging from four weeks to fourteen years. All television station affiliates other than stations owned by USAi receive an hourly or monthly fixed rate for airing Home Shopping Network and America's Store programs. Full power television signals are carried by cable operators within a station's coverage area. For more information, see "-- Regulation -- Must-Carry/ Retransmission Consent". Low power station signals are rarely carried by cable systems.

TICKETING OPERATIONS

Ticketmaster

Ticketmaster, through its wholly and majority owned subsidiaries, is the leading provider of automated ticketing services in the United States with over 3,750 domestic clients, including many of the country's foremost entertainment facilities, promoters and professional sports franchises. Ticketmaster has established its market position by providing these clients with comprehensive ticket inventory control and management, a broad distribution network and dedicated marketing and support services. Ticket orders are received and fulfilled through operator-staffed call centers, independent sales outlets remote to the facility box office and Ticketmaster Online's Web site. Revenue is generated principally from convenience charges received by Ticketmaster for tickets sold on its clients' behalf. Ticketmaster generally serves as an exclusive agent for its clients and typically has no financial risk for unsold tickets.

Ticketmaster has a comprehensive domestic distribution system that includes approximately 2,700 remote sales outlets, covering many of the major metropolitan areas in the United States, and 17 domestic call centers with approximately 2,000 operator positions. Ticketmaster also operates in Great Britain, Canada, Ireland, Mexico and Australia and, in 1998, has expanded into France, Chile and Argentina. The number of tickets sold through Ticketmaster has increased from approximately 29 million tickets in 1990 to approximately 70 million tickets in 1998.

USAi believes that the Ticketmaster system for live event ticketing transactions and its distribution capabilities enhance Ticketmaster's ability to attract new clients and maintain its existing client base. The Ticketmaster system, which includes both hardware and software, is typically installed in a client's box office and provides a single centralized inventory control management system capable of tracking total ticket inventory for all events, whether sales are made on a season, subscription, group or individual ticket basis. The versatility of the Ticketmaster system allows it to be customized to satisfy a full range of client requirements.

Ticketmaster generally enters into written agreements with its clients under which Ticketmaster agrees to provide the Ticketmaster system and to serve as the client's exclusive ticket sales agent for all sales of individual tickets sold outside of the facility's box office for a specified period, typically five to seven years. Under its facilities agreements, Ticketmaster generally is granted the right to sell tickets for all live events presented at a facility, and installs the Ticketmaster system in the facility's box office. Agreements with promoters generally grant Ticketmaster the right to sell tickets for all live events presented by that promoter at any facility, unless the facility is covered by an exclusive agreement with another automated ticketing service company.

As part of its client agreements, Ticketmaster is generally granted the right to collect from ticket purchasers a per ticket convenience charge on all tickets sold other than at the box office and an additional per order handling charge on all tickets sold by Ticketmaster other than at remote sales outlets to partially offset the cost of fulfillment. The amount of the convenience charge is typically determined during the contract negotiation process, and varies based upon numerous factors, including the services to be rendered to the client, the amount and cost of equipment to be installed at the client's box office and the amount of advertising and/or promotional allowances to be provided, as well as the type of event and whether the ticket is purchased at a remote sales outlet, by telephone, through the Ticketmaster Online Web site or otherwise. Any deviations from those amounts for any event are negotiated and agreed upon by Ticketmaster and the client prior to any ticket sales. During Ticketmaster's fiscal 1998, the convenience charges generally ranged from $1.50 to $7.00 per ticket. Convenience charges, when added to per order handling charges, averaged approximately $4.50 per ticket in fiscal 1998. Ticketmaster's client agreements also generally establish the amounts and frequency of any increases in the convenience charge and handling charge during the term of the agreement.

The agreements with some of Ticketmaster's clients provide for a client to participate in the convenience charges paid by ticket purchasers for tickets bought through Ticketmaster for that client's events. The amount of such participation, if any, is determined by negotiation with that client. Some agreements also may provide for Ticketmaster to make participation advances to the client, generally recoupable by Ticketmaster out of the client's future right to participation. In limited cases, Ticketmaster makes an upfront, non-recoupable payment to a client for the right to sell tickets for that client.

Clients are routinely required by contract to include the Ticketmaster name in print, radio and television advertisements for entertainment events sponsored by such clients. The Ticketmaster name and logo are also prominently displayed on printed tickets and ticket envelopes.

Ticketmaster generally does not buy tickets from its clients for resale to the public and has no financial risk for unsold tickets. In the United Kingdom, Ticketmaster may from time to time buy tickets from its clients for resale to the public in an amount typically not exceeding (Pounds) 600,000 in the aggregate. Ticket prices are not determined by Ticketmaster. Ticketmaster's clients also generally determine the scheduling of when tickets go on sale to the public and what tickets will be available for sale through Ticketmaster. Facilities and promoters, for example, often handle group and season ticket sales in-house. Ticketmaster only sells a portion of its clients' tickets, the amount of which varies from client to client and varies as to any single client from year to year.

USAi believes that the primary benefits derived by Ticketmaster's clients by use of the Ticketmaster system include


     - centralized control of total ticket inventory as well as accounting information and market research data,



     - centralized accountability for ticket proceeds,



     - manageable and predictable transaction costs,



     - broader and expedited distribution of tickets,



     - wide dissemination of information about upcoming events through Ticketmaster's call centers, the Ticketmaster Online Web site and other media platforms,



     - the ability to easily add additional performances if warranted by demand, and



     - marketing and promotional support.

If an event is canceled, Ticketmaster's current policy is to refund the per ticket convenience charges (but not the handling charge). Refunds of the ticket price for a canceled event are funded by the client. To the extent that funds then being held by Ticketmaster on behalf of the client are insufficient to cover all refunds, the client is obligated to provide Ticketmaster with additional funds within 24 to 72 hours after a request by Ticketmaster.

Ticketmaster Online

Ticketmaster Online is a leading online ticketing service that enables consumers to purchase tickets for live music, sports, theater and family entertainment events presented by Ticketmaster clients and related merchandise over the Web. Consumers can access the Ticketmaster Online service at www.ticketmaster.com and from CitySearch owned and operated city guides at www.citysearch.com through numerous direct links from banners and event profiles. In addition to these services, the Ticketmaster Online Web site provides local information and original content regarding live events for Ticketmaster clients throughout the United States, Canada and the United Kingdom.

Throughout the Ticketmaster Online Web site and at the conclusion of a confirmed ticket purchase, the consumer is prompted to purchase merchandise that is related to a particular event, such as videos, tour merchandise and sports memorabilia. Ticketmaster Online-CitySearch intends to expand the types and range of merchandise that can be ordered by consumers through the Ticketmaster Online Web site. Ticketmaster Online-CitySearch also intends to organize membership programs that will provide Ticketmaster Online members with certain benefits centered around entertainment, leisure and travel activities. Membership is expected to include participation in other activities not generally available to the public.

Since the beginning of online ticket sales in November 1996, Ticketmaster Online has experienced significant growth in tickets sold through its Web site. Gross transaction dollars for ticket sales increased from approximately $223,000 in November 1996 to $16.6 million in December 1998. Similarly, tickets sold on the Ticketmaster Online Web site in November 1996 represented less than 0.1% of total tickets sold by Ticketmaster, while tickets sold online in the month of December 1998 represented more than 7.3%.

TICKETMASTER LICENSE AGREEMENT. Under the License and Services Agreement entered into among Ticketmaster, Ticketmaster Online and USAi, as part of the Ticketmaster Online-City Search transaction, subject to certain limitations, Ticketmaster has granted (a) Ticketmaster Online an exclusive, perpetual, irrevocable, worldwide license to use the Ticketmaster trademark and (b) certain Ticketmaster databases to sell live event tickets online for Ticketmaster's clients. In addition, subject to limitations, Ticketmaster authorized Ticketmaster Online-CitySearch to be Ticketmaster's exclusive, perpetual, worldwide agent for such online ticket sales. The Ticketmaster license agreement further provides that Ticketmaster may use and permit others to use the Ticketmaster trademark in connection with the online promotion of ticket sales.

Ticketmaster retains the rights to sell tickets by non-online means and to use the Ticketmaster trademark in connection with such sales. The Ticketmaster license agreement defines such non-online means to include (1) by telephone; (2) by other voice-to-voice means or voice-to-voice recognition unit systems; (3) by non-interactive broadcast, cable and satellite television; and (4) by kiosks and retail ticket outlets. Client venues retain the rights to sell tickets at their box offices or as otherwise provided in client venue agreements with Ticketmaster.

Ticketmaster is the contracting party with client venues, promoters and sports franchises, providing ticket inventory management, consumer information and related data for all ticketing transactions. Ticketmaster provides this information to Ticketmaster Online-CitySearch for processing of online live event ticket sales and provides all transaction processing and fulfillment services for online live event ticket sales. Ticketmaster Online-CitySearch is required under the Ticketmaster license agreement to comply with the terms of Ticketmaster's client agreements. Ticketmaster Online-CitySearch rights, contained in the Ticketmaster license agreement, are subject to the client agreements. The Ticketmaster license agreement also generally restricts Ticketmaster Online-CitySearch from cooperating with, offering online links to, or entering into any agreements with venues, ticket sellers or sales agents for online sale of tickets.

Under the Ticketmaster license agreement, Ticketmaster Online-CitySearch pays Ticketmaster a royalty based on the percentage of the net profit it derives from online ticket sales. Ticketmaster Online-CitySearch also reimburses Ticketmaster for Ticketmaster's direct expenses related to online ticket sales.

Under the Ticketmaster license agreement, Ticketmaster Online has also been granted the non-exclusive right to promote and sell online merchandise available through Ticketmaster. Ticketmaster serves as Ticketmaster Online's exclusive fulfillment provider for the online sales of this merchandise. As long as Ticketmaster's fees, terms and quality of service are no less favorable than those available to Ticketmaster Online from third parties, Ticketmaster or its affiliates will serve as Ticketmaster Online's exclusive fulfillment provider for the online sales of all other merchandise available through Ticketmaster. Ticketmaster may also solicit sponsorship and advertising for Ticketmaster Online's Web sites in a bundle with other sponsorship and advertising opportunities offered by Ticketmaster.

INTERNET SERVICES

USAi operates several Internet services associated with its media and entertainment and electronic retailing businesses. In July 1998, USAi announced the formation of USA Networks Interactive to coordinate the operations of its Internet Services business.

RETAILING

USAi conducts its Internet retailing operations through Internet Shopping Network. Internet Shopping Network's principal Internet retailing service is First Auction, which was launched in June 1997. First Auction is an interactive Internet site, which auctions a broad range of merchandise, including housewares, home decor products, jewelry, apparel, collectibles, outdoor, fitness and sporting equipment, consumer electronics and computers. As of December 31, 1998, First Auction had approximately 260,000 registered members and processed over 2,500 orders each day.

Internet Shopping Network specializes in marketing, fulfillment, customer service and site development in online retailing. Internet Shopping Network has online advertising distribution agreements with America Online, Microsoft Network and @Home. Internet Shopping Network's technology partners include Sun Microsystems, Oracle and Netscape.

In addition to First Auction, Internet Shopping Network is in the process of developing a number of new electronic commerce sites, including an online version of Home Shopping Network.

CITYSEARCH

CITYSEARCH SERVICE FOR CONSUMERS. CitySearch produces and delivers comprehensive local city guides on the Web, providing up-to-date information regarding arts and entertainment events, community activities, recreation, business, shopping, professional services and news/sports/weather to consumers in metropolitan areas. Each local city guide primarily consists of original content developed and designed specifically for the Web by CitySearch and its partners. The CitySearch service is topically organized by categories, such as arts and entertainment, restaurants and bars, community, shops and services, sports and outdoors, hotels and tourism, local news and professional services. Within most of the city guides, consumers can search neighborhood shopping areas, obtain maps, contact community organizations and vendors by e-mail, and engage in bulletin board discussions with individuals such as local public officials and celebrities. In CitySearch owned and operated markets, consumers can also access the Ticketmaster Online Web site through CitySearch city guides to purchase live event tickets and related merchandise online. In some markets, consumers can also access audio streams, including recent news and other information, from local radio partners. CitySearch offers local and regional businesses the opportunity to reach and interact with targeted consumers. In addition, content generated by consumers through e-mail and bulletin boards enhances the sense of community in CitySearch sites.

The CitySearch service has been launched in markets across the United States and in selected international markets. CitySearch plans to continue to expand the service both in owned and operated markets and by partnering with major media companies in other markets. These major media partners bring capital, brand recognition, promotional strength and local knowledge to their city guides and allow CitySearch to build out its national and international network of sites faster than it could solely through owned and operated sites. The following table lists the CitySearch's owned and operated and partner-led markets:


           MARKETS             DATE OF LAUNCH           SELECTED PARTNERS
           -------             --------------           -----------------
OWNED AND OPERATED:
Raleigh-Durham-Chapel Hill...  May 1996        WUNC (public radio station)
                                               Capstar Broadcasting Corporation (4
                                               radio stations)
                                               WCHL AM
San Francisco Bay Area.......  October 1996    KGO (ABC)
                                               CBS Radio (2 radio stations)
Austin.......................  March 1997      KTBC (Fox)
                                               UPN13
Salt Lake City/Utah..........  April 1997      KUTV (CBS)
                                               Citadel Communications Corporation
                                               (6 radio stations)
Nashville....................  May 1997        WZTV (Fox)
                                               UPN30
                                               Dick Broadcasting (2 radio
                                               stations)
Portland.....................  June 1997       KATU (ABC)
                                               KKCW FM (Jacor Communications Inc.)
New York(1)..................  September 1997  New York Daily News
                                               Time Out New York (weekly arts and
                                               entertainment publication)
                                               New York Convention & Visitors
                                               Bureau
Denver.......................  January 1999
Atlanta......................  February 1999

           MARKETS             DATE OF LAUNCH           SELECTED PARTNERS
           -------             --------------           -----------------
PARTNER-LED:
Melbourne....................  July 1997       The Melbourne Age
                                               Big Colour Pages (independent
                                               yellow pages of Australia)
Sydney.......................  September 1997  The Sydney Morning Herald
                                               Big Colour Pages
Toronto......................  September 1997  Toronto Star
                                               Tele-Direct (the yellow pages
                                               subsidiary of Bell Canada)
Washington, D.C..............  January 1998    Washingtonpost.Newsweek Interactive
Los Angeles(2)...............  April 1998      Los Angeles Times
Dallas.......................  July 1998       The Dallas Morning News
Baltimore....................  August 1998     The Baltimore Sun
Stockholm....................  September 1998  Schibsted ASA/Scandinavia Online
Copenhagen...................  November 1998   Schibsted ASA/Scandinavia Online
San Diego....................  February 1999   The San Diego Union-Tribune
Oslo.........................  1999*           Schibsted ASA/Scandinavia Online


-------------------------
      *  Estimated launch dates

     (1) CitySearch acquired Metrobeat, Inc. in June 1996 and relaunched the Metrobeat site as a CitySearch site in September 1997.

     (2) Includes Pasadena, California, which was launched as a beta test site in January 1996.

CITYSEARCH SERVICE FOR BUSINESS CUSTOMERS. CitySearch creates and hosts CitySearch Web sites for local and regional businesses and organizations for a monthly fee. CitySearch offers local businesses a wide range of options in creating Web presences, from a basic Web presence costing as little as $60 per month to a multi-page site with additional features and functionality costing up to $1,000 per month. Most business customers have entered into a one-year agreement that automatically converts into a month-to-month contract upon expiration of the initial term. By aggregating a customer's Web site with those of numerous other businesses in a comprehensive local city guide, CitySearch provides categorical, geographic and editorial context to a customer's Web presence to generate usage by consumers, as well as significant Internet traffic. Based on internal studies, CitySearch believes that CitySearch users are more evenly split between men and women, better educated, slightly older and have higher annual incomes than the typical Internet user. CitySearch believes that these demographics are attractive to its business customers.

CitySearch provides an integrated solution for businesses to establish a CitySearch Web presence, including design, photography, layout, posting of updated information, hosting and maintenance. Businesses are able to provide a targeted audience with current information about their products and services including photographs, prices, location, schedules of live entertainment, sales and other relevant information. Unlike traditional media such as yellow pages advertising, CitySearch offers CitySearch business customers a certain number of free updates each month. The business customers also receive usage reports, e-mails from interested consumers and access to an expanded base of potential buyers including tourists and out-of-town users. CitySearch has recently introduced a strategy of bundling enhanced features and functionality, including panoramic images and audio clips. These services, when bundled with the basic CitySearch services, are typically priced from $190 to

$1,000 per month, and have accounted for significant increases in the average selling prices of CitySearch's offerings. CitySearch believes its broad offering of services and its prices compare favorably to other Web advertising options available to businesses. Such options range from low cost, low quality scanned-in information to free-standing custom-designed sites that may cost in excess of $10,000 in up-front fees to produce and that rely on significant promotion to attract traffic. By providing a high-quality Web presence at an affordable price, CitySearch believes that its services address the demand of the large number of businesses whose online needs fall between these market extremes.

INTERNATIONAL VENTURES

International TV Channel Joint Venture

In the Universal transaction, USAi entered into a joint venture agreement relating to the development of international general entertainment television channels, including the international versions of USA Network, The Sci-Fi Channel and Universal's action/adventure channel, 13th Street. As part of the agreement, the Latin American operations of USA Network and The Sci-Fi Channel, Sci-Fi Europe and the international operations of 13th Street have been contributed to the venture. Unless USAi elects to have Universal buy out USAi's interest in the venture, which election USAi expects to make in the second quarter of 1999, USAi and Universal will be 50-50 partners in the venture, which is managed by Universal. Under the joint venture agreement, the venture generally has the exclusive right to develop the international version of domestic general entertainment channels that are owned or controlled by USAi or Universal, excluding, for example, channels that feature Home Shopping Network programming and local USA Station Group channels. USANi LLC and Universal have each committed to contribute $100 million in capital to the venture over a number of years. Additional capital contributions are subject to USAi's election to maintain its 50% interest or to be diluted based on additional contributions from Universal. Under the joint venture agreement, each party is obligated to present international opportunities relating to general entertainment channel development to the venture, so that the partners may elect whether to pursue such opportunity in the venture. In some cases, a "passed" international opportunity that is subject to these "first offer" provisions may be pursued by the venture partner outside the venture.

Home Shopping Network Ventures

GERMANY. Home Shopping Network owns a 41.9% interest in Home Order Television GmbH & Co. KG a venture based in Munich. Home Order Television broadcasts television shopping 24 hours per day, 16 of which are devoted to live shopping. Home Order Television is carried via cable and satellite to approximately 16.0 million full-time equivalent households in Germany and Austria as of December 31, 1998.

JAPAN. Home Shopping Network acquired a 30% interest in Jupiter Shop Channel Co. Ltd., a venture based in Tokyo. Jupiter Shop Channel broadcasts televised shopping 24 hours a day, of which 36.5 hours per week are devoted to live shopping. Jupiter Shop Channel has reached agreements to be available in approximately 2.1 million full-time equivalent households as of December 31, 1998. Tele-Communications International, Inc., a subsidiary of TCI, owns a 50% interest in Jupiter Programming Co. Ltd. which is the 70% shareholder in the venture.

SPANISH LANGUAGE NETWORKS. Home Shopping Network has entered into an agreement with Univision Communications, Inc. to form a Spanish and Portuguese language live television shopping venture focused on North and South American and European markets. Home Shopping Network owns a 50.1% interest in the venture. The venture currently broadcasts as Home Shopping Network en Espanol three hours per day in the United States reaching 2.6 million homes.

ITALY. In June 1998, Home Shopping Network entered into an agreement with Scandinavian Broadcasting System SA and SBS Italia S.p.A. to explore and, if deemed feasible, develop a live shopping venture in Italy. The venture is addressing a number of regulatory and business issues to determine the viability of the project.

REGULATION

Current FCC Regulation

A substantial portion of USAi's businesses is subject to various statutes, rules, regulations and orders relating to communications and generally administered by the FCC. The communications industry, including the operation of broadcast television stations, cable television systems, satellite distribution systems and other multichannel distribution systems and, in some respects, vertically integrated cable programmers, is subject to substantial federal regulation, particularly under the Communications Act of 1934, the Telecommunications Act of 1996 and the rules and regulations promulgated thereunder by the FCC. Cable television systems are also subject to regulation at the state and local level. The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC and empowers the FCC to issue, renew, revoke and modify broadcast licenses, to determine the location of stations, to establish areas to be served and to regulate aspects of broadcast and cable programming. The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a licensee without prior FCC approval. If the FCC determines that violations of the Communications Act or any FCC rule have occurred, it may impose sanctions ranging from admonishment of a licensee to license revocation.

Broadcast Television License Grant and Renewal

The Communications Act provides that a broadcast license, including the licenses controlled by USA Broadcasting, may be granted to any applicant upon a finding that the public interest, convenience and necessity would be served thereby, subject to limitations. Television stations operate according to broadcasting licenses that are usually granted by the FCC for a maximum permitted term of eight years. Television station licenses are subject to renewal upon application to the FCC, which is required under the Telecommunications Act to grant the renewal application if it finds that


     - the station has served the public interest, convenience and necessity;



     - there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC; and



     - there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.


Alien Ownership of Broadcast Television Stations

The Communications Act prohibits the issuance of a broadcast license to, or the holding of a broadcast license by, any corporation of which more than 20% of the capital stock is beneficially or nominally owned or voted by non-U.S. citizens or their representatives or by a foreign government or a representative thereof, or by any corporation organized under the laws of a foreign country (collectively, "Aliens"). The 1934 Act also authorizes the FCC, if the FCC determines that it would be in the public interest, to prohibit the issuance of a broadcast license to, or the holding of a broadcast license by, any corporation directly or indirectly controlled by any other corporation of which more than 25% of the capital stock is beneficially or nominally owned or voted by Aliens. The FCC has issued interpretations of existing law under which these restrictions in modified form apply to other forms of business organizations, including partnerships. Under the relevant provision of the 1934 Act, Universal is considered an Alien, since it is 84% owned by The Seagram Co. Ltd., a

Canadian corporation, and 16% by Matsushita Electric Industrial Co. Ltd., a Japanese corporation. At the Annual Meeting of Stockholders held in February 1998, USAi's stockholders approved amendments to USAi's certificate of incorporation to ensure that USAi will continue to be in compliance with the Alien ownership limitation of the 1934 Act. Universal's equity interest in USAi, to the extent held through the ownership of LLC Shares relating to USANi LLC, which does not hold any broadcast licenses, is not regarded as an equity interest in USAi for purposes of the statutory provision regarding Alien ownership.

Multiple and Cross Ownership

Current FCC regulations impose significant restrictions on certain positional and ownership interests in broadcast television stations, cable systems and other media. As a general matter, officers, directors and stockholders who own 5% or more of the outstanding voting stock of a media company (except for some institutional shareholders, who may own up to 10%) are deemed to have "attributable" interests in the company. Nonvoting stockholders, minority voting stockholders in companies controlled by a single majority stockholder, and holders of options, warrants and debt instruments are generally exempt from attribution under the current rules.


Under the FCC's rules, an individual or entity may hold attributable interests in an unlimited number of television stations nationwide, subject to the restriction that no individual or entity may have an attributable interest in television stations reaching, in the aggregate, more than 35% of the national television viewing audience subject to a 50% discount in the number of television households attributed to any UHF station. Locally, unless applicable waiver standards are met, an individual or entity with an attributable interest in one television station may not hold an attributable interest in another television station with an overlapping coverage area. This is called the duopoly rule. The rules also currently prohibit with qualifications, the holder of an attributable interest in a television station from also having an attributable interest in a radio station, daily newspaper or cable television system serving a community located within the coverage area of that television station. Separately, the FCC's "cross-interest" policy generally prohibits the common ownership of an attributable interest in one media company and certain non-attributable, but "meaningful" interests, including substantial non-attributable equity interests, in another media company serving "substantially the same area." Liberty's ownership interests in USAi, including its non-voting ownership interest in the BDTV entities, have been structured to comply with these regulations, which apply to Liberty because of its other interests in cable and broadcast assets. In a June 14, 1996 "Memorandum Opinion and Order," the FCC concluded that Liberty's beneficial interest in USAi through its ownership of convertible non-voting common stock of the BDTV entities, as augmented by an imputed 50% "control" premium, is subject to the cross-interest policy. The FCC subjected Liberty's ownership interest in USAi to conditions, including that (1) the prior approval of the FCC be obtained for any increase in Liberty's interest, and (2) the FCC be notified prior to completion of any transaction whereby the aggregate percentage of television households served by cable systems owned or controlled by TCI in any of USA Broadcasting's television markets would exceed 50 percent. Liberty's ownership of USANi LLC shares relating to USANi LLC is not regarded as an equity interest in USAi for purposes of the FCC cross-ownership rules or practices. Two members of USAi's board of directors, Messrs. Paul G. Allen and William D. Savoy, have attributable interests in cable television systems located within the coverage areas of certain of the television stations controlled by USA Broadcasting. On November 3, 1998, USAi notified the FCC that Messrs. Allen and Savoy have pledged to recuse themselves from any matters that come before USAi's board of directors pertaining to the operation or management of the television stations and therefore qualify under the FCC's rules for exemption from attribution of any interests of USAi or USA Broadcasting in the television stations.


In pending rulemaking proceedings, the FCC is considering, among other things,
(1) the relaxation, under various circumstances, of the duopoly rule, and (2) the codification of the cross-interest policy to the extent it was applied to limit Liberty's beneficial equity interest in USAi. Specifically in this regard, the FCC has proposed to prohibit the common ownership of an attributable interest in a media company and a greater than 33% non-attributable equity or debt interest in another media company in the same market, but has requested comment on whether a higher or a lower non-attributable equity or debt benchmark would be more appropriate. It is not possible to predict the extent to which the duopoly rule may be modified or the timing or effect of changes in the cross-interest policy pursuant to the rulemaking proceeding. The outcome of that proceeding could have a material effect on USAi.

Pursuant to the requirements of the Telecommunications Act, the FCC is considering a formal inquiry to review all of its broadcast ownership rules which are not otherwise under review, including the national audience limitation, the associated 50% discount for UHF stations and the cable/television cross-ownership rule. It is not possible at this time to predict what action the FCC may take and how it may affect USAi.

Digital Television

The FCC has taken a number of steps to implement digital television service (including high-definition television) in the United States. On February 17, 1998, the FCC adopted a final table of digital channel allotments and rules for the implementation of digital television. The table of digital allotments provides each existing television station licensee or permittee with a second broadcast channel to be used during the transition to digital television, conditioned upon the surrender of one of the channels at the end of the digital television transition period. The implementing rules permit broadcasters to use their assigned digital spectrum flexibly to provide either standard or high-definition video signals and additional services, including, for example, data transfer, subscription video, interactive materials, and audio signals, subject to the requirement that they continue to provide at least one free, over-the-air television service. The FCC has set a target date of 2002 for completion of construction of digital television facilities and 2006 for expiration of the transition period, subject to biennial reviews to evaluate the progress of digital television, including the rate of consumer acceptance. Conversion to digital television may reduce the geographic reach of USAi's stations or result in increased interference, with, in either case, a corresponding loss of population coverage. Digital television implementation will impose additional costs on USAi, primarily due to the capital costs associated with construction of digital television facilities and increased operating costs both during and after the transition period. The FCC has adopted rules that require broadcasters to pay a fee of 5% of gross revenues received from ancillary or supplementary uses of the digital spectrum for which they receive subscription fees or compensation other than advertising revenues derived from free over-the-air broadcasting services.

USAi continually reviews developments relating to the FCC's digital television proceedings, and the digital television industry generally. Material developments in this regard could have a material impact on USAi's businesses. For example, in the future, seven of USAi's 26 low-power television stations, as well as other low-power television affiliates of Home Shopping Network, will likely have to cease business operations due to irremediable interference to or from new digital television allocations. Under procedures established in the digital television rulemaking proceeding, USAi has filed applications for authorization to shift the operation of 15 additional low-power television stations to alternative channels that are not subject to displacement. To date, six of such applications have been granted by the FCC. The remaining four of USAi's low-power television stations are not expected to be subject to digital television displacement at their existing channel assignments.

Children's Television Programming

Under legislation enacted in 1990, the amount of commercial matter that may be broadcast during programming designed for children 12 years of age and younger is limited to 12 minutes per hour on weekdays and 10.5 minutes per hour on weekends. Violations of the children's commercial limitations may result in monetary fines or non-renewal of a station's broadcasting license. In addition, the FCC has adopted a guideline for processing television station renewals under which stations are found to have complied with the Children's Television Act if they broadcast three hours per week of "core" children's educational programming, which, among other things, must have as a significant purpose serving the educational and informational needs of children 16 years of age and younger. A television station found not to have complied with the "core" programming processing guideline could face sanctions, including monetary fines and the possible non-renewal of its broadcasting license, if it has not demonstrated compliance with the Children's Television Act in other ways. The FCC has indicated its intent to enforce its children's television rules strictly.

Television Violence

As part of a directive in the Telecommunications Act, the broadcast and cable television industries have adopted, and the FCC has approved a voluntary content ratings system which, when used in conjunction with so-called "V-Chip" technology, would permit the blocking of programs with a common rating. The FCC has directed that all television receiver models with picture screens 13 inches or greater be equipped with "V-Chip" technology under a phased implementation beginning on July 1, 1999. USAi cannot predict how changes in the implementation of the ratings system and "V-Chip" technology will affect its business.

Closed Captioning

The FCC's closed captioning rules, which became effective January 1, 1998, provide for the phased implementation, beginning in the year 2000, of a universal on-screen captioning requirement with respect to the vast majority of video programming. The captioning requirement applies to programming carried on broadcast television stations and cable programming networks. Although the FCC has provided for exceptions to or exemptions from the rules under certain circumstances, none applies to any of the current broadcast or cable programming services of USA Broadcasting, USA Networks or Home Shopping Network. The FCC will entertain requests for waivers of the rules upon a showing that compliance would impose an "undue burden".

Other Broadcast Television Regulation

The FCC continues to enforce strictly its regulations concerning "indecent" programming, political advertising, environmental concerns, technical operating matters and antenna tower maintenance and marking. The FCC also has traditionally enforced its equal employment opportunity rules vigorously, with respect both to compliance with numerical employment guidelines and recruitment efforts and recordkeeping requirements. The FCC's employment rules, as they relate to outreach efforts for recruiting minorities, recently were struck down as unconstitutional by the U.S. Court of Appeals for the D.C. Circuit. The FCC currently is conducting a rulemaking proceeding to modify its employment rules in a manner consistent with the court's ruling. In addition, FCC regulations governing network affiliation agreements mandate that television broadcast station licensees retain the right to reject or refuse network programming or to substitute programming that the licensee reasonably believes to be of greater local or national importance. Violation of FCC regulations can result in substantial monetary forfeitures, periodic reporting conditions, short-term license renewals and, in egregious cases, denial of license renewal or revocation of license.

Must-Carry/Retransmission Consent


As part of the Cable Television Consumer Protection and Competition Act of 1992, television broadcasters are required to make triennial elections to exercise either "must-carry" or "retransmission consent" rights upon their carriage by cable systems in each broadcaster's local market. By electing must-carry rights, a broadcaster demands carriage on a specified channel on cable systems within its area of dominant influence, in general as defined by the Arbitron 1991-92 Television Market Guide. Alternatively, if a broadcaster chooses to exercise retransmission consent rights, it can prohibit cable systems from carrying its signal or grant the appropriate cable system the authority to retransmit the broadcast signal for a fee or other consideration. Home Shopping Network, USA Broadcasting and USA Networks are affected by the must-carry rules, which were upheld in a 1997 U.S. Supreme Court ruling. A material change in the must-carry rules, or their repeal, could have a material impact on USAi's businesses. The FCC currently is conducting a rulemaking proceeding to determine carriage requirements for digital broadcast television stations on cable systems during and following the transition from analog to digital broadcasting, including carriage requirements with respect to ancillary and supplemental services that may be provided by broadcast stations over their digital spectrum.


Cable Television Rate Regulation

The Telecommunications Act phases out cable rate regulation, except with respect to the "basic" tier, which must include all local broadcast stations and public, educational, and governmental access channels and must be provided to all subscribers. Home Shopping Network and America's Store programming are distributed on the basic tier in some areas, and "expanded basic" tiers in other areas. USA Network and The Sci-Fi Channel are primarily distributed on expanded basic tiers. Rate regulation of all non-basic tiers including the expanded basic tiers is scheduled to be completely eliminated by March 31, 1999. In the interim, the Telecommunications Act liberalizes the 1992 Act's definition of "effective competition" to expand the circumstances under which systems are exempted from rate regulation. The local franchising authorities remain primarily responsible for regulating the basic tier of cable service. Furthermore, the Telecommunications Act eliminates the right of an individual subscriber to bring a rate complaint, providing that any rate complaint must be filed by a local franchising authority, and then only after the local franchising authority has received multiple subscriber complaints regarding the rate adjustment in question. Thus, beyond the basic tier of cable service, which continues to be regulated by the local franchising authorities, rate regulation of other cable services between now and March 31, 1999 will be triggered only by a valid rate complaint by a local franchising authority, and only in an area where no effective competition exists. Because USAi's revenues are, to some degree, affected by changes in cable subscriber rates, increased regulation of cable subscriber rates, or a reduction in the rates that cable service providers may charge customers could have a significant impact on USA's revenues.

Regulation of Cable System Operators Affiliated With Video Programming Vendors

The 1992 Act prohibits a cable operator from engaging in unfair methods of competition that prevent or significantly hinder competing multichannel video programming distributors from providing satellite-delivered programming to their subscribers. The FCC has adopted regulations to (1) prevent a cable operator that has an attributable interest, including voting or non-voting stock ownership of at least 5%, in a programming vendor from exercising improper influence over the programming vendor in the latter's dealings with competitors to cable; and (2) to prevent a programmer in which a cable operator has an attributable interest from discriminating between cable operators and other multichannel video programming distributors, including other cable operators.

The FCC's rules may have the effect, in some cases, of requiring vertically integrated programmers to offer their programming to multichannel video programming distributor competitors of cable television, and of prohibiting certain exclusive contracts between such programmers and cable system operators. The rules also permit multichannel video programming distributors to bring complaints before the FCC if they are unable to obtain cable programming on non-discriminatory terms because of "unfair practices" by the programmer.

Under the 1992 Act, the FCC set a 40% limit on the number of programming channels on a cable system that may be occupied by video programmers in which the cable operator has an attributable interest. USAi could be affected by the 1992 Act as a consequence of Liberty's ownership interests, directly and through its affiliates, in both cable systems and cable programming services.

State and Local Regulation

Cable television systems are generally constructed and operated under non-exclusive franchises granted by a municipality or other state or local governmental entity. Franchises are granted for fixed terms and are subject to periodic renewal. The Cable Communications Policy Act of 1984 places limitations on the ability of a local franchising authority to control the operations of a cable operator, and the courts from time to time have reviewed the constitutionality of several franchise requirements, often with inconsistent results. The 1992 Act prohibits exclusive franchises, and allows local franchising authorities to exercise greater control over the operation of franchised cable television systems, especially in the areas of customer service and rate regulation. The 1992 Act also allows local franchising authorities to operate their own multichannel video distribution systems without having to obtain franchises. Moreover, local franchising authorities are immunized from monetary damage awards arising from their regulation of cable television systems or their decisions on franchise grants, renewals, transfers, and amendments.

The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Cable franchises generally contain provisions governing time limitations on the beginning and completion of construction, and governing conditions of service, including the number of channels, the types of programming but not the actual cable programming channels to be carried, and the provision of free service to schools and certain other public institutions. The specific terms and conditions of a franchise and the laws and regulations under which it is granted directly affect the profitability of the cable television system, and thus the cable television system's financial ability to carry programming. Local governmental authorities also may certify to regulate basic cable rates. Local rate regulation for a particular system could result in resistance on the part of the cable operator to the amount of subscriber fees charged by USAi for its programming.

Various proposals have been introduced at the state and local level with regard to the regulation of cable television systems, and a number of states have enacted legislation subjecting cable television systems to the jurisdiction of centralized state governmental agencies. USAi is not able to predict the impact such regulation could have on its businesses.

Other Cable Regulation

The FCC's regulations concerning the commercial limits in children's programming and political advertising may also apply to cable television system operators. USAi also must provide program ratings information and, under the phased implementation established by the FCC, closed captioning of its cable program services, which could increase its operating expenses.

Proposed Changes

Congress and the FCC have under consideration, and in the future may consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or

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

indirectly, the operation, ownership and profitability of USAi's broadcast stations and broadcast and cable programming networks. In addition to the changes and proposed changes noted above, such matters include, for example, the extension of rate regulation for upper tiers of service past the March 1999 sunset, political advertising rates, potential restrictions on the advertising of products (beer, wine and hard liquor, for example), and the rules and policies to be applied in enforcing the FCC's equal employment opportunity regulations. Other matters that could affect USAi's regulated media businesses include technological innovations and developments generally affecting competition in the mass communications industry, such as direct radio and television broadcast satellite service, the continued establishment of wireless cable systems, digital television and radio technologies, and the advent of telephone company participation in the provision of video programming service.

Other Regulatory Considerations

The summary presented above does not purport to be a complete discussion of all provisions of the Communications Act or other congressional acts or of the regulations and policies of the FCC. For further information, you should review the Communications Act, other congressional acts, and regulations and public notices promulgated from time to time by the FCC. There are additional regulations and policies of the FCC and other federal agencies that govern political broadcasts, public affairs programming, equal opportunity employment and other matters affecting USAi's business and operations.

TRADEMARKS, TRADENAMES AND COPYRIGHTS

USAi has registered and continues to register, when appropriate, its trade and service marks as they are developed and used, and USAi vigorously protects its trade and service marks. USAi believes that its marks are a primary marketing tool for promoting its identity. USAi also obtains copyrights with respect to its original programming as appropriate.

COMPETITION

Networks and Television Production

Networks

VIEWERSHIP AND ADVERTISING REVENUES. Networks competes for access to its customers and for audience share and revenue with broadcasters and other forms of entertainment. Cable operators and other distributors only contract to carry a limited number of the available networks. Therefore, they may decide not to offer a particular network to their subscribers, or they may package a network with other networks in a manner that only a portion of their subscribers will receive the service (for example, by charging an additional fee). In addition, there has been increased consolidation among cable operators, so that USA Network and The Sci-Fi Channel have become increasingly subject to the carriage decisions made by a small number of operators. This consolidation may reduce the per-subscriber fees received from cable operators in the future. The consolidation also means that the loss of any one or more of the major distributors could have a material adverse impact on the networks. The competition for advertising revenues also has become more intense as the number of television networks has increased. While many factors affect advertising rates, ultimately they are dependent on the numbers and types of viewers which a program attracts. As more networks compete for viewers, it becomes increasingly difficult to increase or even maintain a network's number of viewers. Moreover, to do so may require a network to spend significantly greater amounts of money on programming. Therefore, greater pressure may be placed on the networks' ability to generate advertising revenue increases consistent with the increases they have achieved in the past. Both Networks and Television Broadcasting are affected by competition for advertising revenues.

THIRD-PARTY PROGRAMMING. The competition for third-party programming is likely to increase as more networks seek to acquire that form of programming. In addition, many networks, including USA Network and The Sci-Fi Channel, are affiliated with companies which produce programming. As a result, non-affiliated networks may have a diminished capacity to acquire product from production companies affiliated with other networks.

Television Production

PROGRAMMING. Studios USA operates in a highly competitive environment. The production and distribution of television programming are highly competitive businesses. While television programs and films produced by Studios USA compete with all other forms of network and syndication programming, Studios USA essentially competes with all other forms of entertainment and leisure activities. Competition is also faced from other major television studios and independent producers for creative talent, writers and producers, which are essential ingredients in the filmed entertainment business. The profitability of Studios USA is dependent upon factors such as public taste that is volatile, shifts in demand, economic conditions and technological developments.


In 1995, the FCC repealed its financial interest and syndication rules. These rules were adopted in 1970 to limit television network control over television programming and to foster the development of diverse programming sources. The rules had restricted the ability of the three established, major U.S. televisions networks (i.e., ABC, CBS and NBC) to own and syndicate television programming. The repeal of the rules has increased in-house production of television programming for the networks' own use. As a result of the repeal of these rules, the industry has become vertically integrated, with four of the six major broadcast networks being aligned with a major studio. In addition, two major broadcast networks have formed their own in-house production units. Mergers and acquisitions of broadcast networks by studios (e.g., Disney-ABC) have altered the landscape of the industry. It is possible that this change will have a negative impact on Studios USA's business as its network customers are now able to choose between their own product and Studios USA's product in making programming decisions.


Television Broadcasting

VIEWERSHIP AND ADVERTISING REVENUE. The USA Station Group stations, to the extent they do not air Home Shopping Network and America's Store programming, also compete for a share of advertising dollars. A station's share is based primarily upon (1) the size of its viewing audience, (2) the demographics of those viewers and (3) the ability to deliver to an advertiser "added" value audience share primarily on the basis of program popularity, which has a direct effect on advertising rates. Other factors that are material to a television station's competitive position include signal coverage, local program acceptance, audience characteristics, assigned broadcast frequency and cable channel position. These factors will directly impact the USA Station Group stations that develop local programming other than Home Shopping Network and America's Store.

LOCAL MARKETS. In addition to the above factors, USAi's ownership of and affiliation with broadcast television stations creates another set of competitive conditions. These stations compete for television viewers primarily within local markets. USAi's broadcast television stations are located in highly competitive markets and compete against both VHF and UHF stations. Due to technical factors, a UHF television station generally requires greater power and a higher antenna to secure substantially the same geographical coverage as a VHF television station. USAi also competes with new entertainment and shopping networks for carriage on broadcast television stations. USAi cannot quantify the competitive effect of the foregoing or any other sources of video programming on any of USAi's affiliated television stations, nor can it predict whether such competition will have a material adverse effect on its operations.

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

Electronic Retailing

The Home Shopping Network business operates in a highly competitive environment. It is in direct competition with retail merchandisers, other electronic retailers, direct marketing retailers such as mail order companies, companies that sell from catalogs, other discount retailers and companies that market through computer technology.

Home Shopping Network and QVC, Inc. are currently the two leading electronic retailing companies. TCI, which indirectly holds a substantial equity interest in USAi and USANi LLC, currently owns 43% of QVC but has entered into a stockholders agreement with Comcast Corporation ,which owns 57% of QVC, under which Comcast Corporation controls the day to day operations of QVC. There are other companies, some having an affiliation or common ownership with cable operators, that now market merchandise by means of live television. A number of other entities are engaged in direct retail sales businesses which utilize television in some form and which target the same markets in which Home Shopping Network operates. Some competitors of the Home Shopping Network business are larger and more diversified than USAi.

VIEWERSHIP. The Home Shopping Network business also competes for access to its customers and for audience share and revenue with broadcasters and conventional forms of entertainment and information, such as programming for network and independent broadcast television stations, basic and pay cable television services, satellite master antenna systems, home satellite dishes and home entertainment centers, newspapers, radio, magazines, outdoor advertising, transit advertising and direct mail. In particular, the price and availability of programming for cable television systems affect the availability of these channels for Home Shopping Network and America's Store programming and the compensation which must be paid to cable operators for carriage of Home Shopping Network and America's Store programming.

CHANNEL CAPACITY. In addition, USAi believes that due to a number of factors, including the development of cable operator owned programming, the competition for channel capacity has substantially increased. With the advent of new compression technologies on the horizon, this competition for channel capacity may substantially decrease, although additional competitors may have the opportunity to enter the marketplace. No prediction can be made with respect to the viability of these technologies or the extent to which they will ultimately impact the availability of channel capacity. A substantial portion of USAi's businesses are affected by changes in channel capacity and competition among programming providers for available channel capacity.

Ticketing Operations

Ticketmaster's and Ticketmaster Online's competitors include event facilities and promoters that handle their own ticket sales and distribution, live event automated ticketing companies which may or may not currently offer online transactional capabilities and Web-based live event ticketing companies which only conduct business online. Where facilities and promoters decide to utilize the services of a ticketing company, Ticketmaster and Ticketmaster Online compete with international, national and regional ticketing services, including TicketWeb, Telecharge, NEXT Ticketing, Advantix, ETM Entertainment Network, Dillard's, Prologue, Capital Tickets and Lasergate. Several of Ticketmaster's and Ticketmaster Online's competitors have operations in multiple locations throughout the United States and compete on a national level, while others compete principally in one specific geographic region. In some geographic regions, including some of the local markets in which CitySearch provides or intends to provide its local city guide service, one or more of Ticketmaster's and Ticketmaster Online's competitors may serve as the primary ticketing service in the region. USAi believes that Ticketmaster Online will experience significant difficulty in establishing a significant online presence in these regions and, as a result, any local city guide for such a region may be unable to provide significant ticketing capabilities. In addition, there can be no assurance that one or more of these regional automated ticketing companies will not expand into other regions or nationally.

In addition, as part of the Ticketmaster license agreement, Ticketmaster Online is restricted from entering into agreements with facilities, promoters or other ticket sellers for the online sale of live event tickets. As a result, Ticketmaster Online is dependent on the ability of Ticketmaster to acquire and maintain live event ticketing rights, including online ticketing rights, with facilities and promoters and to negotiate commercially favorable terms for these rights. Furthermore, substantially all of the tickets sold through Ticketmaster Online's Web site are also sold by Ticketmaster by telephone and through independent retail outlets. Such sales by Ticketmaster Corp. could have a material adverse effect on Ticketmaster Online's online sales.

Internet Services

Internet Shopping Network operates First Auction, an Internet retailing service that competes with a number of other companies including uBid, Yahoo! Auctions Powered by OnSale, Excite, OnSale, ZAuction and Surplus Auction. Internet Shopping Network/First Auction potentially faces competition from a number of large online communities and services that have expertise in developing online commerce. USAi believes that the principal competitive factors in this market are volume, selection of goods, population of buyers and sellers, community cohesion and interaction, customer service, reliability of delivery and payment by users, brand recognition, web site convenience and accessibility, price, quality of search tools and system reliability.

Currently, CitySearch's primary competitors include Digital City, Inc., a company wholly-owned by America Online, Inc. and Tribune Company, and Microsoft Corporation (Sidewalk). CitySearch also competes against search engine and other site aggregation companies which primarily serve to aggregate links to sites providing local content such as Excite, Inc. (City.Net) and Yahoo! (Yahoo! Local). In addition, CitySearch competes against offerings from media companies, including Cox Interactive Media, Inc., Knight Ridder, Inc. and Zip2 Corporation, as well as offerings from several telecommunications and cable companies and Internet service providers that provide local interactive programming such as SBC Communications, Inc. (At Hand) and MediaOne Group, Inc. (DiveIn). There are also numerous niche competitors which focus on a specific category or geography and compete with specific content offerings provided by CitySearch. CitySearch may also compete with online services and other Web site operators, as well as traditional media such as television, radio and print, for a share of advertisers' total advertising budgets. CitySearch faces different competitors in most of its CitySearch markets.

EMPLOYEES

As of the close of business on December 31, 1998, USAi and its subsidiaries employed 7,191 full-time employees, with 1,022 employees employed by Networks and Television Production, 3,597 employees employed by Electronic Retailing, 91 employed by Internet Services, 250 employees employed by USA Broadcasting and 2,189 employees employed by Ticketmaster including Ticketmaster Online-City Search. Of these employees, 4,794 were employed by USAi through USANi LLC. USAi believes that it generally has good employee relationships, including employees represented by unions and guilds.

PROPERTIES

USAi's facilities for its management and operations are generally adequate for its current and anticipated future needs. USAi's facilities generally consist of executive and administrative offices, fulfillment facilities, warehouses, operations centers, call centers, television production and distribution facilities, satellite transponder sites and sales offices.

All of USAi's leases are at prevailing market (or "most favorable") rates and, except as noted, with unaffiliated parties. USAi believes that the duration of each lease is adequate. USAi believes that its principal properties, whether owned or leased, are adequate for the purposes for which they are used and are suitably maintained for such purposes. Most of the office/studio space is substantially utilized, and where significant excess space exists, USAi leases or subleases such space to the extent possible. USAi anticipates no future problems in renewing or obtaining suitable leases for its principal properties.

Corporate

USAi maintains its principal executive offices at Carnegie Hall Tower, 152 West 57th Street, New York, New York which consist of approximately 29,850 square feet leased by USAi through October 30, 2005.

Networks and Television Production

The executive offices of Networks are located at 1230 Avenue of the Americas, New York, New York 10020. Networks leases approximately 168,000 square feet at this office space under a lease that continues until March 31, 2005, subject to two five-year options to continue the term. Networks also has smaller offices in Chicago (affiliate relations and sales), Detroit (sales), and Los Angeles (affiliate relations, sales and programming).

Networks also leases approximately 55,000 square feet in a facility in Jersey City, New Jersey, where Networks has its broadcast operations center. This space is used to originate and transmit the USA Network and The Sci-Fi Channel signals. Post-production for both networks, including audio production, editing, graphics and duplication, also is performed at this location. The lease for this space continues through April 30, 2009, and there are options to continue the term beyond that time.


Studios USA currently conducts its domestic television production and distribution operations primarily from its executive and administrative offices in Universal City, California. These offices, totaling approximately 84,000 square feet, are leased from Universal. As of early 1999, Studios USA is in the process of relocating some of its executive functions away from Universal City to a facility owned by Ticketmaster. Additionally, Studios USA has four domestic sales offices located in Atlanta, Chicago, Dallas and New York City. Production facilities are leased primarily from Universal on its Universal City lot on an as-needed basis depending upon production schedules. Studios USA also leases production facilities in New York City -- for the production of Law & Order, The Sally Jessy Raphael Show and Maury -- and in Chicago for production of The Jerry Springer Show.

Television Broadcasting

USAi owns or leases office, studio and transmitter space for the USA Station Group stations as follows:

LOCATION                                       FUNCTION                OWNED/LEASED
--------                                       --------                ------------
Mt. Wilson, CA(1)................  Transmitter                            Leased
Ontario, CA......................  Offices/Studio                         Owned
Riverview, FL(1).................  Transmitter                            Leased
Melbourne, FL....................  Offices/Studio                         Leased
Miami, FL........................  Transmitter                            Leased
Miami Beach, FL..................  Offices/Studio                         Leased
Miramar, FL......................  Offices/Studio                         Leased
St. Cloud, FL....................  Transmitter                            Leased
St. Petersburg, FL...............  Offices/Studio                         Leased
Flowery Branch, GA...............  Transmitter                            Leased
Marietta, GA.....................  Offices/Studio                         Leased
Aurora, IL.......................  Offices(Dish and Master Control)       Leased
Chicago, IL......................  Transmitter                            Leased
Hudson, MA.......................  Offices/Studio/Transmitter             Owned
Newark, NJ.......................  Offices/Studio                         Owned
Newfield, NJ.....................  Offices/Studio                         Owned
Waterford Works, NJ(1)...........  Transmitter                            Leased
Central Islip, NY................  Offices/Studio                         Owned
Middle Island, NY................  Transmitter                            Owned
New York, NY.....................  Transmitter                            Leased
Parma, OH........................  Offices/Studio/Transmitter             Owned
Houston, TX......................  Offices(Master Control)                Leased
Cedar Hill, TX...................  Transmitter                            Leased
Irving, TX.......................  Offices/Studio                         Owned
Missouri City, TX................  Transmitter                            Leased

USAi leases the following low power television transmitter sites:

Atlanta, GA                        Pensacola, FL
Birmingham, AL                     Portsmouth, VA
Champaign, IL                      Raleigh, NC
Columbus, OH                       Roanoke, VA
Des Moines, IA                     Shreveport, LA
Huntington, WV                     Springfield, IL
Jacksonville, FL                   Spokane, WA
Kansas City, MO                    St. Louis, MO
Knoxville, TN                      St. Petersburg, FL
Minneapolis, MN                    Toledo, OH
Mobile, AL                         Tulsa, OK
New Orleans, LA                    Tucson, AZ
New York, NY                       Wichita, KS

-------------------------
(1) USAi owns the transmitter facility, but the site is leased.

Electronic Retailing

Home Shopping Network owns an approximately 480,000 square foot facility in St. Petersburg, Florida, which houses its Home Shopping Network television studios, broadcast facilities, administrative offices and training facilities.

Home Shopping Network owns two warehouse-type facilities totaling approximately 84,000 square feet near Home Shopping Network's main campus in St. Petersburg, Florida. These facilities have been used for returns processing, retail distribution and general storage.

Home Shopping Network leases a 21,000 square foot facility in Clearwater, Florida for its video and post production operations.

Home Shopping Network owns and operates a warehouse consisting of 163,000 square feet located in Waterloo, Iowa, which is used as a fulfillment center. In addition, Home Shopping Network rents additional space in two locations in Waterloo, Iowa consisting of 106,000 square feet and 36,000 square feet, respectively.

Home Shopping Network operates a warehouse located in Salem, Virginia, consisting of approximately 650,000 square feet which is leased from the City of Salem Industrial Development Authority. On November 1, 1999, Home Shopping Network will have the option to purchase the property for $1. In addition, Home Shopping Network leases two additional locations in Salem, Virginia consisting of 193,000 square feet and 74,500 square feet, respectively.

Home Shopping Network's retail outlet subsidiary leases five retail stores in the Tampa Bay, Orlando and Chicago areas totaling approximately 105,785 square feet.

Home Shopping Network and its other subsidiaries also lease office space in California and Utah.

Ticketing Operations

Ticketmaster's headquarters are located in Los Angeles, California, where Ticketmaster currently leases approximately 57,000 square feet of space under a lease expiring in 2005, with an option to renew for an additional five years. In addition, Ticketmaster, its subsidiaries and affiliates lease office space in various other cities in the United States and other countries in which Ticketmaster is actively engaged in business.

Ticketmaster owns a 70,000 square foot building in West Hollywood, California, of which approximately 60,000 square feet is used by Networks and Television Production and Television Broadcasting and the remaining 10,000 square feet is leased to an unaffiliated entity.

Internet Services

Ticketmaster Online-City Search's executive offices are located in Pasadena, California, where Ticketmaster Online-City Search currently leases approximately 30,700 square feet under a lease expiring in 2002.

Internet Shopping Network's executive offices are located in Sunnyvale, California, where Internet Shopping Network currently leases 31,000 square feet under a lease expiring in 2000.

LEGAL PROCEEDINGS

In the ordinary course of business, USAi and USANi LLC and their subsidiaries are parties to litigation involving property, personal injury, contract and other claims. The amounts that may be recovered in these matters may be subject to insurance coverage and, although there can be no assurance in this regard, are not expected to be material to the financial position or operations of USAi and USANi LLC.

Federal Trade Commission Matter

Home Shopping Network is involved from time to time in investigations and enforcement actions by consumer protection agencies and other regulatory authorities. Effective October 2, 1996, the Federal Trade Commission and Home Shopping Network and two of its subsidiaries entered into a consent order under which Home Shopping Network agreed that it will not make claims for specified categories of products, including any claim that any product can cure, treat or prevent illness, or affect the structure or function of the human body, unless it possesses competent and reliable scientific evidence to substantiate the claims. The settlement did not represent an admission of wrongdoing by Home Shopping Network, and did not require the payment of any monetary damages. The FTC is investigating Home Shopping Network's compliance with its consent order. The FTC has recently indicated to Home Shopping Network that it believes Home Shopping Network has not complied with the consent order and that it intends to seek monetary penalties and consumer redress for non-compliance.

ASCAP Litigation

Networks, along with almost every other satellite-delivered network, is involved in continuing disputes regarding the amounts to be paid by it for the performance of copyrighted music from members of the American Society of Composers, Authors and Publishers and by Broadcast Music, Inc. The payments to be made to the American Society will be determined in a "rate court" proceeding under the jurisdiction of the U.S. District Court in the Southern District of New York. In the initial phase of this proceeding, it was determined that Networks must pay the American Society a specified interim fee, calculated as a percentage of the gross revenues of each of USA Network and The Sci-Fi Channel. This fee level is subject to upward or downward adjustment in future rate court proceedings, or as the result of future negotiations, for all payments subsequent to January 1, 1986 with respect to USA Network and for all payments subsequent to launch with respect to The Sci-Fi Channel. All American Society claims prior to these times have been settled and are final. As to Broadcast Music, Networks has agreed with Broadcast Music with respect to certain interim fees to be paid by both USA Network and The Sci-Fi Channel. Subsequent to July 1, 1992 and subsequent to launch of The Sci-Fi Channel, respectively, these interim fees are subject to upward or downward adjustment, based on a future negotiated resolution or submission of the issue to Broadcast Music's

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

own federal "rate court." USAi cannot predict the final outcome of these disputes, but does not believe that it will suffer any material liability as a result of them.

Ticketmaster Shareholder Litigation


USAi and some of its directors (who were also directors of Ticketmaster), along with other parties (including Ticketmaster), were named as defendants in three purported class action lawsuits brought on behalf of Ticketmaster shareholders in state court in Chicago and Los Angeles: In re Ticketmaster Group, Inc. Securities Class Action Litigation, 97 CH 13411 (Circuit Court, Cook County, Ill.); Tiger Options LLC v. Ticketmaster Group, Inc., et al., Case No. BC 180045 (Los Angeles Superior Court); and Bender v. Ticketmaster Group, Inc., et al., Case No. BC 181006. The complaints in each action generally allege that the defendants breached fiduciary duties they allegedly owed to Ticketmaster shareholders in connection with USAi's October 1997 merger proposal to Ticketmaster, and seek, among other things, injunctive relief and damages in an unspecified amount. On October 26, 1998, the Cook County Circuit Court entered an order dismissing the Illinois cases with prejudice from which no appeal was taken. On March 17, 1999, the plaintiffs in the California cases filed a request for dismissal with prejudice as to all named plaintiffs and without prejudice as to any unnamed potential class members.


Ticketmaster Consumer Class Action

During 1994, Ticketmaster was named as a defendant in 16 federal class action lawsuits filed in United States District Courts purportedly on behalf of consumers who were alleged to have purchased tickets to various events through Ticketmaster. These lawsuits alleged that Ticketmaster's activities violated antitrust laws. On December 7, 1994, the Judicial Panel on Multidistrict Litigation transferred all of the lawsuits to the United States District Court for the Eastern District of Missouri for coordinated and consolidated pretrial proceedings. After an amended and consolidated complaint was filed by the plaintiffs, Ticketmaster filed a motion to dismiss and, on May 31, 1996, the District Court granted that motion ruling that the plaintiffs had failed to state a claim upon which relief could be granted. On April 10, 1998, the United States Court of Appeals for the Eighth Circuit issued an opinion affirming the district court's ruling that the plaintiffs lack standing to pursue their claims for damages under the antitrust laws and held that the plaintiffs' status as indirect purchasers of Ticketmaster's services did not bar them from seeking equitable relief against Ticketmaster. Discovery on the plaintiff's remanded claim for equitable relief is ongoing in the District Court and a trial date of July 17, 2000 has been set. On July 9, 1998, the plaintiffs filed a petition for writ of certiorari to the United States Supreme Court seeking review of the decision dismissing their damage claims. Plaintiff's petition for writ of certiorari in the United States Supreme Court was denied on January 19, 1999.

Ticketmaster has stated that the Court's affirmance of the decision prohibiting plaintiffs from obtaining monetary damages against Ticketmaster eliminates the substantial portion of plaintiffs' claims. With respect to injunctive relief, the Antitrust Division of the United States Department of Justice had previously investigated Ticketmaster for in excess of 15 months and closed its investigation with no suggestion of any form of injunctive relief or modification of the manner in which Ticketmaster does business.

Jovon Litigation

Silver King Capital Corporation holds an option to acquire 45% of the stock of Jovon Broadcasting Corporation, licensee of WJYS-TV, Hammond, Indiana. In a 1996 order, the FCC ruled that USAi could proceed to exercise its option to acquire 45% of Jovon's stock, but limited the present exercise of that option to no more than 33% of Jovon's outstanding stock. Certain entities controlled by USAi filed litigation on May 30, 1997 in the Circuit Court of Pinellas County, Florida against Jovon seeking declaratory and injunctive relief to permit USAi to proceed with the exercise of its option, or, in the alternative, to obtain damages for breach of contract by Jovon. On September 11, 1998, the FCC released a Memorandum Opinion and Order affirming its earlier holding that the option does not violate the cross-interest policy and may be exercised up to a one-third equity interest in Jovon. The FCC left the validity of the option agreement to be determined by the state courts. On October 13, 1998, USAi filed a Request for Clarification, seeking to confirm that it may use a trust mechanism in order to exercise the option. Jovon has filed a response to the Request for Clarification. On January 9, 1998, the Circuit Court of Pinellas County, Florida denied Jovon's motion to dismiss litigation brought by certain entities controlled by USAi against Jovon. The court stayed the action for a period of six months. The stay was lifted on February 1, 1999.

Urban Litigation

Beginning in October 1996, Home Shopping Club, Inc., predecessor in interest to Home Shopping Club, L.P., withheld monthly payments under the Affiliation Agreement with Urban Broadcasting Corporation due to breaches of the Affiliation Agreement by Urban. Urban has contested this action. In addition, on January 10, 1997, Urban filed an Emergency Request for Declaratory Ruling with the FCC requesting an order that the requirement in the Affiliation Agreement that Urban broadcast at full power violates the FCC's rules, or alternatively, requesting that the FCC revise the terms of the Affiliation Agreement to bring it into compliance with its Rules. Urban also requested that the FCC undertake an inquiry into USAi's actions of withholding payments to Urban to determine whether USAi is fit to remain an FCC licensee. As of this date, no ruling has been issued by the Commission.

On October 23, 1997, HSC filed suit against Urban in the Circuit Court for Arlington County, Virginia seeking a judicial declaration that it was entitled to withhold the payments in dispute because of Urban's breaches of the Affiliation Agreement. Urban has responded with counterclaims and began a related action in the Circuit Court against HSC, HSN, Inc. (now USAi) and Silver King Broadcasting of Virginia, Inc. (now USA Station Group of Virginia, Inc.). Urban has asserted contract and tort claims related to HSC's decision to withhold affiliation payments. The case is currently set for trial on April 5-9, 1999. USAi, HSC and USA Station Group of Virginia continue to defend the case vigorously.

MovieFone Litigation

In March 1995, MovieFone, Inc. and The Teleticketing Company, L.P. filed a complaint against Ticketmaster in the United States District Court for the Southern District of New York. Plaintiffs allege that they are in the business of providing movie information and teleticketing services, and that they are parties to a contract with Pacer Cats Corporation, a wholly owned subsidiary of Wembley plc, to provide teleticketing services to movie theaters. Plaintiffs also allege that, together with Pacer Cats, they had planned to begin selling tickets to live entertainment events, and that Ticketmaster, by its conduct, frustrated and prevented plaintiffs' ability to do so. Plaintiffs further allege that Ticketmaster has interfered with and caused Pacer Cats to breach its contract with plaintiffs. The complaint asserts that Ticketmaster's actions violate Section 7 of the Clayton Act and Sections 1 and 2 of the Sherman Act, and that Ticketmaster tortiously interfered with contractual and prospective business relationships and seeks monetary and injunctive relief based on such allegations. Ticketmaster filed a motion to dismiss. The court heard oral argument on September 26, 1995. In March 1997, prior to the rendering of any decision by the Court on Ticketmaster's motion to dismiss, Ticketmaster received an amended complaint in which the plaintiffs assert essentially the same claims as in the prior complaint but have added a RICO claim and tort claims. Ticketmaster filed a motion to dismiss the amended complaint in April 1997, which is pending. Some of the claims in this litigation are similar to claims that were the subject of an arbitration award in which MovieFone was a claimant and Pacer Cats a respondent. Among other things, the award included damages from Pacer Cats to MovieFone of approximately $22.75 million before interest and an injunction against some entities, which may include affiliates of Ticketmaster, restricting or prohibiting their activity with respect to aspects of the movie teleticketing business for a specified period of time. Neither USAi, Ticketmaster, nor any entity owned or controlled by Ticketmaster, were parties to the arbitration. In May 1998, MovieFone filed a petition in New York state court to hold an entity affiliated with Ticketmaster in contempt of the injunction provision of the arbitration award on the grounds that such entity is a successor or assignee of, or otherwise acted in concert with, Pacer Cats. In November 1998, the court ruled that the Ticketmaster affiliate is bound by the arbitrators' findings that it is the successor to Pacer Cats and, as such, liable for breaches committed by Pacer Cats and subject to the terms of the arbitration award's injunction. The court further found that the Ticketmaster affiliate had violated the injunction and awarded MovieFone approximately $1.38 million for losses it incurred as a result of such violations. The Ticketmaster affiliate has filed a notice of appeal of the court's decision, including to seek reversal of the ruling regarding successor liability.

Lycos Litigation

USAi is a defendant (along with several of its directors) in a number of lawsuits brought in connection with the proposed Lycos transaction. Seven of the lawsuits are brought on behalf of shareholders of Ticketmaster Online-CitySearch and allege that the non-USAi shareholders of Ticketmaster Online-CitySearch will receive consideration in the Lycos transaction that is "grossly inadequate" and unfair and that defendants, including USAi, breached alleged fiduciary duties to the shareholders of Ticketmaster Online-CitySearch in negotiating and approving the Lycos transaction. These complaints seek an injunction against completion of the Lycos transaction, rescission in the event it is completed, and damages in an unspecified amount. Six additional lawsuits have been brought on behalf of shareholders of Lycos, alleging that USAi aided and abetted alleged breaches of fiduciary duties by Lycos' directors, in that the consideration Lycos shareholders will receive in the Lycos transaction is alleged to be grossly inadequate and unfair. These complaints seek an injunction against completion of the Lycos transaction, rescission in the event it is completed, and damages in an unspecified amount. All of these actions are pending in the Court of Chancery of the State of Delaware. The time for defendants to answer has not yet elapsed, and discovery has not yet been scheduled. USAi believes that the allegations against USAi and its directors have no merit.

Other

USAi and USANi LLC engaged in various other lawsuits either as plaintiffs or defendants. In the opinion of management, the ultimate outcome of these various lawsuits should not have a material impact on USAi or USANi LLC.

                               CORPORATE HISTORY

USAi was incorporated in July 1986 in Delaware under the name Silver King Broadcasting Company, Inc. as a subsidiary of Holdco. On December 28, 1992, Holdco distributed the capital stock of USAi to its stockholders.

SAVOY AND HOME SHOPPING MERGERS

In December 1996, USAi completed mergers with Savoy Pictures Entertainment, Inc. and Holdco and Savoy and Holdco became subsidiaries of USAi. At the same time as the mergers, USAi changed its name from Silver King Broadcasting Company, Inc. to HSN, Inc.

TICKETMASTER TRANSACTION


On July 17, 1997, USAi acquired a controlling interest in Ticketmaster from Mr. Paul G. Allen in exchange for shares of USAi's common stock. Upon completion of the acquisition, Mr. Allen became a director of USAi. On June 24, 1998, USAi acquired the remaining Ticketmaster common equity in a tax-free stock-for-stock merger.


UNIVERSAL TRANSACTION


On February 12, 1998, in the Universal transaction, USAi acquired both USA Networks, a New York partnership which consisted of USA Network and The Sci-Fi Channel cable television networks, and Universal's domestic television production and distribution business, which was renamed "Studios USA", from Universal, which is controlled by Seagram. USAi paid Universal approximately $1.6 billion in cash ($300 million of which was deferred with interest) and an effective 45.8% interest in USAi through shares of USAi common stock, USAi Class B common stock and shares of USANi LLC. The USANi LLC shares are exchangeable for shares of USAi's common stock and Class B common stock on a one-for-one basis.


Due to FCC restrictions on foreign ownership of entities such as USAi that control domestic television broadcast licenses, Universal, which is controlled by Seagram, a Canadian corporation, is limited in the number of shares of USAi's stock that it may own. USAi formed USANi LLC primarily to hold USAi's non-broadcast businesses in order to comply with such FCC restrictions and for other tax and regulatory reasons. Universal's interest in USANi LLC is not subject to the FCC foreign ownership limitations. USAi maintains control and management of USANi LLC, and the businesses held by USANi LLC are managed by USAi in substantially the same manner as they would be if USAi held them directly through wholly owned subsidiaries. As long as Mr. Diller is the Chairman and Chief Executive Officer of USAi and does not become disabled, these arrangements will remain in place. At such time as Mr. Diller no longer occupies such positions, or if Mr. Diller becomes disabled, Universal may have the right to designate a person to be the manager of USANi LLC and the Chairman and Chief Executive Officer of USAi. If Universal does not have such right, Liberty may be entitled to designate such persons. In all other cases, USAi is entitled to designate the manager of USANi LLC.

As part of with the Universal transaction, USAi changed its name to USA Networks, Inc. and renamed its broadcast television division "USA Broadcasting", formerly HSNi Broadcasting, and its primary television station group "USA Station Group", formerly "Silver King".

TICKETMASTER ONLINE-CITYSEARCH TRANSACTION

On September 28, 1998, CitySearch merged with Ticketmaster Online, a wholly owned subsidiary of Ticketmaster, to form Ticketmaster Online-CitySearch. Following the merger, Ticketmaster Online-CitySearch was a majority-owned subsidiary of Ticketmaster. Shares of Ticketmaster Online-CitySearch's Class B common stock were sold to the public in an initial public offering that was completed on December 8, 1998. The Ticketmaster Online-CitySearch Class B common stock is quoted on the Nasdaq Stock Market. Following the initial public offering, as of December 31, 1998, USAi beneficially owned 59.5% of the outstanding Ticketmaster Online-CitySearch common stock, representing 63.5% of the total voting power of Ticketmaster Online-CitySearch's outstanding common stock. For financial reporting purposes, Ticketmaster Online-CitySearch's Ticketmaster Online ticketing business is considered part of USAi's Ticketing Operations, while Ticketmaster Online-CitySearch's local city guides business is considered part of USAi's Internet Services.


CORPORATE STRUCTURE; CONTROLLING SHAREHOLDERS



USAi. As of February 26, 1999, Liberty, through companies owned by Liberty and Mr. Diller, owned 3.8% of USAi's outstanding common stock and 78.7% of USAi's outstanding Class B common stock and Universal owned approximately 6.6% of USAi's outstanding common stock and 21.3% of USAi's outstanding Class B common stock. Mr. Diller, through companies owned by Liberty and Mr. Diller, his own holdings and the stockholders agreement, dated as of October 19, 1997, among Mr. Diller, Universal, Liberty, USAi and Seagram, controls 74.4% of the outstanding total voting power of USAi. Mr. Diller, subject to the stockholders agreement and subject to veto rights of Universal and Liberty over fundamental changes, is effectively able to control the outcome of nearly all matters submitted to a vote of USAi's stockholders.



Assuming the exchange of all equity securities of USANi LLC and Holdco that are exchangeable for USAi's common stock or Class B common stock, but excluding employee stock options, as of February 26, 1999: (1) Universal would own approximately 45% of USAi's common equity, (2) Liberty would own approximately 21% of USAi's common equity, and (3) the public shareholders, including Mr. Barry Diller and other USAi officers and directors, would own approximately 34% of USAi's common equity.



HOLDCO. As of February 26, 1999, Liberty owned a 19.9% equity interest (9.2% of the voting power) in Holdco and USAi owned the remaining equity and voting interests. Holdco's only asset is its 38.8% interest in USANi LLC. Holdco has a dual-class common stock structure similar to USAi's. Under to an exchange agreement, dated as of December 20, 1996 between USAi and a subsidiary of Liberty, Liberty or its permitted transferee will exchange its Holdco common stock and its Holdco Class B common stock for shares of USAi's common stock and Class B common stock, respectively, at the applicable conversion ratio. This exchange will only occur at such time or from time to time as Liberty or its permitted transferee is allowed under applicable FCC regulations to hold additional shares of USAi's stock. Liberty, however, is obligated to effect an exchange only after all of its USANi LLC shares have been exchanged for shares of USAi's common stock. Upon completion of the exchange of Liberty's Holdco shares, Holdco will become a wholly owned subsidiary of USAi.



USANi LLC. As of February 26, 1999, USAi owned 3.2% and indirectly through Holdco 38.8% of the outstanding USANi LLC shares, Universal owned 49.5% of the outstanding USANi LLC shares and Liberty owned 8.5% of the outstanding USANi LLC shares.


Under an exchange agreement, dated February 12, 1998, among USAi, Universal and Liberty, Universal may exchange its USANi LLC shares for shares of USAi's common stock and Class B common stock and Liberty may exchange its USANi LLC shares for USAi's common stock. USAi has the right, subject to conditions, to require Liberty to exchange such shares when, under applicable law, it is legally permitted to do so. USAi may only require Universal to exchange its USANi LLC shares upon a sale of USAi as provided in the exchange agreement.

The following chart shows USAi's corporate structure.

                        [CORPORATE STRUCTURE FLOW CHART]

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table presents the name, age and position of individuals who serve as directors and executive officers of USAi and USANi LLC, as indicated. All biographical information is as of February 26, 1999. Except as otherwise indicated, each individual who serves as a director or executive officer of USAi also serves in the same capacity at USANi LLC. Each director will hold office until the next annual meeting of stockholders or until his successor has been elected and qualified or until his earlier death, resignation or removal. Officers of USAi and USANi LLC are appointed by the Boards of Directors of USAi and USANi LLC and serve at the discretion of the Boards.


                NAME                   AGE                         POSITION
                ----                   ---                         --------
Barry Baker(1).......................   46   Director, President and Chief Operating Officer
Barry Diller(1)......................   57   Director, Chairman of the Board and Chief Executive
                                             Officer
Michael P. Durney....................   36   Vice President and Controller
Victor A. Kaufman(1).................   55   Director, Office of the Chairman and Chief Financial
                                             Officer
D. Stephen Goodin....................   31   Vice President and Assistant to the Chairman
Dara Khosrowshahi....................   28   Vice President, Strategic Planning
Thomas J. Kuhn.......................   36   Senior Vice President, General Counsel and Secretary
Paul G. Allen........................   45   Director
Robert R. Bennett(2).................   40   Director
Edgar J. Bronfman, Jr.(1)............   42   Director
Anne M. Busquet(4)(5)................   49   Director
Donald R. Keough(3)(4)...............   72   Director
John C. Malone(2)....................   58   Director
Robert W. Matschullat................   51   Director
Samuel Minzberg......................   49   Director
William D. Savoy(3)(4)(5)............   34   Director
H. Norman Schwarzkopf(3).............   64   Director
Diane Von Furstenberg................   52   Director


-------------------------

(1) Member of the Executive Committee.

(2) Director of USANi LLC only.

(3) Member of the Audit Committee.

(4) Member of the Compensation/Benefits Committee.

(5) Member of the Performance-Based Compensation Committee.

Paul G. Allen has been a director of USAi and of USANi LLC since July 1997 and February 1998, respectively. Mr. Allen has been a private investor for more than five years, with interests in a wide variety of companies, many of which focus on multimedia digital communications such as Interval Research Corporation, of which Mr. Allen is the controlling shareholder and a director. In addition, Mr. Allen is the Chairman of the Board of Trail Blazers Inc. of the National Basketball Association and is the owner of the Seattle Seahawks of the National Football League. Mr. Allen currently serves as a director of Microsoft Corporation and also serves as a director of various private corporations.

Barry Baker has been a director and the President and Chief Operating Officer of USAi and of USANi LLC since March 31, 1999. Mr. Baker was Executive Vice President of Sinclair Broadcast Group, Inc. and served as Chief Executive Officer designate and as a director of Sinclair Communications, Inc. from June 1996 through February 1999. From 1989 through May 1996, he was also Chief Executive Officer of River City Broadcasting, L.P., which was acquired by Sinclair Broadcasting.


Robert R. Bennett has been a director of USANi LLC since February 1998. He is President and Chief Executive Officer of Liberty, the programming arm of TCI, and Executive Vice President of TCI. Mr. Bennett has been with Liberty since its inception in 1990, serving as its principal financial officer and in various other officer capacities. Prior to the creation of Liberty, he was Vice President and Director of Finance at TCI, where he was employed since 1987. Before joining TCI, Mr. Bennett was with The Bank of New York in its Communications Entertainment and Publishing Division. Mr. Bennett is a director of Black Entertainment Television, Inc., United Video Satellite Group, Inc., TCI Music, Inc. and Discovery Communications, Inc.

Edgar J. Bronfman, Jr. has been a director of USAi and of USANi LLC since February 1998. He has been President and Chief Executive Officer of Seagram since June 1994. Previously, he was President and Chief Operating Officer of Seagram. Mr. Bronfman is a director of Seagram and a member of the Boards of The Wharton School of the University of Pennsylvania, New York University Medical Center, the Teamwork Foundation and WNET/13. Mr. Bronfman is also Chairman of the Board of Governors of The Joseph H. Lauder Institute of Management & International Studies at the University of Pennsylvania.


Anne M. Busquet has been a director of USAi and of USANi LLC since March 1999. She has been the President of American Express Relationship Services, TRS since October 1995. Previously, she had been the Executive Vice President of American Express' Consumer Card Group since November 1993. She is a member of the Board of Trustees for Teach of America, Rheedlen Centers for Children and Families and the Cornell University Trustees Council. She also serves on the Board of Directors for Administaff, Exactis.com and Epsilon.


Barry Diller has been a director and the Chairman of the Board and Chief Executive Officer of USAi and of USANi LLC since August 1995 and February 1998, respectively. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is a director and member of the Executive Committee of Seagram, and serves as a director of Ticketmaster Online-CitySearch. He also serves on the Board of the Museum of Television and Radio and is a member of the Board of Councilors for the University of Southern California's School of Cinema-Television and is a member of the Board of Directors of 13/WNET. Mr. Diller also serves on the Board of Directors for AIDS Project Los Angeles, the Executive Board for the Medical Sciences of University of California, Los Angeles and the Board of the Children's Advocacy Center of Manhattan.

Michael P. Durney has been Vice President and Controller of USAi and of USANi LLC since March 1998. Prior to joining USAi, from 1996 to 1998, he was the Chief Financial Officer of Newport Media, Inc., and from 1994 to 1996 he was Executive Vice President of Finance of Hallmark Entertainment, Inc. From 1989 to 1994, he was Vice President, Controller of Univision Television Group, Inc.

Stephen Goodin has been Vice President and Assistant to the Chairman of USAi and of USANi LLC since March 1998. Prior to joining USAi, he served as Special Advisor to President William J. Clinton's Chief of Staff and as the President's Aide for three years from October 1994 to December 1997. Prior to his employment with the Office of the President, Mr. Goodin was the Director of Operations-Finance at the Democratic National Committee from January 1993 to October 1994.

Victor A. Kaufman has been a director of USAi and of USANi LLC since December 1996 and February 1998, respectively. Mr. Kaufman has served in the Office of the Chairman for USAi since January 27, 1997, and as Chief Financial Officer since November 1, 1997. Prior to that time, he served as Chairman and Chief Executive Officer of Savoy since March 1992 and as a director of Savoy since February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman also serves as a director of Ticketmaster-Online CitySearch.

Donald R. Keough has been a director of USAi and of USANi LLC since September 1998. He is chairman of the board of Allen & Company Incorporated, a New York investment banking firm. He was elected to that position on April 15, 1993. Mr. Keough retired as president, chief operating officer and a director of The Coca-Cola Company in April 1993 and at that time, he was appointed advisor to the board. Mr. Keough serves as a director on the boards of H. J. Heinz Company, The Washington Post Company, The Home Depot, McDonald's Corporation and is chairman of Excalibur Corporation. He is immediate past chairman of the board of trustees of the University of Notre Dame and a trustee of several other educational institutions. He also serves on the boards of a number of national charitable and civic organizations.

Dara Khosrowshahi has been Vice President, Strategic Planning of USAi and of USANi LLC since March 1998. Prior to joining USAi, from 1991 to 1998, he worked at Allen & Company Incorporated where he served as a Vice President from 1995 to 1998 and as Director from 1996 to 1998.

Thomas J. Kuhn has been Senior Vice President, General Counsel and Secretary of USAi and of USANi LLC since February 1998. Prior to joining USAi, from 1996 to 1998, he was a partner in the New York City law firm of Howard, Smith & Levin LLP. From 1989 until 1996, Mr. Kuhn was associated with the law firm of Wachtell, Lipton, Rosen & Katz in New York City.

John C. Malone has been a director of USANi LLC since September 1998. He has been President and CEO of TCI since April 1973, and has served as Chairman of Tele-Communications, Inc. since November, 1996. He is also a director of The Bank of New York, BET Holdings, At Home Corporation, Cablevision Systems Corporation, Lenfest Communications, and TCI Satellite.

Robert W. Matschullat has been a director of USAi and of USANi LLC since February 1998. He has been Vice Chairman and Chief Financial Officer of Seagram since October 1995. Previously, he was Managing Director and Head of Worldwide Investment Banking for Morgan Stanley & Co., Inc. and a director of Morgan Stanley Group, Inc., investment bankers. Mr. Matschullat is a director of Seagram and Transamerica Corporation.

Samuel Minzberg has been a director of USAi and of USANi LLC since February 1998. He has been President and Chief Executive Officer of Claridge Inc., a management company, since January 1, 1998. Previously, he was Chairman of and a partner in the Montreal office of Goodman, Phillips and Vineberg, attorneys at law, of which he is currently of counsel. Mr. Minzberg is a director of Seagram and Koor Industries, Limited.

William D. Savoy has been a director of USAi and of USANi LLC since July 1997 and February 1998, respectively. Currently, Mr. Savoy serves as President of Vulcan Northwest Inc., managing the personal finances of Paul Allen, and Vice President of Vulcan Ventures Inc., a venture capital fund wholly-owned by Paul Allen. From 1987 until November 1990, Mr. Savoy was employed by Layered, Inc. and became its President in 1988. Mr. Savoy serves on the Advisory Board of DreamWorks SKG and also serves as director of Ticketmaster Online-CitySearch, Harbinger Corporation, Metricom, Inc., Telescan, Inc., and U.S. Satellite Broadcasting Co, Inc.


Gen. H. Norman Schwarzkopf has been a director of USAi and of USANi LLC since December 1996 and February 1998, respectively. He previously had served as a director of Home Shopping Network since May 1996. Since his retirement from the military in August 1991, Gen. Schwarzkopf has been an author and a participant in several television specials and recently worked with NBC on additional television programs. From August 1990 to August 1991, he served as Commander-in-Chief, United States Central Command and Commander of Operations, Desert Shield and Desert Storm. General Schwarzkopf had 35 years of service with the military. He is also on the Nature Conservancy's President's Conservation Council, Chairman of the Starbright Capital Campaign, co-founder of the Boggy Creek Gang, a member of the University of Richmond Board of Trustees, and serves on the Boards of Directors of Borg Warner Security Corporation, Remington Arms Company, Kuhlman Corporation and Cap CURE, Association for the Cure of Cancer of the Prostate.



Diane Von Furstenberg has been a director of USAi and of USANi LLC since March 1999. She is the founder and Chairman of Diane Von Furstenberg Studio, L.P. since August 1995. Previously, she was the founder and Chairman of DVF Studio.



BOARD COMMITTEES


Executive Committee


The Executive Committee of the Boards of Directors of USAi and USANi LLC, consisting of Messrs. Baker, Bronfman, Diller and Kaufman, has all the power and authority of the Boards of Directors of USAi and USANi LLC, except those powers specifically reserved to the Boards by Delaware law or USAi's and USANi LLC's respective organizational documents.


Audit Committee

The Audit Committee of the Boards of Directors of USAi and USANi LLC, currently consisting of Messrs. Keough and Savoy and Gen. Schwarzkopf, is authorized to
(1) recommend to the Boards of Directors independent certified public accounting firms for selection as auditors of USAi and USANi LLC; (2) make recommendations to the Boards of Directors on auditing matters; (3) examine and make recommendations to the Boards of Directors concerning the scope of audits; and
(4) review and approve the terms of transactions between or among USAi and USANi LLC and related parties. None of the members of the Audit Committee is an employee of USAi and USANi LLC.

Compensation/Benefits Committee


The Compensation/Benefits Committee of the Boards of Directors of USAi and USANi LLC, currently consisting of Ms. Busquet and Messrs. Keough and Savoy, is authorized to exercise all of the powers of the Boards of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, except that the Performance-Based Compensation Committee exercises powers with respect to performance-based compensation of corporate officers who are, or who are likely to become, subject to Section 162(m) of the Internal Revenue Code. The Compensation/Benefits Committee is also authorized to exercise all of the powers of the Boards of Directors in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. None of the members of the Compensation/Benefits Committee is an employee of USAi and USANi LLC.

Performance-Based Compensation Committee


The Performance-Based Compensation Committee of the boards of directors of USAi and USANi LLC, currently consisting of Ms. Busquet and Mr. Savoy, is authorized to exercise all of the powers of the board of directors with respect to matters pertaining to performance-based compensation of corporate officers who are, or are likely to become, subject to Section 162(m) of the Internal Revenue Code.
Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to a corporation's chief executive officer and four other most highly compensated executive officers, unless various conditions are met. None of the members of the Performance-based Compensation Committee is an employee of USAi and USANi LLC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

This section of the prospectus contains information pertaining to compensation of the Chief Executive Officer of USAi and USANi LLC and the four most highly compensated executive officers of USAi and USANi LLC other than the Chief Executive Officer, as well as information pertaining to the compensation of members of the Boards of Directors of USAi and USANi LLC. All option grants described in this section reflect the one-for-one stock dividend paid on March 26, 1998.

Summary of Executive Officer Compensation

The following table presents information concerning total compensation earned by the Chief Executive Officer and the four other most highly compensated executive officers of USAi and USANi LLC who served in such capacities as of December 31, 1998 (the "Named Executive Officers") for services rendered to USAi and USANi LLC during each of the last three fiscal years. The information presented below represents all compensation earned by the Named Executive Officers for all services performed for USAi or USANi LLC or any of their subsidiaries. The Named Executive Officers did not receive separate or additional compensation for serving in their respective capacities for USAi or USANi LLC.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                           ----------------------------------------------    -----------------------
                                                                OTHER        RESTRICTED
                                                                ANNUAL         STOCK         STOCK       ALL OTHER
                           FISCAL    SALARY       BONUS      COMPENSATION      AWARDS       OPTIONS     COMPENSATION
NAME & PRINCIPAL POSITION   YEAR       ($)         ($)           ($)            ($)           (#)           ($)
-------------------------  ------    -------    ---------    ------------    ----------    ---------    ------------
Barry Diller...........     1998     126,923(1)         0        --                 0              0     1,288,472(2)(3)
  Chairman and              1997           0            0        --                 0      9,500,000     1,282,343(2)
  Chief Executive           1996           0    1,618,722(4)     --                 0              0     1,280,508(2)(3)
  Officer                                                                           0
Victor A. Kaufman......     1998     500,000      450,000(6)     --           500,000(7)     100,000         4,800(3)
  Office of the             1997     500,000            0        --                 0        500,000             0
  Chairman and              1996      19,230            0        --                 0        346,000             0
  Chief Financial
  Officer(5)
Thomas J. Kuhn.........     1998     398,077(9)   450,000(6)     --           187,500(7)     250,000         2,118(3)
  Senior Vice President,
  General Counsel and
  Secretary(8)
Dara Khosrowshahi......     1998     248,077(11)   300,000(6)     --          125,000(7)     220,000             0
  Vice President,
  Strategic Planning(10)
Michael P. Durney......     1998     187,500(13)   125,000(6)     --                0         70,000         1,731(3)
  Vice President and
  Controller(12)

---------------
 (1)  Reflects an annual base salary of $500,000 commencing September 25, 1998.

 (2) Mr. Diller was granted options in 1995 to purchase 3,791,694 shares of common stock, vesting over a four-year period, at an exercise price below the fair market value of common stock on the date of grant. USAi has amortized unearned compensation of $993,135 in 1996, $995,856 in 1997 and $999,162 in 1998. In addition, Mr. Diller has an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 payable to USAi which was used to purchase 441,988 shares of common stock. As a result, Mr. Diller had compensation for imputed interest of $286,373 in 1996, $286,487 in 1997 and $286,368 in 1998.

 (3) Includes USAi's matching contributions under its 401(k) Retirement Savings Plan. Under the 401(k) Plan as in effect through December 31, 1998, USAi matches $.50 for each dollar a participant contributes up to the first 6% of compensation.

 (4) Pursuant to an equity compensation agreement between Mr. Diller and USAi, Mr. Diller received a bonus payment of approximately $2.5 million on August 24, 1996. USAi accrued four months and seven days of such bonus in periods prior to the year ended December 31, 1996.

 (5) Mr. Kaufman assumed the position of Chief Financial Officer of USAi on November 1, 1997.

 (6) Of this amount, Messrs. Kaufman, Kuhn, Khosrowshahi and Durney elected to defer $225,000, $90,000, $60,000 and $62,500, respectively, under USAi's
      Bonus Stock Purchase Program. Under the Bonus Stock Purchase Program, in lieu of receiving a cash payment for the entire amount of their 1998 bonuses, all bonus eligible employees of USAi had a right to elect to purchase shares of common stock with up to 50% of the value of their 1998 bonus payments. Employees received a 20% discount on the purchase price of these bonus shares, which was calculated by taking the average of the high and low trading prices of common stock over a specified period of time in February, 1999.

 (7) As of December 31, 1998, Messrs. Kaufman, Kuhn and Khosrowshahi held 20,000, 7,500 and 5,000 shares of restricted common stock, respectively, all of which were granted by USAi to such persons on December 15, 1998. These shares vest on the third anniversary of the date of grant, except for Mr. Kaufman's shares, which vest on the first anniversary of the date of grant. The value of these shares as of December 31, 1998 was $662,500, $248,438 and $165,625, respectively.

 (8) Mr. Kuhn joined USAi as its Senior Vice President, General Counsel and Secretary on February 9, 1998.

 (9)  Reflects an annual base salary of $450,000 beginning February 9, 1998.

(10) Mr. Khosrowshahi joined USAi as its Vice President, Strategic Planning on March 2, 1998.

(11)  Reflects an annual base salary of $300,000 commencing March 2, 1998.

(12) Mr. Durney joined USAi as its Vice President and Controller on March 30, 1998.

(13)  Reflects an annual base salary of $250,000 beginning March 30, 1988.

Option Grants

The following table presents information with respect to options to purchase USAi's common stock granted to the Named Executive Officers during the year ended December 31, 1998. The grants were made under the 1997 Incentive Plan.

The 1997 Incentive Plan is administered by the Compensation/Benefits Committee and the Performance-Based Compensation Committee, which have the sole discretion to determine the selected officers, employees and consultants to whom incentive or non-qualified options, SARs, restricted stock and performance units may be granted. As to these awards, the Compensation/ Benefits Committee and the Performance-Based Compensation Committee also have the sole discretion to determine the number, type, exercise price, vesting schedule and other terms, conditions and restrictions of the grants. The Compensation/Benefits Committee and the Performance-Based Compensation Committee also retain discretion, subject to plan limits, to modify the terms of outstanding options and to reprice such options. The exercise price of an incentive stock option granted under the 1997 Incentive Plan must be at least 100% of the fair market value of USAi's common stock on the date of grant. In addition, options granted under the 1997 Incentive Plan terminate within ten years of the date of grant. To date, only non-qualified stock options have been granted under the 1997 Incentive Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 PERCENT                                 POTENTIAL REALIZABLE
                                                OF TOTAL                                   VALUE AT ASSUMED
                                 NUMBER OF     OPTIONS TO                                   ANNUAL RATES OF
                                SECURITIES      EMPLOYEES    EXERCISE                  STOCK PRICE APPRECIATION
                                UNDERLYING       GRANTED       PRICE                      FOR OPTION TERMS(2)
                                  OPTIONS        IN THE      PER SHARE   EXPIRATION    -------------------------
            NAME                GRANTED(#)     FISCAL YEAR    ($/SH)      DATE(1)         5%($)        10%($)
            ----               -------------   -----------   ---------   ----------    -----------   -----------
Barry Diller.................           0           --            --           --              --            --
  Chairman and Chief
  Executive Officer
Victor A. Kaufman............     100,000         1.69%        25.00     12/15/2008     1,572,237     3,984,356
  Office of the Chairman and
  Chief Financial Officer
Thomas J. Kuhn...............     200,000         3.39%        24.50     02/09/2008     3,081,584     7,809,338
  Senior Vice President,           50,000         0.85%        25.00     12/15/2008       786,118     1,992,178
  General Counsel and
Secretary
Dara Khosrowshahi............     120,000         2.03%        25.75     03/02/2008     1,943,284     4,924,664
  Vice President, Strategic       100,000         1.69%        25.00     12/15/2008     1,572,237     3,984,356
  Planning
Michael P. Durney............      50,000         0.85%        26.75     03/30/2008       841,147     2,131,631
  Vice President and
Controller...................      20,000         0.34%        25.00     12/15/2008       314,447       796,871

---------------
(1) Options granted during the year ended December 31, 1998, generally become exercisable in four equal annual installments commencing on the first anniversary of the grant date. These options expire ten years from the date of grant.

(2) Potential value is reported net of the option exercise price, but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of USAi's common stock, overall stock market conditions, as well as on the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

The table below presents information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 1998 and the fiscal year-end value of all unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                            VALUE             YEAR END (#)                 YEAR-END($)(1)
                            ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
           NAME             EXERCISE(#)      ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   ----------   -----------   -------------   -----------   -------------
Barry Diller..............    980,000     14,754,390   14,153,770     11,377,924     300,853,247    195,495,882
  Chairman and Chief
     Executive Officer
Victor A. Kaufman.........          0              0      317,000        629,000       4,584,016      9,253,274
  Office of the Chairman
     and Chief Financial
     Officer
Thomas J. Kuhn............          0              0            0        250,000               0      2,131,250
  Senior Vice President,
     General Counsel and
     Secretary
Dara Khosrowshahi.........          0              0            0        220,000               0      1,697,500
  Vice President,
     Strategic Planning
Michael P. Durney.........          0              0            0         70,000               0        481,250
  Vice President and
     Controller

-------------------------
(1) Represents the difference between the $33.125 closing price of USAi's common stock on December 31, 1998 and the exercise price of the options, and does not include the U.S. federal and state taxes due upon exercise.

Compensation of Outside Directors

Each director of USAi and USANi LLC who is not an employee of USAi, USANi LLC or one of their respective subsidiaries receives an annual retainer of $30,000 per year. USAi also pays each of these directors $1,000 for each USAi or USANi LLC Board meeting and each USAi or USANi LLC Board committee meeting attended, plus reimbursement for all reasonable expenses incurred by a director as a result of attendance at any of these meetings. For the year ended December 31, 1998, the directors that were designated by Universal and Liberty waived their rights to receive the annual retainer and attendance fees.

Under the USAi Directors' Stock Option Plan, directors who are not employees of USAi, USANi LLC or one of their respective subsidiaries receive a grant of options to purchase 5,000 shares of USAi's common stock upon initial election to office and thereafter annually on the date of USAi's annual meeting of stockholders at which the director is re-elected. The exercise price per share of USAi's common stock subject to the options is the fair market value of USAi's common stock on the date of grant, which is defined as the mean of the high and low sale price on the date on any stock exchange on which the common stock is listed or as reported by NASDAQ or, in the event that the common stock is not so listed or reported, as determined by an investment banking firm selected by the Compensation/Benefits Committee. The options vest in increments of 1,667 shares on each of the first two anniversaries of the date of grant, and 1,666 shares on the third. The options expire ten years from the date of grant. For the year ended December 31, 1998, the directors that were designated by Universal and Liberty waived their rights to receive such option grants.

Equity Compensation Agreement; Employment Agreements; Stock Option Grant Agreements


MR. BAKER. On February 19, 1999, USAi and Mr. Baker entered into a five-year employment agreement, providing for an annual base salary of $750,000 per year. Mr. Baker is also eligible to receive an annual discretionary bonus.



Mr. Baker's employment agreement provides for a grant of options to purchase 1,200,000 shares of common stock. Mr. Baker's options become exercisable with respect to 25% of the total shares on February 19, 2000, with an additional 25% vesting on each of the next three anniversaries of such date. Upon a change of control of USAi, 100% of Mr. Baker's options become vested and exercisable. Upon termination of Mr. Baker's employment by USAi for any reason other than death, disability or cause, or if Mr. Baker terminates his employment for good reason, USAi is required to pay Mr. Baker the present value of his base salary through the end of the term of his agreement in a lump sum within thirty days of the termination date, plus the average of the last 2 years' bonuses paid to him (unless termination is prior to payment of 2 bonuses, in which case Mr. Baker will be entitled to 150% of his base salary multiplied by the number of whole and partial years remaining until the end of his contract). In the event of a termination for any reason other than death, disability or cause or if Mr. Baker terminates his employment for good reason, Mr. Baker's options will vest immediately and remain exercisable until the later of the end of his contract or two years from the date of such termination. Mr. Baker's employment agreement also provides for the grant of 125,000 restricted shares of common stock, 60% of which vest on February 19, 2002, with an additional 20% vesting on each of February 19, 2003 and 2004. The restricted shares vest upon a change of control.


MR. DILLER. On October 19, 1997, USAi and Mr. Diller entered into a stock option grant agreement which granted Mr. Diller options to purchase 9,500,000 shares of USAi's common stock at an exercise price of $19.3125 per share. These options become exercisable with respect to 25% of the total shares on each of the first four anniversaries of the grant date. Upon a change of control of USAi, all of Mr. Diller's options that have not previously become exercisable or been terminated will become exercisable.

Mr. Diller waived any acceleration of his stock options which may have been triggered by the Universal transaction. Mr. Diller's Equity and Bonus Compensation Agreement with USAi, dated August 24, 1995, provides for a gross-up payment to be made to Mr. Diller, if necessary, to eliminate the effect of the imposition of the excise tax under Section 4999 of the Internal Revenue Code upon payments made to Mr. Diller and imposition of income and excise taxes on the gross-up payment.

Mr. Diller and USAi are also parties to the Equity and Bonus Compensation Agreement dated as of August 26, 1995. Under that agreement, USAi issued and sold to Mr. Diller 441,988 shares of USAi's common stock at $11.3125 per share in cash (the "Initial Diller Shares") and an additional 441,988 shares of common stock for the same per share price (the "Additional Diller Shares") payable by means of a cash payment of $2,210 and an interest-free, secured, non-recourse promissory note in the amount of $4,997,779. The promissory note is secured by the Additional Diller Shares and by that portion of the Initial Diller Shares having a fair market value on the purchase date of 20% of the principal amount of the promissory note. In addition, USAi granted options to Mr. Diller to purchase 3,791,694 shares of USAi's common stock at $11.3125 per share. These options were granted in tandem with conditional SARs, which become exercisable only in the event of a change of control of USAi and in lieu of exercise of the options. The Initial and Additional Shares and the options were issued to Mr. Diller below the adjusted market price of $12.375 on August 24, 1995.

Mr. Diller was also granted a bonus arrangement, contractually independent from the promissory note, under which he received a bonus payment of approximately $2.5 million on August 24, 1996, and was to receive a further such bonus payment on August 24, 1997, which was deferred. The deferred amount accrues interest at a rate of 6% per annum. Mr. Diller also received $966,263 for payment of taxes by Mr. Diller due to the compensation expense which resulted from the difference in the per share fair market value of USAi's common stock and the per share purchase price of the Initial Diller Shares and Additional Diller Shares.

MR. DURNEY. On March 30, 1998, USAi and Mr. Durney entered into a three-year employment agreement, providing for an annual base salary of $250,000 per year. Mr. Durney is also eligible to receive an annual discretionary bonus.

Mr. Durney's employment agreement provides for a grant of options to purchase 50,000 shares of USAi's common stock. Mr. Durney's options become exercisable with respect to 25% of the total shares on March 30, 1999 and on each of the next three anniversaries of that date. Upon a change of control of USAi, 100% of Mr. Durney's options become vested and exercisable. Mr. Durney's options expire upon the earlier to occur of 10 years from the date of grant or 90 days following the termination of his employment for any reason. In the event that Mr. Durney's employment is terminated by USAi for any reason other than cause, death or disability, USAi is required to pay Mr. Durney's base salary through the end of the term of his agreement, subject to mitigation by Mr. Durney.

MR. KAUFMAN. As of October 19, 1997, USAi and Mr. Kaufman entered into a stock option grant agreement under which, USAi granted Mr. Kaufman options to purchase 500,000 shares of Common Stock for an exercise price of $19.3125 per share, on substantially the same terms and conditions as Mr. Diller's options granted on such date. Mr. Kaufman also waived any acceleration of his stock options that may have been triggered by the Universal transaction.

MR. KHOSROWSHAHI. On March 2, 1999, USAi and Mr. Khosrowshahi entered into a three-year employment agreement, providing for an annual base salary of $300,000 per year. Mr. Khosrowshahi is also eligible to receive an annual discretionary bonus.


Mr. Khosrowshahi's employment agreement provides for a grant of options to purchase 120,000 shares of Common Stock. Mr. Khosrowshahi's options became exercisable with respect to 25% of the total shares on March 2, 1999, with an additional 25% vesting on each of the next three anniversaries of such date. Upon a change of control of USAi, 100% of Mr. Khosrowshahi's options become vested and exercisable. Upon termination of Mr. Khosrowshahi's employment by USAi for any reason other than death, disability or cause, or if Mr. Khosrowshahi terminates his employment for good reason, USAi is required to pay Mr. Khosrowshahi the present value of his base salary through the term of his agreement in a lump sum within thirty days of the termination date, subject to mitigation by Mr. Khosrowshahi. In the event of a termination for any reason other than death, disability or cause or if Mr. Khosrowshahi terminates his employment for good reason, Mr. Khosrowshahi's options will vest immediately and remain exercisable for one year from the date of such termination.


MR. KUHN. On February 9, 1998, USAi and Mr. Kuhn entered into a four-year employment agreement, providing for an annual base salary of $450,000 per year. Mr. Kuhn is also eligible to receive an annual discretionary bonus.

Mr. Kuhn's employment agreement provides for a grant of options to purchase 200,000 shares of USAi's common stock. Mr. Kuhn's options became exercisable with respect to 25% of the total shares on February 9, 1999, with an additional 25% vesting on each of the next three anniversaries of such date. The provisions in his employment agreement regarding change of control, payment upon termination (for any reason other than death, disability or cause), payment in the event Mr. Kuhn terminates his employment for good reason, and vesting and exercisability of options upon termination are substantially the same as those in Mr. Khosrowshahi's employment agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of February 26, 1999, information relating to the beneficial ownership of USAi's common stock by:

     - each person known by USAi to own beneficially more than 5% of the outstanding shares of USAi's common stock,

     - each director of USAi and USANi LLC,

     - each of the Named Executive Officers, and

     - all executive officers and directors of USAi and USANi LLC as a group.


The table does not include information relating to the beneficial ownership of USAi's common stock by Ms. Anne Busquet and Miss Diane Von Furstenburg, who joined the Boards of Directors of USAi and of USANi LLC on March 31, 1999, and by Mr. Barry Baker, who joined the Boards of Directors and became the President and Chief Operating Officer of USAi and of USANi LLC on March 31, 1999.


Unless otherwise indicated, beneficial owners listed here may be contacted at USAi's corporate headquarters address, 152 West 57th Street, New York, NY 10019. The number of shares and percent of class listed assumes the conversion of any shares of Class B common stock owned by such listed person, but does not assume the conversion of Class B common stock owned by any other person. Shares of Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of common stock. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no beneficial interest. For each listed person, the number of shares and percent of class listed includes shares of common stock that may be acquired by such person upon exercise of stock options that are or will be exercisable within 60 days of February 26, 1999.

The percentage of votes for all classes is based on one vote for each share of common stock and ten votes for each share of Class B common stock. These figures do not include any unissued shares of common stock or Class B common stock issuable upon conversion of Liberty's Holdco shares and USANi LLC shares beneficially owned by Liberty or Seagram.

                                                    NUMBER OF     PERCENT     PERCENT OF VOTES
NAME AND ADDRESS OF BENEFICIAL OWNER                  SHARES      OF CLASS     (ALL CLASSES)
------------------------------------                ----------    --------    ----------------
Capital Research & Management Co.(1)..............   8,496,500       6.6%            1.9%
  333 South Hope Street
  Los Angeles, CA 90071
Tele-Communications, Inc.(2)(3)...................  29,622,335      19.4%           57.1%
  5619 DTC Parkway
  Englewood, CO 80111
The Seagram Co. Ltd.(4)...........................  15,205,654      11.3%           17.1%
  375 Park Avenue
  New York, NY 10152
Barry Diller(2)(5)................................  60,071,714      34.6%           75.2%
Paul Allen(6).....................................  15,832,015      12.4%            3.6%
Robert R. Bennett(7)..............................      13,048         *               *
Edgar J. Bronfman, Jr.............................           0         *               *
Michael P. Durney(8)..............................      13,400         *               *

                                                    NUMBER OF     PERCENT     PERCENT OF VOTES
NAME AND ADDRESS OF BENEFICIAL OWNER                  SHARES      OF CLASS     (ALL CLASSES)
------------------------------------                ----------    --------    ----------------
Victor A. Kaufman(9)..............................     495,000         *               *
Donald R. Keough(10)..............................      10,000         *               *
Dara Khosrowshahi(11).............................      30,000         *               *
Thomas J. Kuhn(12)................................      50,522         *               *
John C. Malone....................................           0         *               *
Robert W. Matschullat.............................           0         *               *
Samuel Minzberg...................................           0         *               *
William D. Savoy(13)..............................      78,411         *               *
Gen. H. Norman Schwarzkopf(14)....................      62,834         *               *
All executive officers and directors as a group
  (15 persons)(15)................................  76,657,218      44.0%           78.7%

-------------------------

   * The percentage of shares beneficially owned does not exceed 1% of the class.

 (1) Based upon information provided to USAi and USANi LLC by Capital Research & Management Co. as of December 31, 1998.

 (2) Liberty, a wholly owned subsidiary of TCI, Universal, Seagram, the parent of Universal, USAi and Mr. Diller are parties to a stockholders agreement under which Liberty and Mr. Diller have formed BDTV INC., BDTV II INC., BDTV III INC. and BDTV IV INC (collectively, the "BDTV Entities") which entities, as of February 26, 1999, held 4,000,000, 15,618,222, 4,005,182 and 800,000 shares of Class B common stock, respectively, and an aggregate of 22 shares of common stock collectively. Mr. Diller generally has the right to vote all of the shares of common stock and Class B common stock held by the BDTV Entities, and the shares of common stock and Class B common stock held by Seagram and Liberty.

 (3) Consists of 4,820,587 shares of common stock and 378,322 shares of Class B common stock held by Liberty as to which Mr. Diller has general voting power and which are otherwise beneficially owned by TCI, and 22 shares of common stock and 24,423,404 shares of Class B common stock held by the BDTV Entities. These shares are subject to the stockholders agreement.

 (4) Consists of 8,490,654 shares of common stock and 6,715,000 shares of Class B common stock held by Universal as to which Mr. Diller has general voting power and which are otherwise beneficially owned by Seagram. These shares are subject to the stockholders agreement.

 (5) Consists of 1,029,954 shares of common stock owned by Mr. Diller, options to purchase 14,153,771 shares of common stock granted under USAi's stock option plans, 60,000 shares of common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, 22 shares of common stock and 24,423,404 shares of Class B common stock held by the BDTV Entities, and 4,820,587 shares of common stock and 378,322 shares of Class B common stock which are held by Liberty and otherwise beneficially owned by TCI, and 8,490,654 shares of common stock and 6,715,000 shares of Class B common stock, which are held by Universal and otherwise beneficially owned by Seagram, as to which Mr. Diller has general voting authority under the Stockholders Agreement.

 (6) Consists of 15,822,014 shares of common stock and options to purchase 10,001 shares of common stock granted under USAi's stock option plans.

 (7) Consists of 13,048 shares of common stock.

 (8) Consists of 900 shares of common stock and options to purchase 12,500 shares of common stock granted under USAi's stock option plans.

 (9) Consists of 160,000 shares of common stock, and options to purchase 335,000 shares of common stock granted under USAi's stock option plans.

(10) Consists of 10,000 shares of common stock. Does not include 31,198 shares of common stock held by an irrevocable trust for the benefit of a family member as to which shares Mr. Keough disclaims beneficial ownership. Also does not include 2,077,668 shares of common stock beneficially owned, as of December 31, 1998, by Allen & Co., for which Mr. Keough serves as

     Chairman, and certain of its affiliates. Mr. Keough disclaims beneficial ownership of such shares.

(11) Consists of options to purchase 30,000 shares of common stock granted under USAi's stock option plans.

(12) Consists of options to purchase 50,000 shares of common stock granted under USAi's stock option plans and 522 shares of common stock purchased under the 401(k) Plan.

(13) Consists of 29,000 shares of common stock and options to purchase 49,411 shares of common stock granted under USAi's stock option plans.

(14) Consists of options to purchase 62,834 shares of common stock granted under USAi's stock option plans.


(15) Does not include (i) 1,711,400 shares of common stock granted under USAi's stock option plans and 93 shares of common stock purchased under the 401(k) Plan by James G. Held, who resigned from all of his positions with USAi, USANi LLC and their affiliates on March 5, 1999, and (ii) 85,000 shares of common stock granted under USAi's stock option plan to Leo J. Hindery, who resigned from USANi LLC's Board of Directors on March 8, 1999.


The following table presents, as of February 26, 1999, information relating to the beneficial ownership of USAi's Class B common stock:

NAME AND ADDRESS                                              NUMBER OF       PERCENT
OF BENEFICIAL OWNER                                             SHARES       OF CLASS
-------------------                                           ----------    -----------
Barry Diller(1).............................................  31,516,726        100%
  c/o USA Networks, Inc.
  152 West 57th Street
  New York, NY 10019
Tele-Communications, Inc.(1)(2).............................  24,801,726       78.7%
  5619 DTC Parkway
  Englewood, CO 80111
BDTV Entities(1)(2).........................................  24,423,404       77.5%
  (includes BDTV INC., BDTV II INC.,
  BDTV III INC. and BDTV IV INC.)
  8800 West Sunset Boulevard
  West Hollywood, CA 90069
The Seagram Company Ltd.(3).................................   6,715,000       21.3%
  375 Park Avenue
  New York, NY 10152

-------------------------
(1) These figures do not include any unissued shares of common stock or Class B common stock issuable upon conversion of Liberty's Holdco shares and USANi LLC shares beneficially owned by Liberty or Seagram.

(2) Liberty, a wholly owned subsidiary of TCI, Universal, Seagram, the parent of Universal, USAi and Mr. Diller are parties to the stockholders agreement, under which Liberty and Mr. Diller have formed the BDTV Entities which entities hold 4,000,000, 15,618,222, 4,005,182 and 800,000 shares of Class B common stock, respectively. Mr. Diller generally has the right to vote all of the shares of Class B common stock held by the BDTV Entities and the shares of Class B common stock held by Universal and Liberty. TCI disclaims beneficial ownership of all USAi securities held by Mr. Diller but not any USAi securities held by the BDTV Entities. Mr. Diller owns all of the voting stock of the BDTV Entities and Liberty owns all of the non-voting stock, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities.

(3) Mr. Diller generally votes all of the shares held by Seagram under the terms of the stockholders agreement.

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

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. Diller, the Chairman of the Board and Chief Executive Officer of USAi and USANi LLC, is the sole holder of the voting stock of the BDTV Entities. The BDTV Entities hold shares of USAi common stock and Class B common stock, which have effective voting control of USAi with respect to all matters submitted for the vote or consent of stockholders as to which stockholders vote together as a single class.

As of January 1, 1998, USAi entered into a lease with Nineteen Forty CC, Inc. under which USAi leases an aircraft for use by Mr. Diller and other directors and executive officers of USAi and USANi LLC in connection with USAi's and USANi LLC's business. Nineteen Forty is wholly owned by Mr. Diller. The lease provides for monthly rental payments equal to the monthly operating expenses incurred by Nineteen Forty for operation and maintenance of the aircraft. The lease has a five-year term and is terminable by either party on thirty days' notice. In 1998, USAi paid a total of $1,967,000 in expenses related to the use of the aircraft. USAi believes that the terms of the lease are more favorable to USAi than those USAi would have received had it leased an aircraft from an unrelated third party or purchased and maintained a corporate aircraft.

In 1997, USAi and Mr. Diller agreed to defer repayment of an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 due from Mr. Diller from September 5, 1997 to September 5, 2007. As of December 31, 1998, the promissory note remained outstanding. In 1997, Mr. Diller and USAi agreed to defer the payment of a bonus in the amount of $2.5 million that otherwise was to be paid to Mr. Diller in 1997. The deferred bonus amount accrues interest at a rate of 6% per annum.

In January 1997, USAi entered into a three-year consulting arrangement with Mr. Hindery, the President of TCI, who was a member of the board of directors of USANi LLC until March 8, 1999 when he resigned. Under the consulting arrangement, Mr. Hindery received fully vested options to purchase 81,000 shares of Common Stock at an exercise price of $16.39. These options expire in one third increments in 1999, 2000 and 2001.

In April 1996, USAi entered into a three-year consulting arrangement with General Schwarzkopf, currently a member of the boards of directors of USAi and USANi LLC. Under the consulting arrangement, General Schwarzkopf received options to purchase 45,000 shares of Common Stock at an exercise price of $11.11 per share. Of these options, options to purchase 30,000 shares are fully vested and the remaining options will vest in April 1999. These options expire as of April 3, 2006.

On July 1, 1998, USAi made a $4.0 million loan to Mr. Held, who was the Chairman and Chief Executive Officer of Home Shopping Network and a member of the board of directors of USAi and USANi LLC until March 5, 1999, when he resigned from all positions with USA, USANi LLC and their affiliates. The loan was made to facilitate Mr. Held's construction of a personal residence. The loan bore interest at USAi's average bank rate during the term of the loan and was secured by Mr. Held's options to purchase 3,000,000 shares of USAi's common stock. The loan was scheduled to mature on July 1, 1999 and was scheduled to be repaid in three quarterly installments, either in cash or through the exercise of options to purchase 163,600 shares of USAi's common stock per installment following the public announcement of USAi's financial results for each of (1) the quarter ending September 30, 1998, (2) the year ending December 31, 1998 and (3) the quarter ending March 31, 1999. As required under the terms of the loan, in November 1998, Mr. Held exercised options and used their net proceeds to repay the first installment on the loan in the amount of $1,375,568. Mr. Held paid the remainder of the loan on March 18, 1999.

Under the employment agreement entered into by Home Shopping Network and Mr. Held, in 1996, Home Shopping loaned Mr. Held $1.0 million for the purpose of purchasing a residence in the Tampa/St. Petersburg area. As of December 31, 1998, a $400,000 balance on the loan remained

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

outstanding. The loan bore interest at 5% per annum, and the outstanding principal and any accrued and unpaid interest was to become due and payable in the event that Mr. Held was terminated for any reason, on the first anniversary of the termination. Mr. Held repaid the loan on March 18, 1999.

RELATIONSHIP BETWEEN USAI AND UNIVERSAL

Under the agreements entered into as part of the Universal transaction, USAi and some of its subsidiaries entered into business agreements with Universal and some of its subsidiaries relating to, among other things: (1) the domestic distribution by USAi of Universal-produced television programming and Universal's library of television programming; (2) the international distribution by Universal of television programming produced by Studios USA; (3) long-term arrangements relating to the use by Studios USA of Universal's production facilities in Los Angeles and Orlando, Florida; and (4) a joint venture relating to the development of international general entertainment television channels. Some of these agreements are summarized in this prospectus under the caption "-- Ancillary Business Agreements."

Universal, through its ownership of USAi stock and USANi LLC shares, is USAi's largest stockholder, assuming conversion of Universal's USANi LLC shares that is not currently permissible under FCC rules. Messrs. Bronfman, Matschullat and Minzberg are members of the Boards of Directors of USAi and USANi LLC and, other than Mr. Minzberg, hold director and executive positions with Universal and its affiliates, including Seagram. These individuals were elected to the Boards of Directors of USAi and USANi LLC as part of the completion of the Universal transaction, under the transaction agreements. The Bronfman family, which includes Mr. Bronfman, holds a controlling interest in Seagram, which holds a controlling interest in Universal. Other than in their capacities as stockholders and officers of Seagram or Universal, and as directors and stockholders of USAi and USANi LLC, these individuals do not have any direct or indirect interest in the Universal-USAi agreements.

USAi and USANi LLC believe that the business agreements described below and entered into as part of the Universal transaction are all on terms at least as favorable to USAi and USANi LLC as terms that could have been obtained from an independent third party.

USAi and Universal are also parties to other agreements entered into under the Universal transaction, which agreements are summarized in this prospectus under the caption "-- Agreements with Universal and Liberty." These agreements were negotiated on an arm's-length basis prior to the time that Universal held an equity interest in USAi and USANi LLC.

In the ordinary course of business, USAi and USANi LLC may determine to enter into other agreements with Universal and its affiliates.


October Films/Polygram Filmed Entertainment Transaction



On April 7, 1999, USAi announced that it had entered into an agreement to acquire 100 percent of October Films, Inc., in which Universal owns a majority interest. In the merger, October Films shareholders (other than Universal) will receive aggregate consideration equal to $12 million in cash. Universal will receive 300,000 shares of USAi's common stock. To fund the cash portion of the transaction consideration, Universal has also agreed to purchase from USAi 300,000 additional shares of USAi's common stock at $40.00 per share as part of the October Films transaction.



USAi also announced on April 7, 1999 an agreement to acquire from Universal the domestic film distribution and development business previously operated by Polygram Filmed Entertainment and Polygram Filmed Entertainment's domestic video and specialty video businesses. The acquisition includes Polygram Filmed Entertainment domestic production assets such as Interscope Communications and Propaganda Films, as well as the following distribution assets: PolyGram Video, Polygram


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


Filmed Entertainment Canada, Gramercy Pictures, and PolyGram Films. The transaction does not include PolyGram's stake in the Sundance Channel, PolyGram's domestic television business, PolyGram's joint venture with Castle Rock Entertainment, Propaganda's non-film business or any of PolyGram's international operations other than certain operations in Canada.



In connection with the PolyGram Filmed Entertainment transaction, USAi has agreed to assume certain liabilities related to the Polygram Filmed Entertainment businesses being acquired. In addition, USAi will advance $200 million to Universal on a full recourse, interest-bearing basis in connection with a distribution agreement pursuant to which USAi will distribute, in the U.S. and Canada, certain Polygram theatrical films not being acquired. The advance will be prepaid as revenues are received under the distribution agreement and, in any event, will be repaid in full at maturity. Both the October Films and Polygram Filmed Entertainment transactions are subject to the receipt of required government approvals and other customary conditions. The transactions are expected to close in the second quarter.



The combined October Films/Polygram Filmed Entertainment entity is expected to be renamed USA Films, which will become an operating division of USAi. USA Films will consist of October Films, Gramercy Pictures (which will include Propaganda Films and Interscope Communications) and USA Home Entertainment (formerly Polygram Home Video).


RELATIONSHIP BETWEEN USAI AND LIBERTY

USAi and USANi LLC in the ordinary course of business enter into agreements with Liberty and its affiliates relating to, among other things, the carriage of the USA Networks cable networks and the Home Shopping Network and America's Store programming and the acquisition of, or other investment in, businesses related to the businesses of USAi and USANi LLC. Currently, none of the members of USAi's board of directors is affiliated with, or has been designated by, Liberty or TCI. Under the agreements relating to the Universal transaction, three designees of Liberty, Messrs. Malone, Hindery and Bennett, are members of the USANi LLC board of directors. Liberty and its affiliates hold a substantial equity interest in USAi and USANi LLC, and Liberty is a party to transaction agreements filed, or incorporated by reference, as exhibits to the registration statement.

In the ordinary course of business, USA Networks and Home Shopping Network enter into agreements with the operators of cable television systems for the carriage of USA Networks cable networks and the Home Shopping Network and America's Store programming over cable television systems. USA Networks and Home Shopping Network have entered into agreements with a number of cable television operators that are affiliates of TCI. The Home Shopping Network contracts are long-term and provide for a minimum subscriber guarantee and incentive payments based on the number of subscribers. Payments by Home Shopping Network to TCI and its affiliates under these contracts for cable commissions and advertising were approximately $9.4 million for the year ended December 31, 1998. The renewal of the USA Network contract is currently being negotiated. The Sci-Fi Channel has entered into a long-term contract, which may provide for carriage commitments, and provides a fee schedule based upon the number of subscribers. Payments by TCI and its affiliates to USA Networks under these contracts were approximately $70,000,000 in the aggregate for the year ended December 31, 1998.

During April 1996, Home Shopping Network sold a majority of its interest in HSN Direct Joint Venture, its infomercial operation, for $5.9 million to entities controlled by Flextech P.L.C., a company controlled by TCI. In each of February 1998 and 1999, Flextech paid Home Shopping Network a $250,000 installment of the purchase price. Home Shopping Network retains a 15% interest in the venture and a related corporation.

During 1996, Home Shopping Network, along with Jupiter Programming Company, formed Shop Channel, a television shopping venture based in Tokyo. TCI International, a subsidiary of TCI, owns

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

a 50% interest in Jupiter, the 70% shareholder in the venture. Home Shopping Network owns a 30% interest in Shop Channel. During 1998, Home contributed $2.7 million to Shop Channel. In addition, Home Shopping Network sold inventory and provided services in the amount of $1.0 million to Shop Channel during 1998.

USAi and USANi LLC believe that their business agreements with Liberty-related entities have been negotiated on an arm's-length basis and contain terms at least as favorable to USAi and USANi LLC as those that could be obtained from an unaffiliated third party. Neither Liberty nor TCI derives any benefit from such transactions other than in its capacity as a stockholder of the other party or USAi and USANi LLC, as the case may be.

In the ordinary course of business, and otherwise from time to time, USAi and USANi LLC may determine to enter into other agreements with Liberty and its affiliates.

AGREEMENTS WITH UNIVERSAL AND LIBERTY

This section summarizes various agreements that USAi, Seagram, Universal, Liberty and Mr. Diller have entered into as part of the Universal transaction. These agreements involve (1) governance matters relating to USAi, (2) stockholder arrangements among Universal, Liberty and Mr. Diller, (3) agreements between Universal and Liberty and (4) a number of ancillary business agreements between Universal and USAi for ongoing business relationships involving the development of international channels, television programming distribution, and other matters.

Investment Agreement

As part of the Universal transaction, each of Universal and Liberty was granted a preemptive right, subject to limitations, to maintain their respective percentage ownership interests in USAi under future issuances of USAi capital stock. In addition, with respect to issuances of USAi capital stock in specified circumstances, Universal will be obligated to maintain its percentage ownership interest in USAi that it had immediately prior to the issuances.

Universal's Preemptive Rights

In the event that USAi issues any USAi securities, Universal will have the right to purchase for cash the number of shares of USAi's common stock, or, if Universal requests, USANi LLC shares or a combination of USAi's common stock and USANi LLC shares, so that Universal will maintain the identical percentage equity ownership interest in USAi that Universal owned immediately prior to such issuance. This equity interest will not be in excess of the lesser of the percentage ownership interest limitations applicable under to the governance agreement and 57.5%. Universal will not have a preemptive right regarding issuances of shares of USAi's securities in a (1) sale transaction; (2) issuances of restricted stock or issuances of USAi securities upon conversion of shares of USAi's Class B common stock or (3) in respect of USANi LLC shares or Additional Liberty Shares. A "sale transaction" is defined as a merger, consolidation or amalgamation between USAi and a non-affiliate of USAi in which USAi is acquired by another entity or a sale of all or substantially all of the assets of USAi to another entity which is not a subsidiary of USAi. "Additional Liberty Shares" means the USAi securities which USAi is obligated to issue to Liberty under agreements entered into between Liberty and USAi as part of the Home Shopping merger.

Universal's preemptive right percentage is currently 45%. To the extent that, during the first four years after the Universal transaction, Universal sells shares of USAi's common stock (or USANi LLC shares) or does not exercise preemptive rights, its preemptive percentage will be reduced, and subsequent purchases will not result in an increase in that percentage. After this four-year period, Universal's preemptive right percentage will increase or decrease to the extent Universal buys or sells

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

USAi's common stock, or USANi LLC shares, as permitted by the stockholders agreement and the governance agreement.

In measuring the percentage equity or voting interest owned by Universal, or Liberty, regarding the exercise of preemptive rights and the standstill provisions under the governance agreement described below, the USANi LLC shares and the Additional Liberty Shares will be regarded as outstanding USAi shares on an as-exchanged basis. These are used as "assumptions" in measuring the percentage equity or voting interest.

UNIVERSAL VOTING THRESHOLD. If, based on the assumptions, Universal's voting power after executing its optional preemptive right would be less than 67%, then upon exercise of its right, Universal may purchase shares of USAi's Class B common stock or USANi LLC shares exchangeable for USAi's Class B common stock. However, if Universal has previously declined to exercise its optional preemptive right, then the voting threshold will be reduced to the lower percentage voting threshold owned by Universal at that time.

In addition, if USAi purchases or redeems its securities, USAi may purchase the USANi LLC shares owned by Universal to maintain Universal's ownership percentage at the levels indicated in the governance agreement.

Liberty's Preemptive Rights

If USAi issues any USAi securities under the circumstances described in the first paragraph under "-- Universal's Preemptive Rights," Liberty will be entitled to purchase the number of shares of USAi's common stock or USANi LLC shares exchangeable for USAi's common stock so that Liberty will maintain the identical percentage equity beneficial ownership interest in USAi that Liberty owned immediately prior to such issuance. However, this will not be in excess of the percentage equity beneficial ownership interest that Liberty owned immediately following the closing of the Universal transaction or the closing of any transaction with Liberty on or before June 30, 1998. Liberty will only be entitled to purchase USANi LLC shares as opposed to shares of USAi common stock if and to the extent the total number of USAi securities then owned directly or indirectly by Liberty would exceed the amount allowable under FCC regulations.

Management and Ownership of USANi LLC

As of February 29, 1999, Universal owned 49.5% of USANi LLC, Liberty owned 8.5% and USAi owned the remaining 42.0% interest, 38.8% of which is held indirectly through Holdco. Except for some fundamental changes related to USANi LLC, USAi will manage and operate the businesses of USANi LLC in the same manner as it would if such businesses were wholly owned by USAi. For a description of the fundamental changes, see "-- Governance Agreement -- Fundamental Changes." Unless Liberty's beneficial ownership of USAi securities represents more than 5% in excess of the voting power of USAi securities then beneficially owned by Universal, following the CEO termination date or Mr. Diller's becoming disabled, Universal will designate the manager of USANi LLC who will generally be responsible for managing the businesses of USANi LLC. If Liberty and Universal together do not own USAi securities representing at least 40% of the total voting power and which represent a greater percentage than the amount owned by any other person, then USAi will select the manager. "Total voting power" means the total number of votes represented by the shares of USAi's common stock and Class B common stock when voting together as a single class, with each share of common stock entitled to one vote and each share of Class B common stock entitled to ten votes.

The USANi LLC shares will be exchangeable for shares of USAi's common stock or Class B common stock (in the case of Universal) and shares of USAi's common stock (in the case of Liberty). The exchange agreement relating to USANi LLC shares provides customary anti-dilution adjustments relating to the capital stock and assets of USAi. These adjustments do not apply to the
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

extent that dividends or other distributions of USAi stock are accompanied by pro rata distributions of USANi LLC shares held by Universal and Liberty, which USANi LLC is generally obligated to do under the investment agreement.

If USAi issues additional USAi securities, USAi is obligated to purchase an equal number of USANi LLC shares for the same consideration as received by USAi for the issued USAi securities. If USAi repurchases or redeems shares of USAi stock, USAi will sell to USANi LLC an equal number of USANi LLC shares for the same consideration or for cash, if USANi LLC cannot provide the same consideration. The net effect of these provisions is to cause USANi LLC generally to hold the proceeds of any USAi equity sales or to fund the costs of any USAi equity redemptions.

The exchange agreement also contains provisions regarding the exchange or other conversion of USANi LLC shares upon a tender offer, merger or similar extraordinary transaction, which permit Universal and Liberty to participate with respect to their USANi LLC shares in a transaction of that type as if they held USAi stock.

USANi LLC shares owned by Universal and Liberty are not transferable, except to each other in transactions permitted by the stockholders agreement or to their respective controlled affiliates or with extraordinary transactions relating to USAi or USANi LLC.

Covenants

USAi also agreed that, upon the CEO termination date or Mr. Diller becoming disabled, at the request of Universal and subject to applicable law and the spinoff agreement, USAi will distribute the subsidiaries which engage in broadcasting or other regulated businesses in a distribution to its stockholders as promptly as practicable on terms and conditions that are reasonably satisfactory to Universal. Prior to effecting such a transaction, known as a spinoff, USAi will enter into ten-year affiliation agreements with the spinoff company that will provide that the spinoff company will broadcast programming produced by USAi on customary terms and conditions, including arm's-length payment obligations. USAi, Universal and Liberty are parties to an agreement, dated as of October 19, 1997 regarding matters relating to the spinoff and the spinoff company. This agreement is described below, under "-- Spinoff Agreement."

If UTV EBITDA, as such term is defined in the investment agreement, for the three-year periods ending on December 31, 1998, 1999 and 2000 is less than $150 million, Universal will pay USAi the excess of $150 million over UTV EBITDA for these periods, subject to a maximum of $75 million.

Governance Agreement

USAi, Universal, Liberty and Mr. Diller are parties to the governance agreement. This document details restrictions on the acquisition of additional securities of USAi, on the transfer of USAi securities and other conduct restrictions, in each case, applicable to Universal. In addition, the governance agreement governs Universal's and Liberty's rights to representation on the USAi Board and Universal's, Liberty's and Mr. Diller's right to approve certain fundamental changes by USAi or any subsidiary of USAi, including USANi LLC.

Restrictions on the Acquisition of Additional Voting Securities

The governance agreement provides that, for a four-year "standstill" period beginning on the closing of the Universal transaction, without the approval of the USAi Board, Universal

     - will not acquire additional beneficial ownership of USAi's common equity other than through the exercise of Universal's preemptive right to maintain its percentage equity beneficial ownership interest; and

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

     - will not, except as a result of the exercise of USAi's share option, beneficially own in excess of 48.5% of USAi's common equity or a lesser percentage to the extent Universal transfers USAi equity securities or fails to exercise its preemptive right (except, in any case, to the extent caused by USAi's redemption or purchase of USAi securities).

Following expiration of the standstill period, subject to applicable law, Universal may acquire additional USAi securities to increase its beneficial ownership of stock up to 50.1% of USAi's outstanding equity securities. In addition, following the first anniversary of standstill period, subject to applicable law, Universal can acquire up to 57.5% of USAi's outstanding equity securities, but not in excess of 1.5% in any 12-month period. Following the CEO termination date or Mr. Diller becoming disabled, Universal also can engage in a
(1) a tender or exchange offer by Universal for all the equity securities of USAi that is accepted by a majority of USAi's public stockholders or (2) a merger, other than a merger following a tender or exchange offer complying with
(1) above, involving USAi and Universal that is approved, in addition to any vote required by law, by a majority of the public stockholders. The maximum permissible ownership percentages set forth in this paragraph exclude any shares Universal may acquire from Liberty or Mr. Diller as part of the stockholders agreement. These percentages are all based on the assumptions. The term "public stockholders" is defined in the governance agreement as any stockholder who beneficially owns less than 10% of USAi's outstanding voting power on an applicable vote or less than 10% of USAi's outstanding equity securities to be tendered in any applicable tender or exchange offer.

If, during the standstill period, Mr. Diller no longer serves as Chief Executive Officer of USAi, provided that he does not hold a proxy to vote Universal's USAi equity securities under the stockholders agreement, or becomes disabled, the standstill period will be deemed expired and the transfer restrictions summarized below will terminate. The date that is the later of the date that Mr. Diller no longer serves as Chief Executive Officer and such date that Mr. Diller no longer holds the Universal proxy under the stockholders agreement is referred to as the "CEO termination date." In addition, the restrictions described above generally terminate:

     - if any person or group, other than Universal, beneficially owns more than one-third of USAi's equity securities excluding any securities acquired from Universal, Liberty or Mr. Diller under the stockholders agreement so long as Universal was offered, and did not accept, a reasonable opportunity to buy such equity securities or from USAi; or

     - if any person or group, other than USAi or Universal, commences a tender or exchange offer for more than a majority of USAi's outstanding equity securities, which is not recommended against by the USAi Board. In the case of such an offer by Liberty in breach of its standstill obligations under the stockholders agreement, this provision applies only if Universal is unsuccessful after using good faith efforts in enforcing its standstill with Liberty.

Transfer Restrictions

The governance agreement also restricts, until the earlier of the CEO termination date or Mr. Diller becoming disabled, Universal's ability to transfer USAi's securities to another party by providing that during the standstill period and subject to the stockholders agreement that further restricts Universal's ability to transfer USAi securities, Universal may only transfer USAi securities in limited circumstances, including as follows:

     - in a widely dispersed public offering pursuant to registration rights to be granted to Universal or a distribution to Universal's stockholders on a basis proportional to the stockholders' ownership (which, in the case of Seagram, must be to its public stockholders);

     - in a sale under Rule 144 of the Securities Act, except generally not to a transferee who would beneficially own more than 5% of the USAi equity following such purchase;

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

     - in a tender or exchange offer that is not rejected by the USAi Board or to USAi as part of a self-tender offer;

     - in transfers of up to 5% in the aggregate to any institutional or financial investors, not exercisable on more than two occasions in any six-month period;

     - in pledges as part of bona fide financings with a financial institution; and

     - in transfers to Liberty, Mr. Diller or any controlled affiliate of Universal that signs the governance agreement.

At any time that Universal beneficially owns at least 20% of USAi's equity securities, any transfers by Universal, other than the transfers permitted during the standstill period, will be subject to a right of first refusal in favor of USAi which right is secondary to the right of first refusal of Mr. Diller, to the extent applicable, as provided in the stockholders agreement.

In addition, the governance agreement provides that USANi LLC shares cannot be transferred by Universal or Liberty to non-affiliates, other than to each other. Accordingly, prior to a permitted transfer, any USANi LLC shares intended to be transferred by either Universal or Liberty generally must first be exchanged into USAi securities. The stockholders agreement further provides that, as long as the CEO termination date has not occurred and Mr. Diller is not disabled, Universal or Liberty, as the case may be, must first offer Mr. Diller, or his designee, the opportunity to exchange shares of USAi Class B common stock owned by the transferring party for shares of USAi common stock. If Mr. Diller, or his designee, does not exchange the shares or if the CEO termination date has occurred or Mr. Diller is disabled, any shares of USAi Class B common stock to be transferred by Universal must first be exchanged into shares of USAi common stock. This exchange need not occur if the transferee agrees to be bound by the restrictions contained in the governance agreement applicable to Universal to the extent that the transferee owns 10% or more of the total voting power. The transferee would be subject to the remaining limitations on Universal's acquisition of USAi securities and conduct restrictions contained in the governance agreement. For more information, see "-- Stockholders
Agreement -- Transfers of Shares of Class B Common Stock."

Universal Conduct Restrictions

Universal has agreed not to propose to the USAi Board any merger, tender offer or other business combination involving USAi. Universal also has agreed to related restrictions on its conduct, such as:

     - not seeking to influence the management of USAi, other than as permitted by the governance agreement and the stockholders agreement;

     - not entering into agreements relating to the voting of USAi securities, except as permitted by the governance agreement and the stockholders agreement;

     - generally not initiating or proposing any stockholder proposal in opposition to the recommendation of the USAi Board; and

     - not joining with others, other than Liberty and Mr. Diller under the transaction agreements entered into as part of the Universal transaction, for the purpose of acquiring, holding, voting or disposing of any USAi securities.

The restrictions terminate on the earlier of the CEO termination date and such time as Mr. Diller becomes disabled.

Representation on the USAi Board

Under the governance agreement, Universal is permitted to designate four persons, reasonably satisfactory to USAi, to the USAi Board, of whom no more than one can be a non-affiliate of

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

Universal and generally will have the right to designate one USAi Board member for each 10% ownership of USAi equity, including USANi LLC shares, up to a maximum of four directors.

In addition, under the governance agreement, provided that Liberty's USAi stock ownership remains at specified levels and subject to applicable law, Liberty has the right to designate up to two directors at the time when Liberty is no longer prohibited from having representation on the USAi board. Under to FCC law and regulations, Liberty is not currently permitted to have a designee on the USAi Board. The USANi LLC operating agreement provides that, subject to the same ownership thresholds, Liberty is permitted to designate one or two directors on the board of directors of the USANi LLC, to the extent that Liberty is not permitted to designate directors of USAi. There are currently three directors designated by Liberty on the board of directors of USANi LLC. The other members of the board of directors of USANi LLC are the USAi directors.

Fundamental Changes

USAi has agreed that neither USAi nor any subsidiary of USAi, including USANi LLC, will effect a fundamental change without the prior approval of Universal, Liberty and Mr. Diller (each, a "stockholder") so long as those stockholders beneficially own certain minimum amounts of USAi securities. The fundamental changes are as follows:

     - Any transaction not in the ordinary course of business, launching new or additional channels or engaging in any new field of business which will result in or is reasonably likely to result in a stockholder being required under law to divest itself of all or any part of its USAi securities, USANi LLC shares or any material assets or render any ownership illegal or subject the stockholder to any fines, penalties or material additional restrictions or limitations.

     - Any combination of the following, in any case, in one transaction or a series of transactions during a six-month period, with a value of 10% or more of the market value of USAi's outstanding equity securities at the time of the transaction, assuming that all USANi LLC shares and Additional Liberty Shares are converted or exchanged into USAi securities:

          -- acquiring or disposing of any assets or business, provided that the matters contemplated by the investment agreement including with respect to the spinoff, conducted in accordance with the investment agreement, will not require the prior approval of Liberty;

          -- granting or issuing any debt or equity securities of USAi or any of its subsidiaries, including USANi LLC, other than as contemplated by the investment agreement;

          -- redeeming, repurchasing or reacquiring any debt or equity securities of USAi or any of its subsidiaries including USANi LLC other than as contemplated by the investment agreement and agreements relating to the Additional Liberty Shares; or

          -- incurring any indebtedness.

     - For a five-year period following the closing of the Universal transaction, disposing of any interest in USA Networks or, other than in the ordinary course of business, its assets, provided that matters described in this bullet point will constitute a fundamental change only with respect to Mr. Diller and Universal and will not require the approval of Liberty.

     - Disposing of or issuing any USANi LLC shares except as contemplated by the investment agreement or pledges as part of financings.

     - Voluntarily beginning any liquidation, dissolution or winding up of USAi or any material subsidiary, including USANi LLC.

     - Making any material amendments to USAi's certificate of incorporation or by-laws.

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

     - Engaging in any line of business other than media, communications and entertainment products, services and programming, and electronic retailing, or other businesses engaged in by USAi on the date of the investment agreement or as contemplated by the investment agreement, provided that neither USAi nor the USANi LLC shall engage in theme park, arcade or film exhibition businesses so long as Universal is restricted from competing in such lines of business under non-compete or similar agreements and such agreements would be applicable to USAi and/or USANi LLC, as the case may be, by virtue of Universal's ownership. The matters described in the foregoing proviso will constitute a fundamental change only with respect to Mr. Diller and Universal and will not require the approval of Liberty.

     - Settling of any litigation, arbitration or other proceeding which is other than in the ordinary course of business and which involves any material restriction on the conduct of business by USAi or a stockholder or the continued ownership of assets by USAi or a stockholder.

     - Engaging in any transaction, other than those contemplated by the investment agreement, between USAi and its affiliates, on the one hand, and Mr. Diller, Universal or Liberty, and their respective affiliates, on the other hand, subject to exceptions relating to the size of the proposed transaction and those transactions which are otherwise on an arm's-length basis.

     - Adopting any stockholder rights plan or any other plan or arrangement that could reasonably be expected to disadvantage any stockholder on the basis of the size or voting power of its shareholding that would adversely affect such stockholder.

     - Entering into any agreement with any holder of USAi's equity securities or USANi LLC shares in such stockholder's or interest holder's capacity which grants the stockholder with approval rights similar in type and magnitude to those described in these fundamental changes.

     - Entering into any transaction that could reasonably be expected to impede USAi's ability to engage in the spinoff or cause it to be taxable.

Registration Rights

The governance agreement provides that Universal, Liberty and Mr. Diller are entitled to customary registration rights (including six, four and two "demand" rights for Universal, Liberty and Mr. Diller, respectively) relating to the USAi securities they own.

Stockholders Agreement

Universal, Liberty, Mr. Diller, USAi and Seagram are parties to a stockholders agreement, which, governs the ownership, voting, transfer or other disposition of USAi securities owned by Universal, Liberty and Mr. Diller and their respective affiliates under which Mr. Diller exercises voting control over the equity securities of USAi held by these persons and their affiliates.

Voting Authority

Under the stockholders agreement, each of Universal and Liberty have granted to Mr. Diller an irrevocable proxy over all USAi securities owned by Universal, Liberty and their affiliates for all matters except for a fundamental change, which requires the consent of each of Mr. Diller, Universal and Liberty. The proxy will generally remain in effect until the earlier of the CEO termination date or the date that Mr. Diller becomes disabled, provided that Mr. Diller continues to beneficially own at least 5,000,000 shares of USAi's common stock, including options to acquire shares of USAi's common stock, whether or not exercisable.

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

Universal, Liberty and Mr. Diller have also agreed to vote all USAi securities over which they have voting control in favor of the respective designees of Universal and Liberty to the USAi Board.

Mr. Diller has agreed with Universal that, after the CEO termination date or the date that Mr. Diller becomes disabled, and so long as he beneficially owns USAi securities representing at least 7.5% of the total voting power (excluding securities beneficially owned by Universal or Liberty), at Universal's option, he will either vote his shares in his own discretion or in proportion to the vote of the public stockholders.

Liberty Conduct Limitations; Board Representation

Liberty has agreed with Universal that it will not beneficially own approximately 21% or more of the equity of USAi, which percentage will be reduced to reflect sales of USAi equity by Liberty or in the event that Liberty does not exercise its preemptive right under the investment agreement, provided that if Liberty's initial ownership percentage is less than 20%, the reduction is calculated as if it were 20%. This restriction terminates upon the earlier of the time when Liberty beneficially owns less than 5% of the shares of USAi securities or the date that Universal beneficially owns fewer shares than Liberty beneficially owns (the "standstill termination date").

Liberty also has agreed not to propose to the USAi Board the acquisition by Liberty, in a merger, tender offer or other business combination, of the outstanding USAi securities. Liberty has agreed to related restrictions on its conduct, including:

     - not seeking to elect directors to the USAi Board or otherwise to influence the management of USAi, other than as permitted by the governance agreement and the stockholders agreement;

     - not entering into agreements relating to the voting of USAi securities, except as permitted by the stockholders agreement;

     - generally not initiating or proposing any stockholder proposal in opposition to the recommendation of the USAi Board; and

     - not joining with others, other than Universal and Mr. Diller pursuant to the transaction agreements, for the purpose of acquiring, holding, voting or disposing of any USAi securities.

The restrictions terminate on the earlier of the termination of Liberty's obligations under the stockholders agreement, when Liberty no longer beneficially owns at least 5% of the shares of USAi securities, or the standstill termination date.

Liberty is not permitted to designate for election to the USAi Board more than two directors, subject to applicable law. This restriction terminates on the standstill termination date. For more information, see "-- Governance Agreement -- Representation on the USAi Board."

Restrictions on Transfers

The stockholders agreement contains a number of provisions that limit or control the transfer of USAi securities, including USANi LLC shares, by Universal, Liberty and Mr. Diller. These provisions generally have the effect of permitting this group of stockholders to maintain control of a majority of the total voting power.

Until the earlier of the CEO termination date or such date that Mr. Diller becomes disabled, neither Liberty nor Mr. Diller can transfer shares of USAi stock, other than:

     - transfers by Mr. Diller to pay taxes relating to USAi incentive compensation and stock options;

     - transfers to each party's respective affiliates; and

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

     - pledges relating to borrowings.

     These restrictions are subject to a number of exceptions, including the following:

     - After August 24, 2000, Liberty or Mr. Diller may generally sell all or any portion of their USAi stock.

     - Either stockholder may transfer USAi stock so long as, in the case of Mr. Diller, Mr. Diller continues to beneficially own at least 1,100,000 shares of USAi stock (including stock options) and, in the case of Liberty, Liberty continues to beneficially own at least 1,000,000 shares of USAi stock and, in the case of a transfer of the shares of Class B common stock by BDTV Entities (which together hold 11,811,702 shares of Class B common stock), after a transfer, Liberty, Universal and Mr. Diller collectively control 50.1% of the total voting power.

Universal has agreed that, until August 24, 2000, it will not transfer shares of USAi's stock, or convert Class B common stock into USAi's common stock, subject to exceptions, which it acquired in the Universal transaction.

Rights of First Refusal and Tag-Along Rights

Each of Universal and Mr. Diller have a right of first refusal with respect to some sales of USAi securities by the other party. Liberty's rights in this regard are secondary to any Universal right of first refusal on transfers by Mr. Diller. Liberty and Mr. Diller each also generally has a right of first refusal for some transfers by the other party. In addition, Universal has a right of first refusal (subject to Mr. Diller not having exercised his right of first refusal) for sales by Liberty prior to August 24, 2000 of a number of shares of USAi's stock having the aggregate number of votes represented by the shares of USAi's common stock and Class B common stock received by Universal in the Universal transaction. Rights of first refusal may be exercised by the stockholder or the stockholder's designee, subject to the terms of the stockholders agreement.

In addition, Mr. Diller and Liberty have agreed to grant the other stockholder a right to "tag along" (i.e., participate on a proportional basis) on some sales of USAi stock by the transferring stockholder. These tag-along rights are limited by a number of exceptions.

If Universal transfers a substantial amount of its USAi stock, Liberty and Mr. Diller will have the right to participate in that sale along with Universal, Liberty and Mr. Diller.

Under the governance agreement, transfers of USAi securities by Universal (whether before or after the CEO termination date or the date that Mr. Diller becomes disabled) are subject to a right of first refusal in favor of USAi (but secondary to Mr. Diller's first refusal right), as long as Universal beneficially owns at least 20% of the total USAi securities. This right of first refusal does not apply to permitted transfers by Universal under the governance agreement, which are permitted prior to the CEO termination date. For more information, see "-- Governance Agreement -- Transfer Restrictions."

Put and Call Rights

Universal, Liberty and Mr. Diller have agreed to put and call arrangements which grants one party the right to sell, or the other party the right to acquire, shares of USAi's stock held by another party.

LIBERTY/UNIVERSAL PUT AND CALL RIGHTS. Prior to the CEO termination date or the date Mr. Diller becomes disabled, Universal has the right to acquire substantially all of Liberty's USAi securities if Mr. Diller and Universal agree to take an action that would constitute a fundamental change described in the second bullet under "Fundamental Changes" above and Liberty does not provide its consent. In addition, at any time after the CEO termination date or the date Mr. Diller becomes disabled, Liberty has the right to require Universal to purchase substantially all of Liberty's USAi securities, and Universal has the reciprocal right to elect to acquire the shares.

Universal also has rights and obligations to acquire Liberty's USAi securities under a permitted business combination, if Universal using its best efforts cannot provide Liberty with tax-free consideration as part of the transaction. This provision effectively means that, after the transaction, Liberty would not own in excess of 20% of the outstanding equity of the resulting company.

DILLER PUT. Following the CEO termination date or the date Mr. Diller becomes disabled (the "put event"), Mr. Diller has the right, during the one-year period following the put event, to require Universal to purchase for cash shares of USAi stock beneficially owned by Mr. Diller and that were acquired by Mr. Diller from USAi. If the put event occurs prior to the fourth anniversary of the closing of the Universal transaction, the purchase price will be an average purchase price for the USAi's common stock for a period following public announcement of the put event. If the put event occurs after that four-year period, but Mr. Diller exercises his put right within 10 business days of the put event, the price will be based on the market price of USAi's common stock prior to public announcement of the put event. In all other cases, the price per share received by Mr. Diller will be an average market price for a period immediately preceding the exercise of the put.

Mr. Diller's put right must be transferred by Universal if Universal sells a portion of its USAi securities to a third party. Universal's obligations with respect to the put terminate at the time that Universal no longer beneficially owns at least 10% of the USAi equity. Liberty does not have a tag-along right with respect to the put event exercise.

Transfers of Shares of Class B Common Stock

During the term of the stockholders agreement, transfers of shares of USAi's Class B common stock are generally prohibited other than to another stockholder party or between a stockholder and its affiliates. If a stockholder proposes to transfer these shares, Mr. Diller is entitled to first swap any shares of USAi's common stock he owns for such shares. Thereafter, any other non-transferring stockholder (with Universal's right preceding Liberty's) may similarly swap shares of USAi's common stock for shares of USAi's Class B common stock proposed to be transferred. To the extent there remain shares of USAi's Class B common stock that the selling stockholder would otherwise transfer to a third party, the shares must be converted into shares of USAi's common stock prior to the transfer. This restriction does not apply to, among other transfers, a transfer by Universal after the CEO termination date. Under the governance agreement, a transferee of Universal's shares of USAi's Class B common stock must agree to the conduct and securities ownership restrictions applicable to Universal, if the transferee would own at least 10% of the total voting power.

BDTV Entity Arrangements

Mr. Diller and Liberty will continue to have substantially similar arrangements with respect to the voting control and ownership of the equity of the BDTV Entities, which hold a substantial majority of the total voting power. These arrangements effectively provide that Mr. Diller controls the voting of USAi securities held by these entities, other than with respect to fundamental changes, and Liberty retains substantially all of the equity interest in the entities. If applicable law permits Liberty to hold directly the shares of USAi stock held by the BDTV Entities, then Liberty may purchase Mr. Diller's nominal equity interest in these entities for a fixed price, in which case the shares of USAi stock then held by Liberty would be subject to the proxy described above held by Mr. Diller with respect to Liberty's and Universal's shares of USAi stock under the stockholders agreement.

Termination of Stockholders Agreement

Universal's rights and obligations generally terminate at the time when Universal no longer beneficially owns at least 10% of the USAi equity.

Mr. Diller's and Liberty's rights and obligations under the stockholders agreement generally terminate (other than with respect to Mr. Diller's put right) at the time when, in the case of Mr. Diller, he no longer beneficially owns at least 1,100,000 shares of USAi equity securities, and, in the case of Liberty, 1,000,000 shares. Liberty's rights and obligations relating to its put/call arrangements with Universal and its tag-along rights terminate when it no longer has the right to consent to fundamental changes under the governance agreement. For more information, see "-- Governance Agreement -- Fundamental Changes." Mr. Diller's rights and obligations, other than with respect to Mr. Diller's put right, also generally terminate upon the CEO termination date or the date Mr. Diller becomes disabled.

Transferees of USAi securities as permitted by the stockholders agreement and who would beneficially own in excess of 15% of the total voting power are generally not entitled to any rights of the transferring stockholder under the agreement but are, for a period of 18 months, bound by the obligations regarding the election of directors. These transferees must also vote with respect to fundamental changes in the manner agreed upon by the other two stockholders. In addition, a transferee of Liberty or Mr. Diller who would own that amount of the total voting power would also be bound by, for a period of 18 months, the limitations on acquisitions of additional USAi securities summarized above under "-- Liberty Conduct Limitations; Board Representation."

Spinoff Agreement

Universal, Liberty and USAi are parties to the spinoff agreement, which generally provides for interim arrangements relating to management of USAi and efforts to achieve the spinoff or a sale of USAi's broadcast stations and, in the case of a spinoff, arrangements relating to their respective rights (including preemptive rights) in USAi resulting from the spinoff. The provisions of the spinoff agreement do not become operative until the earlier of the CEO Termination Date or the date Mr. Diller becomes disabled.

Liberty and Universal have agreed to use their reasonable best efforts to cause an interim CEO to be appointed, who is mutually acceptable to them and is independent of Liberty and Universal. If Universal elects, within 60 days of the CEO termination date or the date that Mr. Diller becomes disabled, to effect a sale of USAi's broadcast stations, this designated CEO would generally have a proxy to vote Liberty's USAi stock, at Universal's option, either in such CEO's discretion or in the same proportion as the public stockholders, pending completion of the station divestiture.

If Universal elects to complete the station divestiture, Liberty, Universal and USAi have agreed to use best efforts to cause the divestiture to be structured as a tax-free distribution to USAi's shareholders (the spinoff). If a tax-free spinoff is not available, USAi has agreed to use its best efforts to sell the stations, except that if the USAi Board, other than any designees of Universal or Liberty, concludes that a taxable spinoff, when compared with a sale, represents a superior alternative, USAi will complete a taxable spinoff. Universal has agreed to reimburse Liberty as part of any taxable spinoff in an amount up to $50 million with respect to any actual tax liability incurred by Liberty in the transaction.

If Universal makes the election described above, Liberty has agreed not to transfer, directly or indirectly, any of its USAi common stock or USAi Class B common stock for a period of fourteen months after the CEO termination date (or the date that Mr. Diller becomes disabled) if the transfer would result in Universal and Liberty ceasing to own at least 50.1% of the outstanding USAi voting power (as long as Universal has not transferred more than 3% of the outstanding USAi stock following the closing of the Universal transaction).

The spinoff agreement also contains agreements between Universal and Liberty regarding the selection of the CEO of the company resulting from the spinoff, and provides that the stockholders agreement shall continue in effect subject to its terms with respect to USAi following the spinoff.

Liberty and Universal have also agreed not to take any action under the spinoff agreement that would cause the loss or termination of USAi's FCC licenses or cause the FCC to fail to renew those licenses.

USAi has agreed that, so long as: (1) Universal beneficially owns at least 40% of the total equity securities of USAi and no other stockholder owns more than the amount owned by Universal, or (2) Liberty and Universal together own at least 50.1% of such equity securities, USAi will use its reasonable best efforts to enable Universal and Liberty to achieve the purposes of the spinoff agreement.

The spinoff agreement terminates, with respect to Universal, at the earlier of
(a) the termination of Universal's right to seek a spinoff under the investment agreement or (b) such time as Universal beneficially owns less than 7.5% of the voting power of the USAi equity securities. Liberty's rights terminate at the earlier of the termination generally of Liberty's rights and obligations under the stockholders agreement or when Liberty beneficially owns less than 7.5% of the voting power of USAi equity securities.

ANCILLARY BUSINESS AGREEMENTS

Under the Universal transaction, USAi and Universal have agreed to various other business relationships relating to Studios USA and the other businesses of Universal. These agreements cover the following principal areas:

Domestic Television Distribution Agreement

For a period of 15 years following the closing of the Universal transaction, USAi will generally be the exclusive distributor in the United States of television programs with respect to which Universal is retaining, or acquires, distribution rights. This programming includes substantial television product owned by Universal as part of its television library (such as series no longer in production, "made for television" movies, animated programs, action adventures and talk shows). This exclusive relationship is subject to exceptions regarding future extraordinary transactions by Universal and excluded programming. USAi will receive a 10% distribution fee (based on gross receipts) for Universal television library programs and any one-hour programs it distributes and fees ranging from 5% to 7.5% for other programs.

International Television Distribution Agreement

USANi LLC has granted Universal an exclusive right similar to the rights described above regarding the distribution outside the United States of programming owned or controlled by USANi LLC (other than the Home Shopping Network programming services and similar home shopping programming of USAi). Universal will generally receive a 10% distribution fee with respect to distributed USANi LLC programs. Subject to exceptions, USAi has generally agreed that it will not engage in the international programming distribution business, and Universal has agreed to give first priority to USAi programming under its output and volume deals with foreign distribution customers.

International TV Joint Venture

Universal and USAi have agreed to form a 50-50 joint venture to be managed by Universal which will own, operate and exploit the international development of USA Network, The Sci-Fi Channel and a new action/suspense channel known as "13th Street." Under the agreement, unless USAi elects not to participate in the venture (in which case Universal will acquire USAi's 50% interest or Sci-Fi Europe and USA's international business for an agreed-upon price), which election USAi expects to be made in the second quarter of 1999, each of Universal and USAi has agreed to fund up to $100 million in additional capital contributions. The developed international channels will be managed by Universal. The international joint venture agreement will also generally, so long as USAi is a member of the venture, give Universal the option to develop, other international channels based on new domestic channels that USAi develops (other than home shopping channels and local broadcast stations).

Other Ongoing Business Relationships

USANi and Universal have also agreed that, with respect to television productions for the major networks produced by Studios USA or USA Networks in Southern California or Florida, USANi LLC generally will utilize the preproduction, production and post-production facilities of Universal, at specified rates.

The parties will enter into various agreements relating to merchandising of products derived from the Studios USA acquired programs, video distribution of USANi LLC programs, music publishing and theme park rights. In addition, Universal has agreed to provide services to USANi LLC on a transitional basis for up to one year following the closing of the Universal transaction at specified fees.

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

                               THE EXCHANGE OFFER

The following summary of certain provisions of the exchange and registration rights agreement entered into by USAi and USANi LLC, the guarantors and the initial purchasers as of November 23, 1998 does not purport to be complete. The following discussion is qualified in its entirety by reference to the exchange and registration rights agreement, which has been filed as an exhibit to the registration statement.

PURPOSE OF THE EXCHANGE OFFER

Upon the issuance of the initial notes under a purchase agreement dated as of November 19, 1998 by and among USAi and USANi LLC, some of the guarantors and the initial purchasers, the initial purchasers and their respective assignees became entitled to the benefits of the exchange and registration rights agreement.

Under the exchange and registration rights agreement, we and the guarantors are required to file, not later than 120 days following the date the initial notes were originally issued, the registration statement of which this prospectus is a part providing for the exchange offer. We and the guarantors are also required to:

          - use reasonable best efforts to cause the registration statement to be declared effective no later than 150 days after the date the initial shares were issued,

          - keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after we notify holders of the initial notes of the exchange offer, and

          - use reasonable best efforts to complete the exchange offer as promptly as practicable, but no later than 180 days after the issue date.

We and the guarantors are also required to file with the SEC a shelf registration statement relating to the offer and sale of initial notes by holders of initial notes who provide us with information to be included in the shelf registration statement.

The exchange offer being made by this prospectus is intended to satisfy your exchange and registration rights under the exchange and registration rights agreement. If we fail to fulfill such registration and exchange obligations, you, as a holder of outstanding initial notes, are entitled to receive additional interest until we have fulfilled such obligations, at the rate of 0.25% per annum. All amounts of accrued additional interest will be payable in cash on the same interest payment dates as the notes.

EFFECT OF THE EXCHANGE OFFER

Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes issued to you under the exchange offer in exchange for your initial notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you can represent that:

          - you are acquiring the exchange notes in the ordinary course of your business;

          - you are not participants and do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

          - you are not an "affiliate" (as defined in Rule 405 of the Securities
            Act) of ours or any guarantor.

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

If you are not able to make these representations, you are referred to in this prospectus as a restricted holder. As a restricted holder, you will not be able to participate in the exchange offer and may only sell your initial notes as part of a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, or under an exemption from the registration requirement of the Securities Act.

In addition, each broker-dealer (other than a restricted holder) that receives exchange notes for its own account in exchange for initial notes which were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act upon any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based upon interpretations by the staff of the SEC, we believe that a broker-dealer who acquired the notes as a result of market-making or other trading activities may offer for resale, resell and otherwise transfer exchange notes issued under the exchange offer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by these broker-dealers as part of their resales. We have agreed that, for a period of 90 days after the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use by the broker-dealer in any resale. By acceptance of this exchange offer, each broker-dealer that receives exchange notes under the exchange offer agrees to notify USAi and USANi LLC prior to using this prospectus in a sale or transfer of exchange notes. See "Plan of Distribution."

To the extent initial notes are tendered and accepted in the exchange offer, the principal amount of outstanding initial notes will decrease with a resulting decrease in the liquidity in the market for the initial notes. Initial notes that are still outstanding following the completion of the exchange offer will continue to be subject to transfer restrictions.

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal, we will accept any and all initial notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. As of the date of this prospectus, an aggregate of $500 million principal amount of the initial notes is outstanding. We will issue $1,000 principal amount at maturity of exchange notes in exchange for each $1,000 principal amount at maturity of outstanding initial notes accepted in the exchange offer. Holders may tender some or all of their initial notes under the exchange offer. However, initial notes may be tendered only in integral multiples of $1,000.

The form and terms of the exchange notes will be substantially identical to the form and terms of the initial notes, except that:

          - the offering of the exchange notes has been registered under the Securities Act,

          - the exchange notes will not be subject to transfer restrictions,

          - the exchange notes will be issued free of any covenants regarding exchange and registration rights (including that they will not provide for additional interest), and

          - the exchange notes will evidence the same debt as the initial notes and will be entitled to the benefits of the indenture under which the initial notes were, and the exchange notes will be, issued.

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

You do not have any appraisal or dissenters, rights under law or the indenture in the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act.

We shall be deemed to have accepted validly tendered initial notes when, as and if we have given oral, promptly confirmed in writing, or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If we do not accept for exchange any tendered initial notes because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, certificates for any such unaccepted initial notes will be returned to you, without expense, as promptly as practicable after the expiration date.

If you tender initial notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes relating to the exchange of initial notes under the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, as part of the exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


The term "expiration date" means 5:00 p.m., New York City time, on May 13, 1999, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.


In order to extend the exchange offer, we will notify the exchange agent of any extension by oral (promptly confirmed in writing) or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless otherwise required by applicable law or regulation.

We have the right, in our reasonable discretion, (1) to delay accepting any initial notes, to extend the exchange offer or, if any of the conditions set forth below under "Conditions" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent, or (2) to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement. If we believe that we have made a material amendment of the terms of the exchange offer, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the notes of such amendment and we will extend the exchange offer to the extent required by law.

Without limiting the manner in which we may choose to make public announcement of any delay, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING

Only a holder of initial notes may tender the initial notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the initial notes (or a confirmation of an appropriate book-entry transfer into the exchange agent's account at The Depository Trust Company and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. The Depository Trust Company is commonly referred to as DTC. To be tendered effectively, the initial notes (or a timely confirmation of a book-entry transfer of such initial notes into the exchange agent's account at DTC as described below), letter of transmittal and other required documents must be received by the exchange agent at the address listed below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

The tender by a holder will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

Any financial institution which is a participant in DTC may make book-entry delivery of the initial notes by causing DTC to transfer the initial notes into the exchange agent's account and to deliver an Agent's Message on or prior to the expiration date in accordance with DTC's procedure for such transfer. Although delivery of initial notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, with any required signature guarantees and any other required documents, must in any case be transmitted to and received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at one of its addresses listed below under "Exchange Agent", or the guaranteed delivery procedure described below must be complied with. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this prospectus to deposit or delivery of initial notes shall be deemed to include DTC's book-entry delivery method.

The method of delivery of initial notes and the letter of transmittal and all other required documents to the exchange agent, including delivery through DTC, is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. If initial notes are sent by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or initial notes should be sent to us.

Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

Any beneficial owner whose initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner's initial notes, either make appropriate arrangements to register ownership of the initial notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the initial notes tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an eligible institution. If the signatures on a letter of transmittal or a notice of withdrawal needs to be guaranteed, such guarantee must be by an eligible institution which includes a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered initial notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of initial notes, neither we nor the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of initial notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders (or, in the case of initial notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such initial notes), unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion (a) to purchase or make offers for any initial notes that remain outstanding subsequent to the expiration date, (b) as set forth below under "Conditions," to terminate the exchange offer and (c) to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

By tendering, each holder will represent to us that, among other things, such holder is not a restricted holder. In addition, each broker-dealer who acquired the notes as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus as part of any resale of exchange notes.

BOOK-ENTRY TRANSFER

The exchange agent will establish a new account or utilize an existing account with respect to the initial notes at DTC promptly after the date of this prospectus, and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of initial notes may make a book-entry tender of initial notes by causing DTC to transfer such initial notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although tender of initial notes may be effected through book-entry transfer at DTC, the letter of transmittal (or a facsimile thereof), properly completed and validly executed, with any required signature guarantees, or an Agent's Message in lieu of the letter of transmittal, and any other required documents, must, in any case, be received by the exchange agent at its address listed below under the caption "Exchange Agent" on or prior to the expiration date, or the guaranteed delivery procedures described below must be complied with. The confirmation of book-entry transfer of initial notes into the exchange agent's account at DTC as described above is referred to in this prospectus as a "Book-Entry Confirmation." Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

The term "Agent's Message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering initial notes stating (1) the aggregate principal amount of initial notes which have been tendered by such participant,

(2) that such participant has received and agrees to be bound by the terms of the letter of transmittal and (3) that we may enforce such agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

Holders who wish to tender their initial notes and

     - whose initial notes are not immediately available or

     - who cannot deliver their initial notes (or a confirmation of book-entry transfer of initial notes into the exchange agent's account at DTC), the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or

     - who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

      -- the tender is made by or through an eligible institution;

      -- prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) listing the name and address of the holder of the initial notes and the principal amount of initial notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange, Inc. trading days after the expiration date, a duly executed letter of transmittal (or facsimile thereof) together with the initial notes (or a confirmation of book-entry transfer of such initial notes into the exchange agent's account at DTC), and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by such eligible institution with the exchange agent; and

     - the properly completed and executed letter of transmittal (or facsimile thereof), and all tendered initial notes in proper form for transfer (or a confirmation of book-entry transfer of such initial notes into the exchange agent's account at DTC) and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their initial notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

Except as otherwise provided herein, tenders of initial notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of initial notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address listed in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

     - specify the name of the person having deposited the initial notes to be withdrawn,

     - identify the initial notes to be withdrawn (including the certificate number or numbers and principal amount of such initial notes),

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the initial notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to the initial notes register the transfer of the initial notes into the name of the person withdrawing the tender and

     - specify the name in which any initial notes are to be registered, if different from that of the person having deposited the notes to be withdrawn.

If the initial notes have been delivered under the book-entry procedure set forth above under "-- Procedures for Tendering," any notice of withdrawal must specify the name and number of the participant's account at DTC to be credited with the withdrawn initial notes. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the initial notes so withdrawn are validly retendered. Properly withdrawn initial notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

Any initial notes which are tendered but which are not accepted due to withdrawal, rejection of tender or termination of the exchange offer will be returned as soon as practicable to the holder without cost to the holder (or, in the case of initial notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility under the book-entry transfer procedures described above, these initial notes will be credited to an account maintained with such book-entry transfer facility for the initial notes).

CONDITIONS

Notwithstanding any other term of the exchange offer, we are not required to accept for exchange any initial notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of any initial notes, if:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries, or

     - any change, or any development involving a prospective change, in our business or financial affairs or the business or financial affairs of any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

     - any law, statute, rule or regulation is proposed, adopted or enacted, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

     - there shall have occurred (1) any general suspension of trading in, or general limitation on prices for, securities on the New York Stock Exchange, (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit to us or (3) a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States; or, in the case any of the foregoing exists at the time of commencement of the exchange offer, a material acceleration or worsening thereof; or

     - any governmental approval has not been obtained, which approval we shall in our reasonable judgment, deem necessary, for the completion of the exchange offer as contemplated hereby.

These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of the right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

If we determine in our reasonable judgment that any of the conditions are not satisfied, we may

     - refuse to accept any initial notes and return all tendered initial notes to the tendering holders (or, in the case of initial notes delivered by book-entry transfer within DTC, credit any initial notes to the account maintained within DTC by the participant in DTC which delivered the Notes),

     - extend the exchange offer and retain all initial notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the tenders of initial notes (see "Withdrawal of Tenders" above) or

     - waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered initial notes which have not been withdrawn.

     - If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

The Chase Manhattan Bank, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and inquiries for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                            THE CHASE MANHATTAN BANK


    By Mail, Hand or Overnight Delivery:            Facsimile Transmission Number:
           Global Trust Services                            (212) 638-7380
              55 Water Street                             or (212) 638-7381
          Room 234, North Building                 (FOR ELIGIBLE INSTITUTIONS ONLY)
             New York, NY 10041                          Confirm by Telephone
         Attention: Carlos Esteves                          (212) 638-0828
 (IF BY MAIL, REGISTERED OR CERTIFIED MAIL
                RECOMMENDED)


DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

We will pay expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by our officers and regular employees.

We have not retained any dealer-manager as part of the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for services and will reimburse it for its reasonable out-of-pocket expenses under the exchange offer and will pay the reasonable fees and expenses of one firm acting as counsel for the holders of initial notes should the holders deem it advisable to appoint such counsel.

We will pay the cash expenses to be incurred under the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

We will pay all transfer taxes, if any, applicable to the exchange of initial notes under the exchange offer. If, however, exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be registered, or are to be issued in the name of, or delivered to, any person other than the registered holder, or if tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of initial notes in the exchange offer, then the amount of any transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

The exchange notes will be recorded at the same carrying value as the initial notes on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the initial notes will be amortized over the term of the exchange notes.

                       DESCRIPTION OF THE EXCHANGE NOTES

The initial notes were issued under the indenture and the exchange notes also will be issued under the same indenture. The initial notes and the exchange notes have substantially identical terms and will constitute a single series of debt securities under the indenture. If the exchange offer is completed, holders of any remaining initial notes will vote together with holders of exchange notes for all relevant purposes under the indenture.

The following discussion of the provisions of the indenture and the terms of the notes is a summary only and does not purport to be a complete discussion of the terms of the notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture and the notes including the definitions of various terms used below with their initial letters capitalized.

The initial notes and the exchange notes are limited to $500,000,000 aggregate principal amount. The initial notes and the exchange notes mature on November 15, 2005 and upon surrender will be repaid at 100% of the principal amount thereof.

The exchange notes will bear interest at the rate of 6 3/4% per annum. Interest will accrue from November 23, 1998 or from the most recent interest payment date to which interest has been paid. Interest will be payable on May 15 and November 15 of each year, beginning on May 15, 1999, to holders of record at the close of business on the May 1 or November 1, next preceding such interest payment date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

If the date of payment of the principal of or interest on the exchange notes or the date fixed for redemption of the exchange notes does not fall on a business day, then payment of principal or interest may be made on the next succeeding business day. The payment will have the same force and effect as if made on the applicable payment date or the date fixed for redemption and no interest will accrue after this date. A "business day" shall mean a day which is not, in New York City, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

Principal of, premium, if any, and interest on the exchange notes will be payable, and the exchange notes will be transferable, at Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001. We may pay interest by mailing a check to holders at their registered addresses or by wire transfer to an account located in the United States maintained by the holder.

The exchange notes will be issued only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of notes, but we may require a payment to cover any transfer tax or other similar governmental charge payable upon a transfer or exchange of the notes.

OPTIONAL REDEMPTION

The exchange notes will be redeemable, at our option, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days notice. Upon redemption of the notes, we will pay a redemption price equal to the greater of (1) 100% of the principal amount of the exchange notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the notes that would be due after the redemption date had the redemption not occurred, discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points, plus accrued interest on the notes to the date of redemption.

If less than all the exchange notes are to be redeemed, the exchange notes to be redeemed shall be selected by the trustee by such method as the trustee deems fair and appropriate.

RANKING

The exchange notes will be unsecured and unsubordinated obligations of ours and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations. The guarantees will be unsecured and unsubordinated obligations of the relevant guarantor and will rank equally in right of payment with all other existing and future unsecured and unsubordinated obligations of each guarantor. The exchange notes and the guarantees will effectively rank junior to any secured indebtedness of ours and the guarantors to the extent of the assets securing this indebtedness.

GUARANTEES

Our payment obligations under the notes are jointly and severally guaranteed by each guarantor. If the obligations of a guarantor terminate under the existing credit agreement, the guarantor will be released from all its obligations under the indenture and its guarantee will terminate. This termination may occur upon the agreement of the lenders under the existing credit agreement or upon the replacement of the existing credit agreement with a credit facility not requiring these guarantees.

The indenture provides that the obligations of each guarantor will be limited to the maximum amount that can be guaranteed by such guarantor without constituting a fraudulent conveyance under applicable law. This computation shall give effect to (1) all other contingent and fixed liabilities of the guarantor, including any guarantees under the existing credit agreement, and (2) any payments made by any other guarantor in respect of another guarantor's obligation under its guarantee or under the indenture.

Each guarantor may consolidate with, merge into or sell its assets to either of us or another guarantor without limitation. Each guarantor may consolidate with, merge into or sell all or substantially all its assets to a person or entity other than either of us or another guarantor (whether or not affiliated with the guarantor), except that the person or entity surviving the merger or consolidation, or the person to whom a sale is made, may not be a foreign subsidiary. The sale or disposition of a guarantor in compliance with the indenture to a person or entity which is not a subsidiary of either of us will release the guarantor from all of its obligations under the indenture and its guarantee will terminate, so long as the guarantor's obligations under the existing credit agreement also terminate upon the sale or transfer.

COVENANTS

Except as discussed below, neither of us nor any of our guarantors are restricted by the indenture from

     - incurring any type of indebtedness or other obligation,

     - paying dividends or making distributions on our capital stock or

     - purchasing or redeeming our capital stock. We are not required to maintain any financial ratios or specified levels of net worth or liquidity.

In addition, we are not required to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving either of us which may adversely affect the creditworthiness of the notes.

The indenture contains various covenants including the following:

LIMITATIONS ON LIENS. Neither of us nor any guarantor will, nor will such parties permit any of their respective subsidiaries to, incur any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any of their respective property or assets, including capital stock, (whether such property, assets, shares or indebtedness are now existing or owned or hereafter created or acquired) unless prior to or at the same time, the notes or the guarantee, as applicable, are equally and ratably secured with or, at our the option, prior to such secured indebtedness. Mortgages, security interests, pledges, liens, charges and other encumbrances are collectively referred to in this prospectus as mortgages.

The restriction does not apply to:

     (1) mortgages existing at the time a person or entity becomes a subsidiary of us or any of our subsidiaries; provided that such mortgage was not incurred in anticipation of a person or entity becoming a subsidiary;

     (2) mortgages existing at the time of acquisition by either of us or one of our subsidiaries, a subsidiary, or any of their subsidiaries (which may include property previously leased by us, any guarantor or any of their respective subsidiaries and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition) or mortgages on the property to secure the payment of all or any part of the purchase price of the property, or mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 270 days after, the latest of the acquisition, or, in the case of property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of the property for the purpose of financing all or any part of the purchase price of the property, the construction or the making of the improvements;

     (3) mortgages in favor of us;

     (4) mortgages existing on November 23, 1998;

     (5) mortgages on property of a corporation existing at the time a corporation is merged into or consolidated with either of us or any of our subsidiaries or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to either of us or any of our subsidiaries, provided that this mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

     (6) mortgages created in connection with a project financed with, and created to secure, an obligation substantially related to

        - the acquisition of assets not previously owned by us, any guarantor or any of their respective subsidiaries or

        - the financing of a project involving the development or expansion of properties of ours, any guarantor or any of their respective subsidiaries, as to which the obligee under that indebtedness or obligation has no recourse to us, any guarantor or any of their respective subsidiaries or any assets of us, any guarantor or any of their respective subsidiaries other than the assets which were acquired with the proceeds of the transaction or the project financed with the proceeds of the transaction;

     (7) mortgages securing the notes; or

     (8) extensions, renewals or replacements of any mortgage referred to in clauses (4) through (7) without increase of the principal of the indebtedness secured by the mortgage; provided, however, that any mortgages permitted by any of clauses (1) through (7) shall not extend to or cover any property of USAi or USANi LLC or any of their respective subsidiaries, other than the property specified in these clauses and improvements to this property.

We and our subsidiaries are permitted to incur indebtedness secured by a mortgage which we would otherwise not be permitted to unless we equally and ratably secured the notes, or in the case of mortgages on any guarantors' property or assets, any guarantee of the guarantor, if after giving effect to this indebtedness, the aggregate amount of all indebtedness secured by mortgages (not including mortgages permitted under clauses (1) through (8)) does not exceed 15% of the consolidated net assets of USAi. Consolidated net assets means as of any particular time the aggregate amount of

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assets of an entity and its consolidated subsidiaries at the end of the most recently completed fiscal quarter after deducting therefrom, to the extent included, all current liabilities except for:

     -  notes and loans payable,

     -  current maturities of long-term debt and

     - current maturities of obligations under capital leases, all as listed on the consolidated balance sheet of the entity and its consolidated subsidiaries as of the end of the relevant fiscal quarter and computed in accordance with GAAP.

LIMITATION ON SALE/LEASEBACK TRANSACTIONS. Neither of us nor any of the guarantors will, nor will such persons or entities permit any of their respective subsidiaries to, enter into any sale/leaseback transaction with our, our guarantors or any of their respective subsidiaries' property, unless:

          (a) USAi or USANi LLC or a guarantor or subsidiary would be able to incur indebtedness secured by a mortgage on the property involved in the transaction at least equal in amount to the attributable debt with respect to the sale/leaseback transaction, without equally and ratably securing the notes or the guarantees, under the covenant described in "-- Limitation on Liens;" or

          (b) the proceeds of the sale of the property to be leased are at least equal to such property's fair market value, as determined by the board of directors of USAi, and the proceeds are applied within 180 days of the effective date of the sale/leaseback transaction to the purchase, construction, development or acquisition of assets or to the repayment of indebtedness of either of USAi or USANi LLC, any guarantor or any of their respective subsidiaries.

The restriction does not apply to transactions:

          (1) entered into prior to the closing of the notes offering;

          (2) between USANi LLC and USAi or USANi LLC and any subsidiary of USANi LLC or USAi or between USAi and any subsidiary of USANi LLC or USAi or between subsidiaries;

          (3) involving leases for no longer than three years; or

          (4) in which the lease for the property or asset is entered into within 270 days after the later of the date of acquisition, completion of construction or commencement of full operations of such property or asset.

A sale/leaseback transaction means an arrangement relating to property owned by us which was transferred to another entity and then leased back to us.

Attributable debt means the lesser of: (1) the fair value of the property subject to a sale/leaseback transaction, as determined in good faith by the USAi board of directors; or (2) the present value of the total net amount of rent required to be paid under the lease during the remaining term of the lease, including any renewal term or period for which the lease has been extended, discounted at the rate of interest contained forth or implicit in the terms of the lease or, if not practicable to determine the rate, the weighted average interest rate per annum borne by the notes compounded semi-annually in either case as determined by the principal accounting or financial officer of USAi. For purposes of this definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. If a lease is terminable by the lessee upon the payment of a penalty, the net amount of rent of this lease shall be the lesser of (a) the net amount determined assuming termination upon the first date the lease may be terminated, which amount shall include the amount of the penalty, but shall exclude rent required to be paid under the lease after the assumed termination date and (b) the net amount of rent determined assuming no termination of the lease.

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MERGER, CONSOLIDATION OR SALE OF ASSETS.  Either of us may, without the consent of the holders of any outstanding notes, consolidate with or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other person or entity, provided that:

          (1) either of us shall be the continuing person or entity, or the successor person or entity formed from the consolidation or merger or the person or entity which received the transfer of the assets is organized under the laws of any domestic jurisdiction and expressly assumes our obligations under the notes and the indenture and the guarantees remain in effect;

          (2) immediately after giving effect to the transaction, no event of default and no event which, after notice or the lapse of time, or both, would become such an event of default shall have occurred and be continuing; and

          (3) an officers' certificate and legal opinion is delivered to the trustee.

The successor person or entity will succeed to us, and be substituted for us, and may exercise all of our rights and powers under the indenture, but the predecessor entity in the case of a lease of all or substantially all of that entity's respective assets will not be released from the obligation to pay the principal of and interest on the notes.

FUTURE GUARANTORS. Each subsidiary which is created or acquired by either of us and becomes an existing credit agreement guarantor will become a guarantor of the notes.

DEFAULTS

The following is an event of default under the indenture:

     (1) a default in any payment of interest, including additional interest, if any, on any note when due, which continues for 30 days;

     (2) a default in the payment of principal of any note when due at its stated maturity date, upon optional redemption, upon declaration or otherwise;

     (3) a failure by us to comply with our other agreements contained in the indenture continuing for 90 days after written notice as provided in the indenture;

     (4) (a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness in an amount in excess of $25,000,000 and continuance of this failure to pay or (b) a default on any of our indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $25,000,000 without this indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes; provided, however, that if the failure, default or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the event of default shall be deemed cured;

     (5) any guarantee ceases to be in full force and effect or any guarantor denies or disaffirms in writing its obligations under the indenture of its guarantee; and

     (6) various events in bankruptcy, insolvency or reorganization involving either of us.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes by notice to us may declare the principal of, and accrued but unpaid interest on, all the notes to be due and payable. Upon this declaration, principal and interest will be immediately due and payable. If an event of default relating to various events of bankruptcy, insolvency or reorganization of either of us occurs and is continuing, the principal of, and accrued interest on, all the notes will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under some circumstances, the holders of a
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

majority in aggregate principal amount of the outstanding notes may rescind any acceleration with respect to the notes and its consequences.

If an event of default occurs and is continuing, the trustee, in conformity with its duties under the indenture, will exercise all rights or powers under the indenture at the request or direction of any of the holders provided the holders provide the trustee with a reasonable indemnity or security against any loss. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of notes may pursue any remedy with respect to the indenture or the notes unless:

     (1) the holder previously notified the trustee that an event of default is continuing,

     (2) holders of at least 25% in aggregate principal amount of the outstanding notes requested the trustee to pursue the remedy,

     (3) the holders offered the trustee reasonable security or indemnity against any loss, liability or expense,

     (4) the trustee has not complied with the holder's request within 60 days after the receipt of the request and the offer of security or indemnity, and

     (5) the holders of a majority in principal amount of the outstanding notes has not given the trustee a direction inconsistent with the request within the 60-day period.

Generally, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

If a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it is known to the trustee. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice if the trustee determines in good faith that withholding notice is not opposed to the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers of the certificate know of any default that occurred during the previous year. We also are required to notify the trustee within 30 days of any event which would constitute various defaults, their status and what action we are taking or propose to take in respect of these defaults.

AMENDMENTS AND WAIVERS

We may amend the indenture with the consent of the holders of a majority in principal amount of the notes then outstanding. Any past default or compliance with any provisions of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. These consents may be obtained through a tender offer or exchange offer for the notes. Without the consent of each holder of an outstanding note, we may not amend the indenture to:

     (1) reduce the amount of notes whose holders must consent to an amendment, supplement or waiver,

     (2) reduce the rate of or extend the time for payment of interest on any note,

     (3) reduce the principal of or extend the stated maturity date of any note,

     (4) reduce the premium payable upon any redemption of any note or change the time at which any note may be redeemed,

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

     (5) make any note payable in money other than that stated in each note,

     (6) impair the right of any holder to receive payment of principal of and interest on the holder's notes on or after the due dates for the payment of the principal or interest or to institute suit for the enforcement of any payment on or with respect to the holder's notes,

     (7) make any changes that would affect the ranking for the notes in a manner adverse to the holders or

     (8) make any change in the amendment provisions which require each holder's consent.

We may amend the indenture without the consent of any holder:

     (1) to cure any ambiguity, omission, defect or inconsistency,

     (2) to provide for the assumption by a successor corporation of our obligations under the indenture,

     (3) to add guarantees or collateral security with respect to the notes,

     (4) to add to our covenants for the benefit of the holders or to surrender any right or power conferred upon us,

     (5) to make any change that does not adversely affect the rights of any holder or

     (6) to comply with any requirement of the SEC regarding qualification of the indenture under the Trust Indenture Act.

TRANSFER AND EXCHANGE

A holder may transfer or exchange notes under the indenture. Upon any transfer or exchange, the registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes required by law or permitted by the indenture, including any transfer tax or other similar governmental charge payable as part of the transfer or exchange. We are not required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of the note for all purposes.

DEFEASANCE

We may terminate all of our and our guarantors' obligations under the indenture at any time through either legal defeasance or covenant defeasance.

To exercise either defeasance option:

     (1) We must irrevocably deposit with the trustee, in trust for the benefit of the holders of the notes, money or U.S. government obligations which will provide cash at the times and in the amounts as will be sufficient to pay principal and interest when due on all the notes to maturity or redemption;

     (2) We will deliver to the trustee an opinion of counsel which will provide that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred; and

     (3) in the case of legal defeasance, the opinion of counsel referred to in
         (2) above must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

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

CONCERNING THE TRUSTEE

Chase Mahattan Bank is the trustee under the indenture and is also registrar and paying agent of the notes and the exchange agent in the exchange offer. Chase Manhattan Bank is also an agent and lender under the existing credit agreement. Chase Securities Inc., an initial purchaser of the notes, is an affiliate of the trustee.

The indenture contains limitations on the rights of the trustee, should it become a creditor of either of us, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions. However, if the trustee acquires any conflicting interest it must either eliminate its conflict within 90 days, apply to SEC for permission to continue or resign.

GOVERNING LAW

The indenture provides that it, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required by the terms of the indenture, notes or guarantees.

DEFINITIONS

"Comparable Treasury Issue" means the United States Treasury security selected by an independent investment banker that would be utilized, at the time of selection and consistent with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

"Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third business day preceding such redemption date, as contained in the daily statistical release, or any successor release, published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(2) if the release, or any successor release, is not published or does not contain these prices on that business day, (a) the average of the Reference Treasury Dealer Quotations for this redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ability to exercise voting power, by contract or otherwise. A person or entity shall be deemed to Control another person or entity if such person or entity (1) is an officer or director of the other person or entity or
(2) directly or indirectly owns or controls 10% or more of the other person's or entity's capital stock.

"existing credit agreement guarantor" means every subsidiary of either of us that is a guarantor under the existing credit agreement from time to time. If a subsidiary that is a guarantor ceases to be a guarantor under the existing credit agreement, the subsidiary will cease to be an "existing credit agreement guarantor."

"GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time.

"guarantee" means any obligation, contingent or otherwise, of any person or entity directly or indirectly guaranteeing any indebtedness of any other person or entity and any obligation, direct or indirect, contingent or otherwise, of that person or entity (1) to purchase or pay, or advance or supply funds for the purchase or payment of, any indebtedness of the other person or entity, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

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

(2) entered into for purposes of assuring in any other manner the obligee of the indebtedness of the payment of this indebtedness or to protect this obligee against loss from this obligation. The term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business.

"guarantor" means each subsidiary of either of us except for (1) USANi LLC, (2) foreign subsidiaries and (3) any other subsidiary that is not an existing credit agreement guarantor, and any other person or entity that becomes an existing credit agreement guarantor. If any subsidiary that is a guarantor ceases to be an existing credit agreement guarantor, that subsidiary will cease to be a "guarantor."

"Reference Treasury Dealer" means each of Chase Securities Inc. (and its successors) and three other nationally recognized investment banking firms that are primary U.S. Government securities dealers specified from time to time by us so long as the entity is a primary U.S. Government securities dealer.

"Reference Treasury Dealer Quotations" means, with respect to each the primary U.S. Government securities dealers and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by the primary U.S. Government securities dealers as of 3:30 p.m., New York time, on the third business day preceding such redemption date.

"Subsidiary" means, with respect to any person or entity (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity (1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held, or (2) that is, as of that date, otherwise Controlled (within the meaning of the first sentence of the definition of "Control"), by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"Treasury Rate" means the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the second business day immediately preceding such redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for that redemption date.

BOOK-ENTRY, DELIVERY AND FORM

The exchange notes will be issued in the form of one or more permanent global certificates in definitive, fully registered form (the "global exchange notes"). The global certificates will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC.

Except as described below, the global exchange notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global exchange notes directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

DTC has advised us that it is (1) a limited-purpose trust company organized under the laws of the State of New York, (2) a "banking organization" within the meaning of the New York Banking Law, (3) a member of the Federal Reserve System,
(4) a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended, and (5) a "clearing agency" registered under
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thus eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers,

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

including the initial purchasers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

Upon the issuance of the exchange notes, DTC will credit, on its internal system, the respective principal amounts of the individual beneficial interests represented by the global exchange notes to the accounts of the persons who surrendered initial notes for exchange. Ownership of beneficial interests in the global exchange notes will be limited to participants or persons who hold interests through participants. Ownership of beneficial interests in the global exchange notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. Investors may hold their interests in the global exchange notes directly through DTC if they are participants in the system, or indirectly through organizations which are participants in the system. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global exchange notes.

So long as DTC or its nominee is the registered owner of the global exchange notes, DTC or its nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by the global exchange note for all purposes of such exchange notes and the indenture. Except as provided below, owners of beneficial interests in global exchange notes (1) will not be entitled to have the notes represented by the global exchange notes registered in their names, (2) will not receive or be entitled to receive physical delivery of certificated exchange notes, and (3) will not be considered the owners or holders of the global exchange notes under the indenture for any purpose, including for purposes of giving directions, instructions or approvals to the trustee under the indenture. Accordingly, each holder owning a beneficial interest in a global exchange note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of exchange notes under the indenture or the global exchange note. We understand that under existing industry practice, if we request any action by holders of notes, or a holder that is an owner of a beneficial interest in a global exchange note desires to take any action that DTC, as the holder of the global exchange note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through participants to take that action or would otherwise act upon the instruction of the holders. Neither of us nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the exchange notes.

Payment of principal of and interest on exchange notes represented by the global exchange note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the registered owner and holder of the global exchange notes.

We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the global exchange notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global exchange notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global exchange notes held through those participants will be governed by standing instructions and customary practices and will be the responsibility of those participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global exchange notes for any exchange notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or

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

for any other aspect of the relationship between DTC and its participants or the relationship between its participants and the owners of beneficial interests in the global exchange notes owning through its participants.

Unless and until it is exchanged in whole or in part for certificated exchange notes in definitive form, each global exchange note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

Although DTC has agreed to these procedures in order to facilitate transfers of interests in the global exchange notes among participants of DTC, it is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the trustee nor either of us will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

If (1) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of our notice or cessation, (2) we, at our option, notify the trustee in writing that they elect to cause the issuance of exchange notes in definitive form under the indenture or (3) upon the occurrence of other events as provided in the indenture, then, upon surrender by DTC of the global exchange notes, certificated exchange notes will be issued to each person that DTC identifies as the beneficial owner of the exchange notes represented by the global exchange notes. Upon any such issuance, the trustee is required to register those certificated exchange notes in the name of the beneficial owner or owners, or their nominee of, and cause the certificated exchange notes to be delivered to that person.

Neither of us nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related exchange notes and each of us and the trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued.

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

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

The registration statement of which this prospectus is a part constitutes the registration statement for the exchange offer which is the subject of the exchange and registration rights agreement dated as of November 23, 1998, among USAi and USANi LLC, the guarantors and the initial purchasers, for the benefit of the holders of the initial notes. Holders of exchange notes are not entitled to any registration rights with respect to the exchange notes.

The exchange and registration rights agreement sets forth various circumstances under which we are required to file a shelf registration statement with the SEC in lieu of a registration statement. We will, if a shelf registration statement is filed, provide to each holder for whom the shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions required to permit unrestricted resales of the initial notes or the exchange notes, as the case may be. A holder selling its initial notes or exchange notes under the shelf registration statement generally
(1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be bound by the civil liability provisions of the Securities Act applicable to these sales and
(3) will be bound by the provisions of the registration rights agreement which are applicable to such holder (including some indemnification obligations).

If (1) by March 23, 1999, neither the registration statement nor the shelf registration statement has been filed with the SEC; (2) by April 22, 1999, neither the registration statement nor the shelf registration statement is declared effective; (3) by May 22, 1999, the exchange offer is not consummated, or (4) after the shelf registration statement is declared effective, the registration statement thereafter ceases to be effective, at any time we are obligated to maintain the effectiveness of the shelf registration statement, without being succeeded by an additional registration statement filed and declared effective (each event referred to in clause (1) through (4) is referred to as a "registration default"), additional cash interest will accrue on the initial notes and the exchange notes at the rate of 0.25% per annum from and including the date on which any registration default shall occur to but excluding the date on which all registration defaults have been cured. The amount of additional cash interest is calculated by multiplying the rate by the principal amount of the notes as of the date on which the interest is payable. The interest is payable in addition to any other interest payable from time to time with respect to the notes.

                                 LEGAL MATTERS

The validity of the exchange notes will be passed upon on behalf of USAi and USANi LLC and the guarantors by Howard, Smith & Levin LLP, New York, New York.

                                    EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, as contained in their report. We've included our financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, have audited the Ticketmaster Group, Inc. consolidated financial statements and schedule at January 31, 1998 and for the year then ended included in Ticketmaster Group, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1998, as contained in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Ticketmaster Group, Inc. financial statements and schedule as of January 31, 1998 and for the year then ended are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

KPMG LLP, independent certified public accountants, have audited Ticketmaster Group, Inc. consolidated financial statements at January 31, 1997 and each of the years in the two-year period ended January 31, 1997 included in Ticketmaster Group, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1998, as contained in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Ticketmaster Group, Inc. financial statements at January 31, 1997 and each of the years in the two-year period ended January 31, 1997 are incorporated by reference in reliance on KPMG LLP's report, given on their authority as experts in accounting and auditing.

The combined balance sheets of Universal Television Group as of June 30, 1997 and 1996 and the related combined statements of operations and cash flows for each of the three years in the period ended June 30, 1997 included in this Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The combined balance sheets of USA Networks as of December 31, 1996 and 1995 and the related combined statements of income, cash flows, and changes in partners' equity for each of the two years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of Home Shopping Network, Inc. as of December 31, 1998 and 1997, and for each of the years then ended, as contained in their report. We've included these financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

KPMG LLP, independent certified public accountants, have audited the consolidated financial statements of Home Shopping Network, Inc. for the year ended December 31, 1996, as contained in their report. We've included these financial statements in the prospectus and elsewhere in the registration statement in reliance on KPMG LLP's report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of USANi LLC as of December 31, 1998 and 1997, and for each of the years then ended, as contained in their report. We've included these financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the principal United States federal income tax consequences to holders of initial notes who exchange their initial notes for exchange notes in the exchange offer. This discussion is based on currently existing provisions of the Internal Revenue Code, existing, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, all as in effect or proposed on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion is limited to holders of initial notes who hold the notes as capital assets, within the meaning of section 1221 of the Internal Revenue Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to holders of initial notes and exchange notes in light of their personal circumstances or to some types of holders of initial notes and exchange notes including financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have hedged the risk of owning a note. In addition, this discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, or any estate or gift tax considerations.

EXCHANGE OFFER

The exchange of initial notes for exchange notes under the exchange offer should not be treated as an exchange or other taxable event for United States Federal income tax purposes. Accordingly, there should be no United States Federal income tax consequences to holders who exchange initial notes for exchange notes under the exchange offer and any holder should have the same adjusted tax basis and holding period in the exchange notes as it had in the initial notes immediately before the exchange.

                              PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus as part of any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer as part of resales of exchange notes received in exchange for initial notes where the initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use upon any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other holder of exchange notes. Exchange notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. The resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any of these broker-dealers and the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on their resale of exchange notes and any commissions or concessions received by them may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the initial notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              -----
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
  OF USAi, HOLDCO, AND USANi LLC............................    F-3
USA Networks, Inc. Unaudited Pro Forma Combined Condensed
  Statement of Operations for the Year Ended December 31,
  1998......................................................    F-4
Holdco Unaudited Pro Forma Combined Condensed Statement of
  Operations for the Year Ended December 31, 1998...........    F-5
USANi LLC Unaudited Pro Forma Combined Condensed Statement
  of Operations for the Year Ended December 31, 1998........    F-6
Notes to Unaudited Pro Forma Combined Condensed Financial
  Statements................................................    F-7

USA NETWORKS, INC. AND SUBSIDIARIES
Report of Independent Auditors..............................    F-9
Consolidated Statements of Operations for the Years Ended
  December 31, 1998, 1997 and 1996..........................   F-10
Consolidated Balance Sheets as of December 31, 1998 and
  1997......................................................   F-11
Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 1998, 1997 and 1996..............   F-13
Consolidated Statements of Cash Flow for the Years Ended
  December 31, 1998, 1997 and 1996..........................   F-14
Notes to Consolidated Financial Statements..................   F-15

HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES ("HOLDCO")
Report of Independent Auditors..............................   F-45
Independent Auditors' Report................................   F-46
Consolidated Statements of Operations for the Years Ended
  December 31, 1998, 1997 and 1996..........................   F-47
Consolidated Balance Sheets as of December 31, 1998 and
  1997......................................................   F-48
Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 1998, 1997 and 1996..............   F-50
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1998, 1997 and 1996..........................   F-51
Notes to Consolidated Financial Statements..................   F-52

USANi LLC AND SUBSIDIARIES (INCLUDING PREDECESSOR COMPANY)
Report of Independent Auditors..............................   F-69
Consolidated Statement of Operations for the Years Ended
  December 31, 1998 and 1997................................   F-70
Consolidated Balance Sheets as of December 31, 1998 and
  1997......................................................   F-71
Consolidated Statement of Members' Equity for the Years
  Ended December 31, 1998 and 1997..........................   F-73
Consolidated Statement of Cash Flows for the Years Ended
  December 31, 1998 and 1997................................   F-74
Notes to Consolidated Financial Statements..................   F-75

USA NETWORKS
Report of Independent Accountants...........................   F-93
Combined Balance Sheets as of December 31, 1996 and 1995....   F-94
Combined Statements of Income for the Years Ended December
  31, 1996 and 1995.........................................   F-95
Combined Statements of Cash Flows for the Years Ended
  December 31, 1996 and 1995................................   F-96
Combined Statements of Changes in Partners' Equity for the
  Years Ended December 31, 1996 and 1995....................   F-97
Notes to Combined Financial Statements......................   F-98

                                                              PAGE
                                                              -----
UNIVERSAL TELEVISION GROUP
Report of Independent Accountants...........................  F-105
Combined Balance Sheets as of June 30, 1997 and 1996........  F-106
Combined Statements of Operations for the Years Ended June
  30, 1997, 1996 and for the period July 1, 1994 to June 4,
  1995......................................................  F-107
Combined Statements of Cash Flows for the Years Ended June
  30, 1997, 1996 and for the period July 1, 1994 to June 4,
  1995......................................................  F-108
Notes to Combined Financial Statements......................  F-109

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                         OF USAi, HOLDCO AND USANi LLC

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the notes offering, the exchange offer, USAi's tax-free merger with Ticketmaster, the Universal transaction through which USAi acquired USA Networks and Studios USA, USAi's investment in, and the subsequent merger of Ticketmaster's online business with, CitySearch and the sale of SF Broadcasting, as if all such transactions had occurred on January 1, 1998. The purchase method of accounting was used to give effect to all transactions.

The unaudited pro forma statements reflect certain assumptions regarding the transactions and are based on the historical consolidated financial statements of the respective entities. The unaudited pro forma statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited financial statements, including the notes thereto, of USAi, Holdco, USANi LLC, CitySearch, Ticketmaster, USA Networks and Studios USA, all of which are either included or incorporated by reference in this prospectus.

The USAi unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 reflects the audited consolidated statement of operations of USAi, and also reflects the unaudited pro forma results of Studios USA and USA Networks for the period prior to February 12, 1998, and the unaudited results of CitySearch for the period ended September 28, 1998, and gives effect to the transactions as if they had occurred on January 1, 1998.

The Holdco and USANi LLC unaudited pro forma combined condensed statements of operations for the year ended December 31, 1998 give effect to the Universal transaction, the notes offering and the exchange offer as if they had occurred on January 1, 1998.

The unaudited pro forma statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations which would have actually been reported had the Transactions occurred as of January 1, 1998, nor are the unaudited pro forma statements necessarily indicative of future financial position or results of operations.

                               USA NETWORKS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 UNIVERSAL        CITYSEARCH             SF            PRO FORMA       PRO FORMA
                                     USAI      TRANSACTION(A)   TRANSACTION(B)    BROADCASTING(C)     ADJUSTMENTS       COMBINED
                                     ----      --------------   --------------    ---------------     -----------      ---------
NET REVENUES:
  Networks and television
    production..................  $1,085,685      $157,364         $     --           $     --         $     --        $1,243,049
  Electronic retailing..........   1,098,634            --               --                 --                          1,098,634
  Ticketing operations..........     386,555            --               --                 --                            386,555
  Internet services.............      26,645            --           11,317                                                37,962
  Broadcasting and other........      36,617            --               --            (27,130)                             9,487
                                  ----------      --------         --------           --------         --------        ----------
    Total net revenues..........   2,634,136       157,364           11,317            (27,130)              --         2,775,687
                                  ----------      --------         --------           --------         --------        ----------
Operating costs and expenses:
  Cost of sales.................     749,638            --           10,491             (3,528)              --           756,601
  Program costs.................     597,681       100,479               --                 --          (12,795)(d)       685,365
  Other costs...................     822,454        29,892           28,107            (20,510)          (4,222)(e)       855,721
  Depreciation and
    amortization................     246,147         8,696               --             (5,374)          41,939(f)        291,408
                                  ----------      --------         --------           --------         --------        ----------
    Total operating costs and
      expenses..................   2,415,920       139,067           38,598            (29,412)          24,922         2,589,095
                                  ----------      --------         --------           --------         --------        ----------
    Operating income............     218,216        18,297          (27,281)             2,282          (24,922)          186,592
  Interest income (expense),
    net.........................    (105,078)          177              227              3,498           (1,546)(d)      (110,708)
                                                                                                         (7,986)(g)
  Miscellaneous.................     170,676        (1,039)              --             (9,247)              --           160,390
                                  ----------      --------         --------           --------         --------        ----------
Earnings (loss) before income
  taxes and
  minority interest.............     283,814        17,435          (27,054)            (3,467)         (34,454)          236,274
Income tax (expense) benefit....    (127,645)         (526)              --              9,247           (7,873)(h)      (123,804)
                                                                                                          2,993(i)
Minority interest...............     (79,295)           --               --             (2,741)         (12,883)(j)       (74,064)
                                                                                                          1,952(k)
                                                                                                         18,903(l)
                                  ----------      --------         --------           --------         --------        ----------
NET EARNINGS (LOSS).............  $   76,874      $ 16,909         $(27,054)          $  3,039         $(31,362)       $   38,406
                                  ==========      ========         ========           ========         ========        ==========
Net earnings (loss) per common
  share
  Basic.........................  $     0.54                                                                           $      .25
                                  ==========                                                                           ==========
  Diluted.......................  $     0.43                                                                           $      .23
                                  ==========                                                                           ==========
Weighted average shares
  outstanding...................     143,073                                                                              152,263(m)
                                  ==========                                                                           ==========
Weighted average diluted shares
  outstanding...................     297,012                                                                              167,770(m)
                                  ==========                                                                           ==========

                                     HOLDCO

                          UNAUDITED PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                          UNIVERSAL        PRO FORMA      PRO FORMA
                                            HOLDCO      TRANSACTION(A)    ADJUSTMENTS      COMBINED
                                          ----------    --------------    -----------     ----------
NET REVENUES:
  Networks and television production....  $1,085,685       $157,364        $     --       $1,243,049
  Electronic retailing..................   1,098,634             --                        1,098,634
  Internet services.....................      21,191             --                           21,191
                                          ----------       --------        --------       ----------
     Total net revenues.................   2,205,510        157,364              --        2,362,874
                                          ----------       --------        --------       ----------
Operating costs and expenses:
  Cost of sales.........................     682,689             --              --          682,689
  Program costs.........................     592,095        100,479         (12,795)(d)      679,779
  Other costs...........................     524,370         29,892          (4,222)(e)      550,040
  Depreciation and amortization.........     174,626          8,696           4,659(f)       187,981
                                          ----------       --------        --------       ----------
     Total operating costs and
       expenses.........................   1,973,780        139,067         (12,358)       2,100,489
                                          ----------       --------        --------       ----------
     Operating income...................     231,730         18,297          12,358          262,385
  Interest income (expense), net........     (83,513)           177          (1,546)(d)      (92,868)
                                                                             (7,986)(g)
  Miscellaneous.........................     (19,077)        (1,039)                         (20,116)
                                          ----------       --------        --------       ----------
Earnings before income taxes and
  minority interest.....................     129,140         17,435           2,826          149,401
Income tax (expense) benefit............     (37,313)          (526)          3,937(h)       (33,902)
Minority interest.......................     (87,262)            --         (12,770)(j)     (100,032)
                                          ----------       --------        --------       ----------
NET EARNINGS............................  $    4,565       $ 16,909        $ (6,007)      $   15,467
                                          ==========       ========        ========       ==========

                                   USANi LLC

                          UNAUDITED PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                           UNIVERSAL       PRO FORMA      PRO FORMA
                                            USANI LLC    TRANSACTION(A)   ADJUSTMENTS      COMBINED
                                            ----------   --------------   -----------     ----------
NET REVENUES:
  Networks and television production......  $1,085,685      $157,364       $     --       $1,243,049
  Electronic retailing....................  1,098,634             --                       1,098,634
  Internet services.......................     21,191             --                          21,191
                                            ----------      --------       --------       ----------
     Total net revenues...................  2,205,510        157,364             --        2,362,874
                                            ----------      --------       --------       ----------
Operating costs and expenses:
  Cost of sales...........................    682,689             --             --          682,689
  Program costs...........................  592,095..        100,479        (12,795)(d)      679,779
  Other costs.............................    524,370         29,892         (4,222)(e)      550,040
  Depreciation and amortization...........    174,626          8,696          4,659(f)       187,981
                                            ----------      --------       --------       ----------
     Total operating costs and expenses...  1,973,780        139,067        (12,358)       2,100,489
                                            ----------      --------       --------       ----------
     Operating income.....................    231,730         18,297         12,358          262,385
  Interest income (expense), net..........    (82,632)           177         (1,546)(d)      (91,987)
                                                                             (7,986)(g)
  Miscellaneous...........................    (19,077)        (1,039)            --          (20,116)
                                            ----------      --------       --------       ----------
Earnings before income taxes..............    130,021         17,435          2,826          150,282
Income tax (expense) benefit..............     (5,367)          (526)         4,201(h)        (1,692)
Minority interest.........................        881                                            881
                                            ----------      --------       --------       ----------
NET EARNINGS..............................  $ 125,535       $ 16,909       $  7,027       $  149,471
                                            ==========      ========       ========       ==========

                               USA NETWORKS, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

(a) Reflects the results of operations for Networks and Studios USA, which were acquired in the Universal transaction on February 12, 1998.

(b) Reflects the results of operations of CitySearch, which was acquired on September 28, 1998.

(c) Reflects the results of operations of SF Broadcasting, a subsidiary of USAi, through July 16, 1998, the date the assets of SF Broadcasting were sold.

(d) Reflects adjustments to programming cost for fair value adjustments and the effects of imputed interest related to long term program commitments.

(e) Represents certain corporate overhead allocated charges from Universal to Networks and Studios USA which are no longer being charged.

(f) Reflects additional amortization expense resulting from the increase in intangible assets. The unallocated excess of acquisition costs over net assets acquired has been preliminarily allocated to goodwill, which is being amortized from 5 or 40 years. Shorter lives were assigned to Internet related businesses (Ticketmaster Online and CitySearch).

     The following table summarizes the goodwill resulting from the three acquisitions.

                                                     UNIVERSAL    TICKETMASTER   CITYSEARCH
                                                    TRANSACTION      MERGER        MERGER
                                                    -----------   ------------   ----------
                                                               ($ IN THOUSANDS)
Purchase price, including cash, equity and
  transaction costs...............................  $4,115,531      $467,700      $163,162
Net identifiable assets acquired (liabilities
  assumed)........................................     (20,842)       (9,400)        2,517
                                                    ----------      --------      --------
Unallocated excess of acquisition cost over net
  assets acquired.................................  $4,136,373      $477,100      $160,645
                                                    ==========      ========      ========

(g) Reflects the incremental interest expense at an average blended rate of 7.2% resulting from the net increase in borrowings incurred in connection with the notes offering, the exchange offer and Universal transaction. The 7.2% represents the estimated average interest rate USAi incurred under the notes and the credit agreement used to finance the cash portion of the Universal Transaction.

     The adjustment reflects interest savings on assumed debt reduction of $206 million at an interest rate of 7.2% as a result of the exercise of Universal's mandatory preemptive right related to the shares issued in the Ticketmaster merger.

     An interest rate variance of 1/8% would cause a corresponding change in interest expense of $0.2 million for the year ended December 31, 1998.

(h) Reflects the income tax effect of the pro forma adjustments, excluding permanent differences between book amounts and tax amounts, utilizing a statutory federal rate of 35% and an estimated state and local tax rate.

(i) Represents income tax benefit of the CitySearch merger, as taxable income of Ticketmaster Online is offset by tax losses of CitySearch.

(j) Reflects net adjustment to record Universal's and Liberty's minority interest in the pro forma pre-tax results of operations of USANi LLC.

(k) Reflects the elimination of Ticketmaster minority interest recorded in the historical USAi operations.

                               USA NETWORKS, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

(l) Reflects net adjustment to minority interest in the pro forma after-tax results of Ticketmaster Online-CitySearch.

(m) For the year ended December 31, 1998, basic pro forma net earnings (loss) per common share adjusts the 143,073,000 USAi historical basic weighted average shares by 1,558,000 shares, which reflects the incremental impact of the shares issued in connection with the Universal transaction and 7,632,000 shares, which reflects the incremental impact of shares issued in the Ticketmaster merger (excluding shares issuable (i) to USAi, (ii) upon exercise of Ticketmaster options, and (iii) upon exercise of Universal's and Liberty's preemptive rights).

      For the year ended December 31, 1998, diluted pro forma net earnings
      (loss) per common share adjusts the 297,012,000 USAi historical basic weighted average shares to show a reduction of 129,242,000 shares due to the effects of lower pro forma earnings which rendered certain common stock equivalents anti-dilutive.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders


USA NETWORKS, INC.



We have audited the accompanying consolidated balance sheets of USA Networks, Inc. and subsidiaries (formerly HSN, Inc.) as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the Index at Item 21(b). These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Networks, Inc. and subsidiaries at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                           /s/ ERNST & YOUNG LLP


New York, New York


February 4, 1999

                      USA NETWORKS, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                 YEARS ENDED DECEMBER 31,
                                                            ----------------------------------
                                                               1998         1997        1996
                                                            ----------   ----------   --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE
                                                                          DATA)
NET REVENUES
  Networks and television production.....................   $1,085,685   $       --   $     --
  Electronic retailing...................................    1,098,634    1,024,203     30,588
  Ticketing operations...................................      386,555      156,378         --
  Internet services......................................       26,645       12,857         --
  Broadcasting...........................................       27,966       54,138     43,359
  Other..................................................        8,651       14,173      1,225
                                                            ----------   ----------   --------
     Total net revenues..................................    2,634,136    1,261,749     75,172
                                                            ----------   ----------   --------
Operating costs and expenses:
  Cost of sales..........................................      749,638      645,299     20,974
  Program costs..........................................      597,681           --         --
  Selling and marketing..................................      376,697      217,358      4,951
  General and administrative.............................      227,662      129,700     28,254
  Other operating costs..................................      218,095       77,849      1,895
  Depreciation and amortization..........................      246,147       97,024     15,486
                                                            ----------   ----------   --------
     Total operating costs and expenses..................    2,415,920    1,167,230     71,560
                                                            ----------   ----------   --------
     Operating profit....................................      218,216       94,519      3,612
  Other income (expense):
  Interest income........................................       16,188        5,313      3,238
  Interest expense.......................................     (121,266)     (31,579)   (11,841)
  Gain on disposition of broadcast stations..............       84,187           --         --
  Gain on sale of subsidiary stock.......................      108,967           --         --
  Miscellaneous..........................................      (22,478)     (11,752)        44
                                                            ----------   ----------   --------
                                                                65,598      (38,018)    (8,559)
                                                            ----------   ----------   --------
  Earnings (loss) before income taxes and minority
     interest............................................      283,814       56,501     (4,947)
  Income tax (expense)...................................     (127,645)     (41,051)    (1,872)
  Minority interest in (earnings) loss...................      (79,295)      (2,389)       280
                                                            ----------   ----------   --------
NET EARNINGS (LOSS)......................................   $   76,874   $   13,061   $ (6,539)
                                                            ==========   ==========   ========
  Basic earnings (loss) per common share.................   $      .54   $      .12   $   (.30)
                                                            ==========   ==========   ========
  Diluted earnings (loss) per common share...............   $      .43   $      .12   $   (.30)
                                                            ==========   ==========   ========



The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS



                                                                      DECEMBER 31,
                                                                ------------------------
                                                                   1998          1997
                                                                ----------    ----------
                                                                     (IN THOUSANDS)
                                         ASSETS
CURRENT ASSETS
Cash and cash equivalents...................................    $  445,356    $  116,036
Accounts and notes receivable, net of allowance of $20,610
  and $3,588, respectively..................................       372,111        96,867
Inventories, net............................................       421,570       151,100
Deferred income taxes.......................................            --        39,956
Other current assets, net...................................        28,501        16,723
                                                                ----------    ----------
  Total current assets......................................     1,267,538       420,682
PROPERTY, PLANT AND EQUIPMENT
Computer and broadcast equipment............................       233,991       145,701
Buildings and leasehold improvements........................       100,339        83,851
Furniture and other equipment...............................        55,653        39,498
                                                                ----------    ----------
                                                                   389,983       269,050
  Less accumulated depreciation and amortization............       168,727       120,793
                                                                ----------    ----------
                                                                   221,256       148,257
Land........................................................        16,044        16,602
Projects in progress........................................        18,130        15,262
                                                                ----------    ----------
                                                                   255,430       180,121
OTHER ASSETS
Intangible assets, net......................................     6,342,646     1,862,128
Cable distribution fees, net ($39,650 and $46,459,
  respectively, to related parties).........................       100,416       111,292
Long-term investments.......................................        63,365        47,926
Notes and accounts receivable, net of current portion
  ($3,356 and $843, respectively, from related parties).....        48,532        11,854
Inventories, net............................................       151,828            --
Deferred income taxes.......................................        40,282         3,541
Deferred charges and other, net.............................        57,065        33,252
                                                                ----------    ----------
                                                                $8,327,102    $2,670,796
                                                                ==========    ==========



The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS



                                                                      DECEMBER 31,
                                                                ------------------------
                                                                   1998          1997
                                                                ----------    ----------
                                                                     (IN THOUSANDS)
                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term obligations.................    $   36,538    $   12,918
Accounts payable, trade.....................................       186,690       111,214
Accounts payable, client accounts...........................        70,817        73,887
Obligations for program rights and film costs...............       184,583            --
Cable distribution fees payable ($18,633 and $19,091,
  respectively, to related parties).........................        44,588        43,553
Deferred income taxes.......................................        17,269            --
Other accrued liabilities...................................       322,294       118,169
                                                                ----------    ----------
  Total current liabilities.................................       862,779       359,741
LONG-TERM OBLIGATIONS (net of current maturities)...........       775,683       448,346
OBLIGATIONS FOR PROGRAM RIGHTS AND FILM COSTS, net of
  current...................................................       409,956            --
OTHER LONG-TERM LIABILITIES.................................        73,682        43,132
MINORITY INTEREST...........................................     3,633,597       372,223
COMMITMENTS AND CONTINGENCIES...............................            --            --
STOCKHOLDERS' EQUITY
Preferred stock -- $.01 par value; authorized 15,000,000
  shares; no shares issued and outstanding..................            --            --
Common stock -- $.01 par value; authorized 800,000,000
  shares; issued and outstanding, 127,272,032 and 87,430,586
  shares, respectively......................................         1,273           874
Class B -- convertible common stock -- $.01 par value;
  authorized, 200,000,000 shares; issued and outstanding,
  31,516,726 and 24,455,294 shares, respectively............           315           244
Additional paid-in capital..................................     2,594,043     1,558,037
Accumulated deficit.........................................       (26,727)     (103,601)
Unrealized gain in available for sale securities............        10,353            --
Foreign currency translation................................        (1,501)           --
Unearned compensation.......................................        (1,353)       (3,202)
Note receivable from key executive for common stock
  issuance..................................................        (4,998)       (4,998)
                                                                ----------    ----------
  Total stockholders' equity................................     2,571,405     1,447,354
                                                                ----------    ----------
                                                                $8,327,102    $2,670,796
                                                                ==========    ==========



The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES



                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                          CLASS B
                                                                        CONVERTIBLE   ADDITIONAL
                                                               COMMON     COMMON       PAID-IN     ACCUMULATED   UNREALIZED
                                                    TOTAL      STOCK       STOCK       CAPITAL       DEFICIT       GAINS
                                                  ----------   ------   -----------   ----------   -----------   ----------
                                                                               (IN THOUSANDS)
BALANCE AT DECEMBER 31, 1995....................  $    7,471   $ 140       $ 48       $  126,025    $(110,123)    $    --
Issuance of common stock upon exercise of stock
 options........................................       1,156       2         --            1,154           --          --
Amortization of unearned compensation related to
 grant of stock options to key executive........       1,028      --         --               --           --          --
Income tax benefit related to stock options
 exercised......................................         841      --         --              841           --          --
Issuance of common stock related to the Home
 Shopping Merger................................   1,044,812     494        156        1,044,162           --          --
Issuance of common stock related to the Savoy
 Merger.........................................     112,717      84         --          112,633           --          --
Unearned compensation related to employee equity
 participation plan.............................      (2,737)     --         --               --           --          --
Net loss for year ended December 31, 1996.......      (6,539)     --         --               --       (6,539)         --
BALANCE AT DECEMBER 31, 1996....................   1,158,749     720        204        1,284,815     (116,662)         --
                                                  ----------   ------      ----       ----------    ---------     -------
Issuance of common stock upon exercise of stock
 options........................................       7,227      10         --            7,217           --          --
Income tax benefit related to stock options
 exercised......................................       3,372      --         --            3,372           --          --
Issuance of Common Stock and Class B Common
 Stock in connection with Ticketmaster
 Acquisition....................................     262,817     144         40          262,633           --          --
Amortization of unearned compensation related to
 stock options and equity participation plan....       2,128      --         --               --           --          --
Net earnings for year ended December 31,
 1997...........................................      13,061      --         --               --       13,061          --
                                                  ----------   ------      ----       ----------    ---------     -------
BALANCE AT DECEMBER 31, 1997....................   1,447,354     874        244        1,558,037     (103,601)         --
Comprehensive income:
Net earnings for the year ended December 31,
 1998...........................................      76,874      --         --               --       76,874          --
Increase in unrealized gains in available for
 sale securities................................      10,353      --         --               --           --      10,353
Foreign currency translation....................      (1,501)     --         --               --           --          --
                                                  ----------
 Comprehensive income...........................      85,726
                                                  ----------
Issuance of common stock upon exercise of stock
 options........................................      26,070      24         --           26,046           --          --
Income tax benefit related to stock options
 exercised......................................       6,959      --         --            6,959           --          --
Issuance of Common Stock and Class B Common
 Stock in connection with Universal
 Transaction....................................     302,154      71         76          302,007           --          --
Issuance of stock in connection with
 Ticketmaster tax-free merger...................     467,035     160         --          466,875           --          --
Issuance of stock in connection with conversion
 of debentures..................................     199,147     122         --          199,025           --          --
Conversion of Class B Convertible Common Stock
 to Common Stock................................          --       8         (8)              --           --          --
Acquisition of interest in LLC shares in
 exchange for Common Stock and Class B Common
 Stock..........................................      35,111      14          3           35,094           --          --
Amortization of unearned compensation related to
 stock options and equity participation plans...       1,849      --         --               --           --          --
                                                  ----------   ------      ----       ----------    ---------     -------
BALANCE AT DECEMBER 31, 1998....................  $2,571,405   $1,273      $315       $2,594,043    $ (26,727)    $10,353
                                                  ==========   ======      ====       ==========    =========     =======

                                                                                  NOTE
                                                                               RECEIVABLE
                                                                                FROM KEY
                                                                               EXECUTIVE
                                                                                  FOR
                                                    FOREIGN                      COMMON
                                                   CURRENCY       UNEARNED       STOCK
                                                  TRANSLATION   COMPENSATION    ISSUANCE
                                                  -----------   ------------   ----------
                                                              (IN THOUSANDS)
BALANCE AT DECEMBER 31, 1995....................    $    --       $(3,621)      $(4,998)
Issuance of common stock upon exercise of stock
 options........................................         --            --            --
Amortization of unearned compensation related to
 grant of stock options to key executive........         --         1,028            --
Income tax benefit related to stock options
 exercised......................................         --            --            --
Issuance of common stock related to the Home
 Shopping Merger................................         --            --            --
Issuance of common stock related to the Savoy
 Merger.........................................         --            --            --
Unearned compensation related to employee equity
 participation plan.............................         --        (2,737)           --
Net loss for year ended December 31, 1996.......         --            --            --
BALANCE AT DECEMBER 31, 1996....................         --        (5,330)       (4,998)
                                                    -------       -------       -------
Issuance of common stock upon exercise of stock
 options........................................         --            --            --
Income tax benefit related to stock options
 exercised......................................         --            --            --
Issuance of Common Stock and Class B Common
 Stock in connection with Ticketmaster
 Acquisition....................................         --            --            --
Amortization of unearned compensation related to
 stock options and equity participation plan....         --         2,128            --
Net earnings for year ended December 31,
 1997...........................................         --            --            --
                                                    -------       -------       -------
BALANCE AT DECEMBER 31, 1997....................         --        (3,202)       (4,998)
Comprehensive income:
Net earnings for the year ended December 31,
 1998...........................................         --            --            --
Increase in unrealized gains in available for
 sale securities................................         --            --            --
Foreign currency translation....................     (1,501)           --            --
 Comprehensive income...........................
Issuance of common stock upon exercise of stock
 options........................................         --            --            --
Income tax benefit related to stock options
 exercised......................................         --            --            --
Issuance of Common Stock and Class B Common
 Stock in connection with Universal
 Transaction....................................         --            --            --
Issuance of stock in connection with
 Ticketmaster tax-free merger...................         --            --            --
Issuance of stock in connection with conversion
 of debentures..................................         --            --            --
Conversion of Class B Convertible Common Stock
 to Common Stock................................         --            --            --
Acquisition of interest in LLC shares in
 exchange for Common Stock and Class B Common
 Stock..........................................         --            --            --
Amortization of unearned compensation related to
 stock options and equity participation plans...         --         1,849            --
                                                    -------       -------       -------
BALANCE AT DECEMBER 31, 1998....................    $(1,501)      $(1,353)      $(4,998)
                                                    =======       =======       =======



The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                  YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                 1998        1997       1996
                                                              ----------   --------   --------
                                                                       (IN THOUSANDS)
Cash flows from operating activities:
  Net earnings (loss).......................................  $   76,874   $ 13,061   $ (6,539)
  Adjustments to reconcile net earnings (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................     224,058     77,679     18,672
    Amortization of cable distribution fees.................      22,089     19,261         --
    Amortization of program rights and film costs...........     513,844         --         --
    Amortization of deferred financing costs................       7,303      2,256      1,778
    Deferred income taxes...................................      94,466     22,474        418
    Equity in losses of unconsolidated affiliates...........      18,220     12,007        367
    Gain on disposition of broadcast stations...............     (84,187)        --         --
    Gain on sale of subsidiary stock........................    (108,967)        --         --
    Non-cash interest.......................................       4,800      4,218         --
    Inventory carrying adjustment...........................       3,561     (8,059)      (420)
    Non-cash stock compensation.............................       8,808      2,128      1,028
    Minority interest.......................................      79,295      2,389       (280)
    Changes in current assets and liabilities:
      Accounts receivable...................................    (144,472)    (7,107)       511
      Inventories...........................................    (150,905)   (37,443)     9,949
      Accounts payable......................................      91,172     (7,371)   (11,910)
      Accrued liabilities...................................       5,703    (35,859)    (1,149)
    Payment for program rights and film costs...............    (427,106)        --         --
    Increase in cable distribution fees.....................     (11,338)   (16,959)   (31,529)
    Other, net..............................................       3,538      4,998     31,072
                                                              ----------   --------   --------
        NET CASH PROVIDED BY OPERATING ACTIVITIES...........     226,756     47,673     11,968
                                                              ----------   --------   --------
Cash flows from investing activities:
  Acquisition of Universal Transaction, net of cash
    acquired................................................  (1,297,233)        --         --
  Acquisitions, net of cash acquired........................    (102,873)    (7,633)        --
  Capital expenditures......................................     (86,992)   (45,869)    (1,143)
  Increase in long-term investments and notes receivable....     (26,626)   (39,844)    (8,369)
  Proceeds from disposition of broadcast stations...........     356,769         --         --
  Payment of merger and financing costs.....................     (34,740)    (6,349)    (1,630)
  Other, net................................................      (1,894)    17,402      8,520
                                                              ----------   --------   --------
        NET CASH USED IN INVESTING ACTIVITIES...............  (1,193,589)   (82,293)    (2,622)
                                                              ----------   --------   --------
Cash flows from financing activities:
  Borrowings................................................   1,641,380    393,949         --
  Net proceeds from issuance of Senior Notes................     494,350         --         --
  Principal payments on long-term obligations...............  (1,700,073)  (385,329)   (39,763)
  Cash acquired in Ticketmaster Transaction.................          --     89,663         --
  Cash acquired in CitySearch Transaction...................      57,877         --         --
  Advance to CitySearch for promissory note.................     (50,000)        --         --
  Cash acquired in the Home Shopping and Savoy mergers......          --         --     52,727
  Proceeds from sale of subsidiary stock....................     104,989         --         --
  Redemption in minority interest in SF Broadcasting........     (81,664)        --         --
  Proceeds from issuance of common stock and LLC shares.....     831,701      7,227      1,156
  Other, net................................................        (906)     2,540         --
                                                              ----------   --------   --------
        NET CASH PROVIDED BY FINANCING ACTIVITIES...........   1,297,654    108,050     14,120
                                                              ----------   --------   --------
  Effect of exchange rate changes on cash and cash
    equivalents.............................................      (1,501)        --         --
NET INCREASE IN CASH AND CASH EQUIVALENTS...................     329,320     73,430     23,466
Cash and cash equivalents at beginning of period............     116,036     42,606     19,140
                                                              ----------   --------   --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $  445,356   $116,036   $ 42,606
                                                              ==========   ========   ========



The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE A -- ORGANIZATION



USA Networks, Inc., formerly HSN, Inc. and prior to that Silver King Communications, Inc. (the "Company" or "USAi") is a holding company, the subsidiaries of which are engaged in diversified media and electronic commerce businesses.



In December 1996, the Company consummated mergers with each of Home Shopping Network, Inc. ("Home Shopping") and Savoy Pictures Entertainment, Inc. ("Savoy") (the "Mergers"). In July 1997, the Company acquired a controlling interest in Ticketmaster Group, Inc. ("Ticketmaster"). On June 24, 1998, the Company completed its acquisition of Ticketmaster in a tax-free merger, pursuant to which each outstanding share of Ticketmaster common stock not owned by the Company was exchanged for 1.126 shares of USAi common stock. See Note C.



On February 12, 1998, the Company acquired USA Networks, a New York general partnership, consisting of cable television networks USA Network and The Sci-Fi Channel ("Networks"), as well as the domestic television production and distribution businesses of Universal Studios ("Studios USA") from Universal Studios, Inc. ("Universal"), an entity controlled by The Seagram Company Ltd. ("Seagram"), and the Company changed its name to USA Networks, Inc. (the "Universal Transaction"). See Note C.



As of December 31, 1998, the Company engages in five principal areas of business:



     - NETWORKS AND TELEVISION PRODUCTION, which includes Networks and Studios USA. Networks operates the USA Network and The Sci-Fi Channel cable networks and Studios USA produces and distributes television programming.



     - ELECTRONIC RETAILING, consisting primarily of the Home Shopping Network and America's Store, which are engaged in the electronic retailing business.



     - TICKETING OPERATIONS, which primarily represents Ticketmaster, the leading provider of automated ticketing services in the United States, and Ticketmaster Online, Ticketmaster's exclusive agent for online ticket sales.



     - INTERNET SERVICES, which represents the Company's on-line retailing networks business and local city guide business.



     -  BROADCASTING, which owns and operates television stations.



On February 20, 1998, the Company declared and on March 26, 1998, paid, a one-for-one stock dividend. All share data and earnings per share amounts presented have been adjusted to reflect this dividend.



NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



CONSOLIDATION



The consolidated financial statements include the accounts of the Company and all wholly-owned and voting-controlled subsidiaries. All significant intercompany transactions and accounts have been eliminated.



Investments in which the Company owns a 20%, but not in excess of 50%, interest and where it can exercise significant influence over the operations of the investee, are accounted for using the equity method. All other investments are accounted for using the cost method. The Company periodically

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


evaluates the recoverability of investments recorded under the cost method and recognizes losses if a decline in value is determined to be other than temporary.



REVENUES



NETWORKS AND TELEVISION PRODUCTION



Television production revenues are recognized as completed episodes are delivered. Generally, television programs are first licensed for network exhibition and foreign syndication, and subsequently for domestic syndication, cable television and home video. Certain television programs are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video. Television production advertising revenues (i.e., sales of advertising time received by Studios USA in lieu of cash fees for the licensing of program broadcast rights to a broadcast station ("barter syndication")) are recognized upon both the commencement of the license period of the program and the sale of advertising time pursuant to non-cancelable agreements, provided that the program is available for its first broadcast. Foreign minimum guaranteed amounts are recognized as revenues on the commencement date of the license agreement, provided the program is available for exhibition.



Networks advertising revenue is recognized in the period in which the advertising commercials are aired on cable networks. Provisions are recorded against advertising revenues for audience under deliveries ("makegoods"). Affiliate fees are recognized in the period during which the programming is provided.



ELECTRONIC RETAILING



Revenues from Home Shopping primarily consist of merchandise sales and are reduced by incentive discounts and sales returns to arrive at net sales. Revenues are recorded for credit card sales upon transaction authorization, and for check sales upon receipt of customer payment, which does not vary significantly from the time goods are shipped. Home Shopping's sales policy allows merchandise to be returned at the customer's discretion within 30 days of the date of delivery. Allowances for returned merchandise and other adjustments are provided based upon past experience.



TICKETING



Revenue from Ticketmaster primarily consists of revenue from ticketing operations which is recognized as tickets are sold.



BROADCASTING AND OTHER



Prior to December 20, 1996, television broadcasting revenue was principally derived from the broadcasting of Home Shopping programming. The Company was compensated by Home Shopping based on an applicable hourly affiliation rate per station and, upon reaching certain sales levels, commissions on net sales. Revenue was recognized as services were provided or when additional commissions were earned. Subsequent to the Mergers, as discussed in Note C, these intercompany revenues and expenses are eliminated in consolidation.



Revenues from all other sources are recognized either upon delivery or when the service is provided.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


FILM COSTS



Film costs consist of direct production costs and production overhead, less accumulated amortization. Development roster (and related costs) and abandoned story and development costs are charged to production overhead. Film costs are stated at the lower of unamortized cost or estimated net realizable value on a production-by-production basis.



Generally, the estimated ultimate costs of completed television productions are amortized, and participation expenses are accrued, for each production in the proportion that current period revenue recognized bears to the estimated future revenue to be received from all sources. Amortization and accruals are made under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value are made as required.



Film costs, net of amortization, classified as current assets include the portion of unamortized costs of television program productions allocated to network, first run syndication and initial international distribution markets. The allocated portion of released film costs expected to be recovered from secondary markets or other exploitation is reported as a noncurrent asset. Other costs relating to television productions, such as television program development costs, in-process productions and the television program library, are classified as noncurrent assets.



PROGRAM RIGHTS



License agreements for program material are accounted for as a purchase of program rights. The asset related to the program rights acquired and the liability for the obligation incurred are recorded at their net present value when the license period begins and the program is available for its initial broadcast. The asset is amortized primarily based on the estimated number of airings. Amortization is computed generally on the straight-line basis as programs air; however, when management estimates that the first airing of a program has more value than subsequent airings, an accelerated method of amortization is used. Other costs related to programming, which include program assembly, commercial integration and other costs, are expensed as incurred. Management periodically reviews the carrying value of program rights and records write-offs, as warranted, based on changes in programming usage.



MERCHANDISE INVENTORIES, NET



Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out method. Cost includes freight, certain warehouse costs and other allocable overhead. Market is determined on the basis of net realizable value, giving consideration to obsolescence and other factors. Inventories are presented net of an inventory carrying adjustment of $23.4 million and $19.8 million at December 31, 1998 and 1997, respectively.



CASH AND CASH EQUIVALENTS



Cash and cash equivalents include cash and short-term investments. Short-term investments consist primarily of U.S. Treasury Securities, U.S. Government agencies and certificates of deposit with original maturities of less than 91 days.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


PROPERTY, PLANT AND EQUIPMENT



Property, plant and equipment, including significant improvements, are recorded at cost. Repairs and maintenance and any gains or losses on dispositions are included in operations.



Depreciation and amortization is provided for on a straight-line basis to allocate the cost of depreciable assets to operations over their estimated service lives.



ASSET CATEGORY                                   DEPRECIATION/AMORTIZATION PERIOD
--------------                                   --------------------------------
Computer and broadcast equipment.............              3 to 13 Years
Buildings....................................             30 to 40 Years
Leasehold improvements.......................              4 to 20 Years
Furniture and other equipment................              3 to 10 Years



Depreciation and amortization expense on property, plant and equipment was $51.3 million, $26.2 million and $4.3 million for the years ended December 31, 1998, 1997 and 1996, respectively.



LONG-LIVED ASSETS INCLUDING INTANGIBLES



The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including goodwill and other intangibles and property, plant and equipment, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.



CABLE DISTRIBUTION FEES



Cable distribution fees relate to upfront fees paid in connection with long term cable contracts for carriage of Home Shopping's programming. These fees are amortized to expense on a straight line basis over the terms of the respective contracts, with original terms from 5 to 15 years. Amortization expense for cable distribution fees was $22.1 million and $19.3 million for the years ended December 31, 1998 and 1997, respectively, and was not significant for the 11 days ending December 31, 1996.



ADVERTISING



Advertising costs are expensed in the period incurred. Advertising expense for the years ended December 31, 1998 and 1997 were $90.2 million and $13.2 million, respectively. Advertising expense for 1996 was not significant.



INCOME TAXES



The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


EARNINGS (LOSS) PER SHARE



Basic earnings per share ("Basic EPS") excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised resulting in the issuance of common stock that then shares in the earnings of the Company.



STOCK-BASED COMPENSATION



The Company is subject to Statement of Financial Accounting Standards No. 123 "Accounting and Disclosure of Stock-Based Compensation" ("SFAS 123"). As allowed by SFAS 123, the Company accounts for stock-based compensation in accordance with APB 25, "Accounting for Stock Issued to Employees." In cases where exercise prices are less than fair value as of the grant date, compensation is recognized over the vesting period.



MINORITY INTEREST



Minority interest represents the ownership interests of third parties in the net assets and results of operations of certain consolidated subsidiaries.



ACCOUNTING ESTIMATES



Management of the Company is required to make certain estimates and assumptions during the preparation of consolidated financial statements in accordance with generally accepted accounting principles. These estimates and assumptions impact the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements. They also impact the reported amount of net earnings during any period. Actual results could differ from those estimates.



Significant estimates underlying the accompanying consolidated financial statements include the inventory carrying adjustment, program rights and film cost amortization, sales return and other revenue allowances, allowance for doubtful accounts, recoverability of intangibles and other long-lived assets, and various other operating allowances and accruals.



RECLASSIFICATIONS



Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the 1998 presentation.



NOTE C -- BUSINESS ACQUISITIONS



UNIVERSAL TRANSACTION



In connection with the Universal Transaction, USAi paid Universal approximately $4.1 billion in the form of a cash payment of approximately $1.6 billion, a portion of which ($300 million plus interest) was deferred until no later than June 30, 1998, and an effective 45.8% interest in the Company through shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and Class B common stock, par value $.01 per share, of the Company (the "Class B Common

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE C -- BUSINESS ACQUISITIONS -- (CONTINUED)


Stock"), and shares ("LLC Shares") of a newly formed limited liability company ("USANi LLC") which are exchangeable (subject to regulatory restrictions) into shares of Common Stock and Class B Common Stock. At the closing of the Universal Transaction, USAi contributed its Home Shopping business to USANi LLC, a subsidiary of USAi. Simultaneously with this transaction, the remaining 1,178,322 shares of Class B Common Stock were issued in accordance with Liberty Media Corporation's ("Liberty") contingent right to receive such shares as part of the Home Shopping Merger in 1996.



The Investment Agreement, as amended and restated as of December 18, 1997, among the Company, Home Shopping, Universal and Liberty (the "Investment Agreement"), relating to the Universal Transaction also contemplated that, on or prior to June 30, 1998, the Company and Liberty, a subsidiary of Tele-Communications, Inc. ("TCI"), would complete a transaction involving a $300 million cash investment, plus an interest factor, by Liberty in the Company through the purchase of Common Stock or LLC Shares. The transaction closed on June 30, 1998 with Liberty making a cash payment of $308.5 million in exchange for 15,000,000 LLC shares.



The Universal Transaction has been accounted for using the purchase method of accounting. The purchase price of $4.1 billion including expenses, has been allocated to the assets acquired and liabilities assumed based on their respective fair values at the date of purchase. The fair value of the assets acquired and liabilities assumed are summarized below, along with the excess of the purchase price, including expenses, over the fair value of net assets, which has been assigned to goodwill.



                                                              (IN THOUSANDS)
Current assets............................................      $  459,718
Non-current assets........................................         289,232
Goodwill..................................................       4,136,373
Current liabilities.......................................         395,356
Non-current liabilities...................................         374,436



TICKETMASTER TRANSACTION



In the third quarter of 1997, the Company acquired a controlling interest in Ticketmaster through the issuance of Common Stock to Paul G. Allen and purchases of Ticketmaster shares in the open market for total consideration of $210.0 million (the "Ticketmaster Acquisition"). In connection with the issuance of new shares to Mr. Allen, the Company also issued shares of the Company's Class B common stock in accordance with Liberty's contingent right to receive such shares as part of the Home Shopping Merger in 1996.



In connection with the Ticketmaster tax-free merger, as of June 24, 1998, the Company issued 15,967,200 shares of Common Stock to the public shareholders of Ticketmaster and converted 3.6 million options to acquire Ticketmaster common stock into options to acquire Common Stock for a total consideration of $467.7 million. The acquisition of the controlling interest in Ticketmaster and the tax-free merger are collectively referred to as the "Ticketmaster Transaction."



The Ticketmaster Transaction has been accounted for using the purchase method of accounting. The acquisition price of $677.7 million, including expenses, was allocated to the assets and liabilities of Ticketmaster based on respective values at the acquisition date. The fair market values of the assets

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE C -- BUSINESS ACQUISITIONS -- (CONTINUED)


acquired and liabilities assumed are summarized below, along with the excess of the purchase price over the fair value of net assets, which has been assigned to goodwill and other intangible assets:



                                                              (IN THOUSANDS)
Current assets............................................       $139,980
Non-current assets........................................        178,160
Goodwill and other intangible assets......................        667,100
Current liabilities.......................................        154,240
Non-current liabilities, including minority interest......        153,300



CITYSEARCH TRANSACTION



On September 28, 1998, pursuant to an Amended and Restated Agreement and Plan of Reorganization among CitySearch, Inc. ("CitySearch"), the Company, Ticketmaster and certain of its subsidiaries, the Company merged the online ticketing operations of Ticketmaster ("Ticketmaster Online") into a subsidiary of CitySearch, a publisher of local city guides on the Web (the "CitySearch Merger"), to create Ticketmaster Online-CitySearch, Inc. ("TMCS"). The Company had acquired Ticketmaster Online as part of the Ticketmaster Transaction and allocated to Ticketmaster Online a total of $154.8 million of the goodwill resulting from the Ticketmaster Transaction. The CitySearch Merger was accounted for using the "reverse purchase" method of accounting, pursuant to which Ticketmaster Online was treated as the acquiring entity for accounting purposes, and the portion of the assets and liabilities of CitySearch acquired were recorded at their respective fair values under the purchase method of accounting.



Prior to the CitySearch Merger, the Company owned approximately 11.8% of CitySearch, which it had purchased for total consideration of $23.0 million. Pursuant to the CitySearch Merger, the Company acquired 50.7% of CitySearch in exchange for an effective 35.2% interest in Ticketmaster Online. The total purchase price for the acquisition of the additional CitySearch interest was approximately $120.8 million, substantially all of which was allocated to goodwill.



In connection with the CitySearch Merger, the Company purchased 1,997,502 TMCS shares pursuant to a Tender Offer, which was completed on November 3, 1998, representing an additional 3.1% interest in CitySearch, for total consideration of $17.3 million. Following the completion of the Tender Offer, the Company beneficially owned approximately 67.9% of TMCS outstanding shares.



In connection with the CitySearch Merger, the Company recorded a gain of $67.9 million by exchanging a 35.2% interest in Ticketmaster Online with a basis of $52.9 million for a 50.7% interest in CitySearch, which had a fair value of $120.8 million.



On December 8, 1998, TMCS completed an initial public offering of 8,050,000 shares of its common stock (the "CitySearch IPO"), which generated proceeds of $105.0 million. In connection with the CitySearch IPO, the Company recognized a gain of $41.1 million. The CitySearch Merger, the Tender Offer and the CitySearch IPO are referred to as the "CitySearch Transaction".



SAVOY MERGER



On December 19, 1996, USAi consummated the merger with Savoy ("Savoy Merger") by issuing 8,411,740 shares of USAi common stock in exchange for each share of outstanding Savoy common

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE C -- BUSINESS ACQUISITIONS -- (CONTINUED)


stock at a .28 conversion ratio, adjusted for the March 1998 stock dividend. The Savoy Merger has been accounted for using the purchase method of accounting.



HOME SHOPPING MERGER



On December 20, 1996, USAi consummated the merger with Home Shopping (the "Home Shopping Merger") by issuing shares of USAi Common Stock at a ratio of .90 of a share of USAi Common Stock and 1.08 shares of USAi Class B Common Stock for each share of Home Shopping Common Stock and Home Shopping Class B Common Stock, adjusted for the March 1998 stock dividend, respectively. As a result, 49,331,302 shares of USAi Common Stock and 15,618,222 shares of USAi Class B Common Stock were issued. The Home Shopping Merger has been accounted for using the purchase method of accounting.



The following unaudited pro forma condensed consolidated financial information for the years ended December 31, 1998 and 1997, is presented to show the results of the Company, as if the Universal Transaction, Ticketmaster Transaction, including significant acquisitions by Ticketmaster, the CitySearch Transaction and the sale of SF Broadcasting had occurred as of January 1, 1998 and 1997. The pro forma results include certain adjustments, including increased amortization related to goodwill and other intangibles, changes in programming and film costs amortization and an increase in interest expense, and are not necessarily indicative of what the results would have been had the transactions actually occurred on the aforementioned dates.



                                                  YEARS ENDED DECEMBER 31,
                                                  ------------------------
                                                     1998          1997
                                                  ----------    ----------
                                                   (IN THOUSANDS, EXCEPT
                                                      PER SHARE DATA)
Net revenues..................................    $2,775,687    $2,527,922
Net earnings (loss)...........................        38,406       (77,443)
Basic earnings (loss) per common share........    $      .25    $     (.55)
                                                  ==========    ==========
Diluted earnings (loss) per common share......    $      .23    $     (.55)
                                                  ==========    ==========



The following unaudited pro forma condensed financial information for the year ended December 31, 1996, is presented to show the results of the Company, as if the Home Shopping Merger, the Ticketmaster Acquisition, and the Savoy Merger occurred at the beginning of the year presented. The pro forma results include certain adjustments, including increased amortization related to goodwill, the reduction of cable and broadcast fees for fair value adjustments related to purchase accounting and the elimination of intercompany revenues and expenses, and are not necessarily indicative of what the results would have been had these transactions actually occurred on January 1, 1996.



                                                       YEAR ENDED DECEMBER 31,
                                                                1996
                                                       -----------------------
                                                        (IN THOUSANDS, EXCEPT
                                                           PER SHARE DATA)
Net revenues.......................................          $1,392,629
Net loss...........................................             (19,099)
Basic loss per common share........................          $     (.17)
                                                             ==========
Diluted loss per common share......................          $     (.17)
                                                             ==========

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE D -- INTANGIBLE ASSETS



Intangible assets are amortized using the straight-line method and include the following:



                                                         DECEMBER 31,
                                                 ----------------------------
                                                    1998            1997
                                                 ----------    --------------
                                                        (IN THOUSANDS)
Intangible Assets, net:
Goodwill.....................................    $6,232,975      $1,520,221
Broadcast licenses...........................        81,244         312,248
Other........................................        28,427          29,659
                                                 ----------      ----------
                                                 $6,342,646      $1,862,128
                                                 ==========      ==========



Goodwill primarily relates to the excess of purchase price over the fair value of assets acquired in the Universal Transaction, Ticketmaster Transaction, CitySearch Transaction and the Home Shopping and Savoy mergers, as discussed in Note C, and is net of accumulated amortization of $192.1 million and $46.9 million at December 31, 1998 and 1997, respectively. Goodwill is generally amortized over 40 years, except for goodwill associated with Internet businesses which is amortized over 5 to 10 years.



Broadcast licenses represent the costs of acquiring FCC licenses related to broadcast operations and is net of accumulated amortization of $23.6 million and $41.3 million as of December 31, 1998 and 1997, respectively. Broadcast licenses are generally amortized over 40 years.



Other intangibles are net of accumulated amortization of $16.2 million and $67.0 million as of December 31, 1998 and 1997, respectively, and are generally amortized over 3 to 10 years. In 1998, other intangibles of $68 million which were fully amortized were written off.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE E -- LONG-TERM OBLIGATIONS

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1998        1997
                                                                --------    --------
                                                                   (IN THOUSANDS)
Unsecured Senior Credit Facility ("New Facility"); with a
  $40,000,000 sub-limit for letters of credit, entered into
  February 12, 1998, which matures on December 31, 2002. At
  the Company's option, the interest rate on borrowings is
  tied to the London Interbank Offered Rate ("LIBOR") or the
  Alternate Base Rate ("ABR"), plus an applicable margin.
  Interest rate at December 31, 1998 was 6.0% and ranged
  from 6.0% to 7.45% during 1998............................    $250,000    $     --
$500,000,000 6 3/4% Senior Notes (the "Senior Notes") due
  November 15, 2005; interest payable May 15 and November 15 commencing May 15, 1999. Interest rate at December 31,
  1998 is 6.84%.............................................     496,896          --
Unsecured $37,782,000 7% Convertible Subordinated Debentures
  ("Savoy Debentures") due July 1, 2003 convertible into
  USAi Common Stock at a conversion price of $66.43 per
  share.....................................................      33,573      32,915
Unsecured $275,000,000 Revolving Credit Facility ("HSNi
  Facility"); with a $35,000,000 sub-limit for import
  letters of credit, entered into on May 1, 1997, which
  matures on May 1, 2002. The interest rate was 6.51% at
  December 31, 1997, and ranged from 6.47% to 6.53% and
  6.16% to 8.50% during 1998 and 1997, respectively. The
  facility was repaid on February 12, 1998..................          --     100,000
Unsecured $100,000,000 5 7/8% Convertible Subordinated
  Debentures (the "Home Shopping Debentures") due March 1,
  2006 convertible into USAi Common Stock at a conversion
  price of $13.34 per share. The debentures were converted
  into Common Stock on March 1, 1998........................          --     106,338
Secured SF Broadcast Facility (the "SF Broadcast Facility");
  payable in 20 consecutive quarterly installments
  commencing on September 30, 1997. At the Company's option, the interest rate on borrowings is tied to LIBOR or ABR,
  plus an applicable margin. The facility was repaid on July
  16, 1998..................................................          --      69,844
Secured Revolving Credit Facility ("Ticketmaster Facility"),
  which matures in December 1999. The facility was repaid on
  June 24, 1998.............................................          --     134,000
Other long-term obligations maturing through 2007...........      31,752      18,167
                                                                --------    --------
Total long-term obligations.................................     812,221     461,264
Less current maturities.....................................      36,538      12,918
                                                                --------    --------
Long-term obligations, net of current maturities............    $775,683    $448,346
                                                                ========    ========

On February 12, 1998, the Company, and certain of its subsidiaries, including USANi LLC as borrower, entered into the New Facility with a $40.0 million sub-limit for letters of credit. The New Facility was used to finance the Universal Transaction and to refinance the Company's existing facility. The New Facility consists of a $600.0 million revolving credit facility, a $750.0 million Tranche A Term Loan and a $250.0 million Tranche B Term Loan. On August 5, 1998, the Company repaid the Tranche B Term Loan in its entirety. The revolving credit facility and the

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE E -- LONG-TERM OBLIGATIONS -- (CONTINUED)
Tranche A Term Loan mature on December 31, 2002. The New Facility is guaranteed by, and secured by stock in, substantially all of the Company's material subsidiaries. The interest rate on borrowings under the New Facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin. Average borrowings on the revolving credit facility for the period from February 12, 1998 to July 20, 1998, the period in which amounts were outstanding, was $376 million. The average interest rate during this period was 7.91%. As of December 31, 1998, there was $599.9 million available for borrowing after taking into account outstanding letters of credit. The Company pays a commitment fee of .1875% on the unused portion of the New Facility.

On November 23, 1998, the Company completed an offering of $500.0 million 6 3/4% Senior Notes due 2005. Net proceeds from the offering were $493.7 million, which together with cash on hand, were used to repay, and permanently reduce, $500.0 million of the Tranche A Term Loan.

The Savoy Debentures are redeemable at the option of the Company at varying percentages of the principal amount each year, ranging from 105.25% to 100.75%, plus applicable interest. In connection with the Savoy Merger, USAi became a joint and several obligor with respect to the Savoy Debentures.

Aggregate contractual maturities of long-term obligations are as follows:

YEARS ENDING DECEMBER 31,
-------------------------                                     (IN THOUSANDS)
1999......................................................       $ 36,538
2000......................................................         54,347
2001......................................................         78,498
2002......................................................        103,749
2003......................................................         34,056
Thereafter................................................        505,033
                                                                 --------
                                                                 $812,221
                                                                 ========

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE F -- INCOME TAXES

A reconciliation of total income tax expense to the amounts computed by applying the statutory federal income tax rate to earnings (loss) before income taxes is shown as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                               ------------------------------
                                                                 1998       1997       1996
                                                               --------    -------    -------
                                                                       (IN THOUSANDS)
Income tax expense (benefit) at the federal statutory rate
  of 35% in 1998 and 1997 and 34% for 1996.................    $ 99,335    $19,776    $(1,682)
Amortization of goodwill and other intangibles.............      32,423     13,690        548
State income taxes, net of effect of federal tax benefit...      17,404      2,896        581
Non-deductible portion of executive compensation...........          --         --      1,385
Increase (decrease) in valuation allowance for deferred tax
  assets...................................................      (3,665)     5,471        966
Impact of minority interest................................     (28,910)        --         --
Other, net.................................................      11,058       (782)        74
                                                               --------    -------    -------
Income tax expense.........................................    $127,645    $41,051    $ 1,872
                                                               ========    =======    =======

The components of income tax expense are as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                                -----------------------------
                                                                  1998       1997       1996
                                                                --------    -------    ------
                                                                       (IN THOUSANDS)
Current income tax expense:
  Federal...................................................    $ 21,137    $21,603    $  602
  State.....................................................      10,820      3,029       852
  Foreign...................................................       1,222        919        --
                                                                --------    -------    ------
     Current income tax expense.............................      33,179     25,551     1,454
                                                                --------    -------    ------
Deferred income tax expense:
  Federal...................................................    $ 78,511    $13,614    $  367
  State.....................................................      15,955      1,886        51
                                                                --------    -------    ------
     Deferred income tax expense............................      94,466     15,500       418
                                                                --------    -------    ------
     Total income tax expense...............................    $127,645    $41,051    $1,872
                                                                ========    =======    ======

The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 and 1997, are presented below. The valuation allowance represents items for which it is more likely than not that the tax benefit will not be realized.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE F -- INCOME TAXES -- (CONTINUED)

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1998        1997
                                                                --------    --------
                                                                   (IN THOUSANDS)
Current deferred tax assets (liabilities):
  Net federal operating loss carryforward...................    $ 30,383    $ 46,291
  Inventory costing.........................................      14,792      16,398
  Provision for accrued expenses............................       6,523       6,883
  Amortization of broadcast related intangibles.............     (10,912)      7,995
  Investments in affiliates.................................       2,982       2,982
  Deferred revenue..........................................     (25,901)         --
  Other.....................................................      21,190      25,604
                                                                --------    --------
     Total current deferred tax assets......................      39,057     106,153
     Less valuation allowance...............................     (56,326)    (66,197)
                                                                --------    --------
     Net current deferred tax assets (liabilities)..........    $(17,269)   $ 39,956
                                                                ========    ========
Non-current deferred tax assets:
  Broadcast and cable fee contracts.........................    $ 10,311    $ 11,787
  Depreciation for tax in excess of financial statements....      (9,663)    (10,450)
  Amortization of FCC licenses and broadcast related
     intangibles............................................      (9,287)    (17,847)
  Programming costs.........................................      33,430          --
  Investment in subsidiaries................................       6,320       6,320
  Gain on sale of subsidiary stock..........................     (46,405)         --
  Gain on sale of broadcast station.........................     (16,743)         --
  Other.....................................................      76,218      17,068
                                                                --------    --------
     Total non-current deferred tax assets..................      44,181       6,878
     Less valuation allowance...............................      (3,899)     (3,337)
                                                                --------    --------
     Net non-current deferred tax assets....................    $ 40,282    $  3,541
                                                                ========    ========
Total deferred tax assets...................................    $ 23,013    $ 43,497
                                                                ========    ========

The Company recognized income tax deductions related to the issuance of common stock pursuant to the exercise of stock options for which no compensation expense was recorded for accounting purposes. The related income tax benefits of $7.0 million, $3.4 million and $.8 million for the years ended December 31, 1998, 1997 and 1996, respectively, were recorded as increases to additional paid-in capital.

At December 31, 1998 and 1997, the Company has net operating loss carryforwards ("NOL") for federal income tax purposes of $87 million and $133.3 million, respectively, which are available to offset future federal taxable income, if any, through 2012. The NOL's as of December 31, 1998, are pre-acquisition losses which are subject to certain tax loss limitations. Accordingly, the Company has established a valuation allowance for the pre-acquisition NOL's.

The Company has Federal income tax returns under examination by the Internal Revenue Service. The Company has received proposed adjustments related to certain examinations. Management believes that the resolution of the proposed adjustments will not have a material adverse effect on the Company's consolidated financial statements.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE G -- COMMITMENTS AND CONTINGENCIES

The Company leases satellite transponders, computers, warehouse and office space, as well as broadcast and production facilities, equipment and services used in connection with its operations under various operating leases and contracts, many of which contain escalation clauses.

Future minimum payments under non-cancellable agreements are as follows:

YEARS ENDING DECEMBER 31,
-------------------------                                     (IN THOUSANDS)
1999......................................................       $ 59,641
2000......................................................         59,407
2001......................................................         55,955
2002......................................................         44,626
2003......................................................         19,744
Thereafter................................................         43,151
                                                                 --------
                                                                 $282,524
                                                                 ========

Expenses charged to operations under these agreements were $58.7 million, $37.7 million and $2.9 million for the years ended December 31, 1998, 1997 and 1996, respectively.

The Company is required to provide funding, from time to time, for the operations of its investments in joint ventures accounted for under the equity method.

NOTE H -- INVENTORIES

                                                      DECEMBER 31,              DECEMBER 31,
                                                          1998                      1997
                                                 ----------------------    ----------------------
                                                 CURRENT     NONCURRENT    CURRENT     NONCURRENT
                                                 --------    ----------    --------    ----------
                                                                  (IN THOUSANDS)
Film costs:
  Released, net of amortization..............    $ 98,082     $ 61,310
  In process and unreleased..................         138           --
Programming costs, net of amortization.......     156,789       90,518
Sales merchandise, net.......................     165,212           --     $151,100     $     --
Other........................................       1,349           --           --           --
                                                 --------     --------     --------     --------
     Total...................................    $421,570     $151,828     $151,100     $     --
                                                 ========     ========     ========     ========

The Company estimates that approximately 90% of unamortized film costs at December 31, 1998 will be amortized within the next three years.

NOTE I -- STOCKHOLDERS' EQUITY

Share numbers and prices reflect the Company's one-for-one stock dividend to holders of record as of the close of business on March 12, 1998.

DESCRIPTION OF COMMON STOCK AND CLASS B -- CONVERTIBLE COMMON STOCK

Holders of USAi Common Stock have the right to elect 25% of the entire Board of Directors, rounded upward to the nearest whole number of directors. As to the election of the remaining directors, the holders of USAi Class B Common Stock are entitled to 10 votes for each USAi

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE I -- STOCKHOLDERS' EQUITY -- (CONTINUED)
Class B Common Stock share, and the holders of the USAi Common Stock are entitled to one vote per share. There are no cumulative voting rights.

The holders of both classes of the Company's common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. In the event of the liquidation, dissolution or winding up of the Company, the holders of both classes of common stock are entitled to share ratably in all assets of the Company remaining after provision for payment of liabilities. USAi Class B Common Stock is convertible at the option of the holder into USAi Common Stock on a share-for-share basis. Upon conversion, the USAi Class B Common Stock will be retired and not subject to reissue.

NOTE RECEIVABLE FROM KEY EXECUTIVE FOR COMMON STOCK ISSUANCE

In connection with Mr. Diller's employment in August 1995, the Company agreed to sell Mr. Diller 883,976 shares of USAi Common Stock ("Diller Shares") at $11.313 per share for cash and a non-recourse promissory note in the amount of $5.0 million, secured by approximately 530,000 shares of USAi Common Stock. The promissory note is due on the earlier of (i) the termination of Mr. Diller's employment, or (ii) September 5, 2007.

STOCKHOLDERS' AGREEMENT

Mr. Diller, Chairman of the Board and Chief Executive Officer of the Company, through BDTV, INC., BDTV II, INC., BDTV III, INC., BDTV IV, INC., his own holdings and pursuant to the Stockholders Agreement, with Universal, Liberty, the Company and Seagram (the "Stockholders Agreement"), has the right to vote approximately 11% (14,401,217 shares) of USAi's outstanding common stock, and 100% (31,516,726 shares) of USAi's outstanding Class B Common Stock. Each share of Class B Common Stock is entitled to ten votes per share with respect to matters on which Common and Class B stockholders vote as a single class. As a result, Mr. Diller controls 74.5% of the outstanding total voting power of the Company. Mr. Diller, subject to the Stockholders Agreement, is effectively able to control the outcome of nearly all matters submitted to a vote of the Company's stockholders. Liberty HSN holds substantially all of the economic interest in, and Mr. Diller holds all of the voting power in, the shares of USAi stock held by the BDTV entities listed above.

In connection with option plans, convertible debt securities pending acquisitions and other matters, 244,184,256 shares of Common Stock were reserved.

NOTE J -- LITIGATION

In the ordinary course of business, the Company is engaged in various lawsuits, including certain class action lawsuits initiated in connection with the Home Shopping Merger and the Ticketmaster Transaction. In the opinion of management, the ultimate outcome of the various lawsuits should not have a material impact on the liquidity, results of operations or financial condition of the Company.

NOTE K -- BENEFIT PLANS

The Company offers various plans pursuant to Section 401(k) of the Internal Revenue Code covering substantially all full-time employees who are not party to collective bargaining agreements. The

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE K -- BENEFIT PLANS
Company's share of the matching employer contributions is set at the discretion of the Board of Directors or the applicable committee thereof.

NOTE L -- STOCK OPTION PLANS

The following describes the stock option plans. Share numbers, prices and earnings per share reflect the Company's one-for-one stock dividend to holders of record at the close of business on March 12, 1998.

The Company has outstanding options to employees or consultants of the Company under several plans (the "Plans") which provide for the grant of options to purchase the Company's common stock at not less than fair market value on the date of the grant. The options under the Plans vest ratably, generally over a range of three to five years from the date of grant and generally expire not more than 10 years from the date of grant. Four of the Plans have options available for future grants.

The Company also has outstanding options to outside directors under one plan (the "Directors Plan") which provides for the grant of options to purchase the Company's common stock at not less than fair market value on the date of the grant. The options under the Directors Plan vest ratably, generally over three years from the date of grant and expire not more than 10 years from the date of grant. A summary of changes in outstanding options under the stock option plans following the Company's two-for-one stock split, is as follows:

                                                        DECEMBER 31,
                                  --------------------------------------------------------
                                        1998                1997                1996
                                  ----------------    ----------------    ----------------
                                            PRICE               PRICE               PRICE
                                  SHARES    RANGE     SHARES    RANGE     SHARES    RANGE
                                  ------    ------    ------    ------    ------    ------
                                                   (SHARES IN THOUSANDS)
Outstanding at beginning of
  period......................    32,936    $1--74    22,872    $1--74     4,538    $1--16
  Granted or issued in
     connection with
     mergers..................     9,453    $12--29   11,580    $10--19   18,580    $4--74
  Exercised...................    (2,345)   $1--22      (968)   $1--16      (238)   $1--10
  Cancelled...................      (830)   $5--74      (548)   $5--74        (8)   $11--13
                                  ------              ------              ------
  Outstanding at end of
     period...................    39,214    $1--74    32,936    $1--74    22,872    $1--74
                                  ======              ======              ======
  Options exercisable.........    19,903    $1--74    10,840               6,650
                                  ======              ======              ======
  Available for grant.........     7,524              12,192               3,432
                                  ======              ======              ======

The weighted average exercise prices during the year ended December 31, 1998, were $24.18, $10.92 and $23.58 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $24.11.

The weighted average exercise prices during the year ended December 31, 1997, were $18.77, $7.40 and $14.69 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $11.81.

The weighted average exercise prices during the year ended December 31, 1996, were $10.76, $4.56 and $12.09 for options granted, options exercised and options cancelled, respectively. The weighted average fair value of options granted during the year was $7.92.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE L -- STOCK OPTION PLANS -- (CONTINUED)

                                          OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
                         ------------------------------------------------------   ----------------------------------
                                                 WEIGHTED           WEIGHTED                             WEIGHTED
                          OUTSTANDING AT     AVERAGE REMAINING      AVERAGE        EXERCISABLE AT        AVERAGE
RANGE OF EXERCISE PRICE  DECEMBER 31, 1998   CONTRACTUAL LIFE    EXERCISE PRICE   DECEMBER 31, 1998   EXERCISE PRICE
-----------------------  -----------------   -----------------   --------------   -----------------   --------------
                          (IN THOUSANDS)                                           (IN THOUSANDS)
$1.00 to $5.00.........          109                2.6              $ 2.94               109            $  2.94
$5.01 to $10.00........       13,161                6.9                9.43             9,597               9.42
$10.01 to $15.00.......        7,880                7.2               11.93             6,209              12.02
$15.01 to $20.00.......       12,545                8.5               18.63             3,866              18.05
$20.01 to $25.00.......        3,916                9.8               24.68                39              24.57
$25.01 to $30.00.......        1,547                9.2               25.80                27              25.71
Over $30.00............           56                3.2               42.94                56              42.94
                              ------                                                   ------
                              39,214                7.8               15.02            19,903              12.02
                              ======                                                   ======

In connection with Mr. Diller's employment in August 1995, the Company granted Mr. Diller an option (the "Diller Option") to acquire 3,791,694 shares of common stock and recorded unearned compensation of $4.0 million. The unearned compensation resulted from the difference in the exercise price and fair market value of the common stock at the date of grant and is being amortized over the four year vesting period of the options.

Pro forma information regarding net income and earnings per share is required by Statement 123. The information is determined as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair market value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1997 and 1996: risk-free interest rates of 5.0%, 5.5% and 6.4%, respectively; a dividend yield of zero; a volatility factor of .56, .71 and .60, respectively, based on the expected market price of USAi Common Stock based on historical trends; and a weighted-average expected life of the options of five years.

The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair market value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                               ------------------------------
                                                                1998       1997        1996
                                                               -------    -------    --------
Pro forma net income (loss) (in thousands).................    $42,906    $(4,871)   $(21,225)
Pro forma basic earnings (loss) per share..................    $   .30    $  (.05)   $   (.98)
Pro forma diluted earnings (loss) per share................    $   .14    $  (.05)   $   (.98)

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE L -- STOCK OPTION PLANS -- (CONTINUED)
These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

NOTE M -- STATEMENTS OF CASH FLOWS

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS FOR THE YEAR ENDED DECEMBER 31, 1998:

                                                              (IN THOUSANDS)
Acquisition of Networks and Studios USA
  Acquisition price.......................................     $ 4,115,531
  Less: Amount paid in cash...............................      (1,300,983)
                                                               -----------
  Total non-cash consideration............................     $ 2,814,548
                                                               ===========
Components of non-cash consideration:
  Deferred purchase price liability.......................     $   300,000
  Issuance of Common Shares and Class B Shares............         277,898
  Issuance of USANi LLC Shares............................       2,236,650
                                                               -----------
                                                               $ 2,814,548
                                                               ===========
Exchange of Minority Interest in USANi LLC for Deferred
  Purchase Price Liability, including interest............     $   304,636

As of March 1, 1998 the 5 7/8% Convertible Subordinated Debentures were converted to 7,499,022 shares of Common Stock.

In connection with the Universal Transaction, the Company issued 1,178,322 shares of Class B Common Stock to Liberty, which represented the remaining contingently issuable shares in connection with the Home Shopping Merger.

During the year ended December 31, 1998, the Company acquired computer equipment through a capital lease totaling $15.5 million.

In connection with the acquisition of the remaining interest in Ticketmaster, the Company issued 15,967,200 shares of Common Stock.

In connection with the sale of the SF Broadcasting television stations, as part of the total consideration, the Company received a note in the amount of $25.0 million. This note was transferred to the minority interest shareholder of SF Broadcasting as part of the redemption of their interest.

In connection with the CitySearch Transaction, the Company exchanged an effective 35.2% interest in Ticketmaster Online for a 50.7% interest in CitySearch.

On December 30, 1998, the Company acquired from Universal an entity which owned 1,705,654 Class B LLC shares in exchange for issuing to Universal 335,000 shares of Class B Common Stock and 1,370,654 shares of Common Stock. The transaction resulted in the Class B LLC shares being converted into Class A LLC shares with a corresponding reduction in minority interest.


SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996:

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE M -- STATEMENTS OF CASH FLOWS -- (CONTINUED)
During July 1997, the Company acquired a controlling interest in Ticketmaster by issuing Common Stock as discussed in Note C.

In connection with the Ticketmaster Acquisition, the Company issued 4,005,182 shares of Class B Common Stock in accordance with Liberty's contingent right to receive such shares as part of the Home Shopping Merger in 1996.

During December 1996, the Company acquired Savoy and Home Shopping by issuing stock as discussed in Note C.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                                         YEARS ENDED
                                                                        DECEMBER 31,
                                                                -----------------------------
                                                                 1998       1997       1996
                                                                -------    -------    -------
                                                                       (IN THOUSANDS)
CASH PAID DURING THE PERIOD FOR:
  Interest..................................................    $78,873    $26,798    $ 8,939
  Income tax payments.......................................     31,366     21,453        458
  Income tax refund.........................................        666      5,822         --

NOTE N -- RELATED PARTY TRANSACTIONS

As of December 31, 1998, the Company was involved in several agreements with related parties as follows:

The Company has a secured, non-recourse note receivable of $5.0 million from its Chairman and Chief Executive Officer. See Note I.

The Company entered into a lease agreement with an entity owned by the Chairman of the Board and Chief Executive Officer of the Company providing for the use of an aircraft for corporate purposes. The lease has a five-year term and is terminable by either party on thirty days' notice. In 1998 and 1997, the Company paid a total of $2.0 million and $2.7 million, respectively, related to the use of the aircraft.

Universal provides certain support services to the Company under a Transition Services agreement entered into in connection with the Universal Transaction. For these services, which include use of pre-production, production and post-production facilities, information technology services, physical distribution, contract administration, legal services and office space, Universal charged the Company $15.0 million for the year ended December 31, 1998, of which $8.5 million was capitalized to production costs.

Universal and the Company entered into an International Television Distribution Agreement under which the Company pays to Universal a distribution fee of 10% on all programming owned or controlled by the Company distributed outside of the United States. For the year ended December 31, 1998, the fee totaled $1.3 million.

In addition, the Company and Universal entered into a Domestic Television Distribution Agreement under which the Company distributes in the United States certain of Universal's television programming. For the year ended December 31, 1998, Universal paid the Company $1.5 million.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE N -- RELATED PARTY TRANSACTIONS -- (CONTINUED)
Prior to the Home Shopping Merger, as discussed in Note C, the Company had affiliation agreements with Home Shopping for which the Company recorded revenue of $43.1 million for the year ended December 31, 1996. As a result of the Home Shopping Merger, these revenues are eliminated in consolidation for periods subsequent to the Home Shopping Merger.

In the normal course of business, Home Shopping Network and Networks enter into agreements with the operators of cable television systems and operators of broadcast television stations for the carriage of Home Shopping, USA Network and The Sci-Fi Channel programming. Home Shopping Network and Networks have entered into agreements with a number of cable operators that are affiliates of TCI. The long-term contracts for Home Shopping Network provide for a minimum subscriber guarantee and incentive payments based on the number of subscribers. Cash paid by Home Shopping Network to TCI and certain of its affiliates under these contracts for cable commissions and advertising was $9.5 million, $9.6 million, and $.8 million for calendar years 1998, 1997 and the 11 days in 1996 subsequent to the Home Shopping Merger, respectively. The long-term contracts for Networks provide for subscriber fee payments to Networks. For the year ended December 31, 1998, TCI paid $62.2 million to Networks under these agreements.

Under the USANi LLC Operating Agreement, USANi LLC is obligated to make a distribution to each of the LLC members in an amount equal to each member's share of USANi LLC's taxable income at a specified tax rate. The first such payment is scheduled to be made on March 1, 1999 covering the year ended December 31, 1998.

NOTE O -- QUARTERLY RESULTS (UNAUDITED)

                                                QUARTER          QUARTER       QUARTER      QUARTER
                                                 ENDED            ENDED         ENDED        ENDED
                                              DECEMBER 31,    SEPTEMBER 30,    JUNE 30,    MARCH 31,
                                              ------------    -------------    --------    ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
YEAR ENDED DECEMBER 31, 1998
Net revenues..............................      $767,118        $640,514       $703,393    $523,111
Operating profit..........................        57,969          50,002         75,475      34,770
Net earnings (loss)(a)....................        50,832          (4,849)        (3,040)     33,931
Basic earnings (loss) per common
  share(b)................................           .33            (.03)          (.02)        .28
Diluted earnings per common share(b)......           .22            (.03)          (.02)        .17
YEAR ENDED DECEMBER 31, 1997
Net revenues..............................      $390,257        $326,256       $265,685    $279,551
Operating profit..........................        27,695          22,685         20,730      23,409
Net earnings..............................         3,303           3,516          2,472       3,770
Basic earnings per common share(b)........           .03             .03            .03         .04
Diluted earnings per common share(b)......           .03             .03            .02         .04

---------------
(a) In the first quarter of 1998, the Company recorded a pre-tax gain of $74.9 million on the sale of a broadcast station. In the second quarter of 1998, the Company recorded a pre-tax gain of $9.2 million on the sale of SF Broadcasting. In the fourth quarter of 1998, the Company recorded pre-tax gains totaling $109.0 million related to the CitySearch Transaction.

(b) Per common shares amounts for the quarters do not add to the annual amount because of differences in the average common shares outstanding during each period.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE P -- INDUSTRY SEGMENTS

For the year ended December 31, 1996, net revenue from a significant customer, Home Shopping, accounted for 57.3% of the Company's net revenue. As a result of the Mergers described in Note C, Home Shopping became a subsidiary of the Company and such revenues are eliminated in consolidation.

For the year ended December 31, 1998, the Company operated principally in five industry segments; Networks and television production, electronic retailing, ticketing operations, internet services and broadcasting. Networks and television production consists of the cable networks USA Network and The Sci-Fi Channel and Studios USA, which produces and distributes television programming. The electronic retailing segment consists of Home Shopping Network and America's Store, which are engaged in the sale of merchandise through electronic retailing. The ticketing operations segment provides automated ticketing services primarily in the United States. The broadcasting segment includes the operations of 12 broadcast television stations which principally transmit Home Shopping Network programming. Through July 17, 1998, the broadcasting segment included the operations of SF Broadcasting, the owner of network-affiliated television stations. Internet services represents the Company's on-line retailing networks business and local city guide business.


                                                                YEARS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1998          1997          1996
                                                         ----------    ----------    ----------
                                                                     (IN THOUSANDS)
Revenue
  Networks and television production.................    $1,085,685    $       --    $       --
  Electronic retailing...............................     1,098,634     1,024,203        30,588
  Ticketing operations...............................       386,555       156,378            --
  Internet services..................................        26,645        12,857            --
  Broadcasting.......................................        27,966        54,138        43,359
  Other..............................................         8,651        14,173         1,225
                                                         ----------    ----------    ----------
                                                         $2,634,136    $1,261,749    $   75,172
                                                         ==========    ==========    ==========
Operating profit (loss)
  Networks and television production.................    $  190,191    $       --    $       --
  Electronic retailing...............................       100,721       108,676          (522)
  Ticketing operations...............................        14,307        12,241            --
  Internet services..................................       (33,025)       (9,851)           --
  Broadcasting.......................................       (30,329)       (8,997)        4,175
  Other..............................................       (23,649)       (7,550)          (41)
                                                         ----------    ----------    ----------
                                                         $  218,216    $   94,519    $    3,612
                                                         ==========    ==========    ==========
Assets
  Networks and television production.................    $5,030,762    $       --    $       --
  Electronic retailing...............................     1,737,275     1,657,312     1,626,541
  Ticketing operations...............................     1,008,808       518,273            --
  Internet services..................................       279,166         6,197         2,277
  Broadcasting.......................................       147,876       367,052       355,926
  Other..............................................       123,215       121,962       131,488
                                                         ----------    ----------    ----------
                                                         $8,327,102    $2,670,796    $2,116,232
                                                         ==========    ==========    ==========

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE P -- INDUSTRY SEGMENTS -- (CONTINUED)

                                                                YEARS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1998          1997          1996
                                                         ----------    ----------    ----------
                                                                     (IN THOUSANDS)
Depreciation and amortization
  Networks and television production.................    $   99,225    $       --    $       --
  Electronic retailing...............................        72,836        63,249         1,871
  Ticketing operations...............................        47,077        13,180            --
  Internet services..................................        10,146         1,903            --
  Broadcasting.......................................         9,110        15,838        13,187
  Other..............................................         7,753         2,854           428
                                                         ----------    ----------    ----------
                                                         $  246,147    $   97,024    $   15,486
                                                         ==========    ==========    ==========
Capital expenditures
  Networks and television production.................    $    5,616    $       --    $       --
  Electronic retailing...............................        42,505        25,687           447
  Ticketing operations...............................        18,476         7,788            --
  Internet services..................................         3,825         2,125            --
  Broadcasting.......................................        15,574         8,262           696
  Other..............................................           996         2,007            --
                                                         ----------    ----------    ----------
                                                         $   86,992    $   45,869    $    1,143
                                                         ==========    ==========    ==========

The Company operates principally within the United States. In 1997 and 1998, broadcasting revenue was principally derived from the SF Broadcasting stations. Prior to 1997, broadcasting revenue was principally derived from the broadcasting of Home Shopping programming.

NOTE Q -- FINANCIAL INSTRUMENTS

The additional disclosure below of the estimated fair value of financial instruments was made in accordance with the requirements of Statements of Financial Accounting Standards No. 107. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies when available. The carrying value of all current assets and current liabilities approximates fair value due to their short-term nature.

                                                   DECEMBER 31, 1998       DECEMBER 31, 1997
                                                  --------------------    --------------------
                                                  CARRYING      FAIR      CARRYING      FAIR
                                                   AMOUNT      VALUE       AMOUNT      VALUE
                                                  --------    --------    --------    --------
                                                                 (IN THOUSANDS)
Cash and cash equivalents.....................    $445,356    $445,356    $116,036    $116,036
Long-term investments.........................      10,353      10,353          --          --
Long-term obligations.........................    (812,221)   (812,221)   (461,264)   (461,264)

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE R -- SAVOY SUMMARIZED FINANCIAL INFORMATION (UNAUDITED)

The Company has not prepared separate financial statements and other disclosures concerning Savoy because management has determined that such information is not material to holders of the Savoy Debentures, all of which have been assumed by the Company as a joint and several obligor. The information presented is reflected at Savoy's historical cost basis.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEARS ENDED DECEMBER 31,
                                                          -----------------------------------
                                                            1998         1997         1996
                                                          ---------    ---------    ---------
                                                                    (IN THOUSANDS)
Net sales.............................................    $  34,383    $  67,107    $ 117,951
Cost of sales.........................................       31,465       65,200      254,009
Operating income (loss)...............................        2,918        1,907     (136,058)
Net income (loss).....................................       36,256       (5,972)    (156,074)

SUMMARY CONSOLIDATED BALANCE SHEETS

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1998        1997
                                                                --------    --------
                                                                   (IN THOUSANDS)
Current assets..............................................    $ 24,115    $ 31,898
Non-current assets..........................................     132,937     289,381
Current liabilities.........................................      12,596      32,836
Non-current liabilities.....................................      52,532     110,470
Minority interest...........................................          --     119,427

For the year ended December 31, 1998, net income includes an after-tax gain of $36.3 million for the sale of the SF Broadcasting television stations. This gain has been eliminated in the consolidation of the Company's financial statements due to the fair value adjustments recorded in connection with the Savoy Merger. Amounts include the operations of SF Broadcasting through July 16, 1998 the date on which the Company sold the SF Broadcasting television stations -- See Note T.

NOTE S -- PROGRAM RIGHTS AND FILM COSTS

As of December 31, 1998, the liability for program rights, representing future payments to be made under program contract agreements amounted to $540.2 million. Annual payments required are $173.1 million in 1999, $112.9 million in 2000, $79.1 million in 2001, $62.9 million in 2002, $49.5 million in 2003 and
$62.7 million in 2004 and thereafter. Amounts representing interest are $70.2 million and the present value of future payments is $470.0 million.

As of December 31, 1998, the liability for film costs amounted to $124.5 million. Annual payments are $51.0 million in 1999 and $73.5 million in 2000.

Unrecorded commitments for program rights consist of programs for which the license period has not yet begun or the program is not yet available to air. As of December 31, 1998, the unrecorded commitments amounted to $730.2 million. Annual commitments are $99.0 million in 1999, $136.2 million in 2000, $146.7 million in 2001, $126.6 million in 2002, $27.7 million in 2003 and $194.0 million in 2004 and thereafter.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE T -- BROADCAST STATION TRANSACTIONS

On January 20, 1998, the Company completed the sale of its Baltimore television station for $80.0 million resulting in a pre-tax gain of $74.9 million during the first quarter of 1998.

On June 18, 1998, the Company purchased a television station serving the Atlanta, Georgia market for $50 million. On June 18, 1998, the Company completed the acquisition of the remaining equity interest in an entity which owned three television stations and immediately sold the television station serving Portland, Oregon. The two remaining stations serve Orlando, Florida and Rapid City, South Dakota. The Company sold the station serving Rapid City on October 30, 1998.

On July 16, 1998, the Company sold the assets of SF Broadcasting, which owns and operates four television stations. The total consideration received by SF Broadcasting was $307 million, of which the Company's share was approximately $110 million, net of repayment of bank debt outstanding and redemption of minority interest. No after-tax gain or loss was realized on the disposition of the SF television stations.

NOTE U -- EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of Basic and Diluted EPS. All share numbers have been adjusted to reflect the Company's one-for-one stock dividend to holders of record as of the close of business on March 12, 1998:

                                                                    YEARS ENDED DECEMBER 31,
                                                             --------------------------------------
                                                                1998          1997          1996
                                                             ----------    ----------    ----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Numerator:
Net earnings (loss)......................................     $ 76,874      $ 13,061      $ (6,539)
Elimination of minority interest.........................       50,841            --            --
                                                              --------      --------      --------
Numerator for diluted earnings per share.................     $127,715      $ 13,061        (6,539)
                                                              ========      ========      ========
Denominator:
Denominator for basic earnings per share -- weighted
  average shares.........................................      143,073       104,780        21,572
  Effect of dilutive securities:
     Stock options.......................................       15,507         7,464            --
     LLC shares exchangeable into Common Stock...........      138,432            --            --
                                                              --------      --------      --------
Diluted weighted average shares..........................      297,012       112,244        21,572
                                                              ========      ========      ========
Basic earnings (loss) per share..........................     $    .54      $    .12      $   (.30)
                                                              ========      ========      ========
Diluted earnings (loss) per share........................     $    .43      $    .12      $   (.30)
                                                              ========      ========      ========

The effect of the convertible debentures is excluded from the computation of Diluted EPS for all periods presented above as their effect is antidilutive.

NOTE V -- SUBSEQUENT EVENTS (UNAUDITED)

On February 8, 1999, the Company entered into a Contribution Agreement (the "Contribution Agreement") and an Agreement and Plan of Reorganization among Lycos, Inc. ("Lycos"), TMCS and USA/Lycos Interactive Networks, Inc. ("USAL"), a newly formed entity controlled by the

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE V -- SUBSEQUENT EVENTS (UNAUDITED) -- (CONTINUED)
Company. Pursuant to the two agreements, Lycos will be merged into USAL in exchange for 30% of USAL's common stock, TMCS will be merged into USAL in exchange for 8.5% of USAL's common stock and the Company will contribute the assets of Home Shopping Network, Internet Shopping Network and Ticketmaster, including Ticketmaster's ownership stake in TMCS (Home Shopping Network, Internet Shopping Network and Ticketmaster being referred to as the "Contributed Businesses") in exchange for 61.5% of USAL's common stock. In addition to the common shares, each party (except for holders of TMCS Class A Common Stock) will receive shares of convertible preferred stock of USAL. The preferred stock is convertible into common stock of USAL at the 39-month anniversary of the closing of the transaction based on a weighted average of the total fair market value of USAL, beginning at $25 billion and capping at $45 billion. At the low end of the range, the preferred stock would convert into no shares of common stock of USAL. At the high end of the range, upon full conversion, the Lycos shareholders would own 35%, the TMCS shareholders would own 8.65% and USAi would own 56.35%. At closing, USAi would own approximately 96% of the voting stock, since its share holdings will be in high vote stock.

USAi will contribute the Contributed Businesses to USAL at their historical book basis since USAi will control USAL subsequent to the transaction. The acquisition of Lycos and the remaining interest of TMCS will be accounted for under the purchase method of accounting. Preliminarily, USAi has estimated it will record a pre-tax gain on the transaction of approximately $1.0 billion, which represents the exchange of 38.5% of the Contributed Businesses with a carrying value of $.8 billion for 61.5% of Lycos which has a fair value of $3.5 billion. The gross gain of $2.7 billion will be partially offset by the minority interest to Universal and Liberty resulting in a pre-tax gain of $1.0 billion.

The parties have also entered into option agreements, which under certain circumstances provide USAi and TMCS with the right to acquire, in the aggregate, up to 19.9% of the outstanding Lycos common stock.

The transaction is subject to various approvals, including a vote of the Lycos shareholders and is expected to close in June 1999.

The Contribution Agreement requires USAi to contribute the Contributed Businesses to USAL free of any guarantees, liens or security interests. A substantial number of entities holding the Contributed Businesses are guarantors of the Senior Notes and of obligations under the New Facility. The Company expects to reach agreement with the lenders under the New Facility to release guarantees of the Contributed Businesses to the extent necessary to allow USAi to comply with the Contribution Agreement. The obligations of a guarantor of the Senior Notes automatically terminate if the obligations of the same guarantor terminate under the New Facility.

NOTE W -- NOTES OFFERING AND GUARANTOR AND NON-GUARANTOR FINANCIAL
INFORMATION

On November 23, 1998, the Company completed an offering of $500.0 million 6 3/4% Senior Notes due 2005 (the "Notes" or "Notes Offering"). Interest is payable on the Notes on May 15 and November 15 of each year, commencing May 15, 1999.

The Company is a holding company that has no operating assets or operations. Certain of the Company's indirectly owned subsidiaries are held by Home Shopping through USANi LLC. USANi LLC is a co-obligor of the Notes and Home Shopping is a guarantor. Substantially all of the significant subsidiaries of Home Shopping, USANi LLC and substantially all of the significant wholly

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE W -- NOTES OFFERING AND GUARANTOR AND NON-GUARANTOR FINANCIAL
INFORMATION -- (CONTINUED)
owned subsidiaries of the Company (principally subsidiaries engaged in the broadcasting and ticketing operations) have jointly and severally guaranteed the Company's and USANi LLC's indebtedness (the "Guarantors") under the Notes. Certain subsidiaries of the Company, Home Shopping and USANi LLC (the "Non-Guarantor Subsidiaries") do not guarantee such indebtedness.

Except for Home Shopping which is not wholly owned, full financial statements of the Guarantors have not been included because, pursuant to their respective guarantees, the Guarantors are jointly and severally liable with respect to the Notes. Management does not believe that the information contained in separate full financial statements of wholly owned Guarantors would be material to investors.

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE W -- NOTES OFFERING AND GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION -- (CONTINUED)
The following are summarized statements setting forth certain financial information concerning the Guarantor and Non-Guarantor Subsidiaries as of and for the year ended December 31, 1998 (in thousands).

                                                        NON-GUARANTOR                      USAI
                                USAI      GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                             ----------   -----------   -------------   ------------   ------------
Current assets...........    $    1,791   $   991,106    $   274,641    $         --   $ 1,267,538
Property and equipment
  net....................            --       198,798         56,632              --       255,430
Goodwill and other
  intangible assets,
  net....................        77,883     5,865,824        398,939              --     6,342,646
Investment in
  subsidiaries...........     2,591,170            --             --      (2,591,170)           --
Other assets.............            --       281,379        180,109              --       461,488
                             ----------   -----------    -----------    ------------   -----------
  Total assets...........    $2,670,844   $ 7,337,107    $   910,321    $ (2,591,170)  $ 8,327,102
                             ==========   ===========    ===========    ============   ===========
Current liabilities......    $       --   $   602,870    $   259,909    $         --   $   862,779
Long-term debt, less
  current portion........            --       732,307         43,376              --       775,683
Other liabilities........        99,439       355,484         28,715              --       483,638
Minority interest........            --     3,519,476        114,121              --     3,633,597
Interdivisional equity...            --     2,126,970        464,200       2,591,170            --
Stockholders' equity.....     2,571,405            --             --              --     2,571,405
                             ----------   -----------    -----------    ------------   -----------
  Total liabilities and
     shareholders'
     equity..............    $2,670,844   $ 7,337,107    $   910,321    $ (2,591,170)  $ 8,327,102
                             ==========   ===========    ===========    ============   ===========
Revenue..................    $       --   $ 2,176,554    $   457,582              --   $ 2,634,136
Operating expenses.......        (8,822)   (1,974,742)      (432,356)             --    (2,415,920)
Interest expense, net....        (7,121)      (82,793)       (15,164)             --      (105,078)
Gain on disposition of
  broadcast stations.....            --        74,940          9,247              --        84,187
Gain on sale of
  subsidiary stock.......            --       108,967             --              --       108,967
Other income (expense),
  net....................       115,719       (20,162)         1,116        (119,151)      (22,478)
Provision for income
  taxes..................       (22,902)      (94,534)       (10,209)             --      (127,645)
Minority interest........            --       (90,093)        10,798              --       (79,295)
                             ----------   -----------    -----------    ------------   -----------
Net (loss) income........    $   76,874   $    98,137    $    21,014    $   (119,151)  $    76,874
                             ==========   ===========    ===========    ============   ===========
Cash flows from
  operations.............    $  (30,787)  $   289,010    $   (31,467)   $         --   $   226,756
Cash flows used in
  investing activities...       (47,382)   (1,438,555)       292,348              --    (1,193,589)
Cash flows from financing
  activities.............        78,127     1,388,918       (169,391)             --     1,297,654
Effect of exchange
  rate...................            --            --         (1,501)             --        (1,501)
Cash at the beginning of
  the period.............            42        14,093        101,901              --       116,036
                             ----------   -----------    -----------    ------------   -----------
Cash at the end of the
  period.................    $       --   $   253,466    $   191,890    $         --   $   445,356
                             ==========   ===========    ===========    ============   ===========

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE W -- NOTES OFFERING AND GUARANTOR AND NON-GUARANTOR FINANCIAL
INFORMATION -- (CONTINUED)
The following are summarized statements setting forth certain financial information concerning the Guarantors and Non-Guarantor Subsidiaries as of and for the year ended December 31. 1997.

                                                       NON-GUARANTOR                        USAI
                              USAI       GUARANTORS    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                           ----------    ----------    -------------    ------------    ------------
Current assets.........    $    2,869    $  265,930      $ 151,883      $        --     $   420,682
Property and equipment
  net..................         2,306       117,159         60,656               --         180,121
Goodwill and other
  intangible assets,
  net..................        56,641     1,424,257        381,230               --       1,862,128
Investment in
  subsidiaries.........     1,352,952            --             --       (1,352,952)             --
Other assets...........        21,699       151,948         34,218               --         207,865
                           ----------    ----------      ---------      -----------     -----------
  Total assets.........    $1,436,467    $1,959,294      $ 627,987      $(1,352,952)    $ 2,670,796
                           ==========    ==========      =========      ===========     ===========
Current liabilities....    $   (3,935)   $  216,143      $ 147,533      $        --     $   359,741
Long-term debt, less
  current portion......            --       229,546        218,800               --         448,346
Other liabilities......        (6,952)       43,346          6,738               --          43,132
Minority interest......            --       270,455        101,768               --         372,223
Interdivisional
  equity...............            --     1,199,804        153,148       (1,352,952)             --
Stockholders' equity...     1,447,354            --             --               --       1,447,354
                           ----------    ----------      ---------      -----------     -----------
  Total liabilities and
     shareholders'
     equity............    $1,436,467    $1,959,294      $ 627,987      $(1,352,952)    $ 2,670,796
                           ==========    ==========      =========      ===========     ===========
Revenue................    $       --    $1,032,513      $ 229,236      $        --     $ 1,261,749
Operating expenses.....        (8,338)     (948,385)      (210,507)              --      (1,167,230)
Interest expense,
  net..................          (129)      (11,260)       (14,877)              --         (26,266)
Other income (expense),
  net..................        62,579       (11,825)           439          (62,945)        (11,752)
Provision for income
  taxes................       (41,051)           --             --               --         (41,051)
Minority interest......            --        (2,994)           605               --          (2,389)
                           ----------    ----------      ---------      -----------     -----------
Net (loss) income......    $   13,061    $   58,049      $   4,896      $   (62,945)    $    13,061
                           ==========    ==========      =========      ===========     ===========
Cash flows from
  operations...........    $   (8,338)   $   31,058      $  24,953      $        --     $    47,673
Cash flows used in
  investing
  activities...........       (30,064)      (52,000)          (229)              --         (82,293)
Cash flows from
  financing
  activities...........        38,444        15,461         54,145               --         108,050
Cash at the beginning
  of the period........            --        19,574         23,032               --          42,606
                           ----------    ----------      ---------      -----------     -----------
Cash at the end of the
  period...............    $       42    $   14,093      $ 101,901      $        --     $   116,036
                           ==========    ==========      =========      ===========     ===========

                      USA NETWORKS, INC. AND SUBSIDIARIES

NOTE W -- NOTES OFFERING AND GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION -- (CONTINUED)
The following are summarized statements setting forth certain financial information concerning the Guarantors and Non-Guarantor Subsidiaries for the year ended December 31, 1996 (in thousands).

                                                          NON-GUARANTOR                        USAI
                                  USAI      GUARANTORS    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                 -------    ----------    -------------    ------------    ------------
Revenue......................    $    --     $ 72,434       $  2,738          $   --         $ 75,172
Operating expenses...........         --      (68,021)        (3,539)             --          (71,560)
Interest expense, net........         --       (9,024)           421              --           (8,603)
Other income (expense),
  net........................     (4,667)          (5)            49           4,667               44
Provision for income taxes...     (1,872)          --             --              --           (1,872)
Minority interest............         --          165            115              --              280
                                 -------     --------       --------          ------         --------
Net (loss) income............    $(6,539)    $ (4,451)      $   (216)         $4,667         $ (6,539)
                                 =======     ========       ========          ======         ========
Cash flows from operations...    $(1,872)    $ 19,480       $ (5,640)             --         $ 11,968
Cash flows used in investing
  activities.................         --       12,462        (15,084)             --           (2,622)
Cash flows from financing
  activities.................      1,872      (14,031)        26,279              --           14,120
Cash at the beginning of the
  period.....................         --        1,663         17,477              --           19,140
                                 -------     --------       --------          ------         --------
Cash at the end of the
  period.....................    $    --     $ 19,574       $ 23,032          $   --         $ 42,606
                                 =======     ========       ========          ======         ========

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Home Shopping Network, Inc.

We have audited the accompanying consolidated balance sheets of Home Shopping Network, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. Our audits also included the financial statement schedule listed in the Index at Item 21(b). These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. The statement of operations, stockholders' equity and cash flows for the year ended December 31, 1996, were audited by other auditors whose report dated February 25, 1997, expressed an unqualified opinion on those statements prior to restatement.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Home Shopping Network, Inc. and subsidiaries at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also audited the adjustments described in Note A that were applied to restate the statement of stockholders' equity at December 31, 1996. In our opinion, such adjustments are appropriate and have been properly applied.

                                                           /s/ ERNST & YOUNG LLP

New York, New York
February 4, 1999

                          INDEPENDENT AUDITORS' REPORT

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

The Board of Directors
Home Shopping Network, Inc.

We have audited the accompanying consolidated statements of operations, stockholders' equity (prior to the change in capitalization due to the Home Shopping Merger discussed in Note A) and cash flows of Home Shopping Network, Inc. for the year ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Home Shopping Network, Inc. and subsidiaries for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                                                   /s/  KPMG LLP

St. Petersburg, Florida
February 25, 1997

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------

                                                                       YEARS ENDED
                                                                       DECEMBER 31,
                                                         ----------------------------------------
                                                            1998          1997           1996
                                                         ----------    ----------    ------------
                                                                                     (PREDECESSOR
                                                                                       COMPANY)
                                                                      (In thousands) ------------
NET REVENUES
Networks and television production...................    $1,085,685            --             --
Electronic retailing.................................     1,098,634    $1,024,203     $1,003,683
Internet services....................................        21,191        12,857         11,022
                                                         ----------    ----------     ----------
          Total net revenues.........................     2,205,510     1,037,060      1,014,705
                                                         ----------    ----------     ----------
Operating costs and expenses:
  Cost related to revenues...........................       682,689       614,799        625,697
  Program costs......................................       592,095            --             --
  Selling and marketing..............................       164,649       134,101        146,897
  General and administrative.........................       140,009        80,838         70,244
  Other operating costs..............................       219,712        81,028         97,198
  Depreciation and amortization......................       174,626        65,152         33,483
                                                         ----------    ----------     ----------
          Total operating costs and expenses.........     1,973,780       975,918        973,519
                                                         ----------    ----------     ----------
          Operating income...........................       231,730        61,142         41,186
Other income (expense)
  Interest income....................................        19,745         1,684          1,826
  Interest expense...................................      (103,258)       (9,728)        (9,918)
  Miscellaneous......................................       (19,077)      (11,799)        (1,937)
  Litigation settlements.............................            --            --          2,105
                                                         ----------    ----------     ----------
                                                           (102,590)      (19,843)        (7,924)
                                                         ----------    ----------     ----------
Earnings before income taxes and minority interest...       129,140        41,299         33,262
Income tax expense...................................       (37,313)      (27,490)       (12,641)
Minority interest....................................       (87,262)           --             (1)
                                                         ----------    ----------     ----------
NET EARNINGS.........................................    $    4,565    $   13,809     $   20,620
                                                         ==========    ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------------
                                        ASSETS
--------------------------------------------------------------------------------------
                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1998          1997
                                                              ----------    ----------
                                                                   (In thousands)
CURRENT ASSETS
Cash and cash equivalents...................................  $  234,903    $   23,022
Accounts and notes receivable, net of allowance of $20,572
  and $2,177, respectively..................................     317,298        39,044
Inventories, net............................................     411,727       145,975
Deferred income taxes.......................................          --        24,975
Other current assets, net...................................      14,685         3,838
                                                              ----------    ----------
          Total current assets..............................     978,613       236,854

PROPERTY, PLANT AND EQUIPMENT
Computer and broadcast equipment............................      79,465        26,398
Buildings and leasehold improvements........................      55,136        40,898
Furniture and other equipment...............................      45,616        16,525
                                                              ----------    ----------
                                                                 180,217        83,821
  Less accumulated depreciation and amortization............      43,262        12,479
                                                              ----------    ----------
                                                                 136,955        71,342
Land........................................................      10,242        10,111
Projects in progress........................................      14,587        10,617
                                                              ----------    ----------
                                                                 161,784        92,070
OTHER ASSETS
Intangible assets, net......................................   5,231,776     1,169,570
Cable distribution fees, net ($39,650 and $46,459,
  respectively, to related parties).........................     100,416       111,292
Inventories, net............................................     150,293            --
Deferred income taxes.......................................     119,110        32,579
Long-term investments and receivables.......................      99,338        16,174
Advances to USAi and subsidiaries...........................     120,436            --
Deferred charges and other, net.............................      39,075         4,969
                                                              ----------    ----------
                                                              $7,000,841    $1,663,508
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.
                                       \

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------
                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1998          1997
                                                              ----------    ----------
                                                                   (In thousands)
CURRENT LIABILITIES
Current maturities of long-term debt........................  $   28,223    $      270
Accounts payable............................................     159,288        80,105
Obligation for program rights and film costs................     184,074            --
Cable distribution fees payable ($18,633 and $19,091,
  respectively, to related parties).........................      44,588        43,553
Deferred income taxes.......................................      10,016            --
Sales returns...............................................      14,240        12,579
Obligation for makegoods....................................      24,959            --
Deferred revenue............................................      30,813            --
Other accrued liabilities...................................     209,503        56,478
                                                              ----------    ----------
          Total current liabilities.........................     705,704       192,985

LONG-TERM DEBT (net of current maturities)..................     732,307       106,628
OBLIGATION FOR PROGRAM RIGHTS AND FILM COSTS, NET OF
  CURRENT...................................................     409,716            --
OTHER LONG-TERM LIABILITIES.................................      49,857        33,678
DUE TO PARENT...............................................          --        25,813
MINORITY INTEREST...........................................   3,783,085            --
SHAREHOLDERS' EQUITY
Common stock................................................   1,221,408     1,221,408
Additional paid-in capital..................................      70,755        70,755
Retained earnings...........................................      18,379        13,814
Unearned compensation.......................................        (723)       (1,573)
Unrealized gain in available for sale securities............      10,353            --
                                                              ----------    ----------
          Total stockholders' equity........................   1,320,172     1,304,404
                                                              ----------    ----------
                                                              $7,000,841    $1,663,508
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

---------------------------------------------------------------------------------------------------------------------------------
                                                         CLASS B
                                                       CONVERTIBLE   ADDITIONAL                           UNEARNED
                                            COMMON       COMMON       PAID-IN     RETAINED   TREASURY   COMPENSATION   UNREALIZED
                               TOTAL        STOCK         STOCK       CAPITAL     EARNINGS    STOCK        TOTAL         GAINS
---------------------------------------------------------------------------------------------------------------------------------
                                                                        (In thousands)
PREDECESSOR COMPANY
  BALANCE AT JANUARY 1,
  1996.....................  $  125,061   $      777      $200        $169,057    $ 7,677    $(48,718)    $(3,932)             --
Issuance of common stock
  upon exercise of stock
  options..................      18,075           17        --          18,058         --          --          --              --
Income tax benefit related
  to executive stock award
  program, stock options
  exercised and employee
  equity participation
  plan.....................       1,591           --        --           1,591         --          --          --              --
Amortization of unearned
  compensation related to
  stock options and equity
  participation plans......       1,227           --        --              --         --          --       1,227              --
Net earnings for the year
  ended December 31,
  1996.....................      20,620           --        --              --     20,620          --          --              --
                             ----------   ----------      ----        --------    -------    --------     -------      ----------
Equity of Predecessor
  Company as of December
  31, 1996 prior to change
  in capitalization due to
  Home Shopping Merger.....  $  166,574   $      794      $200        $188,706    $28,297    $(48,718)    $(2,705)     $       --
                             ==========   ==========      ====        ========    =======    ========     =======      ==========
Initial capitalization of
  Company due to Home
  Shopping Merger..........  $1,289,463   $1,221,408      $ --        $ 70,755    $     5          --     $(2,705)     $       --
                             ----------   ----------      ----        --------    -------    --------     -------      ----------
BALANCE AT DECEMBER 31,
  1996.....................   1,289,463    1,221,408        --          70,755          5          --      (2,705)             --
Amortization of unearned
  compensation related to
  stock options and equity
  participation plans......       1,132           --        --              --         --          --       1,132              --
Net earnings for the year
  ended December 31,
  1997.....................      13,809           --        --              --     13,809          --          --              --
                             ----------   ----------      ----        --------    -------    --------     -------      ----------
BALANCE AT DECEMBER 31,
  1997.....................   1,304,404    1,221,408        --          70,755     13,814          --      (1,573)             --
Comprehensive Income:
  Net earnings for the year
    ended December 31,
    1998...................       4,565           --        --              --      4,565          --          --              --
  Increase in unrealized
    gains in available for
    sale securities........      10,353           --        --              --         --          --          --      $   10,353
                             ----------
      Comprehensive
        income.............      14,918
Amortization of unearned
  compensation related to
  stock options and equity
  participation plans......         850           --        --              --         --          --         850              --
                             ----------   ----------      ----        --------    -------    --------     -------      ----------
BALANCE AT DECEMBER 31,
  1998.....................  $1,320,172   $1,221,408        --        $ 70,755    $18,379    $     --     $  (723)     $   10,353
                             ==========   ==========      ====        ========    =======    ========     =======      ==========

        The accompanying notes are an integral part of these statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                                     YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1998          1997          1996
                                                                 ----          ----          ----
                                                                                         (PREDECESSOR
                                                                                             COMPANY)
                                                              ---------------------------------------
                                                                          (In thousands)
Cash flows from operating activities:
  Net earnings..............................................  $     4,565    $ 13,809     $  20,620
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization...........................      152,537      45,222        16,562
    Amortization of cable distribution fees.................       22,089      19,261        17,095
    Amortization for program rights and film costs..........      509,397          --            --
    Amortization of deferred financing costs................        5,503         825            61
    Deferred income taxes...................................       12,500      13,583        20,675
    Equity in losses of unconsolidated affiliates...........       18,238      12,492         5,607
    Inventory carrying value adjustment.....................        3,561      (8,059)       (5,400)
    Non-cash interest.......................................        4,800       4,218            --
    Minority interest.......................................       87,262          --             1
    Change in current assets and liabilities:
      Accounts and notes receivable.........................     (115,955)     (5,290)      (15,408)
      Inventories...........................................     (136,160)    (37,389)        6,437
      Accounts payable......................................       75,058      14,839       (19,031)
      Accrued liabilities...................................       84,152       3,174         3,041
    Payment for program rights and film costs...............     (426,949)         --            --
    Increase in cable distribution fees.....................      (11,338)    (16,959)      (31,529)
    Other, net..............................................      (10,986)    (25,658)        4,392
                                                              -----------    --------     ---------
         NET CASH PROVIDED BY OPERATING ACTIVITIES..........      278,274      34,068        23,123
                                                              -----------    --------     ---------
Cash flows from investing activities:
  Acquisition of Universal Transaction, net of cash
    acquired................................................   (1,297,233)         --            --
  Increase in long-term investments.........................      (23,226)    (26,979)       (6,645)
  Capital expenditures......................................      (52,085)    (27,812)       (5,381)
  Payment of merger and financing costs.....................      (24,105)         --            --
  Other, net................................................       (3,910)      5,000         1,293
                                                              -----------    --------     ---------
         NET CASH USED IN INVESTING ACTIVITIES..............   (1,400,559)    (49,791)      (10,733)
                                                              -----------    --------     ---------
Cash flows from financing activities:
  Advances (to) from USAi...................................     (105,105)     23,390            --
  Borrowings................................................    1,641,380          --        10,000
  Net proceeds from issuance of Senior Notes................      494,350          --            --
  Principal payments on long-term obligations...............   (1,491,484)       (919)     (146,555)
  Proceeds from issuance of LLC shares......................      795,025          --            --
  Net proceeds from issuance of Convertible Subordinated
    Debentures..............................................           --          --        97,200
  Proceeds from issuance of common stock....................           --          --        18,075
                                                              -----------    --------     ---------
         NET CASH PROVIDED BY (USED IN) FINANCING
           ACTIVITIES.......................................    1,334,166      22,471       (21,280)
                                                              -----------    --------     ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      211,881       6,748        (8,890)
  Cash and cash equivalents at beginning of year............       23,022      16,274        25,164
                                                              -----------    --------     ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $   234,903    $ 23,022     $  16,274
                                                              ===========    ========     =========

        The accompanying notes are an integral part of these statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- ORGANIZATION AND BASIS OF PRESENTATION

Home Shopping Network, Inc. (the "Company", "Holdco" or "Home Shopping"), is a holding company, whose subsidiary USANi LLC is engaged in diversified media and electronic commerce businesses.

In December 1996, the Company consummated a merger with USA Networks, Inc. ("USAi"), formerly known as HSN, Inc., and became a subsidiary of USAi (the "Home Shopping Merger").

On February 12, 1998, USAi acquired USA Networks, a New York general partnership, consisting of cable television networks, USA Network and The Sci-Fi Channel ("Networks"), as well as the domestic television production and distribution businesses of Universal Studios ("Studios USA") from Universal Studios, Inc. ("Universal"), an entity controlled by The Seagram Company Ltd. ("Seagram") (the "Universal Transaction") -- See Note C.

In connection with the Universal Transaction, the Company formed a new subsidiary, USANi LLC, and contributed the operating assets of the Home Shopping Network services ("HSN") to USANi LLC. Furthermore, USAi contributed Networks and Studios USA to USANi LLC on February 12, 1998.

In connection with the Universal Transaction, USAi paid Universal approximately $4.1 billion in the form of a cash payment of approximately $1.6 billion, a portion of which ($300 million plus interest) was deferred until no later than June 30, 1998, and an effective 45.8% interest in USAi through shares of common stock, par value $.01 per share, of USAi (the "USAi Common Stock") and Class B common stock, par value $.01 per share, of USAi (the "USAi Class B Common Stock"), and Class B LLC Shares exchangeable (subject to regulatory restrictions) into shares of USAi Common Stock and USAi Class B Common Stock.

The Investment Agreement, as amended and restated as of December 18, 1997, among USAi, Home Shopping, Universal and Liberty Media Corporation ("Liberty") (the "Investment Agreement"), relating to the Universal Transaction also contemplated that, on or prior to June 30, 1998, the Company and Liberty, a subsidiary of Tele-Communications, Inc. ("TCI"), would complete a transaction involving a $300 million cash investment, plus an interest factor, by Liberty in USAi and/or USANi LLC through the purchase of USAi Common Stock or Class C LLC Shares. The transaction closed on June 30, 1998 with Liberty making a cash payment of $308.5 million in exchange for 15,000,000 Class C LLC Shares. See Note C.

HOME SHOPPING MERGER

On December 20, 1996, the Company consummated the Home Shopping Merger whereby its shareholders received shares of USAi Common Stock at a ratio of .90 of a share of USAi Common Stock and 1.08 shares of USAi Class B Common Stock for each share of Home Shopping Common Stock and Home Shopping Class B Common Stock, adjusted for the March 1998 one-for-one USAi stock dividend, respectively. As a result, 49,331,302 shares of USAi Common Stock and 15,618,222 shares of USAi Class B Common Stock were received.

Upon consummation of the Home Shopping Merger, and because the Home Shopping Class B Common Stock is entitled to ten votes per share on matters on which both classes of common stock vote together as a single class, USAi owned 80.1% of the equity and 90.8% of the voting rights of Home Shopping, and Liberty HSN owned 19.9% of the equity and 9.2% of the voting rights of Home Shopping. Liberty HSN is an indirect, wholly-owned subsidiary of Liberty.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

The Home Shopping Merger has been accounted for using the purchase method of accounting. The assets and liabilities of Home Shopping were restated as of December 31, 1996 to reflect their respective fair values and the excess of the purchase price, including expenses, over the fair value of net assets, was assigned to goodwill. For the period from December 20, 1996 to December 31, 1996, Home Shopping results of operations included net revenues of $30.6 million and net earnings of $.3 million. See Note C.

The accompanying consolidated balance sheets as of December 31, 1998 and 1997 and the consolidated statement of operations, cash flows and stockholders' equity for the years ended December 31, 1998 and 1997 are prepared to reflect the acquisition of Home Shopping by USAi. The consolidated statements of operations, cash flows and stockholders' equity for the year ended December 31, 1996 are prepared based on the predecessor company's basis of accounting.

COMPANY BUSINESS

The Company is a holding company, the subsidiaries of which are engaged in diversified media and electronic commerce businesses.

The three principal areas of business are:

     - NETWORKS AND TELEVISION PRODUCTION, which includes Networks and Studios USA. Networks operates the USA Network and The Sci-Fi Channel cable networks and Studios USA produces and distributes television programming.

     - ELECTRONIC RETAILING, which consists primarily of the Home Shopping Network and America's Store which are engaged in the electronic retailing business.

     - INTERNET SERVICES, which represents the Company's on-line retailing networks business.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and all wholly-owned and voting-controlled subsidiaries. All significant intercompany transactions and accounts have been eliminated.

Investments in which the Company owns a 20%, but not in excess of 50%, interest and where it can exercise significant influence over the operations of the investee, are accounted for using the equity method. All other investments are accounted for using the cost method. The Company periodically evaluates the recoverability of investments recorded under the cost method and recognizes losses if a decline in value is determined to be other than temporary.

REVENUES

Networks and Television Production

Television Production revenues are recognized as completed episodes are delivered. Generally, television programs are first licensed for network exhibition and foreign syndication, and subsequently for domestic syndication, cable television and home video. Certain television programs are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video. Television Production advertising revenues (i.e., sales of advertising time received by Studios USA in lieu of cash fees for the licensing of program broadcast

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES rights to a broadcast station ("barter syndication")) are recognized upon both the commencement of the license period of the program and the sale of advertising time pursuant to non-cancellable agreements, provided that the program is available for its first broadcast. Foreign minimum guaranteed amounts are recognized as revenues on the commencement date of the license agreement, provided the program is available for exhibition.

Networks advertising revenue is recognized in the period in which the advertising commercials are aired on cable networks. Provisions are recorded against advertising revenues for audience under deliveries ("makegoods"). Affiliate fees are recognized in the period during which the programming is provided.

Electronic Retailing

Revenues primarily consist of merchandise sales and are reduced by incentive discounts and sales returns to arrive at net sales. Revenues are recorded for credit card sales upon transaction authorization, and for check sales upon receipt of customer payment, which does not vary significantly from the time goods are shipped. Home Shopping's sales policy allows merchandise to be returned at the customer's discretion within 30 days of the date of delivery. Allowances for returned merchandise and other adjustments are provided based upon past experience.

Revenues from all other sources are recognized either upon delivery or when the service is provided.

FILM COSTS

Film costs consist of direct production costs and production overhead, less accumulated amortization. Development roster (and related costs) and abandoned story and development costs are charged to production overhead. Film costs are stated at the lower of unamortized cost or estimated net realizable value on a production-by-production basis.

Generally, the estimated ultimate costs of completed television productions are amortized, and participation expenses are accrued, for each production in the proportion that current period revenue recognized bears to the estimated future revenue to be received from all sources. Amortization and accruals are made under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value are made as required.

Film costs, net of amortization, classified as current assets include the portion of unamortized costs of television program productions allocated to network, first-run syndication and initial international distribution markets. The allocated portion of released film costs expected to be recovered from secondary markets or other exploitation is reported as a noncurrent asset. Other costs relating to television productions, such as television program development costs, in-process productions and the television program library, are classified as noncurrent assets.

PROGRAM RIGHTS

License agreements for program material are accounted for as a purchase of program rights. The asset related to the program rights acquired and the liability for the obligation incurred are recorded at their net present value when the license period begins and the program is available for its initial broadcast. The asset is amortized primarily based on the estimated number of airings. Amortization is computed generally on the straight-line basis as programs air; however, when management estimates that the first airing of a program has more value than subsequent airings, an accelerated method of

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES amortization is used. Other costs related to programming, which include program assembly, commercial integration and other costs, are expensed as incurred. Management periodically reviews the carrying value of program rights and records write-offs, as warranted, based on changes in programming usage.

MERCHANDISE INVENTORIES, NET

Merchandise inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out method. Cost includes freight, certain warehouse costs and other allocable overhead. Market is determined on the basis of net realizable value, giving consideration to obsolescence and other factors. Inventories are presented net of an inventory carrying adjustment of $23.4 million and $19.8 million at December 31, 1998 and 1997, respectively.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and short-term investments. Short-term investments consist primarily of U.S. Treasury Securities, U.S. Government agencies and certificates of deposit with original maturities of less than 91 days.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including significant improvements, are recorded at cost. Repairs and maintenance and any gains or losses on dispositions are included in operations.

Depreciation and amortization is provided for on a straight-line basis to allocate the cost of depreciable assets to operations over their estimated service lives.

---------------------------------------------------------------------------------
                                                                 DEPRECIATION/
ASSET CATEGORY                                                AMORTIZATION PERIOD
---------------------------------------------------------------------------------
Computer and broadcast equipment............................     3 to 13 Years
Buildings...................................................    30 to 40 Years
Leasehold improvements......................................     4 to 20 Years
Furniture and other equipment...............................     3 to 10 Years

Depreciation and amortization expense on property, plant and equipment was $35.0 million, $15.3 million and $14.6 million for the years ended December 31, 1998, 1997 and 1996, respectively.

LONG-LIVED ASSETS INCLUDING INTANGIBLES

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including goodwill and other intangibles and property, plant and equipment, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

CABLE DISTRIBUTION FEES

Cable distribution fees relate to upfront fees paid in connection with long term cable contracts for carriage of Home Shopping's programming. These fees are amortized to expense on a straight line basis over the terms of the respective contracts, with original terms from 5 to 15 years. Amortization

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES expense for cable distribution fees was $22.1 million, $19.3 million and $17.1 million for the years ended December 31, 1998, 1997 and 1996, respectively.

ADVERTISING COSTS

Advertising costs are expensed in the period incurred. Advertising expense for the years ended December 31, 1998 and 1997 were $88.8 million, $13.2 million and $12.0 million, respectively.

INCOME TAXES

The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

STOCK-BASED COMPENSATION

The Company is subject to Statement of Financial Accounting Standards No. 123 "Accounting and Disclosure of Stock-Based Compensation" ("SFAS 123"). As allowed by SFAS 123, the Company accounts for stock-based compensation in accordance with APB 25, "Accounting for Stock Issued to Employees." In cases where exercise prices are less than fair value as of the grant date, compensation is recognized over the vesting period.

MINORITY INTEREST

Minority interest represents the ownership interests of third parties in the net assets and results of operations of certain consolidated subsidiaries.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates underlying the accompanying consolidated financial statements and notes include the inventory carrying adjustment, program rights and film cost amortization, sales return and other revenue allowances, allowance for doubtful accounts, recoverability of intangibles and other long-lived assets, and various other operating allowances and accruals.

RECLASSIFICATIONS

Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the 1998 presentation.

NOTE C -- BUSINESS ACQUISITIONS
UNIVERSAL TRANSACTION

The Universal Transaction has been accounted for using the purchase method of accounting. The purchase price of approximately $4.1 billion including expenses, has been allocated to the assets acquired and liabilities assumed based on their respective fair values at the date of purchase. The fair

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES value of the assets acquired and liabilities assumed are summarized below, along with the excess of the purchase price, including expenses, over the fair value of net assets, which has been assigned to goodwill.

----------------------------------------------------------------------------
----------------------------------------------------------------------------
                                                              (In thousands)
Current assets..............................................    $  459,718
Non-current assets..........................................       289,232
Goodwill....................................................     4,136,373
Current liabilities.........................................       395,356
Non-current liabilities.....................................       374,436

HOME SHOPPING MERGER

On December 20, 1996, USAi consumated the merger with Home Shopping (the "Home Shopping Merger"), which has been accounted for using the purchase method of accounting.

The following unaudited pro forma consolidated financial information for the year ended December 31, 1998 and 1997, is presented to reflect the results of the Company as if the Universal Transaction occurred at the beginning of each of the periods presented. The pro forma results include certain adjustments, including increased amortization related to goodwill, changes in programming and film costs amortization and an increase in interest expense, and are not necessarily indicative of what the results would have been had the Universal Transaction actually occurred on the aforementioned dates.

---------------------------------------------------------------------------------------------
                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              -------------------------------

                                                                   1998             1997
---------------------------------------------------------------------------------------------
                                                                      (In thousands)
Net revenues................................................    $2,362,874       $1,530,115
Net earnings (loss).........................................        21,363          (28,562)

The following unaudited pro forma condensed financial information for the year ended December 31, 1996, is presented to show the results of the Company for the full period, as if the Home Shopping Merger occurred at the beginning of the year presented. The pro forma results include certain adjustments, including increased amortization related to goodwill, the reduction of cable and broadcast fees for fair value adjustments related to purchase accounting and the elimination of intercompany revenues and expenses, and are not necessarily indicative of what the results would have been had the Home Shopping Merger actually occurred on January 1, 1996.

--------------------------------------------------------------------------
                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1996
--------------------------------------------------------------------------
                                                                  (In
                                                               thousands)
Net revenues................................................   $1,014,705
Net earnings................................................        2,669

NOTE D -- INTANGIBLE ASSETS

Intangible assets represents goodwill which is amortized using the straight-line method over 40 years.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

Goodwill represents the excess of purchase price over the fair value of assets acquired in the Universal Transaction and the Home Shopping Merger and is net of accumulated amortization of $150.7 million and $38.4 million at December 31, 1998 and 1997, respectively.

NOTE E -- LONG-TERM OBLIGATIONS

---------------------------------------------------------------------------------
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1997
---------------------------------------------------------------------------------
                                                                (In thousands)
Unsecured Senior Credit Facility ("New Facility"); with a
  $40 million sub-limit for letters of credit, entered into
  February 12, 1998, which matures on December 31, 2002. At
  the Company's option, the interest rate on borrowings is
  tied to the London Interbank Offered Rate ("LIBOR") or the
  Alternate Base Rate ("ABR"), plus an applicable margin.
  Interest rate at December 31, 1998 was 6.0% and ranged
  from 6.0% to 7.45% during 1998............................  $250,000   $     --
$500,000,000 6 3/4% Senior Notes due November 15, 2005;
  interest payable May 15 and November 15 commencing May 15,
  1999. Interest rate at December 31, 1998 is 6.84%.........   496,896         --
Unsecured $100,000,000 5 7/8% Convertible Subordinated
  Debentures (the "Home Shopping Debentures") due March 1,
  2006 convertible into USAi Common Stock at a conversion
  price of $13.34 per share. The debentures were converted
  into USAi Common Stock on March 1, 1998...................        --    106,338
Capitalized lease obligation, providing for monthly payments
  of $313,000, including interest, due January 2003.........    13,344         --
Other long-term obligations.................................       290        560
                                                              --------   --------
Total long-term obligations.................................   760,530    106,898
Less current maturities.....................................   (28,223)      (270)
                                                              --------   --------
Long-term obligations, net of current maturities............  $732,307   $106,628
                                                              ========   ========

On February 12, 1998, USAi and USANi LLC entered into the New Facility with a $40.0 million sub-limit for letters of credit. The New Facility was used to finance the Universal Transaction and to refinance USAi's existing revolving credit facility. The New Facility consists of a $600.0 million revolving credit facility, a $750.0 million Tranche A Term Loan and a $250.0 million Tranche B Term Loan.

Average borrowings under the revolving credit facility for the period from February 12, 1998 to July 20, 1998, the period in which amounts were outstanding, was $376 million. The average interest rate during this period was 7.91%.

On August 5, 1998, the Company repaid the Tranche B Term Loan in its entirety. The revolving credit facility and Tranche A Term Loan mature on December 31, 2002. The New Facility is guaranteed by substantially all of USAi's material subsidiaries. The interest rate on borrowings under the New Facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin. As of December 31, 1998, there was $250.0 million in outstanding borrowings under the New Facility and $599.9 million was available for borrowing after taking into account outstanding letters of credit.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

On November 23, 1998, the Company completed an offering of $500.0 million 6 3/4% Senior Notes due 2005. Net proceeds from the offering were $493.7 million, which together with cash on hand, were used to repay, and permanently reduce, the Tranche A Term Loan.

Aggregate contractual maturities of long-term obligations are as follows:

----------------------------------------------------------------------------
YEARS ENDING
DECEMBER 31,
----------------------------------------------------------------------------
                                                              (In thousands)
1999........................................................     $ 28,223
2000........................................................       53,140
2001........................................................       78,361
2002........................................................      103,599
2003........................................................          311
Thereafter..................................................      496,896
                                                                 --------
                                                                 $760,530
                                                                 ========

NOTE F -- INCOME TAXES

In connection with the Home Shopping Merger on December 20, 1996, Home Shopping became a subsidiary of USAi and began to be included in the consolidated federal tax returns of USAi. Federal income tax expense from December 20, 1996 represents an allocation of income tax expense from USAi, calculated as if Home Shopping was a separate filer for federal tax purposes.

A reconciliation of total income tax expense to the amounts computed by applying the statutory federal income tax rate to earnings before income taxes is shown as follows:

------------------------------------------------------------------------------------------
                                                                      YEARS ENDED
                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                1998      1997      1996
------------------------------------------------------------------------------------------
                                                                     (In thousands)
Income tax expense at the federal statutory rate of 35% in
  1998 and 1997 and 34% in 1996.............................  $ 45,199   $14,454   $11,641
Amortization of goodwill and other intangibles..............    12,369    10,916       612
State income taxes, net of effect of federal tax benefit....     4,363       723     1,209
Impact of minority interest.................................   (26,509)       --        --
Other, net..................................................     1,891     1,397      (821)
                                                              --------   -------   -------
Income tax expense..........................................  $ 37,313   $27,490   $12,641
                                                              ========   =======   =======

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

The components of income tax expense are as follows:

-----------------------------------------------------------------------------------------
                                                                      YEARS ENDED
                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               1998      1997      1996
-----------------------------------------------------------------------------------------
                                                                    (In thousands)
Current income tax expense (benefit):
  Federal...................................................  $20,061   $12,795   $(8,703)
  State.....................................................    4,752     1,112       669
                                                              -------   -------   -------
          Current income tax expense (benefit)..............   24,813    13,907    (8,034)
                                                              -------   -------   -------
Deferred income tax expense:
  Federal...................................................   10,541    12,955    19,719
  State.....................................................    1,959       628       956
                                                              -------   -------   -------
          Deferred income tax expense.......................  $12,500    13,583    20,675
                                                              -------   -------   -------
          Total income tax expense..........................  $37,313   $27,490   $12,641
                                                              =======   =======   =======

The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 and 1997, are presented below. The valuation allowance represents items for which it is more likely than not that the tax benefit will not be realized.

---------------------------------------------------------------------------------
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1997
---------------------------------------------------------------------------------
                                                                (In thousands)
Current deferred tax assets (liabilities):
  Inventory costing.........................................  $  6,860    $ 6,348
  Provision for accrued expenses............................     5,742      6,074
  Amortization of broadcast intangibles.....................   (19,464)        --
  Deferred revenue..........................................   (20,212)        --
  Other.....................................................    17,058     12,553
                                                              --------    -------
          Total current deferred tax assets (liabilities)...  $(10,016)   $24,975
                                                              ========    =======
Non-current deferred tax assets:
  Broadcast and cable fee contracts.........................  $ 10,381    $19,833
  Programming costs.........................................    31,847         --
  Other.....................................................    86,963     22,254
                                                              --------    -------
          Total non-current deferred tax assets.............   129,191     42,087
          Less valuation allowance..........................    (3,597)    (3,061)
                                                              --------    -------
          Net non-current deferred tax assets...............  $125,594    $39,026
Deferred tax liabilities:
  Depreciation for tax in excess of financial statements....    (6,484)    (6,447)
                                                              --------    -------
          Net non-current deferred tax assets...............  $119,110    $32,579
                                                              ========    =======

The Company has Federal income tax returns under examination by the Internal Revenue Service. The Company has received proposed adjustments related to certain examinations. Management believes that the resolution of the proposed adjustments will not have a material adverse effect on the Company's consolidated financial statements.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

NOTE G -- COMMITMENTS AND CONTINGENCIES

The Company leases satellite transponders, computers, warehouse and office space, as well as broadcast and production facilities, equipment and services used in connection with its operations under various operating leases and contracts, many of which contain escalation clauses.

Future minimum payments under non-cancellable agreements are as follows:


----------------------------------------------------------------------------
                        YEARS ENDING
                        DECEMBER 31,
----------------------------------------------------------------------------
                                                              (In thousands)
1999........................................................     $ 42,203
2000........................................................       43,023
2001........................................................       41,136
2002........................................................       31,560
2003........................................................       16,283
Thereafter..................................................       23,771
                                                                 --------
                                                                 $197,976
                                                                 ========


Expenses charged to operations under these agreements were $45.9 million, $20.0 million, and $14.2 million for the years ended December 31, 1998, 1997 and 1996, respectively.

The Company is required to provide funding, from time to time, for the operations of its investments in joint ventures accounted for under the equity method.

NOTE H -- OTHER CHARGES

The $2.6 million of other charges in 1996 related to work force reductions and certain other expenses associated with the closings of three outlet stores and one fulfillment center.

For the year ended December 31, 1996, miscellaneous expense included $1.7 million related to the write-down of fulfillment center equipment.

Estimated costs related to pending and settled litigation for the year ended December 31, 1995 totaled $6.4 million. In 1996, actual settlement costs related to the pending matters were less than the original estimate, resulting in a credit of $2.1 million.

NOTE I -- LITIGATION

In the ordinary course of business, the Company is engaged in various lawsuits. In the opinion of management, the ultimate outcome of the various lawsuits should not have a material impact on the liquidity, results of operations or financial condition of the Company.

NOTE J -- BENEFIT PLANS

The Company offers various plans pursuant to Section 401(k) of the Internal Revenue Code covering substantially all full-time employees who are not party to collective bargaining agreements. The Company's share of the matching employer contributions is set at the discretion of the Board of Directors or the applicable committee thereof.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

NOTE K -- STOCK OPTION PLANS

In connection with the Home Shopping Merger, the options granted by the Company under various stock option plans were converted at the date of the merger to options in USAi.

USAi has various stock option plans (the "Plans") under which options to purchase USAi Common Stock (at not less than fair market value on the date of the grant) may be granted to employees of the Company. The options under the Plans vest ratably, generally over a range of three to five years from the date of grant and generally expire not more than 10 years from the date of grant. Three of the Plans have options available for future grants.

USAi also has outstanding options to outside directors under one plan (the "Directors Plan") which provides for the grant of options to purchase USAi Common Stock at not less than fair market value on the date of the grant. The options under the Directors Plan vest ratably, generally over three years from the date of grant and expire not more than 10 years from the date of grant.

A summary of changes in outstanding USAi options under the stock option plans with respect to employees and/or directors of the Company is as follows:

                                                             DECEMBER 31,
                                        ------------------------------------------------------
                                             1998                1997               1996
                                        ---------------    ----------------    ---------------
                                                 PRICE               PRICE              PRICE
                                        SHARES   RANGE     SHARES    RANGE     SHARES   RANGE
                                        ------   ------    -------   ------    ------   ------
Outstanding at beginning of period....  32,936   $ 4-74     16,299   $ 1-74    18,142   $ 4-16
  Granted or issued in connection with
     mergers..........................   3,669   $17-29     11,580   $10-19       501   $ 7-16
  Exercised...........................  (1,537)  $ 4-16       (968)  $ 1-16    (1,482)  $ 4-13
  Cancelled...........................    (610)  $ 5-26       (548)  $ 5-74      (862)  $ 5-16
  Options held by employees and
     outside directors of USAi........      --   $   --      6,573   $ 1-16        --       --
                                        ------              ------             ------
Outstanding at end of period..........  34,458   $ 4-74     32,936   $ 1-74    16,299   $ 1-16
                                        ------              ------             ------
                                        ------              ------             ------
Options exercisable...................  16,711              10,840              4,650
                                        ------              ------             ------
                                        ------              ------             ------

The weighted average exercise prices during the year ended December 31, 1998 were $25.23, $10.08, and $24.67 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $25.17.

The weighted average exercise prices during the year ended December 31, 1997 were $18.77, $7.40 and $14.69 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $11.81.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

The weighted average exercise prices during the year ended December 31, 1996, were $10.79, $10.98 and $11.01 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $21.46.

                                               OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                               ---------------------------------------------------   -------------------------------
                               OUTSTANDING AT       WEIGHTED           WEIGHTED      EXERCISABLE AT      WEIGHTED
                                DECEMBER 31,    AVERAGE REMAINING      AVERAGE        DECEMBER 31,       AVERAGE
RANGE OF EXERCISE PRICE             1998        CONTRACTUAL LIFE    EXERCISE PRICE        1998        EXERCISE PRICE
-----------------------        --------------   -----------------   --------------   --------------   --------------
                                                                                          (in
                               (in thousands)                                          thousands)
$1.00 to $5.00...............          37              2.0              $ 4.12               37           $ 4.12
$5.01 to $10.00..............      13,159              6.9                9.43            9,595             9.42
$10.01 to $15.00.............       4,785              6.7               11.40            3,329            11.39
$15.01 to $20.00.............      12,147              8.6               18.70            3,664            18.13
$20.01 to $25.00.............       2,817              9.8               24.84               30            24.63
Over $25.00..................       1,513              8.9               26.44               56            42.94
                                   ------                                                ------
                                   34,458              7.8               14.97           16,711            11.85
                                   ======                                                ======

Pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." The information is determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair market value method for the Transferred Employees and Directors. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1997 and 1996: risk-free interest rates of 5.0%, 5.5% and 6.4%, respectively; a dividend yield of zero; a volatility factor of .562, .713 and
 .0057, respectively, based on the expected market price of USAi Common Stock based on historical trends; and a weighted-average expected life of the options of five years.

The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair market value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                              YEARS ENDED
                                             DECEMBER 31,
                                          -------------------
                                            1998       1997
                                            ----       ----
                                            (in thousands)
Pro forma net earnings (loss)...........  $(31,960)   $(3,583)

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

NOTE L -- STATEMENTS OF CASH FLOWS

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS FOR THE YEAR ENDED DECEMBER 31, 1998:

----------------------------------------------------------------------------
                                                              (In thousands)
     ACQUISITION OF NETWORKS AND STUDIOS USA
       Acquisition price....................................   $ 4,115,531
       Less: Amount paid in cash............................    (1,300,983)
                                                               -----------
       Total non-cash consideration.........................   $ 2,814,548
                                                               ===========
     Components of non-cash consideration:
       Deferred purchase price liability....................   $   300,000
       Issuance of USAi Common Shares and USAi Class B
        Shares..............................................       277,898
       Issuance of LLC Shares...............................     2,236,650
                                                               -----------
                                                               $ 2,814,548
                                                               ===========

     Exchange of Class B LLC Shares for Deferred Purchase
      Price Liability.......................................   $   304,636
                                                               ===========

During the year ended December 31, 1998, the Company acquired computer equipment through a capital lease totaling $15.5 million.

As of March 1, 1998 the 5 7/8% Convertible Subordinated Debentures were converted to 7,499,022 shares of USAi common stock.

On December 30, 1998, USAi acquired from Universal an entity which owned 1,705,654 Class B LLC Shares in exchange for issuing to Universal 335,000 shares of USAi Class B Common Stock and 1,370,654 shares of USAi Common Stock.

Supplemental disclosure of cash flow information:

------------------------------------------------------------------------------------------
                                                                YEARS ENDED DECEMBER 31,
                                                              ----------------------------
                                                               1998       1997       1996
------------------------------------------------------------------------------------------
                                                                     (In thousands)
CASH PAID DURING THE PERIOD FOR:
  Interest..................................................  $68,751    $ 5,875    $9,118
  Income tax payments.......................................      457      6,339     1,017
  Income tax refund.........................................       --      5,732    14,648

NOTE M -- INVENTORIES

--------------------------------------------------------------------------------

                                                 DECEMBER 31, 1998         DECEMBER 31, 1997
                                               ----------------------    ----------------------
INVENTORIES                                    CURRENT     NONCURRENT    CURRENT     NONCURRENT
-----------------------------------------------------------------------------------------------
                                                   (In thousands)
Film costs:
     Released, net of amortization...........  $ 98,082     $ 61,283
     In process and unreleased...............       138           --
Programming rights, net of amortization......   151,192       88,983
Sales merchandise, net.......................   162,315           --     $145,975     $     --
Other........................................        --           27           --           --
                                               --------     --------     --------     --------
          Total..............................  $411,727     $150,293     $145,975     $     --
                                               ========     ========     ========     ========

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

The Company estimates that approximately 90% of unamortized film costs at December 31, 1998 will be amortized within the next three years.

NOTE N -- PROGRAM RIGHTS AND FILM COSTS

As of December 31, 1998, the liability for program rights, representing future payments to be made under program contract agreements amounted to $539.5 million. Annual payments required are $172.6 million in 1999, $112.7 million in 2000, $79.1 million in 2001, $62.9 million in 2002, $49.5 million in 2003, and
$62.7 million in 2004 and thereafter. Amounts representing interest are $70.2 million and the present value of future payments is $469.3 million.

As of December 31, 1998, the liability for film costs amounted to $124.5 million. Annual payments are $51.0 million in 1999 and $73.5 million in 2000.

Unrecorded commitments for program rights consist of programs for which the license period has not yet begun or the program is not yet available to air. As of December 31, 1998, the unrecorded commitments amounted to $730.2 million. Annual commitments are $99.0 million in 1999, $136.2 million in 2000, $146.7 million in 2001, $126.6 million in 2002, $27.7 million in 2003 and $194.0 million in 2004 and thereafter.

NOTE O -- RELATED PARTY TRANSACTIONS

Certain corporate overhead costs were allocated to the Company from USAi in 1997 based upon the management estimation of the fair value of those services. Amounts charged in 1997 were $7.4 million.

As of December 31, 1998, the Company was involved in several agreements with related parties as follows:

Universal provides certain support services to the Company under a Transition Services Agreement. For these services, which include use of pre-production, production and post-production facilities, information technology services, physical distribution, contract administration, legal services and office space, Universal charged the Company $15.0 million for the year ended December 31, 1998, of which $8.5 million was capitalized to production costs.

Universal and the Company entered into an International Television Distribution Agreement under which the Company pays to Universal a distribution fee of 10% on all programming owned or controlled by the Company distributed outside of the United States. For the year ended December 31, 1998, the fee totaled $1.3 million.

In addition, the Company and Universal entered into a Domestic Television Distribution Agreement under which the Company distributes in the United States certain of Universal's television programming. For the year ended December 31, 1998, Universal paid the Company $1.5 million.

In the normal course of business, Home Shopping Network and Networks enter into agreements with the operators of cable television systems and operators of broadcast television stations for the carriage of Home Shopping, USA Network and The Sci-Fi Channel programming. Home Shopping Network and Networks have entered into agreements with a number of cable operators that are affiliates of TCI. The long-term contracts for Home Shopping Network provide for a minimum subscriber guarantee and incentive payments based on the number of subscribers. Cash paid by Home Shopping Network to TCI and certain of its affiliates under these contracts for cable commissions and advertising was $9.5 million, $9.6 million, and $11.9 million for calendar years 1998, 1997, and 1996,

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES respectively. The long-term contracts for Networks provide for subscriber fee payments to Networks. For the year ended December 31, 1998, TCI paid $62.2 million to Networks under these agreements.

Home Shopping has affiliation agreements with USA Broadcasting ("USAB"), a wholly owned subsidiary of USAi, which provide for USAB's broadcast television stations to air Home Shopping's programming on a full-time basis. Expense related to affiliation agreements with USAB for the years ended December 31, 1998, 1997 and 1996 was $38.7 million, $41.7 million and $41.6 million respectively.

Under the USANi LLC Operating Agreement, USANi LLC is obligated to make a distribution to each of the LLC members in an amount equal to each members' share of USANi LLC's taxable income of a specified tax rate. The first such payment is scheduled to be made on March 1, 1999 covering the year ended December 31, 1998.

NOTE P -- TRANSACTIONS WITH USAi AND SUBSIDIARIES

Advances to USAi and subsidiaries as of December 31, 1998 generally represent net amounts transferred from USANi LLC to USAi and its subsidiaries to fund operations and other related items. Pursuant to the Investment Agreement, all excess cash held at USAi and subsidiaries is transferred to USANi LLC no less frequently than monthly and USANi LLC may transfer funds to USAi to satisfy obligations of USAi and its subsidiaries. Under the Investment Agreement, transfers of cash are evidenced by a demand note and accrue interest at the Company's borrowing rate under the New Facility.

During the year ended December 31, 1998, net cash transfers totaling approximately $118.2 million were made to repay USAi's revolving credit facility, repay Ticketmaster's bank credit facility, and fund the operations of USAi's broadcast operation, offset by proceeds from the sale of the assets of SF Broadcasting and USAi's Baltimore television station. The interest incurred on the net transfers for the year ended December 31, 1998 was approximately $9.5 million.

In accordance with the Investment Agreement, certain transfers of funds between USANi LLC and USAi are not evidenced by a demand note and do not accrue interest, primarily relating to the establishment of the operations of the Company and to equity contributions.

NOTE Q -- FINANCIAL INSTRUMENTS

The additional disclosure below of the estimated fair value of financial instruments was made in accordance with the requirements of Statements of Financial Accounting Standards No. 107. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies when available. The carrying value of all current assets and current liabilities approximates fair value due to their short-term nature.

-----------------------------------------------------------------------------------------------
                                                     DECEMBER 31, 1998      DECEMBER 31, 1997
                                                    --------------------   --------------------
                                                    CARRYING      FAIR     CARRYING      FAIR
                                                     AMOUNT      VALUE      AMOUNT      VALUE
-----------------------------------------------------------------------------------------------

                                                                  (In thousands)
Cash and cash equivalents.........................  $234,903    $234,903   $ 23,022    $ 23,022
Long-term investments.............................    10,353      10,353         --          --
Long-term obligations.............................   760,530     760,530    106,898     106,898

NOTE R -- INDUSTRY SEGMENTS

For the year ended December 31, 1998, the Company operated principally in three industry segments; Networks and television production, retailing, and internet services. Networks and television

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES production consists of the cable networks the USA Network and The Sci-Fi Channel and Studios USA, which produces and distributes television programming. The electronic retailing segment consists of Home Shopping Network and America's Store, which are engaged in the sale of merchandise through electronic retailing. Internet services consists of on-line retailing networks businesses.

-----------------------------------------------------------------------------------------------
                                                                YEARS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1998          1997          1996
-----------------------------------------------------------------------------------------------
                                                                     (in thousands)
Revenue
  Networks and television production...................  $1,085,685    $       --    $       --
  Electronic retailing.................................   1,098,634     1,024,203     1,003,683
  Internet services....................................      21,191        12,857        11,022
  Other................................................          --            --            --
                                                         ----------    ----------    ----------
                                                         $2,205,510    $1,037,060    $1,014,705
                                                         ==========    ==========    ==========
Operating income
  Networks and television production...................  $  190,191    $       --    $       --
  Electronic retailing.................................      73,222        78,410        49,676
  Internet services....................................     (17,296)       (9,851)       (8,490)
  Other................................................     (14,387)       (7,417)           --
                                                         ----------    ----------    ----------
                                                         $  231,730    $   61,142    $   41,186
                                                         ==========    ==========    ==========
Assets
  Networks and television production...................  $5,190,669    $       --    $       --
  Electronic retailing.................................   1,782,437     1,657,311     1,626,541
  Internet services....................................      12,711         6,197         2,277
  Other................................................      15,024            --        16,290
                                                         ----------    ----------    ----------
                                                         $7,000,841    $1,663,508    $1,645,108
                                                         ==========    ==========    ==========
Depreciation and amortization
  Networks and television production...................  $   99,225    $       --    $       --
  Electronic retailing.................................      72,836        63,249        31,457
  Internet services....................................       1,436         1,903         2,026
  Other................................................       1,129            --            --
                                                         ----------    ----------    ----------
                                                         $  174,626    $   65,152    $   33,483
                                                         ==========    ==========    ==========
Capital expenditures
  Networks and television production...................  $    5,616    $       --    $       --
  Electronic retailing.................................      42,505        25,687         5,000
  Internet services....................................       2,969         2,125           381
  Other................................................         995            --            --
                                                         ----------    ----------    ----------
                                                         $   52,085    $   27,812    $    5,381
                                                         ==========    ==========    ==========

NOTE S -- GUARANTEE OF NOTES

USAi issued $500.0 million 6 3/4% Senior Notes due 2005 (the "Notes"). USANi LLC is a co-obligor of the Notes. Home Shopping is a guarantor of the Notes. Substantially all of the significant subsidiaries of USANi LLC and substantially all of the significant wholly owned subsidiaries of USAi (principally subsidiaries engaged in the broadcasting and ticketing operations) have jointly and

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES severally guaranteed USAi's indebtedness. Certain subsidiaries of USANi LLC do not guarantee the indebtedness.

NOTE T -- SUBSEQUENT EVENTS (UNAUDITED)

On February 8, 1999, USAi and USANi LLC entered into a Contribution Agreement (the "Contribution Agreement") and an Agreement and Plan of Reorganization among Lycos, Inc. ("Lycos"), Ticketmaster Online--City Search, Inc. ("TMCS"), a subsidiary of Ticketmaster Group, Inc., which is a subsidiary of USAi ("Ticketmaster") and USA/Lycos Interactive Networks, Inc. ("USAL"), a newly formed entity controlled by USANi LLC. Pursuant to the two agreements, Lycos will be merged into USAL in exchange for 30% of USAL's common stock, TMCS will be merged into USAL in exchange for 8.5% of USAL's common stock and USANi LLC will contribute the assets of Home Shopping Network, Internet Shopping Network and Ticketmaster, including Ticketmaster's ownership stake in TMCS (Home Shopping Network, Internet Shopping Network and Ticketmaster being referred to as the "Contributed Businesses") in exchange for 61.5% of USAL's common stock. It is contemplated that USAi will contribute the Ticketmaster entities to USANi LLC in exchange for approximately 31,425,300 Class A LLC shares simultaneous to the merger with Lycos and TMCS.

In addition to the common shares, each party (except for holders of TMCS Class A Common Stock) will receive shares of convertible preferred stock of USAL. The preferred stock is convertible into common stock of USAL at the 39-month anniversary of the closing of the transaction based on a weighted average of the total fair market value of USAL, beginning at $25 billion and capping at $45 billion. At the low end of the range, the preferred stock would convert into no shares of common stock of USAL. At the high end of the range, upon full conversion, the Lycos shareholders would own 35%, the TMCS shareholders would own 8.65% and USAi would own 56.35%. At closing, USANi LLC would own approximately 96% of the voting stock, since its share holdings will be in high vote stock.

USANi LLC will contribute the Contributed Businesses to USAL at their historical book basis since USAi will control USAL subsequent to the transaction. The acquisition of Lycos and the remaining interest of TMCS will be accounted for under the purchase method of accounting. Preliminarily, Holdco has estimated it will record a pre-tax gain on the transaction of approximately $1.2 billion, which represents the exchange of 38.5% of the Contributed Businesses with a carrying value of $.8 billion for 61.5% of Lycos which has a fair value of $3.5 billion. The gross gain of $2.7 billion will be partially offset by the minority interest to Universal and Liberty, resulting in a pre-tax gain of $1.2 billion.

The parties have also entered into option agreements, which under certain circumstances provide USAi and TMCS with the right to acquire, in the aggregate, up to 19.9% of the outstanding Lycos common stock.

The transaction is subject to various approvals, including a vote of the Lycos shareholders and is expected to close in June 1999.

The Contribution Agreement requires USAi to contribute the Contributed Businesses to USAL free of any guarantees, liens or security interests. A substantial number of entities holding the Contributed Businesses are guarantors of the Senior Notes and of obligations under the New Facility. The Company expects to reach agreement with the leaders under the New Facility to release guarantees of the Contributed Businesses to the extent necessary to allow USAi to comply with the Contribution Agreement. The obligations of a guarantor of the Senior Notes automatically terminate if the obligations of the same guarantor terminate under the New Facility.

                         REPORT OF INDEPENDENT AUDITORS

The Members of USANi LLC

We have audited the accompanying consolidated balance sheets of USANi LLC and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, members' equity and cash flows for the years then ended. Our audits also included the financial statement schedule listed in the Index at Item 21(b). These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of USANi LLC and subsidiaries at December 31, 1998 and 1997, and the related consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ ERNST & YOUNG LLP

New York, New York
February 4, 1999

                           USANi LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              -------------------------------
                                                                   1998              1997
                                                                   ----              ----
                                                                                 (PREDECESSOR
                                                                                   COMPANY)
                                                                      (In thousands)
NET REVENUES
  Networks and television production........................    $1,085,685        $       --
  Electronic retailing......................................     1,098,634         1,024,203
  Internet services.........................................        21,191            12,857
                                                                ----------        ----------
          Total net revenues................................     2,205,510         1,037,060
                                                                ----------        ----------
Operating costs and expenses:
  Cost related to revenues..................................       682,689           614,799
  Program costs.............................................       592,095                --
  Selling and marketing.....................................       164,649           134,101
  General and administrative................................       140,009            80,838
  Other operating costs.....................................       219,712            81,028
  Depreciation and amortization.............................       174,626            65,152
                                                                ----------        ----------
          Total operating costs and expenses................     1,973,780           975,918
                                                                ----------        ----------
          Operating income..................................       231,730            61,142
                                                                ----------        ----------
Other income (expense):
  Interest income...........................................        19,745             1,684
  Interest expense..........................................      (102,377)           (4,464)
  Miscellaneous.............................................       (19,077)          (11,799)
                                                                ----------        ----------
                                                                  (101,709)          (14,579)
                                                                ----------        ----------
Earnings before income taxes................................       130,021            46,563
Minority interest benefit...................................           881                --
Income tax expense..........................................        (5,367)          (30,308)
                                                                ----------        ----------
NET EARNINGS................................................    $  125,535        $   16,255
                                                                ==========        ==========

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

------------------------------------------------------------------------------------------
                                          ASSETS
------------------------------------------------------------------------------------------
                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                 1998              1997
                                                              ----------        ----------
                                                                                PREDECESSOR
                                                                                 COMPANY
                                                                                ----------
                                                                     (In thousands)
CURRENT ASSETS
Cash and cash equivalents...................................  $  234,903        $   23,022
Accounts and notes receivable, net of allowance of $20,572
  and $2,177, respectively..................................     317,298            39,044
Inventories, net............................................     411,727           145,975
Deferred income taxes.......................................          --            24,975
Other current assets, net...................................      14,685             3,838
                                                              ----------        ----------
          Total current assets..............................     978,613           236,854

PROPERTY, PLANT AND EQUIPMENT
Computer and broadcast equipment............................      79,465            26,398
Buildings and leasehold improvements........................      55,136            40,898
Furniture and other equipment...............................      45,616            16,525
                                                              ----------        ----------
                                                                 180,217            83,821
  Less accumulated depreciation and amortization............      43,262            12,479
                                                              ----------        ----------
                                                                 136,955            71,342
Land........................................................      10,242            10,111
Projects in progress........................................      14,587            10,617
                                                              ----------        ----------
                                                                 161,784            92,070
OTHER ASSETS
Intangible assets, net......................................   5,307,517         1,163,597
Cable distribution fees, net ($39,650 and $46,459,
  respectively, to related parties).........................     100,416           111,292
Long-term investments and receivables.......................     106,835            16,174
Inventories, net............................................     150,293                --
Advances to USAi and subsidiaries...........................     158,152                --
Deferred income taxes.......................................          --            28,819
Deferred charges and other, net.............................      39,075             4,969
                                                              ----------        ----------
                                                              $7,002,685        $1,653,875
                                                              ==========        ==========

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

---------------------------------------------------------------------------------------
LIABILITIES AND MEMBERS' EQUITY
---------------------------------------------------------------------------------------
                                                                    DECEMBER 31,
                                                                 1998          1997
                                                              ----------    ----------
                                                                            PREDECESSOR
                                                                              COMPANY
                                                                            -----------
                                                                   (In thousands)
CURRENT LIABILITIES
Current maturities of long-term debt........................  $   28,223    $       --
Accounts payable............................................     159,288        80,105
Obligations for program rights and film costs...............     184,074            --
Cable distribution fees payable ($18,633 and $19,091,
  respectively, to related parties).........................      44,588        43,553
Obligation for makegoods....................................      24,959            --
Deferred revenue............................................      30,813            --
Other accrued liabilities...................................     223,312        71,875
                                                              ----------    ----------
          Total current liabilities.........................     695,257       195,533

LONG-TERM DEBT (net of current maturities)..................     732,307            --
OBLIGATIONS FOR PROGRAM RIGHTS AND FILM COSTS, net of
  current...................................................     409,716            --
OTHER LONG-TERM LIABILITIES.................................      49,857        33,678
ADVANCES FROM USAI..........................................          --        16,302
MINORITY INTEREST...........................................         143            --

MEMBERS' EQUITY
Class A (113,778,742 Shares)................................   1,753,618     1,393,425
Class B (133,689,889 Shares)................................   2,736,363            --
Class C (22,887,354 Shares).................................     466,252            --
Retained earnings...........................................     142,045        16,510
Unrealized gain in available for sale securities............      17,850            --
Unearned compensation.......................................        (723)       (1,573)
                                                              ----------    ----------
          Total members' equity.............................   5,115,405     1,408,362
                                                              ----------    ----------
                                                              $7,002,685    $1,653,875
                                                              ==========    ==========

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

----------------------------------------------------------------------------------------------------------------------------
                                                                                        ADDITIONAL                UNEARNED
                                                                            MEMBERS'     PAID-IN     RETAINED   COMPENSATION
                                                                TOTAL        EQUITY      CAPITAL     EARNINGS      TOTAL
----------------------------------------------------------------------------------------------------------------------------
                                                                                      (In thousands)
INITIAL CAPITALIZATION OF COMPANY DUE TO HOME SHOPPING
  MERGER AS OF DECEMBER 31, 1996............................  $1,390,975   $1,393,425           --   $   255      $(2,705)
                                                              ----------   ----------   ----------   -------      -------

Net earnings for the twelve months ended December 31,
  1997......................................................      16,255           --           --    16,255           --
Amortization of unearned compensation related to stock
  options and equity participation plans....................       1,132           --           --        --        1,132
                                                              ----------   ----------   ----------   -------      -------
BALANCE AT DECEMBER 31, 1997................................  $1,408,362   $1,393,425           --   $16,510      $(1,573)
                                                              ==========   ==========   ==========   =======      =======

--------------------------------------------------------------------------------

                                                   CLASS A       CLASS B      CLASS C
                                                     LLC           LLC          LLC        RETAINED     UNREALIZED     UNEARNED
                                       TOTAL        SHARES       SHARES        SHARES      EARNINGS       GAINS      COMPENSATION
---------------------------------------------------------------------------------------------------------------------------------
                                                                            (In thousands)
CONTRIBUTION OF EQUITY EFFECTIVE AT
  JANUARY 1, 1998..................  $1,408,362   $1,393,425   $       --     $     --     $ 16,510      $    --       $(1,573)
Comprehensive income:
  Net earnings for the year ended
    December 31, 1998..............     125,535           --           --           --      125,535           --            --
  Increase in unrealized gains in
    available for sale
    securities.....................      17,850           --           --           --           --       17,850            --
                                     ----------
      Comprehensive income.........     143,385
                                     ----------
Distribution of net deferred tax
  assets to USAi on February 12,
  1998.............................     (46,765)     (46,765)          --           --           --           --            --
LLC Shares issued on February 12,
  1998 in connection with Universal
  Transaction......................   2,514,548      277,898    2,236,650           --           --           --            --
Other LLC Shares issued............   1,095,025       93,949      534,824      466,252           --           --            --
Exchange of Class B LLC Shares for
  Class A LLC Shares (See Note
  K)...............................          --       35,111      (35,111)          --           --           --            --
Amortization of unearned
  compensation related to stock
  options and equity participation
  plans............................         850           --           --           --           --           --           850
                                     ----------   ----------   ----------     --------     --------      -------       -------
BALANCE AT DECEMBER 31, 1998.......  $5,115,405   $1,753,618   $2,736,363     $466,252     $142,045      $17,850       $  (723)
                                     ==========   ==========   ==========     ========     ========      =======       =======

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              ----------------------
                                                                 1998         1997
                                                                 ----         ----
                                                                  (In thousands)
Cash flows from operating activities:
Net earnings................................................  $   125,535    $16,255
Adjustments to reconcile net earnings to net cash provided
  by operating activities:
  Depreciation and amortization.............................      152,537     45,222
  Amortization of cable distribution fees...................       22,089     19,261
  Amortization of program rights and film costs.............      509,397         --
  Amortization of deferred financing costs..................        5,423        188
  Deferred income taxes.....................................           --     13,583
  Equity in losses of unconsolidated affiliates.............       18,238     12,492
  Inventory carrying value adjustment.......................        3,561     (8,059)
  Non-cash interest.........................................        4,800      4,218
  Minority interest.........................................         (881)        --
  Changes in current assets and liabilities:
     Accounts receivable....................................     (115,955)    (5,290)
     Inventories............................................     (136,160)   (37,389)
     Accounts payable.......................................       75,058     14,839
     Accrued liabilities....................................       92,932      5,992
  Payment for program rights and film costs.................     (426,949)        --
  Increase in cable distribution fees.......................      (11,338)   (16,959)
  Other, net................................................      (40,013)   (24,116)
                                                              -----------    -------
          NET CASH PROVIDED BY OPERATING ACTIVITIES.........      278,274     40,237
                                                              -----------    -------
Cash flows from investing activities:
  Acquisition of Universal Transaction, net of cash
     acquired...............................................   (1,297,233)        --
  Capital expenditures......................................      (52,085)   (27,812)
  Increase in long-term investments.........................      (23,226)   (26,979)
  Payment of merger and financing costs.....................      (24,105)        --
  Other, net................................................       (3,910)     5,000
                                                              -----------    -------
          NET CASH USED IN INVESTING ACTIVITIES.............   (1,400,559)   (49,791)
                                                              -----------    -------
Cash flows from financing activities:
  Advances (to)/from USAi...................................     (105,105)    16,302
  Borrowings................................................    1,641,380         --
  Net proceeds from issuance of Senior Notes................      494,350         --
  Principal payments on long-term obligations...............   (1,491,484)        --
  Proceeds from issuance of LLC Shares......................      795,025         --
                                                              -----------    -------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........    1,334,166     16,302
                                                              -----------    -------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................      211,881      6,748
  Cash and cash equivalents at beginning of period..........       23,022     16,274
                                                              -----------    -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $   234,903    $23,022
                                                              ===========    =======

        The accompanying notes are an integral part of these statements.

                           USANi LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- COMPANY FORMATION, BUSINESS AND BASIS OF PRESENTATION

COMPANY FORMATION

USANi LLC (the "Company" or "LLC"), a Delaware limited liability company, was formed on February 12, 1998 and is a subsidiary of Home Shopping Network, Inc. ("Home Shopping"), which is a subsidiary of USA Networks, Inc. ("USAi"), formerly known as HSN, Inc. At its formation, USAi and Home Shopping contributed substantially all of the operating assets and liabilities of Home Shopping to the Company in exchange for Class A shares in the Company.

On February 12, 1998, the Company acquired USA Networks, a New York general partnership, consisting of cable television networks, USA Network and The Sci-Fi Channel ("Networks"), as well as the domestic television production and distribution businesses of Universal Studios ("Studios USA") from Universal Studios, Inc. ("Universal"), an entity controlled by The Seagram Company Ltd. ("Seagram") (the "Universal Transaction") -- See Note C.

In connection with the Universal Transaction, the Company paid Universal approximately $4.1 billion in the form of a cash payment of approximately $1.6 billion, a portion of which ($300 million plus interest) was deferred until no later than June 30, 1998, and an effective 45.8% interest in USAi through shares of common stock, par value $.01 per share, of USAi (the "USAi Common Stock") and Class B common stock, par value $.01 per share, of USAi (the "USAi Class B Common Stock"), and Class B LLC Shares exchangeable (subject to regulatory restrictions) into shares of USAi Common Stock and USAi Class B Common Stock.

The Investment Agreement, as amended and restated as of December 18, 1997, among USAi, Home Shopping, Universal and Liberty Media Corporation ("Liberty") (the "Investment Agreement"), relating to the Universal Transaction also contemplated that, on or prior to June 30, 1998, USAi and Liberty, a subsidiary of Tele-Communications, Inc. ("TCI"), would complete a transaction involving a $300 million cash investment, plus an interest factor, by Liberty in USAi and/or the Company through the purchase of USAi Common Stock or Class C LLC Shares. The transaction closed on June 30, 1998 with Liberty making a cash payment of $308.5 million in exchange for 15,000,000 Class C LLC Shares.

The contribution of the operating assets and liabilities of Home Shopping was treated similar to accounting for a pooling-of-interest for business combinations, due to the common ownership of Home Shopping and USANi LLC. The assets and liabilities were contributed at USAi's historic basis and are presented as if USANi LLC was formed on December 31, 1996.

The Home Shopping Merger has been accounted for using the purchase method of accounting. The assets and liabilities of Home Shopping in the accompanying balance sheets were adjusted as of December 31, 1996 to reflect their respective fair values and the excess of the purchase price, including expenses, over the fair value of net assets, was assigned to goodwill.

COMPANY BUSINESS

The Company is a holding company, the subsidiaries of which are engaged in diversified media and electronic commerce businesses.

                           USANI LLC AND SUBSIDIARIES

The three principal areas of business are:

     - NETWORKS AND TELEVISION PRODUCTION, which includes Networks and Studios USA. Networks operates the USA Network and The Sci-Fi Channel cable networks and Studios USA produces and distributes television programming.

     - ELECTRONIC RETAILING, which consists primarily of the Home Shopping Network and America's Store which are engaged in the electronic retailing business.

     - INTERNET SERVICES, which represents the Company's on-line retailing networks business.

BASIS OF PRESENTATION

The contribution of assets by USAi and Home Shopping to the Company was accounted for in the accompanying consolidated financial statements in a manner similar to the pooling-of-interests for business combinations due to the common ownership of Home Shopping and USANi LLC. Accordingly, the assets and liabilities were transferred to the LLC at Home Shopping's historical cost.

Given that equity interests in limited liability companies are not in the form of common stock, earnings per share data is not presented.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and all wholly-owned and voting-controlled subsidiaries. All significant intercompany transactions and accounts have been eliminated.

Investments in which the Company owns a 20%, but not in excess of 50%, interest and where it can exercise significant influence over the operations of the investee, are accounted for using the equity method. All other investments are accounted for using the cost method. The Company periodically evaluates the recoverability of investments recorded under the cost method and recognizes losses if a decline in value is determined to be other than temporary.

REVENUES

Networks and Television Production

Television Production revenues are recognized as completed episodes are delivered. Generally, television programs are first licensed for network exhibition and foreign syndication, and subsequently for domestic syndication, cable television and home video. Certain television programs are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video. Television Production advertising revenues (i.e., sales of advertising time received by Studios USA in lieu of cash fees for the licensing of program broadcast rights to a broadcast station ("barter syndication")) are recognized upon both the commencement of the license period of the program and the sale of advertising time pursuant to non-cancellable agreements, provided that the program is available for its first broadcast. Foreign minimum guaranteed amounts are recognized as revenues on the commencement date of the license agreement, provided the program is available for exhibition.

                           USANI LLC AND SUBSIDIARIES

Networks advertising revenue is recognized in the period in which the advertising commercials are aired on cable networks. Provisions are recorded against advertising revenues for audience under deliveries ("makegoods"). Affiliate fees are recognized in the period during which the programming is provided.

Electronic Retailing

Revenues primarily consist of merchandise sales and are reduced by incentive discounts and sales returns to arrive at net sales. Revenues are recorded for credit card sales upon transaction authorization, and for check sales upon receipt of customer payment, which does not vary significantly from the time goods are shipped. Home Shopping's sales policy allows merchandise to be returned at the customer's discretion within 30 days of the date of delivery. Allowances for returned merchandise and other adjustments are provided based upon past experience.

Revenues from all other sources are recognized either upon delivery or when the service is provided.

FILM COSTS

Film costs consist of direct production costs and production overhead, less accumulated amortization. Development roster (and related costs) and abandoned story and development costs are charged to production overhead. Film costs are stated at the lower of unamortized cost or estimated net realizable value on a production-by-production basis.

Generally, the estimated ultimate costs of completed television productions are amortized, and participation expenses are accrued, for each production in the proportion that current period revenue recognized bears to the estimated future revenue to be received from all sources. Amortization and accruals are made under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value are made as required.

Film costs, net of amortization, classified as current assets include the portion of unamortized costs of television program productions allocated to network, first-run syndication and initial international distribution markets. The allocated portion of released film costs expected to be recovered from secondary markets or other exploitation is reported as a noncurrent asset. Other costs relating to television productions, such as television program development costs, in-process productions and the television program library, are classified as noncurrent assets.

PROGRAM RIGHTS

License agreements for program material are accounted for as a purchase of program rights. The asset related to the program rights acquired and the liability for the obligation incurred are recorded at their net present value when the license period begins and the program is available for its initial broadcast. The asset is amortized primarily based on the estimated number of airings. Amortization is computed generally on the straight-line basis as programs air; however, when management estimates that the first airing of a program has more value than subsequent airings, an accelerated method of amortization is used. Other costs related to programming, which include program assembly, commercial integration and other costs, are expensed as incurred. Management periodically reviews the carrying value of program rights and records write-offs, as warranted, based on changes in programming usage.

                           USANI LLC AND SUBSIDIARIES

MERCHANDISE INVENTORIES, NET

Merchandise inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out method. Cost includes freight, certain warehouse costs and other allocable overhead. Market is determined on the basis of net realizable value, giving consideration to obsolescence and other factors. Inventories are presented net of an inventory carrying adjustment of $23.4 million and $19.8 million at December 31, 1998 and 1997, respectively.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and short-term investments. Short-term investments consist primarily of U.S. Treasury Securities, U.S. Government agencies and certificates of deposit with original maturities of less than 91 days.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including significant improvements, are recorded at cost. Repairs and maintenance and any gains or losses on dispositions are included in operations.

Depreciation and amortization is provided for on a straight-line basis to allocate the cost of depreciable assets to operations over their estimated service lives.

---------------------------------------------------------------------------------
                                                                 DEPRECIATION/
ASSET CATEGORY                                                AMORTIZATION PERIOD
---------------------------------------------------------------------------------
Computer and broadcast equipment............................        3 to 13 Years
Buildings...................................................       30 to 40 Years
Leasehold improvements......................................        4 to 20 Years
Furniture and other equipment...............................        3 to 10 Years

Depreciation and amortization expense on property, plant and equipment was $35.0 million and $15.3 million for the years ended December 31, 1998 and 1997.

LONG-LIVED ASSETS INCLUDING INTANGIBLES

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including goodwill and other intangibles and property, plant and equipment, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

CABLE DISTRIBUTION FEES

Cable distribution fees relate to upfront fees paid in connection with long term cable contracts for carriage of Home Shopping's programming. These fees are amortized to expense on a straight line basis over the terms of the respective contracts, with original terms from 5 to 15 years. Amortization expense for cable distribution fees was $22.1 million and $19.3 million for the years ended December 31, 1998 and 1997.

ADVERTISING

Advertising costs are expensed in the period incurred. Advertising expense for the years ended December 31, 1998 and 1997 were $88.8 million and $13.2 million, respectively.

                           USANI LLC AND SUBSIDIARIES

INCOME TAXES

The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

STOCK-BASED COMPENSATION

The Company is subject to Statement of Financial Accounting Standards No. 123 "Accounting and Disclosure of Stock-Based Compensation" ("SFAS 123"). As allowed by SFAS 123, the Company accounts for stock-based compensation in accordance with APB 25, "Accounting for Stock Issued to Employees." In cases where exercise prices are less than fair value as of the grant date, compensation is recognized over the vesting period.

MINORITY INTEREST

Minority interest represents the ownership interests of third parties in the net assets and results of operations of certain consolidated subsidiaries.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates underlying the accompanying consolidated financial statements and notes include the inventory carrying adjustment, program rights and film cost amortization, sales return accrual and other revenue allowance, allowances for doubtful accounts, recoverability of intangibles and other long-lived assets, and various other operating allowances and accruals.

RECLASSIFICATIONS

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the 1998 presentation.

NOTE C -- BUSINESS ACQUISITIONS

The Universal Transaction has been accounted for using the purchase method of accounting. The purchase price of approximately $4.1 billion including expenses, has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective fair values at the date of purchase. The fair value of the assets acquired and liabilities assumed are summarized below, along with the excess of the purchase price, including expenses, over the fair value of net assets, which has been assigned to goodwill.

                           USANI LLC AND SUBSIDIARIES

----------------------------------------------------------------------------
----------------------------------------------------------------------------
                                                              (In thousands)
Current assets..............................................    $  459,718
Non-current assets..........................................       207,518
Goodwill....................................................     4,218,087
Current liabilities.........................................       395,356
Non-current liabilities.....................................       374,436

On December 20, 1996, USAi consummated the merger with Home Shopping (the "Home Shopping Merger"). The Home Shopping Merger has been accounted for using the purchase method of accounting.

The following unaudited pro forma consolidated financial information for the year ended December 31, 1998 and 1997, is presented to reflect the results of the Company as if the Universal Transaction occurred at the beginning of each of the periods presented. The pro forma results include certain adjustments, including increased amortization related to goodwill, changes in programming and film costs amortization and an increase in interest expense, and are not necessarily indicative of what the results would have been had the Universal Transaction actually occurred on the aforementioned dates.

--------------------------------------------------------------------------------------
                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                              ------------------------

                                                                 1998          1997
--------------------------------------------------------------------------------------
                                                                   (In thousands)
Net revenues................................................  $2,362,874    $1,530,115
Net earnings................................................     149,471        17,881

NOTE D -- INTANGIBLE ASSETS

Intangible assets represents goodwill which is amortized using the straight-line method over 40 years.

Goodwill primarily relates to the Company's acquisition by USAi and represents the excess of purchase price over the fair value of assets acquired and is net of accumulated amortization of $150.7 million and $38.4 million at December 31, 1998 and 1997, respectively.

NOTE E -- LONG-TERM OBLIGATIONS

----------------------------------------------------------------------------
                                                               DECEMBER 31,
                                                              --------------
                                                                   1998
----------------------------------------------------------------------------
                                                              (In thousands)
Unsecured Senior Credit Facility ("New Facility"); with a
  $40 million sub-limit for letters of credit, entered into
  February 12, 1998, which matures on December 31, 2002. At
  the Company's option, the interest rate on borrowings is
  tied to the London Interbank Offered Rate ("LIBOR") or the
  Alternate Base Rate ("ABR"), plus an applicable margin.
  Interest rate at December 31, 1998 was 6.0% and ranged
  from 6.0% to 7.45% during
  1998......................................................     $250,000
$500,000,000 6 3/4% Senior Notes due November 15, 2005;
  interest payable May 15 and November 15 commencing May 15,
  1999. Interest rate at December 31, 1998 is 6.84%.........      496,896
Capitalized lease obligation, providing for monthly payments
  of $313,000, including interest, due January 2003.........       13,344
Other long-term obligations.................................          290
                                                                 --------
Total long-term obligations.................................      760,530
Less current maturities.....................................      (28,223)
                                                                 --------
Long-term obligations, net of current maturities............     $732,307
                                                                 ========

                           USANI LLC AND SUBSIDIARIES

On February 12, 1998, USAi and the Company entered into the New Facility with a $40.0 million sub-limit for letters of credit. The New Facility was used to finance the Universal Transaction and to refinance USAi's existing revolving credit facility. The New Facility consists of a $600.0 million revolving credit facility, a $750.0 million Tranche A Term Loan and a $250.0 million Tranche B Term Loan. On August 5, 1998, the Company repaid the Tranche B Term Loan in its entirety. The revolving credit facility and Tranche A Term Loan mature on December 31, 2002. The New Facility is guaranteed by substantially all of USAi's material subsidiaries. The interest rate on borrowings under the New Facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin. The interest rate under the New Facility was 6.0% at December 31, 1998. As of December 31, 1998, there was $250.0 million in outstanding borrowings under the New Facility and $599.9 million was available for borrowing after taking into account outstanding letters of credit.

Average borrowings under the revolving credit facility for the period from February 12, 1998 to July 20, 1998, the period in which amounts were outstanding, was $376 million. The average interest rate during this period was 7.91%.

On November 23, 1998, the Company completed an offering of $500.0 million 6 3/4% Senior Notes due 2005. Net proceeds from the offering were $493.7 million, which together with cash on hand, were used to repay, and permanently reduce, the Tranche A Term Loan.

                           USANI LLC AND SUBSIDIARIES

Aggregate contractual maturities of long-term obligations are as follows:

----------------------------------------------------------------------------
YEAR ENDED
DECEMBER 31,
----------------------------------------------------------------------------
                                                              (In thousands)
1999........................................................     $ 28,223
2000........................................................       53,140
2001........................................................       78,361
2002........................................................      103,599
2003........................................................          311
Thereafter..................................................      496,896
                                                                 --------
                                                                 $760,530
                                                                 ========

NOTE F -- INCOME TAXES

The Company was formed as a limited liability company on February 12, 1998 and is treated as a partnership for income tax purposes. As such, the individual LLC members are subject to federal and state taxes based on their allocated portion of income and expenses and the Company is not subject to Federal and state income taxation. However, for the period January 1, 1998 to February 11, 1998 and the year ended December 31, 1997, the Company and its predecessor were subject to Federal and state taxation.

A reconciliation of total income tax expense to the amounts computed by applying the statutory federal income tax rate to earnings (loss) before income taxes is shown as follows:

----------------------------------------------------------------------------
                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
----------------------------------------------------------------------------
                                                              (In thousands)
Income tax expense (benefit) at the federal statutory rate
  of 35%....................................................     $16,297
Amortization of goodwill and other intangibles..............      10,916
State income taxes, net of effect of federal tax benefit....       1,064
Non-deductible portion of executive compensation............          --
Other, net..................................................       2,031
                                                                 -------
Income tax expense..........................................     $30,308
                                                                 =======

                           USANI LLC AND SUBSIDIARIES

The components of income tax expense are as follows:

------------------------------------------------------------------------------
                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1997
------------------------------------------------------------------------------
                                                                (In thousands)
Current income tax expense:
  Federal...................................................       $15,088
  State.....................................................         1,637
                                                                   -------
          Current income tax expense........................        16,725
                                                                   -------
Deferred income tax expense:
  Federal...................................................        12,955
  State.....................................................           628
                                                                   -------
          Deferred income tax expense.......................        13,583
                                                                   -------
          Total income tax expense..........................       $30,308
                                                                   =======

The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 are presented below. The valuation allowance represents items for which it is more likely than not that the tax benefit will not be realized.

--------------------------------------------------------------------------
                                                              DECEMBER 31,
                                                                  1997
--------------------------------------------------------------------------
                                                                  (In
                                                               thousands)
Current deferred tax assets:
  Inventory costing.........................................    $ 6,348
  Provision for accrued expenses............................      6,074
  Other.....................................................     12,553
                                                                -------
          Total current deferred tax assets.................    $24,975
                                                                =======
Non-current deferred tax assets (liabilities):
  Broadcast and cable fee contracts.........................    $19,833
  Other.....................................................     18,594
                                                                -------
          Total non-current deferred tax assets.............     38,427
          Less valuation allowance..........................     (3,061)
                                                                -------
          Net non-current deferred tax assets...............    $35,366
Deferred tax liabilities:
  Depreciation for tax in excess of financial statements....     (6,447)
                                                                -------
          Net non-current deferred tax assets...............    $28,919
                                                                =======

The Company has Federal income tax returns under examination by the Internal Revenue Service. The Company has received proposed adjustments related to certain examinations. Management believes that the resolution of the proposed adjustments will not have a material adverse effect on the Company's consolidated financial statements.

                           USANI LLC AND SUBSIDIARIES

NOTE G -- COMMITMENTS AND CONTINGENCIES

The Company leases satellite transponders, computers, warehouse and office space, as well as broadcast and production facilities, equipment and services used in connection with its operations under various operating leases and contracts, many of which contain escalation clauses.

Future minimum payments under non-cancellable agreements are as follows:

----------------------------------------------------------------------------
                        YEARS ENDING
                        DECEMBER 31,
----------------------------------------------------------------------------
                                                              (In thousands)
1999........................................................     $ 42,203
2000........................................................       43,023
2001........................................................       41,136
2002........................................................       31,560
2003........................................................       16,283
Thereafter..................................................       23,771
                                                                 --------
                                                                 $197,976
                                                                 ========

Expenses charged to operations under these agreements were $45.9 million and $20.0 million for the years ended December 31, 1998 and 1997.

The Company is required to provide funding, from time to time, for the operations of its investments in joint ventures accounted for under the equity method.

NOTE H -- LITIGATION

In the ordinary course of business, the Company is engaged in various lawsuits. In the opinion of management, the ultimate outcome of the various lawsuits should not have a material impact on the liquidity, results of operations or financial condition of the Company.

NOTE I -- BENEFIT PLANS

The Company offers various plans pursuant to Section 401(k) of the Internal Revenue Code covering substantially all full-time employees who are not party to collective bargaining agreements. The Company's share of the matching employer contributions is set at the discretion of the Board of Directors or the applicable committee thereof.

                           USANI LLC AND SUBSIDIARIES

NOTE J -- STATEMENTS OF CASH FLOWS

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS FOR THE YEAR ENDED DECEMBER 31, 1998:

----------------------------------------------------------------------------
                                                              (In thousands)
     ACQUISITION OF NETWORKS AND STUDIOS USA
       Acquisition price....................................   $ 4,115,531
       Less: Amount paid in cash............................    (1,300,983)
                                                               -----------
       Total non-cash consideration.........................   $ 2,814,548
                                                               ===========
     Components of non-cash consideration:
       Deferred purchase price liability....................   $   300,000
       Issuance of USAi Common Shares and USAi Class B
        Shares..............................................       277,898
       Issuance of USANi LLC Shares.........................     2,236,650
                                                               -----------
                                                               $ 2,814,548
                                                               ===========

     Exchange of Class B USANi LLC Shares for Deferred
      Purchase Price Liability..............................   $   304,636
                                                               ===========

During the period ended December 31, 1998, the Company acquired computer equipment through a capital lease totaling $15.5 million.

On December 30, 1998, the Company acquired from Universal an entity which owned 1,705,654 Class B LLC Shares in exchange for issuing to Universal 335,000 shares of USAi Class B Common Stock and 1,370,654 shares of USAi Common Stock. The transaction resulted in the Class B LLC Shares being converted into Class A LLC Shares.

Supplemental disclosure of cash flow information:

-------------------------------------------------------------------------------
                                                                 YEARS ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                               1998       1997
-------------------------------------------------------------------------------
                                                               (In thousands)
CASH PAID DURING THE PERIOD FOR:
  Interest..................................................  $68,751    $5,875
  Income tax payments.......................................       --     6,339
  Income tax refund.........................................       --     5,732

NOTE K -- MEMBERS' EQUITY

In connection with the Universal Transaction, the Company was formed through the authorization and issuance of three classes of shares, Class A LLC Shares, Class B LLC Shares and Class C LLC Shares. In return for LLC Shares (i) USAi (and certain of its subsidiaries) contributed its assets and liabilities related to its Electronic retailing and Internet services businesses and (ii) Universal (and certain of its subsidiaries) contributed Networks and Studios USA. On June 30, 1998, and in connection with the Universal Transaction, Liberty purchased 15,000,000 Class C LLC Shares for $308.5 million. USAi, Home Shopping, Universal and Liberty (and their respective subsidiaries) are collectively referred to herein as the "Members".

In connection with various equity transactions at USAi, Universal completed its mandatory purchase obligation in exchange for total consideration of $539.3 million in the form of $234.7 million in cash and $304.6 million applied against the deferred purchase obligations (including accrued interest).

Liberty exercised certain of its preemptive rights and acquired 4,697,450 shares of USAi Common Stock in exchange for $93.9 million. USAi contributed $93.9 million to the LLC in exchange for

                           USANI LLC AND SUBSIDIARIES

4,697,450 Class A LLC Shares. In addition, Liberty exercised certain of its preemptive rights and acquired 7,887,354 Class C LLC Shares in exchange for $157.7 million in cash.

Each of the classes of the LLC Shares are identical in all material respects. The business and affairs of the Company are managed by Mr. Barry Diller and USAi in accordance with the Governance Agreement among USAi, Universal, Liberty and Mr. Diller.

By various methods, Universal and Liberty hold the right, from time to time, to exchange Class B LLC Shares and Class C LLC Shares of the Company for either USAi Common Stock or USAi Class B Common Stock.

On December 30, 1998, USAi acquired from Universal an entity which owned 1,705,654 Class B LLC shares in exchange for issuing to Universal 335,000 shares of USAi Class B Common Stock and 1,370,654 shares of USAi Common Stock. The transaction resulted in the Class B LLC Shares being converted into Class A LLC Shares.

NOTE L -- RELATED PARTY TRANSACTIONS

Certain corporate overhead costs were allocated to the Company based upon managements estimation of the fair value of these services. Amounts charged in 1997 were $7.4 million.

As of December 31, 1998, the Company was involved in several agreements with related parties as follows:

Universal provides certain support services to the Company under a Transition Services Agreement. For these services, which include use of pre-production, production and post-production facilities, information technology services, physical distribution, contract administration, legal services and office space, Universal charged the Company $15.0 million for the year ended December 31, 1998, of which $8.5 million was capitalized to production costs.

Universal and the Company entered into an International Television Distribution Agreement under which the Company pays to Universal a distribution fee of 10% on all programming owned or controlled by the Company distributed outside of the United States. For the year ended December 31, 1998, the fee totaled $1.3 million.

In addition, the Company and Universal entered into a Domestic Television Distribution Agreement under which the Company distributes in the United States certain of Universal's television programming. For the year ended December 31, 1998, Universal paid the Company $1.5 million.

In the normal course of business, Home Shopping Network and Networks enter into agreements with the operators of cable television systems and operators of broadcast television stations for the carriage of Home Shopping, USA Network and The Sci-Fi Channel programming. Home Shopping Network and Networks have entered into agreements with a number of cable operators that are affiliates of TCI. These long-term contracts for Home Shopping provide for a minimum subscriber guarantee and incentive payments based on the number of subscribers. Cash paid by Home Shopping Network to TCI and certain of its affiliates under these contracts for cable commissions and advertising was $9.5 million and $9.6 million for the years ended December 31, 1998 and 1997. The long-term contracts for Networks provide for subscriber fee payments to Networks. For the year ended December 31, 1998, TCI paid $62.2 million to Networks under these agreements.

Home Shopping has affiliation agreements with USA Broadcasting ("USAB") a wholly owned subsidiary which provide for USAB's broadcast television stations to air Home Shopping's

                           USANI LLC AND SUBSIDIARIES
programming on a full-time basis. Expense related to affiliation agreements with USAB for the years ended December 31, 1998 and 1997 was $38.7 million and $41.7 million respectively.

Under the USANi LLC Operating Agreement, USANi LLC is obligated to make a distribution to each of the LLC members in an amount equal to each member's share of USANi LLC's taxable income at a specified tax rate. The first such payment is scheduled to be made on March 1, 1999 covering the year ended December 31, 1998.

NOTE M -- TRANSACTIONS WITH USAi AND SUBSIDIARIES

Advances to USAi and subsidiaries as of December 31, 1998 generally represent net amounts transferred from the Company to USAi and its subsidiaries to fund operations and other related items. Pursuant to the Investment Agreement, all excess cash held at USAi and subsidiaries is transferred to the Company no less frequently than monthly and the Company may transfer funds to USAi to satisfy obligations of USAi and its subsidiaries. Under the Investment Agreement, transfers of cash are evidenced by a demand note and accrue interest at the Company's borrowing rate under the New Facility.

During the year ended December 31, 1998, net cash transfers totaling approximately $118.2 million were made to repay USAi's revolving credit facility, repay Ticketmaster's bank credit facility, and fund the operations of USAi's broadcast operation, offset by proceeds from the sale of the assets of SF Broadcasting and USAi's Baltimore television station. The interest incurred on the net transfers for the year ended December 31, 1998 was approximately $9.5 million.

In accordance with the Investment Agreement, certain transfers of funds between the Company and USAi are not evidenced by a demand note and do not accrue interest, primarily relating to the establishment of the operations of the Company and to equity contributions.

NOTE N -- STOCK OPTION PLANS

In connection with the Home Shopping Merger, the options granted by the Company under various stock option plans were converted at the date of the merger to options in USAi.

The following is a discussion of the USAi Stock Option Plans which relate to employees who provide services to the Company.

USAi has various stock option plans (the "Plans") under which options to purchase USAi Common Stock (at not less than fair market value on the date of the grant) may be granted to employees of the Company. The options under the Plans vest ratably, generally over a range of three to five years from the date of grant and generally expire not more than 10 years from the date of grant. Three of the Plans have options available for future grants.

                           USANI LLC AND SUBSIDIARIES

A summary of changes in outstanding options under the stock option plans with respect to employees and/or directors of the Company is as follows:

                                                                    DECEMBER 31,
                                                       --------------------------------------
                                                             1998                 1997
                                                       -----------------    -----------------
                                                                  PRICE                PRICE
                                                       SHARES     RANGE     SHARES     RANGE
                                                       -------    ------    -------    ------
Outstanding at beginning of period...................   32,936    $ 4-74     16,299    $ 1-74
  Granted or issued in connection with mergers.......    3,669    $17-29     11,580    $10-19
  Exercised..........................................   (1,537)   $ 4-16       (968)   $ 1-16
  Cancelled..........................................     (610)   $ 5-26       (548)   $ 5-74
  Options transferred to employees and outside
     directors of USAi...............................                         6,573    $ 1-16
                                                        ------               ------
Outstanding at end of period.........................   34,458    $ 4-74     32,936    $ 1-74
                                                        ------               ------
                                                        ------               ------
Options exercisable..................................   16,711               10,840
                                                       =======              =======

The weighted average exercise prices during the year ended December 31, 1998 were $25.23, $10.08 and $24.67 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $25.17.

The weighted average exercise prices during the year ended December 31, 1997 were $18.77, $7.40 and $14.69 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $11.81.

                                              OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                              ---------------------------------------------------   -------------------------------
                              OUTSTANDING AT       WEIGHTED           WEIGHTED      EXERCISABLE AT      WEIGHTED
                               DECEMBER 31,    AVERAGE REMAINING      AVERAGE        DECEMBER 31,       AVERAGE
RANGE OF EXERCISE PRICE            1998        CONTRACTUAL LIFE    EXERCISE PRICE        1998        EXERCISE PRICE
-----------------------       --------------   -----------------   --------------   --------------   --------------
                              (in thousands)                                        (in thousands)
$1.00 to $5.00..............          37              2.0              $ 4.12               37           $ 4.12
$5.01 to $10.00.............      13,159              6.9                9.43            9,595             9.42
$10.01 to $15.00............       4,785              6.7               11.40            3,329            11.39
$15.01 to $20.00............      12,147              8.6               18.70            3,664            18.13
$20.01 to $25.00............       2,817              9.8               24.84               30            24.63
Over $25.00.................       1,513              8.9               26.44               56            42.94
                                  ------                                                ------
                                  34,458              7.8               14.97           16,711            11.85
                                  ======                                                ======

Pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." The information is determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair market value method for the Transferred Employees and Directors. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998 and 1997: risk-free interest rates of 5.0% and 5.5%, respectively; a dividend yield of zero; a volatility factor of .562 and .713, respectively based on the expected market price of USAi Common Stock based on historical trends; and a weighted-average expected life of the options of five years.

The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly

                           USANI LLC AND SUBSIDIARIES
different from those of traded options and because changes in the subjective input assumptions can materially affect the fair market value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                                YEARS ENDED
                                                               DECEMBER 31,
                                                             -----------------
                                                              1998      1997
                                                             -------   -------
                                                              (in thousands)
Pro forma net earnings (loss)..............................  $89,010   $(1,137)

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

NOTE O -- INVENTORIES

--------------------------------------------------------------------------------

                                               DECEMBER 31, 1998         DECEMBER 31, 1997
                                             ----------------------    ----------------------
INVENTORIES                                  CURRENT     NONCURRENT    CURRENT     NONCURRENT
---------------------------------------------------------------------------------------------
                                                 (In thousands)
Film costs:
     Released, net of amortization.........  $ 98,082     $ 61,283
     In process and unreleased.............       138           --
Programming rights, net of amortization....   151,192       88,983
Sales merchandise, net.....................   162,315           --     $145,975     $     --
Other......................................        --           27
                                             --------     --------     --------     --------
          Total............................  $411,727     $150,293     $145,975     $     --
                                             ========     ========     ========     ========

The Company estimates that approximately 90% of unamortized film costs (including amounts allocated under purchase accounting) at December 31, 1998 will be amortized within the next three years.

NOTE P -- FINANCIAL INSTRUMENTS

The additional disclosure below of the estimated fair value of financial instruments was made in accordance with the requirements of Statements of Financial Accounting Standards No. 107. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies when available. The carrying value of all current assets and current liabilities approximates fair value due to their short-term nature.

                                                       DECEMBER 31, 1998     DECEMBER 31, 1997
                                                      -------------------   --------------------
------------------------------------------------------------------------------------------------
                                                      CARRYING     FAIR     CARRYING      FAIR
                                                       AMOUNT     VALUE      AMOUNT      VALUE
------------------------------------------------------------------------------------------------

                                                                    (In thousands)
Cash and cash equivalents...........................  $234,903   $234,903   $ 23,022    $ 23,022
Long-term investments...............................    17,850     17,850         --          --
Long-term obligations...............................   760,530    760,530         --          --

                           USANI LLC AND SUBSIDIARIES

NOTE Q -- PROGRAM RIGHTS AND FILM COSTS

As of December 31, 1998, the liability for program rights, representing future payments to be made under program contract agreements amounted to $539.5 million. Annual payments required are $172.6 million in 1999, $112.7 million in 2000, $79.1 million in 2001, $62.9 million in 2002, $49.5 million in 2003 and
$62.7 million in 2004 and thereafter. Amounts representing interest are $70.2 million and the present value of future payments is $469.3 million.

As of December 31, 1998, the liability for film costs amounted to $124.5 million. Annual payments are $51.0 million in 1999 and $73.5 million in 2000.

Unrecorded commitments for program rights consist of programs for which the license period has not yet begun or the program is not yet available to air. As of December 31, 1998, the unrecorded commitments amounted to $730.2 million. Annual commitments are $99.0 million in 1999, $136.2 million in 2000, $146.7 million in 2001, $126.6 million in 2002, $27.7 million in 2003 and $194.0 million in 2004 and thereafter.

NOTE R -- INDUSTRY SEGMENTS

For the year ended December 31, 1998, the Company operated principally in three industry segments: Networks and television production, electronic retailing, and internet services. Networks and television production consists of the cable channels USA Network and The Sci-Fi Channel and Studios USA, which produces and distributes television programming. The electronic retailing segment consists of Home Shopping Network and America's Store, which are engaged in the sale of merchandise through electronic retailing. Internet services consists of on-line retailing networks businesses.

                           USANI LLC AND SUBSIDIARIES

--------------------------------------------------------------------------------------
                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1998          1997
--------------------------------------------------------------------------------------

                                                                   (In thousands)
Revenue
  Networks and television production........................  $1,085,685    $       --
  Electronic retailing......................................   1,098,634     1,024,203
  Internet services.........................................      21,191        12,857
                                                              ----------    ----------
                                                              $2,205,510    $1,037,060
                                                              ==========    ==========
Operating profit (loss)
  Networks and television production........................  $  190,191    $       --
  Electronic retailing......................................      73,222        78,410
  Internet services.........................................     (17,296)       (9,851)
  Other.....................................................     (14,387)       (7,417)
                                                              ----------    ----------
                                                              $  231,730    $   61,142
                                                              ==========    ==========
Assets
  Networks and television production........................  $5,190,669    $       --
  Electronic retailing......................................   1,784,281     1,647,678
  Internet services.........................................      12,711         6,197
  Other.....................................................      15,024            --
                                                              ----------    ----------
                                                              $7,002,685    $1,653,875
                                                              ==========    ==========
Depreciation and amortization
  Networks and television production........................  $   99,225    $       --
  Electronic retailing......................................      72,836        63,249
  Internet services.........................................       1,436         1,903
  Other.....................................................       1,129            --
                                                              ----------    ----------
                                                              $  174,626    $   65,152
                                                              ==========    ==========
Capital expenditures
  Networks and television production........................  $    5,616    $       --
  Electronic retailing......................................      42,505        25,687
  Internet services.........................................       2,969         2,125
  Other.....................................................         995            --
                                                              ----------    ----------
                                                              $   52,085    $   27,812
                                                              ==========    ==========

NOTE S -- NOTES OFFERING AND GUARANTEES

On November 23, 1998, the Company issued $500.0 million 6 3/4% Senior Notes due 2005 (the "Notes" and "Notes Offering") with USAi, as joint and several co-obligors. The Notes are jointly and severally guaranteed by substantially all subsidiaries of the Company and certain wholly and non-wholly owned subsidiaries of USAi, including Home Shopping.

Full financial statements of the Guarantors have not been included because, pursuant to their respective guarantees, the Guarantors are jointly and severally liable with respect to the Notes. Management does not believe that the information contained in full financial statements of the Guarantors would be material to investors. See the USAi December 31, 1998 financial statements for

                           USANI LLC AND SUBSIDIARIES
summarized statements setting forth certain financial information concerning Guarantor and Non-Guarantor Subsidiaries.

NOTE T -- SUBSEQUENT EVENTS (UNAUDITED)

On February 8, 1999, the Company and USAi entered into a Contribution Agreement (the "Contribution Agreement") and an Agreement and Plan of Reorganization among Lycos, Inc. ("Lycos"), Ticketmaster Online -- CitySearch, Inc. ("TMCS"), Ticketmaster Group, Inc. which is a subsidiary of USAi ("Ticketmaster") and USA/Lycos Interactive Networks, Inc. ("USAL"), a newly formed entity controlled by the Company. Pursuant to the two agreements, Lycos will be merged into USAL in exchange for 30% of USAL's common stock, TMCS will be merged into USAL in exchange for 8.5% of USAL's common stock and the Company will contribute the assets of Home Shopping Network, Internet Shopping Network and Ticketmaster, including Ticketmaster's ownership stake in TMCS (Home Shopping Network, Internet Shopping Network and Ticketmaster being referred to as the "Contributed Businesses") in exchange for 61.5% of USAL's common stock. It is contemplated that USAi will contribute the Ticketmaster entities to the Company in exchange for 31,425,300 Class A LLC shares simultaneous to the merger with Lycos and TMCS.

In addition to the common shares, each party (except for holders of TMCS Class A Common Stock) will receive shares of convertible preferred stock of USAL. The preferred stock is convertible into common stock of USAL at the 39-month anniversary of the closing of the transaction based on a weighted average of the total fair market value of USAL, beginning at $25 billion and capping at $45 billion. At the low end of the range, the preferred stock would convert into no shares of common stock of USAL. At the high end of the range, upon full conversion, the Lycos shareholders would own 35%, the TMCS shareholders would own 8.65% and USAi would own 56.35%. At closing, USANi LLC would own approximately 96% of the voting stock, since its share holdings will be in high vote stock.

The Company will contribute the Contributed Businesses to USAL at their historical book basis since USAi will control USAL subsequent to the transaction. The acquisition of Lycos and the remaining interest of TMCS will be accounted for under the purchase method of accounting. Preliminarily, the Company has estimated it will record a pre-tax gain on the transaction of approximately $2.7 billion, which represents the exchange of 38.5% of the Contributed Businesses with a carrying value of $.8 billion for 61.5% of Lycos which has a fair value of $3.5 billion.

The parties have also entered into option agreements, which under certain circumstances provide USAi and TMCS with the right to acquire, in the aggregate, up to 19.9% of the outstanding Lycos common stock.

The transaction is subject to various approvals, including a vote of the Lycos shareholders and is expected to close in June 1999.

The Contribution Agreement requires USANi LLC to contribute the Contributed Businesses to USAL free of any guarantees, liens or security interests. A substantial number of entities holding the Contributed Businesses are guarantors of the Senior Notes and of obligations under the New Facility. The Company expects to reach agreement with the lenders under the New Facility to release guarantees of the Contributed Businesses to the extent necessary to allow USANi LLC to comply with the Contribution Agreement. The obligations of a guarantor of the Senior Notes automatically terminate if the obligations of the same guarantor terminate under the New Facility.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of USA Networks

In our opinion, the accompanying combined balance sheets and the related combined statements of income, of cash flows, and of changes in partners' equity present fairly, in all material respects, the financial position of USA Networks at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
February 21, 1997

                                  USA NETWORKS
                            COMBINED BALANCE SHEETS
                                 (in thousands)

                                                                         DECEMBER 31,
                                                              ----------------------------------
                                                                   1996               1995
                                                              ---------------    ---------------
ASSETS
Current assets
     Cash and cash equivalents..............................  $        4,153     $        10,087
     Trade accounts receivable, less allowance of $9,114
       and $20,626 in 1996 and 1995, respectively...........         123,211             113,128
     Program rights.........................................         197,235             167,764
     Prepaid expenses and other current assets..............           7,528               5,122
                                                              ---------------    ---------------
          Total current assets..............................         332,127             296,101
Program rights..............................................         145,985             158,240
Equipment and improvements, net.............................          33,122              33,570
Goodwill, net of accumulated amortization of $10,342
  and $9,257 in 1996 and 1995, respectively.................          33,064              34,150
Other noncurrent assets.....................................          11,647               3,798
                                                              ---------------    ---------------
                                                              $      555,945     $       525,859
                                                              ===============    ===============

LIABILITIES AND PARTNERS' EQUITY
Current liabilities
     Trade accounts payable.................................  $        8,870     $        14,397
     Short-term borrowings..................................           3,700                  --
     Accrued liabilities....................................          78,360              52,214
     Program rights.........................................          59,907              49,561
     Program rights-related party...........................         111,456             107,629
                                                              ---------------    ---------------
          Total current liabilities.........................         262,293             223,801
Commitments and contingent liabilities (Notes 10 and 15)....              --                  --
Program rights..............................................          25,211              43,495
Program rights-related party................................         111,364             137,249
Other noncurrent liabilities................................           7,323               3,823
Partners' equity............................................         149,754             117,491
                                                              ---------------    ---------------
                                                              $      555,945     $       525,859
                                                              ===============    ===============

    The accompanying notes are an integral part of these combined financial statements.

                                  USA NETWORKS
                         COMBINED STATEMENTS OF INCOME
                                 (in thousands)

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                   1996              1995
                                                              ---------------   ---------------
Revenues
     Advertising, net of agency commissions.................  $       358,455   $       322,739
     Affiliate fees.........................................          299,377           243,714
     Other income...........................................            8,640             3,528
                                                              ---------------   ---------------
                                                                      666,472           569,981
                                                              ---------------   ---------------

Costs and expenses
     Program................................................          202,146           132,861
     Program-related party..................................          156,767           172,005
     Broadcast
       Operating............................................           19,035            15,128
       Affiliate relations, marketing and research..........           80,091            58,405
     Selling, general and administrative....................           52,464            45,600
     Depreciation...........................................            6,647             6,243
     Amortization of goodwill and Sci-Fi investment.........            1,930             1,930
                                                              ---------------   ---------------
                                                                      519,080           432,172
                                                              ---------------   ---------------
          Operating income..................................          147,392           137,809
Interest income.............................................              827             1,191
Taxes.......................................................            2,661             3,363
                                                              ---------------   ---------------
          Net income........................................  $       145,558   $       135,637
                                                              ===============   ===============

    The accompanying notes are an integral part of these combined financial statements.

                                  USA NETWORKS
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                   1996              1995
                                                              ---------------   ---------------
Cash flows from operating activities
     Net income.............................................  $       145,558   $       135,637
     Adjustments to reconcile net income to net cash
       provided by operations:
       Amortization of program rights.......................          160,194           104,074
       Amortization of program rights-related party.........          156,767           172,005
       Increase (decrease) in makegoods.....................           20,182            (3,769)
       Depreciation.........................................            6,647             6,243
       Amortization of goodwill and Sci-Fi investment.......            1,930             1,930
       Provision for affiliate rate reserve.................            2,694             8,447
       Provision for bad debts and other noncash charges....            5,100             4,887
     Change in operating assets and liabilities
       Acquisition of program rights........................         (161,805)          (68,898)
       Acquisition of program rights-related party..........         (172,372)         (174,525)
       (Decrease) increase in liability for program
          rights............................................          (29,996)          (29,171)
       Increase in accounts receivable......................          (13,961)          (34,463)
       Increase in prepaid expenses and other assets........           (3,447)           (2,015)
       (Decrease) increase in accounts payable..............           (5,527)            6,265
       Increase (decrease) in accrued liabilities and other
          noncurrent liabilities............................            4,179             9,078
                                                              ---------------   ---------------
          Net cash provided by operating activities.........          116,143           135,725
                                                              ---------------   ---------------
Cash flows from investing activities
     Investment in available for sale securities............           (1,479)               --
     Investment in USA Brazil...............................           (2,025)               --
     Purchase of equipment..................................           (6,221)           (2,971)
     Payments for satellite transponder.....................               --                --
                                                              ---------------   ---------------
       Net cash used in investing activities................           (9,725)           (2,971)
                                                              ---------------   ---------------
Cash flows from financing activities
     Distribution to Partners...............................         (116,000)         (130,100)
     Increase in short-term borrowings......................            3,700                --
     Charge on behalf of Partners - for prior years' NYC
       UBT..................................................               --            (2,560)
                                                              ---------------   ---------------
          Net cash used in financing activities.............         (112,300)         (132,660)
                                                              ---------------   ---------------
Effect of exchange rate changes on cash.....................              (52)              (21)
                                                              ---------------   ---------------
     (Decrease) increase in cash and cash equivalents.......           (5,934)               73
Cash and cash equivalents at beginning of year..............           10,087            10,014
                                                              ---------------   ---------------
Cash and cash equivalents at end of year....................  $         4,153   $        10,087
                                                              ===============   ===============
Supplemental disclosures of cash flow information:
     Taxes paid.............................................  $         4,525   $            --
                                                              ===============   ===============

    The accompanying notes are an integral part of these combined financial statements.

                                  USA NETWORKS
               COMBINED STATEMENTS OF CHANGES IN PARTNERS' EQUITY
                                 (in thousands)


BALANCE AT DECEMBER 31, 1994................................  $       114,453
Equity cash distributions...................................         (130,100)
NYC UBT.....................................................           (2,560)
Translation adjustment......................................               61
Net income for the year.....................................          135,637
                                                              ---------------

BALANCE AT DECEMBER 31, 1995................................  $       117,491
Equity cash distributions...................................         (116,000)
Unrealized holding gain.....................................            1,998
Translation adjustment......................................              707
Net income for the year.....................................          145,558
                                                              ---------------

BALANCE AT DECEMBER 31, 1996................................  $       149,754
                                                              ===============

    The accompanying notes are an integral part of these combined financial statements.

                                  USA NETWORKS
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION

USA Networks ("USAN") and its related entity, Sci-Fi Channel Europe, L.L.C. ("Sci-Fi Europe") (collectively, "Combined USAN") operates three advertiser supported 24-hour cable television networks -- USA Network, Sci-Fi Channel and Sci-Fi Europe. USAN operates in the United States and Latin America and Sci-Fi Europe operates in Northern Europe. USAN, consisting of USA Network and Sci-Fi Channel, is a general partnership in which the partners share profits and losses equally. The general partners are Eighth Century Corporation, a wholly owned indirect subsidiary of Viacom Inc. ("Viacom," 50%) and Universal Studios, Inc. and its wholly owned subsidiary Universal City Studios, Inc. (collectively, "Universal," 50%). Sci-Fi Europe, which was launched November 1, 1995, is a limited liability company with the same ownership structure as USAN.

2.  PRESENTATION AND BASIS OF COMBINATION

The accompanying combined financial statements include the accounts of USAN and Sci-Fi Europe, which are related through common ownership and common management. All significant intercompany transactions and balances have been eliminated.

3.  SIGNIFICANT ACCOUNTING POLICIES

     Program rights

License agreements for program material are accounted for as a purchase of program rights. The asset related to the program rights acquired and the liability for the obligation incurred are recorded at the gross amount when the license period begins and the program is available for its initial broadcast. The asset is amortized primarily based on the estimated number of airings. Amortization is computed generally on the straight-line basis as programs air; however, when management estimates that the first airing of a program has more value than subsequent airings, an accelerated method of amortization is used. Other costs related to programming, which include program assembly, commercial integration and other costs, are expensed as incurred. Management periodically reviews the carrying value of program rights and records write-offs, as warranted, based on changes in programming usage. Certain programs which have been written-off may air in future periods as a result of changes in programming.

     Equipment and improvements

Equipment and improvements are reported at cost. Depreciation is recorded using the straight-line basis over the estimated useful lives of the assets. Amortization of leasehold improvements is recorded over the shorter of the estimated useful lives or the term of the related leases.

     Cash equivalents

Cash equivalents consist of overnight Eurodollar time deposits and government repurchase agreements with original maturities of three months or less.

     Foreign Currency Translation

The operations of all foreign entities are principally measured in local currencies. Assets and liabilities are translated into U.S. dollars using exchange rates in effect at the end of each reporting period. Revenues and expenses are translated at the average exchange rates prevailing during the period.

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

Adjustments resulting from translating the financial statements of foreign entities into U.S. dollars are recorded in Partners' equity.

     Goodwill

Goodwill represents the excess of the purchase price paid over the partnership equity interest acquired from a withdrawing partner and is amortized on the straight-line basis over 40 years. On an annual basis, management reviews the recoverability of goodwill. The measurement of possible impairment is based primarily on the ability to recover the balance of the goodwill from expected future operating cash flows on an undiscounted basis. In management's opinion, no such impairment exists as of December 31, 1996 or 1995.

     Short Term Borrowings

Combined USAN has a $15 million revolving line of credit with the Bank of New York to borrow funds at current money market rates of interest. The December 31, 1996 outstanding balance was repaid in early January 1997.

     Revenue recognition

Advertising revenue is recognized in the period in which the advertising commercials are aired. Provisions are recorded against advertising revenues for audience under deliveries ("makegoods"). Affiliate fees are recognized in the period during which the programming is provided.

     Income taxes

USAN and Sci-Fi Europe are partnerships and, accordingly, no provision is made for federal and state income taxes. Combined USAN provides for New York City Unincorporated Business Taxes ("NYC UBT") and certain foreign withholding taxes.

     Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair value of financial instruments

The carrying amounts of Combined USAN's cash and cash equivalents, accounts receivable, prepaid expenses and other assets, accounts payable, short-term borrowings and accrued liabilities approximate fair value because of the short-term maturity of such financial instruments.

4.  NEW YORK CITY UNINCORPORATED BUSINESS TAXES

The obligation for NYC UBT for years 1992 and prior has been cleared with the taxing authorities. The obligation for NYC UBT for years prior to 1991 has been assumed by the general partners. NYC UBT for 1990 has been audited by the taxing authorities; since these obligations were directly assumed by the partners, the related obligation of $2,560,000 was charged to Partners' equity in 1995. NYC UBT were not provided for in 1994 due primarily to utilization of carryforward losses and a claim for refund of approximately $900,000 for 1992 NYC UBT.

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

5.  EQUIPMENT AND IMPROVEMENTS

A summary of equipment and improvements is as follows:

                                                                  DECEMBER 31,
                                                           ---------------------------
                                             ASSET LIVES       1996           1995
                                             -----------   ------------   ------------
                                                                 (IN THOUSANDS)
Transponders...............................      10          $ 31,725       $ 31,725
Leasehold improvements.....................       5*           17,541         15,607
Office furniture, computers and other......       5            12,111          9,742
Production and transmission equipment......       5             7,034          5,116
                                                             --------       --------
                                                               68,411         62,190
     Accumulated depreciation and
       amortization........................                   (35,289)       (28,620)
                                                             --------       --------
                                                             $ 33,122       $ 33,570
                                                             ========       ========

---------------
* Leasehold improvements are amortized over the lesser of the terms of the respective leases or 5 years.

6.  PROGRAM RIGHTS

As of December 31, 1996, Combined USAN's liability for program rights which represents future payments to be made under program contract agreements amounted to $307,938,000. Annual payments required are $171,364,000 in 1997, $85,650,000 in 1998, $30,849,000 in 1999, $13,292,000 in 2000 and $6,783,000 in 2001. The
fair value of program rights payable is estimated as the present value of the future payments calculated using the borrowing rate currently available to Combined USAN. Such amount is approximately $279,872,000.

7.  LEASES

Combined USAN leases office space, editing/broadcasting facilities and equipment under noncancelable operating leases. These leases provide for fixed rentals and, in some cases, additional amounts based on inflation. Rent expense under these leases amounted to $12,913,580 and $9,963,000 in 1996 and 1995, respectively.

As of December 31, 1996, future minimum annual payments under noncancelable operating leases with terms of one year or more are $13,987,000 in 1997, $14,402,000 in 1998, $12,169,000 in 1999, $10,770,000 in 2000, and $10,799,000
in 2001 and $36,400,000, thereafter.

8.  EMPLOYEE BENEFIT PLANS

Combined USAN has a defined contribution pension, profit sharing and 401(k) plan which covers substantially all employees. The 401(k) feature of the plan provides for voluntary contributions by employees, which are partially matched by Combined USAN. Expense under the defined contribution, profit-sharing and 401(k) plan for 1996 and 1995 was $2,739,000 and $2,722,000, respectively.

Combined USAN also maintains nonqualified executive and nonexecutive supplemental benefit plans for certain key executive officers and employees. During 1996 and 1995, the annual expenses under these plans were approximately $996,000 and $564,000, respectively. The liability for the supplemental benefit plans was approximately $3,812,000 and $2,519,000 as of December 31, 1996 and 1995, respectively, and is included in other noncurrent liabilities in the accompanying balance

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

sheet. This liability is funded by Combined USAN-owned life insurance policies which are recorded in the accompanying balance sheet at a cash surrender value of approximately $2,826,000 and $1,158,000 as of December 31, 1996 and 1995, respectively.

Combined USAN has employment agreements with certain key executive officers. With regard to the deferred compensation portion of these agreements, the annual expenses were approximately $1,901,000 and $942,000 for the years ended December 31, 1996 and 1995 respectively. The liability for deferred compensation was $2,638,000 and $3,417,000 at December 31, 1996 and 1995, respectively.

9.  ACCRUED LIABILITIES

A summary of accrued liabilities is as follows:

                                                             DECEMBER 31,
                                                    -------------------------------
                                                         1996             1995
                                                    --------------   --------------
                                                            (IN THOUSANDS)

Makegood accrual..................................     $33,922          $16,478
Marketing accrual.................................      12,982            8,679
Royalty accrual...................................       7,836            6,063
Deferred revenue..................................       7,823            5,639
Other.............................................      15,797           15,355
                                                       -------          -------
                                                       $78,360          $52,214
                                                       =======          =======

10.  UNRECORDED COMMITMENTS

Combined USAN's unrecorded commitments for program rights consist of programs for which the license period has not yet begun or the program is not yet available to air. At December 31, 1996, the unrecorded commitments amounted to $650,853,000. Annual commitments are $112,600,000 in 1997, $106,717,000 in 1998,
$112,909,000 in 1999, $101,196,000 in 2000, $69,402,000 in 2001 and
$148,029,000, thereafter.

In connection with the 1992 acquisition of Sci-Fi Channel, certain contingent amounts will be payable 90 days after the first full calendar year that the net revenues of Sci-Fi Channel and Sci-Fi Europe combined exceed the following amounts:

                        REQUIRED
     REVENUES           PAYMENTS
     --------           --------
           (IN THOUSANDS)

          $75,000      $     2,500
          100,000            5,000
          150,000            7,500

For the years ended December 31, 1996 and 1995, Sci-Fi Channel and Sci-Fi Europe, collectively, had net revenues of $87,626,000 and $48,600,000, respectively. Combined USAN will pay $2,500,000 to the former owner of Sci-Fi Channel during March 1997 in accordance with the Sci-Fi Channel acquisition agreement.

USAN has a licensing agreement with a Latin American partnership consisting of Multivision of Mexico and Produfe of Argentina to supply programming for a 24-hour Spanish language, general entertainment network in Latin America (excluding Brazil). Each Latin American partner has agreed to carry and distribute the network in its own and contiguous countries. Advertising and affiliate

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

revenues will be shared between USAN and the Latin American partners. USAN's costs are limited to programming rights and New York overhead costs.

11.  RELATED PARTY TRANSACTIONS

A summary of related party program transactions between Combined USAN and Viacom and Universal are as follows:

                                                      VIACOM           UNIVERSAL           TOTAL
                                                  ---------------   ---------------   ---------------
                                                                    (IN THOUSANDS)

Program acquisitions.....................  1996   $       107,813   $        64,559   $       172,372
                                           1995            76,242            98,283           174,525
Programming expense......................  1996            63,377            93,390           156,767
                                           1995            67,329           104,676           172,005
Liability for program rights at
  year-end...............................  1996*           97,194           125,626           222,820
Unrecorded program commitments...........  1996*          139,643           163,826           303,469

---------------
* Such amounts have been included in notes 6 and 10.

The Company leases transmission and uplink facilities from related parties under noncancelable operating leases. Rent expense under leases with related parties totaled $1,275,000 and $217,000 in 1996 and 1995, respectively.

Future minimum annual payments under noncancelable operating leases with related parties are $1,033,000 in 1997, $1,062,000 in 1998, $1,085,000 in 1999,
$1,098,000 in 2000, $991,000 in 2001, and $3,553,000, thereafter.

Universal negotiated the business terms on Combined USAN's behalf for the license of certain programming. The purchase price was funded by an interest-free loan from Universal to Combined USAN, of which $16 million was advanced as of December 31, 1994 to fund contemporaneous payments to the program licensor. The payments to Universal are being made in the ordinary course of Combined USAN's business and as such this has been reflected as an agreement to purchase programming rights. The remaining balance of $7,333,334, which is included in the liabilities for program rights and unrecorded program commitments, will be paid to Universal in equal installments of $3,666,667 in 1997 and 1998.

12.  AFFILIATION AGREEMENTS

Affiliation contracts with certain major multiple cable system operators expired in recent years. USAN is currently negotiating rate increases as well as other contractual terms with the respective affiliates. In 1996, USAN received a settlement from one of its affiliates related to rate discrepancies relating to 1996 and prior years. This settlement did not have a material effect on reported results.

13.  INVESTMENT IN MARKETABLE EQUITY SECURITIES

On April 26, 1996, Combined USAN acquired a common stock investment in CNET, Inc. ("CNET"). This investment amounts to approximately $3,477,000 as of December 31, 1996 and is

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

accounted for as available for sale securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

On July 1, 1996, Combined USAN and CNET amended a previous programming agreement whereby Combined USAN licenses the right to air certain CNET programming for a fee equivalent to the production cost of the programs. In addition, under the agreement, CNET granted to Combined USAN 516,750 non-transferable warrants to purchase CNET common stock. Combined USAN earns the right to exercise these warrants at interim points over the term of the agreement by airing the CNET programs.

Effective July 1, 1996, Combined USAN became vested in 206,700 of the warrants granted. The vested portion of the warrants is recorded in the Combined Balance Sheets at a value amounting to approximately $2,150,000. This value is based on the market value of CNET stock on the date of the initial public offering (July 2, 1996) less a restricted security discount. In addition, Combined USAN recorded deferred revenue which is recognized as a reduction in Combined USAN's programming costs over the term of the agreement. If Combined USAN continues to air the CNET programming in accordance with the noted agreement, Combined USAN will become vested in 155,025 warrants on July 1, 1997 and 155,025 warrants on July 1, 1998.

14.  USA BRAZIL

USA Brazil was launched on May 10, 1996 through a joint venture between USAN (50%) and Globosat (50%), a multi-channel programming company based in Brazil. USAN's share of USA Brazil's operating loss for the eight months ended December 31, 1996 was approximately $1,800,000.

15.  OTHER MATTERS

USAN is involved in continuing disputes regarding the amounts to be paid by it for the performance of copyrighted music from members of the American Society of Composers, Authors and Publishers ("ASCAP") and by Broadcast Music, Inc. ("BMI"). The payments to be made to ASCAP will be determined by a federal judge in a so-called "rate court" proceeding. In the initial phase of the proceeding, it has been determined that USAN is to pay ASCAP an interim fee of three-tenths of one percent (0.3%) of its gross revenues. This fee level is subject to adjustment upward or downward in future rate court proceedings or as the result of subsequent negotiations for all payments from January 1, 1986. All ASCAP claims prior to January 1, 1986 have been settled and are final.

On November 1, 1991, USAN and BMI agreed to terms on a license which provided for payment of a stipulated sum as final payment for all periods prior to and including December 31, 1989 for the payment of license fees, which are now final, amounting to three-tenths of one percent (0.3%) of USAN's gross revenues for the period from January 1, 1990 through June 30, 1992 and for interim fees of three-tenths of one percent (0.3%) from July 1, 1992 and forward. This arrangement is terminable by either party upon 30-days notice. In December 1994, a BMI "rate court" was established under the provisions of BMI's own government consent decree. The establishment of this rate court could, by the terms of the BMI license, subject the interim fees to upward or downward adjustment, resulting from a rate determination proceeding before that court should such a proceeding be initiated.

                                  USA NETWORKS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

16.  GEOGRAPHIC INFORMATION

The following table sets forth information regarding operating revenues, operating income or loss, total assets, depreciation and amortization and capital expenditures by geographic area. Northern Europe represents Sci-Fi Europe and Latin America includes USA Brazil and the licensing agreement with the Latin American partnership (Note 10).

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1996
                                                              ---------------
                                                              (IN THOUSANDS)
Operating revenue

     United States..........................................  $       646,298
     Northern Europe........................................            7,997
     Latin America..........................................            3,537
                                                              ---------------
                                                              $       657,832
                                                              ===============
Operating income (loss)
     United States..........................................  $       167,548
     Northern Europe........................................          (16,965)
     Latin America..........................................           (3,191)
                                                              ---------------
                                                              $       147,392
                                                              ===============
Total assets
     United States..........................................  $       533,248
     Northern Europe........................................           21,872
     Latin America..........................................              825
                                                              ---------------
                                                              $       555,945
                                                              ===============
Depreciation and amortization of goodwill and Sci-Fi
  investment
     United States..........................................  $         8,343
     Northern Europe........................................              234
                                                              ---------------
                                                              $         8,577
                                                              ===============
Capital Expenditures
     United States..........................................  $         5,530
     Northern Europe........................................              691
                                                              ---------------
                                                              $         6,221
                                                              ===============

17.  EVENT SUBSEQUENT TO FEBRUARY 21, 1997 (UNAUDITED)

Effective October 21, 1997, Universal acquired Viacom's 50% interest in USAN and Sci-Fi Europe for $1.7 billion in cash. The acquisition is being accounted for as a purchase, and Universal has not yet completed its purchase price allocation. A fair market valuation of assets acquired and liabilities assumed of Combined USAN will be completed in the near future. The items to be valued include program assets and liabilities, future commitments to purchase programming and other contractual commitments. The resulting unallocated goodwill is expected to be amortized over a 40 year life. Under the acquisition agreement, Combined USAN is committed to purchase certain programs from Viacom. The maximum program commitment is estimated at $320 million.

On October 19, 1997, HSN, Inc. ("HSNi") agreed to acquire from Universal USAN and the domestic television production and distribution business of Universal in exchange for $4.075 billion in value, comprised of a combination of securities that in effect represent a 45% equity interest in HSNi and up to $1.43 billion in cash, plus, in certain circumstances, an additional payment in the form of a cash distribution. A new joint venture will be created consisting mainly of Sci-Fi Europe and the international operations of USAN and will be equally owned by HSNi and Universal. In addition, HSNi intends to change its corporate name to "USA Networks, Inc." This transaction, which is expected to close in the first quarter of 1998, is subject to customary conditions, including HSNi stockholder approval.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Universal Studios, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of the Universal Television Group at June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the financial statements, The Seagram Company Ltd. acquired an 80% interest in Universal Studios, Inc. on June 5, 1995. As a result of the application of purchase accounting, the financial statements for the period ended June 4, 1995 are presented on a different cost basis than subsequent financial statements.
/s/ PRICEWATERHOUSECOOPERS LLP

Century City, California
December 8, 1997

                           UNIVERSAL TELEVISION GROUP
                            COMBINED BALANCE SHEETS
                                 (in thousands)

                                                              JUNE 30,    JUNE 30,
                                                                1997        1996
                                                              --------    --------
ASSETS
Current assets:
     Cash and cash equivalents..............................  $  18,929   $  19,046
     License fees and other receivables, less allowances....    190,949     171,923
     License fees receivable from Combined USAN.............     40,347      43,108
     Program costs, net of amortization.....................    152,226     121,629
     Prepaid expenses and other.............................      6,661       4,965
                                                              ---------   ---------
          Total current assets..............................    409,112     360,671
Program costs, net of amortization..........................    257,301     236,442
License fees receivable, less allowances....................     77,247     115,751
License fees receivable from Combined USAN..................     25,875      35,780
Investment in Combined USAN.................................    794,266     804,834
Goodwill....................................................    119,587      72,969
Deferred charges and other assets...........................      8,912      10,688
Property, plant and equipment, net..........................      7,218       4,296
                                                              ---------   ---------
          Total assets......................................  $1,699,518  $1,641,431
                                                              =========   =========
LIABILITIES AND UNIVERSAL EQUITY INVESTMENT
Current liabilities:
     Accounts payable and accrued liabilities...............  $  38,445   $  30,688
     Accrued compensation and participations................    134,285      96,346
     Deferred film revenues.................................     38,452      31,025
     Income taxes...........................................     42,000      12,100
                                                              ---------   ---------
          Total current liabilities.........................    253,182     170,159
Accrued compensation and participations.....................     53,750      68,336
Other obligations payable after one year....................      7,661      18,572
Deferred income taxes, net..................................     54,100      75,800
Commitments and contingencies (Note 11).....................         --          --
Universal equity investment.................................  1,330,825   1,308,564
                                                              ---------   ---------
          Total liabilities and Universal equity
            investment......................................  $1,699,518  $1,641,431
                                                              =========   =========

    The accompanying notes are an integral part of these combined financial statements.

                           UNIVERSAL TELEVISION GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                              FOR THE
                                                        YEAR ENDED JUNE 30,     FOR THE PERIOD
                                                        --------------------    JULY 1, 1994 TO
                                                          1997        1996       JUNE 4, 1995
                                                        --------    --------    ---------------
REVENUES
     Program licensing................................  $633,429    $696,336       $636,626
     Program licensing -- Combined USAN...............    50,911      38,812         73,970
                                                        --------    --------       --------
                                                         684,340     735,148        710,596

COSTS AND EXPENSES
     Program costs....................................   554,332     560,255        693,146
     Selling, general and administrative expenses.....    92,512      78,346         50,644
     Depreciation and amortization....................    13,681       9,945         20,947
                                                        --------    --------       --------

OPERATING INCOME (LOSS)...............................    23,815      86,602        (54,141)
NONOPERATING INCOME
     Combined USAN pre-tax equity earnings, net of
       goodwill amortization..........................    50,593      52,209         44,431
     Interest income, net.............................     1,329         281            634
                                                        --------    --------       --------
INCOME (LOSS) BEFORE INCOME TAXES.....................    75,737     139,092         (9,076)
INCOME TAX PROVISION (BENEFIT)........................    37,000      60,600         (3,100)
                                                        --------    --------       --------
NET INCOME (LOSS).....................................  $ 38,737    $ 78,492       $ (5,976)
                                                        ========    ========       ========

    The accompanying notes are an integral part of these combined financial statements.

                           UNIVERSAL TELEVISION GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                             FOR THE
                                                       YEAR ENDED JUNE 30,      FOR THE PERIOD
                                                      ----------------------    JULY 1, 1994 TO
                                                        1997         1996        JUNE 4, 1995
                                                      ---------    ---------     ------------
Cash flows from operating activities:
     Net income (loss)..............................  $  38,737    $  78,492       $  (5,976)
Adjustments to reconcile net income (loss) to net
  cash provided by operations:
     Additions to program costs.....................   (483,271)    (515,202)       (511,272)
     Amortization of program costs..................    425,010      468,162         567,294
     Amortization of goodwill and other assets......     31,106       25,863          30,293
     Depreciation of plant and equipment............      1,408        1,265             855
     Equity in net income of Combined USAN..........    (68,047)     (66,579)        (53,517)
     Distributions received from Combined USAN......     56,250       64,950          49,600
     Decrease (increase) in license fees and other
       receivables..................................     19,478       17,645         (12,665)
     Decrease (increase) in license fees receivable
       from Combined USAN...........................     12,666       53,952         (42,554)
     (Decrease) increase in accounts payable and
       other liabilities............................     (3,154)         406           9,485
     Increase (decrease) in accrued compensation and
       participations...............................     23,353      (39,372)         13,694
     Increase (decrease) in deferred film
       revenues.....................................      7,427       (4,138)         17,250
     Increase (decrease) in current and deferred
       income taxes.................................      8,200       48,963         (13,776)
     Other changes, net.............................     (3,680)      12,333          13,082
                                                      ---------    ---------       ---------
Net cash provided by operating activities...........     65,483      146,740          61,793
                                                      ---------    ---------       ---------
Cash flows from financing activities
     Net cash transferred to Universal..............    (15,837)    (145,552)        (44,566)
                                                      ---------    ---------       ---------
Net cash used in financing activities...............    (15,837)    (145,552)        (44,566)
                                                      ---------    ---------       ---------
Cash flows from investing activities
     Property, plant and equipment..................     (4,330)      (1,687)         (1,621)
     Acquisition of assets of Multimedia
       Entertainment................................    (49,100)          --              --
     Loan repayments from Combined USAN.............      3,667        3,667           2,167
     Loans to Combined USAN.........................         --           --          (6,000)
                                                      ---------    ---------       ---------
Net cash (used) provided by investing activities....    (49,763)       1,980          (5,454)
                                                      ---------    ---------       ---------
(Decrease) increase in cash and cash equivalents....       (117)       3,168          11,773
Cash and cash equivalents at beginning of year......     19,046       15,878          10,954
                                                      ---------    ---------       ---------
Cash and cash equivalents at end of year............  $  18,929    $  19,046       $  22,727
                                                      =========    =========       =========
Supplemental disclosures of cash flow information:
     Interest paid..................................  $     600    $     600       $     800
                                                      =========    =========       =========
     Income taxes paid (net of refunds received)....  $  28,800    $  10,700       $  10,200
                                                      =========    =========       =========

    The accompanying notes are an integral part of these combined financial statements.

                           UNIVERSAL TELEVISION GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (in thousands)

NOTE 1 -- BASIS OF PRESENTATION

For the purpose of these combined financial statements, Universal Television Group includes the domestic production and the domestic and international distribution of television product and 50% of the operations of USA Networks ("USAN") and Sci-Fi Channel Europe, L.L.C. ("Sci-Fi Europe") (collectively, "Combined USAN"). These assets are owned by Universal Studios, Inc. ("Universal") which is 80% owned by The Seagram Company, Ltd. ("Seagram") and 20% owned by Matsushita Electric Industrial Co., Ltd. ("Matsushita") at June 30, 1997. Subsequently, Seagram increased its ownership of Universal to 84% reducing Matsushita's ownership to 16%. Pursuant to the terms of an Investment Agreement, dated as of October 19, 1997, among Universal, HSNi, Inc. ("HSNi"), Home Shopping Network, Inc. and Liberty Media Corporation ("Liberty"), Universal will contribute USAN and its domestic television production and distribution business ("UTV") to HSNi.

Universal Television Group's primary source of revenues is from the production, distribution and licensing of television programs. Universal Television Group's product is distributed throughout the world with sales and distribution activities located principally in the United States and Europe. Subsequent to the proposed transaction between Universal and HSNi, as discussed in Note 15, UTV's product will be distributed internationally by Universal for a fee. Also, Universal will pay a fee to UTV for the domestic distribution of television programs remaining with Universal.

The accompanying combined financial statements and related notes reflect the carve-out historical results of operations and financial position of the television business of Universal, as described above. These financial statements are not necessarily indicative of results that would have occurred if Universal Television Group had been a separate, stand-alone entity during the periods presented or of future results of Universal Television Group.

The combined financial statements are presented for the period July 1, 1994 through June 4, 1995 ("1995") and for the fiscal years ended June 30, 1996 ("1996") and June 30, 1997 ("1997"). The 1995 financial statements are presented on a different cost basis than the 1997 and 1996 financial statements, which are presented on a basis incorporating purchase accounting resulting from Seagram's acquisition of an 80% interest in Universal on June 5, 1995. As a result, the combined financial statements presented for the 1995 period are not comparable to those for subsequent periods presented. The results for the 25-day period from June 5, 1995 through June 30, 1995 are summarized in Note 14.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The accompanying combined financial statements include the accounts of Universal Television Group and all of its investments of 50% or more owned subsidiaries. The 50% interest in Combined USAN is accounted for under the equity method. All significant intercompany transactions with combined entities have been eliminated.

REVENUE RECOGNITION

Generally, television programs are first licensed for network exhibition and foreign syndication, and subsequently for domestic syndication, cable television and home video. Certain television programs are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video. Revenues are recognized as completed

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

episodes are delivered. Advertising revenues (i.e., sales of advertising time received by Universal Television Group in lieu of cash fees for the licensing of program broadcast rights to a broadcast station ("barter syndication")) are recognized upon both the commencement of the license period of the program and the sale of advertising time pursuant to non-cancelable agreements, provided that the program is available for its first broadcast. Foreign minimum guaranteed amounts or inducement fees are recognized as revenues on the date of the license agreement, provided the program is available for exhibition. Deferred revenues consist principally of advance payments received on television contracts for which the program materials are not yet available for broadcast exploitation.

PROGRAM COSTS

Program costs consist of direct production costs and production overhead less accumulated amortization. Development roster and related costs and abandoned story and development costs are charged to production overhead. Program costs are stated at the lower of unamortized cost or estimated net realizable value on a production-by-production basis.

Generally, the estimated ultimate costs of completed television productions are amortized and participation expenses are accrued for each production in the proportion that current period revenue recognized by Universal Television Group bears to the estimated future revenue to be received from all sources, under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value are made as required. Acquired library costs of approximately $121,900, included in noncurrent program costs at June 30, 1997, resulted from the acquisition of Universal by Seagram. Acquired library costs are being amortized on the straight-line basis over a 20 year life.

Program costs, net of amortization, classified as current assets include the portion of unamortized costs of television program productions allocated to network, first run syndication and initial international distribution markets. The allocated portion of released program costs expected to be recovered from secondary markets or other exploitation is reported as a noncurrent asset. Other costs relating to television productions, such as television program development costs, in-process productions and the television program library, are classified as noncurrent assets.

PROPERTY, PLANT AND EQUIPMENT, NET

Buildings and improvements (lives of 10-40 years) and furniture, fixtures and equipment (lives of 3-8 years) are recorded at cost and are depreciated on the straight-line basis. Leasehold improvements are amortized over the lesser of the terms of the respective leases or the lives of the improvements.

GOODWILL

As a result of the acquisition of Universal by Seagram, goodwill of $75 million has been allocated to Universal Television Group as of the acquisition date of June 5, 1995. Additional goodwill of $49 million results from the acquisition of certain television assets as discussed in Note 3.

The unallocated excess of cost of purchased businesses over the fair value of assets acquired and the excess of investments in unconsolidated companies over the underlying equity in tangible net assets acquired are being amortized on the straight-line basis principally over 40 years from the date of acquisition.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

It is Universal Television Group's policy to evaluate the recovery of goodwill if there is an event or change in circumstances which establishes the existence of impairment indicators and to recognize impairment if it is probable that the recorded amounts are not recoverable from future undiscounted cash flows (excluding interest).

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and highly liquid temporary investments that have original maturities of three months or less.

FOREIGN CURRENCY TRANSLATION

For affiliates operating outside the United States, the functional currency is generally determined to be the local currency. Assets and liabilities are translated into U.S. dollars using exchange rates in effect at the end of the reporting period. Revenues and expenses are translated at average exchange rates prevailing during the period. Adjustments resulting from translating the financial statements of foreign entities are included as a component of the Universal equity investment.

INCOME TAXES

Universal Television Group records its income tax provision under the liability method whereby deferred tax assets and liabilities arise primarily from the differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements, and the reported amount of revenues and expenses during the reported periods. Actual results could differ from those estimates.

NOTE 3 -- ACQUISITIONS

On December 1, 1996, Universal Television Group acquired substantially all of the domestic assets of talk show syndicator Multimedia Entertainment, Inc., which includes Sally Jessy Raphael and The Jerry Springer Show, as well as library rights to Donahue, from Gannett Broadcasting. The acquisition price was approximately $49,100 which substantially represented goodwill. Pro forma financial information has not been provided as amounts are not material to these financial statements.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

NOTE 4 -- INVESTMENT IN COMBINED USAN

At June 30, 1997, Universal has 50% ownership interests in USAN and Sci-Fi Europe, owners and operators of three advertiser-supported 24-hour cable television networks, USA Network, Sci-Fi Channel and Sci-Fi Europe. Combined USAN operates mainly in the United States, Latin America and Europe. Summarized financial information is presented below for Universal's investment in Combined USAN.

             SUMMARIZED BALANCE SHEET INFORMATION -- COMBINED USAN

                                                                  AS OF JUNE 30,
                                                              ----------------------
                                                                1997         1996
                                                                ----         ----
Current assets..............................................  $ 306,717    $ 290,399
Noncurrent assets...........................................    196,818      222,538
                                                              ---------    ---------
Total assets................................................  $ 503,535    $ 512,937
                                                              =========    =========
Current liabilities.........................................  $ 236,367    $ 218,448
Noncurrent liabilities......................................    115,450      168,904
Equity......................................................    151,718      125,585
                                                              ---------    ---------
Total liabilities and equity................................  $ 503,535    $ 512,937
                                                              =========    =========
Proportionate share of net assets...........................  $  75,859    $  62,793
                                                              =========    =========

The difference between the proportionate share of net assets and the Investment in Combined USAN results principally from goodwill. Also included in the investment account is a loan receivable from Combined USAN (discussed in Note
13). The goodwill is being amortized on the straight-line basis over a 40 year life.

              SUMMARIZED STATEMENT OF OPERATIONS -- COMBINED USAN

                                                               1997        1996        1995
                                                             ---------   ---------   ---------
Revenues...................................................  $ 703,445   $ 624,868   $ 473,578
Earnings before interest and taxes.........................    138,193     137,157     108,724
Net income.................................................    136,199     135,717     106,926

NOTE 5 -- INTERNATIONAL OPERATIONS

Net income of fully consolidated foreign subsidiaries was $62,600, $63,800 and $45,200 for 1997, 1996 and 1995, respectively.

Universal Television Group derived approximately 39% of its consolidated revenues from markets outside the United States for 1997 compared to 32% for 1996 and 26% for 1995. There is no foreign country in which Universal Television Group does business that individually contributed significantly to consolidated revenues.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

INTERNATIONAL OPERATIONS

                                                         1997          1996              1995
                                                       ---------     ---------     -----------------
REVENUES
     United States...................................   $418,919      $497,629     $         525,026
     Foreign.........................................
          Europe.....................................    192,012       147,750               107,094
          Other......................................     73,409        89,769                78,476
                                                       ---------     ---------     -----------------
                                                        $684,340      $735,148     $         710,596
                                                       =========     =========     =================
OPERATING INCOME (LOSS)
     United States...................................  $(44,069)      $ 15,393     $        (102,527)
     Foreign, primarily Europe.......................     67,884        71,209                48,386
                                                       ---------     ---------     -----------------
                                                        $ 23,815      $ 86,602     $         (54,141)
                                                       =========     =========     =================

                                                           AS OF JUNE 30,
                                                       -----------------------
                                                         1997          1996
                                                       ---------     ---------
IDENTIFIABLE ASSETS
     United States...................................  $1,637,980    $1,604,663
     Foreign, primarily Europe.......................     61,538        36,768
                                                       ---------     ---------
                                                       $1,699,518    $1,641,431
                                                       =========     =========

NOTE 6 -- INCOME TAXES

Universal Television Group results, including its 50% share of Combined USAN, are included in the consolidated U.S. federal income tax return of their ultimate U.S. parent, J.E. Seagram Corp., a wholly owned subsidiary of Seagram, for the years ended June 30, 1997 and 1996. The tax provisions reflected in the Combined Statements of Operations have been calculated based on the assumption that Universal Television Group would have paid U.S. federal, state and foreign taxes on a separate company basis. The resulting current income tax liability has been satisfied directly by J.E. Seagram Corp. and is reflected in the Universal equity investment. Intercompany tax payments/(refunds) amounted to $12,100 and ($8,600) for 1997 and 1996, respectively.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

                                                         1997          1996              1995
                                                       ---------     ---------     -----------------
INCOME (LOSS) BEFORE INCOME TAXES
     Domestic........................................   $  6,379      $ 66,998             $(59,327)
     Foreign.........................................     69,358        72,094                50,251
                                                       ---------     ---------     -----------------
                                                        $ 75,737      $139,092             $ (9,076)
                                                       =========     =========     =================
INCOME TAX PROVISION (BENEFIT)
Current
     Federal.........................................   $ 41,900      $ 11,500             $ (5,400)
     State...........................................      5,600         7,000                 (200)
     Foreign.........................................     11,200        12,900                 8,700
                                                       ---------     ---------     -----------------
                                                          58,700        31,400                 3,100
Deferred.............................................   (21,700)        29,200               (6,200)
                                                       ---------     ---------     -----------------
                                                        $ 37,000      $ 60,600             $ (3,100)
                                                       =========     =========     =================

                                                               1997        1996        1995
                                                               ----        ----        ----
RECONCILIATION OF STATUTORY TO EFFECTIVE TAX RATE
     Federal income tax rate................................     35.0%       35.0%       35.0%
     State taxes, net of federal tax benefit................      4.2         3.7         2.9
     Amortization of excess cost and assigned values over
       tax basis............................................      9.6         4.8          --
     Other, net.............................................       --         0.1        (3.7)
                                                              -------     -------     -------
     Effective income tax rate..............................     48.8%       43.6%       34.2%
                                                              =======     =======     =======

Universal Television Group provides for U.S. federal, state and foreign income taxes generally at prevailing tax rates based upon the amounts of consolidated pretax income in the current year.

The deferred income taxes primarily result from the differences created between the financial statements' carrying amounts and the historical tax bases.

The components of Deferred income taxes, net, are as follows:

                                                                  AS OF JUNE 30,
                                                      --------------------------------------
                                                           1997                   1996
                                                      ---------------        ---------------
DEFERRED INCOME TAX LIABILITY
     Program costs -- basis and amortization
       differences..................................  $        28,600        $        20,900
     Revenue recognition differences................            7,200                 53,200
     Unremitted foreign earnings....................           22,100                  7,100
     State taxes....................................            1,700                  2,400
                                                      ---------------        ---------------
                                                               59,600                 83,600
                                                      ---------------        ---------------
DEFERRED INCOME TAX ASSET
     Doubtful accounts..............................           (5,500)                (7,800)
                                                      ---------------        ---------------
     Deferred income taxes, net.....................  $        54,100        $        75,800
                                                      ===============        ===============

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

NOTE 7 -- DETAILS OF BALANCE SHEET ACCOUNTS

                                                                          AS OF JUNE 30,
                                                              --------------------------------------
                                                                   1997                   1996
                                                              ---------------        ---------------
LICENSE FEES AND OTHER RECEIVABLES
Gross receivables
     Current................................................  $       240,457        $       222,900
     Noncurrent.............................................          105,515                154,055
                                                              ---------------        ---------------
                                                                      345,972                376,955
Allowance for doubtful accounts.............................          (11,554)               (10,393)
                                                              ---------------        ---------------
                                                              $       334,418        $       366,562
                                                              ===============        ===============

Universal Television Group has significant receivables from a number of customers primarily within the United States and Europe.

                                                                          AS OF JUNE 30,
                                                              --------------------------------------
                                                                   1997                   1996
                                                              ---------------        ---------------
PROGRAM COSTS, NET OF AMORTIZATION
     Released...............................................  $       366,896        $       347,786
     In process and unreleased..............................           42,631                 10,285
                                                              ---------------        ---------------
                                                              $       409,527        $       358,071
                                                              ===============        ===============

Unamortized costs related to released television programs aggregated $366,896 at June 30, 1997. Excluding the acquired library costs, Universal Television Group currently anticipates that approximately 80% of the unamortized released program costs will be amortized under the individual film forecast method during the three years ending June 30, 2000.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

                                                                         AS OF JUNE 30,
                                                             --------------------------------------
                                                                  1997                   1996
                                                             ---------------        ---------------
GOODWILL
Goodwill..................................................   $       127,087        $        75,000
Accumulated amortization..................................            (7,500)                (2,031)
                                                             ---------------        ---------------
                                                             $       119,587        $        72,969
                                                             ===============        ===============
PROPERTY, PLANT AND EQUIPMENT, NET
Land......................................................   $           267        $           267
Buildings and leasehold improvements......................             1,069                    204
Furniture, fixtures and equipment.........................             8,367                  5,037
                                                             ---------------        ---------------
                                                                       9,703                  5,508
Accumulated depreciation..................................            (2,485)                (1,212)
                                                             ---------------        ---------------
                                                             $         7,218        $         4,296
                                                             ===============        ===============
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
Accounts payable..........................................   $        10,355        $        17,278
Accrued expenses..........................................            25,878                 11,741
Other current liabilities.................................             2,212                  1,669
                                                             ---------------        ---------------
                                                             $        38,445        $        30,688
                                                             ===============        ===============
ACCRUED COMPENSATION AND PARTICIPATIONS
Compensation..............................................   $        17,697        $        11,042
Participations............................................           170,338                153,640
                                                             ---------------        ---------------
                                                             $       188,035        $       164,682
                                                             ===============        ===============

NOTE 8 -- EMPLOYEE BENEFIT PLANS

Universal Television Group participates in various multi-employer defined benefit and defined contribution pension plans under union and industry agreements. These plans include substantially all participating production employees covered under various collective bargaining agreements. In addition, Universal Television Group has a defined contribution profit sharing plan covering certain other domestic employees.

The aggregate expense for all of the Universal Television Group's contributions to pension, profit sharing, postretirement and postemployment benefit plans was $1,300, $500 and $400 for 1997, 1996 and 1995, respectively. With the exception of postretirement and postemployment benefit plans, for which there is no advanced funding, Universal Television Group funds substantially all costs of employee plans on an annual basis. The impact on liabilities and expenses associated with FAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" are immaterial to Universal Television Group's financial statements.

NOTE 9 -- STOCK OPTION PLANS

Certain Universal Television Group employees are covered under the Universal employee stock option plans. Options may be granted to purchase the common shares of Universal's ultimate parent, Seagram, at not less than the fair market value of the shares on the date of the grant. Currently outstanding options become exercisable over three to four years from the grant date and expire 10 years after the grant date.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

Universal Television Group has adopted FAS 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of FAS 123, Universal Television Group applies the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans except to the extent that the exercise price differs from the fair market value at date of grant. If Universal Television Group elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the fair value methodology prescribed by FAS 123, net income would be reduced by $1,661 and $106 for 1997 and 1996, respectively.

The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the periods 1997 and 1996, respectively: dividend yields of 1.6 and 1.8%; expected volatility of 24 and 22%; risk-free interest rates of 6.7 and 6.0%; and expected life of six years for all periods. The weighted average fair value of options granted for which the exercise price equals the market price on the grant date was $11.76 and $8.87 for 1997 and 1996, respectively.

Transactions involving stock options are summarized as follows (per share price in whole dollars):

                                                                                     WEIGHTED
                                                                                      AVERAGE
                                                                  OPTIONS            EXERCISE
DESCRIPTION                                                     OUTSTANDING            PRICE
-----------                                                     -----------          --------
Balance, June 30, 1995.....................................               --        $        --
Granted....................................................           66,220              33.38
Exercised..................................................               --                 --
Forfeitures................................................               --                 --
                                                               -------------        -----------
Balance, June 30, 1996.....................................           66,220              33.38
Granted....................................................          439,530              37.78
Exercised..................................................               --                 --
Forfeitures................................................               --                 --
                                                               -------------        -----------
Balance, June 30, 1997.....................................          505,750        $     37.20
                                                               =============        ===========

No grants have expired as of June 30, 1997. The following table summarizes information concerning outstanding and exercisable stock options as of June 30, 1997 (per share price in whole dollars):

                                    OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                          ----------------------------------------     ------------------------
                                           WEIGHTED
                                            AVERAGE       WEIGHTED                     WEIGHTED
      RANGE OF                             REMAINING      AVERAGE                      AVERAGE
      EXERCISE              NUMBER        CONTRACTUAL     EXERCISE       NUMBER        EXERCISE
        PRICE             OUTSTANDING        LIFE          PRICE       EXERCISABLE      PRICE
      --------            -----------     -----------     --------     -----------     --------
      $30 - $40             505,750        9.52 yrs.       $37.20        128,351        $34.54
                          ===========     ===========     ========     ===========     ========

NOTE 10 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, current receivables, current accounts payable and accrued liabilities and current accrued compensation and participations approximate fair value because of the short maturity of those instruments. The carrying values of long term receivables and accrued compensation and participations generally approximate fair value.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

Universal Television Group occupies facilities and rents equipment under operating lease agreements which expire at various dates through 2006. Total rent expense was $9,207, $5,211, and $5,350 for 1997, 1996 and 1995,
respectively. In addition to the above, Universal Television Group incurs intercompany rent expense for use of Universal's studio facilities, which is discussed in Note 12.

The following schedule summarizes the future minimum rentals under the terms of the Universal Television Group's leases at June 30, 1997; certain of these leases also provide for payment of taxes, insurance and maintenance.

                                                                 LEASE
                                                              COMMITMENTS
                                                              -----------
1998........................................................    $4,873
1999........................................................       943
2000........................................................       552
2001........................................................       592
2002........................................................       556
Thereafter..................................................     1,272
                                                                ------
                                                                $8,788
                                                                ======

Universal Television Group has commitments of approximately $127,225 at June 30, 1997 for (1) program development and production costs, (2) employment contracts and (3) the purchase or construction of property, plant and equipment.

Universal Television Group is involved in various other lawsuits, claims and inquiries. Management and its legal counsel believe that the resolution of these matters will not have a material adverse effect on the financial position of Universal Television Group or the results of its operations or cash flows.

NOTE 12 -- UNIVERSAL EQUITY INVESTMENT

An analysis of the Universal equity investment activity is as follows:


                                                          1997         1996         1995
                                                        ---------    ---------    ---------
Balance, beginning of period..........................  $1,308,564   $1,374,220   $1,119,033
Net income (loss).....................................     38,737       78,492       (5,976)
Change in cumulative foreign currency translation
  adjustment..........................................       (639)       1,404        2,187
Net cash transfers....................................    (54,186)    (180,993)     (67,155)
Allocated charges from Universal......................     38,349       35,441       22,589
                                                        ---------    ---------    ---------
Balance, end of period................................  $1,330,825   $1,308,564   $1,070,678
                                                        =========    =========    =========

Universal funds the working capital requirements of its businesses based upon a centralized cash management system. Universal equity investment includes accumulated equity as well as any payables and receivables due to/from Universal resulting from cash transfers and other intercompany activity.

NOTE 13 -- RELATED PARTY TRANSACTIONS

Universal and certain of its subsidiaries have provided a variety of services to Universal Television Group. The principal transactions between Universal and its subsidiaries and Universal Television

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

Group are summarized below (see Note 6 for a description of the tax relationship between Universal and Universal Television Group):


                                                                  1997             1996             1995
                                                              -------------    -------------    -------------
Allocations from Universal
     Corporate overhead(a)..................................  $      27,522    $      26,458    $      14,038
     Information technology overhead(b).....................          4,798            5,151            4,796
     Insurance(c)...........................................          3,695            1,973            1,978
     Rent(d)................................................          2,334            1,859            1,777
                                                              -------------    -------------    -------------
Total allocations...........................................         38,349           35,441           22,589
Other charges from Universal
     Production facility usage(e)...........................         19,633           20,032           16,758
     Selling, general and administrative(f).................          8,065            5,679            1,808
                                                              -------------    -------------    -------------
Total.......................................................  $      66,047    $      61,152    $      41,155
                                                              =============    =============    =============

(a) Includes allocations for certain corporate services, such as executive management, finance, legal and tax consulting and return preparation. These costs were allocated based upon certain employee annual compensation costs and tangible assets of Universal Television Group.

(b) Information technology usage and support costs were allocated based on usage.

(c) Costs charged for insurance have been based upon Universal's actual costs and Universal Television Group's proportional payroll, revenues and insured assets, with adjustments for loss experience.

(d) Rent charged to Universal Television Group has been an allocation of the actual rent expense, based upon the amount of space occupied by Universal Television Group in proportion to the total rented space of Universal.

(e) Production at Universal's studio facility is based on fair market rates applicable to third parties based on similar usage levels.

(f) Selling, general and administrative expenses have been charged by Universal for the distribution of television product in the home video and pay television markets and the licensing of television product to merchandisers. These expenses are allocated based upon revenues.

Allocations from Universal, excluding production facility usage charges, are included primarily in Selling, general and administrative expenses in the Combined Statements of Operations. In accordance with FAS 53, "Financial Reporting by Producers and Distributors of Motion Picture Films," production facility usage charges are capitalized in program costs in the Combined Balance Sheets and amortized using the individual film forecast method.

Other services provided by Universal are as follows:

Universal Television Group has participated in Universal's centralized cash management system. Working capital requirements of Universal Television Group have been met and the majority of intercompany transactions have been effected through changes in Universal's equity investment. Universal Television Group has had no external sources of financing, such as available lines of credit, as would be necessary to operate as a stand-alone company.

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

Employees of Universal Television Group have been paid directly by Universal and some have participated in incentive compensation and other employee plans of Universal. The salary and related costs, incentive compensation and costs of other employee plans have been charged to Universal Television Group based upon actual costs incurred by Universal.

Universal Television Group has been charged for certain payments, principally professional fees, based on the actual amounts paid by Universal for such services.

Universal provided an interest-free loan to Combined USAN, of which $5,500 and $9,167 were outstanding as of June 30, 1997 and 1996, respectively. Payments of $1,833 are made on April 1st and October 1st of each year with the final payment due on October 1, 1998. The loan from Universal is reflected as an advance and included in the Investment in Combined USAN account.

Management believes that the allocation methods as disclosed above were reasonable in the circumstances.

NOTE 14 -- JUNE 5, 1995 THROUGH JUNE 30, 1995 RESULTS

The results of operations for Universal Television Group for the period June 5, 1995 through June 30, 1995 are as follows:

Revenues
  Program licensing........................................  $18,644
  Program licensing -- Combined USAN.......................    4,400
                                                             -------
                                                              23,044
Costs and expenses
  Program costs............................................   14,244
  Selling, general and administrative......................    4,131
  Depreciation and amortization............................      804
                                                             -------
Operating income...........................................    3,865
Nonoperating income
  Combined USAN pre-tax equity earnings, net of goodwill
     amortization..........................................    5,100
  Interest income, net.....................................       --
                                                             -------
Income before income taxes.................................    8,965
Income tax provision.......................................    3,500
                                                             -------
Net income.................................................  $ 5,465
                                                             =======

                           UNIVERSAL TELEVISION GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED
                                 (in thousands)

The cash flow results for the period June 5, 1995 through June 30, 1995 are as follows:

Cash flows used in operating activities:
  Net income..............................................  $  5,465
Adjustments to reconcile net income to net cash used by
  operations:
  Additions to program costs..............................   (30,662)
  Amortization of program costs...........................    12,277
  Depreciation and amortization...........................     2,096
  Equity in net income of Combined USAN...................    (6,318)
  Distributions received from Combined USAN...............     8,000
  Decrease in license fees and other receivables..........    24,216
  Decrease in accounts payable and other liabilities......   (20,985)
  Other changes, net......................................     4,662
                                                            --------
Net cash used by operating activities.....................    (1,249)
Cash flows used in investing activities:
  Net cash transferred from Universal.....................    (5,353)
                                                            --------
Net cash used by financing activities.....................    (5,353)
                                                            --------
Cash flows used in financing activities:
  Property, plant and equipment...........................      (247)
                                                            --------
Net cash used by investing activities.....................      (247)
                                                            --------
Decrease in cash and cash equivalents.....................    (6,849)
Cash and cash equivalents at beginning of period..........    22,727
                                                            --------
Cash and cash equivalents at end of period................  $ 15,878
                                                            ========
Supplemental disclosures of cash flow information:
  Interest paid...........................................  $     --
                                                            ========
  Income taxes paid (net of refunds received).............  $     --
                                                            ========

NOTE 15 -- SUBSEQUENT EVENTS

On September 22, 1997, Universal and Viacom Inc. ("Viacom") announced that they have agreed to resolve all litigation regarding jointly-owned Combined USAN. Under the terms of the agreement, Universal acquired, on October 21, 1997, Viacom's 50% interests in USAN, and Sci-Fi Europe, for $1.7 billion in cash. The acquisition is being accounted for as a purchase, and Universal has not yet completed its purchase price allocation. A fair market valuation of assets acquired and liabilities assumed of Combined USAN will be completed in the near future. The items to be valued include program assets and liabilities, future program commitments to purchase programming and other contractual commitments. The resulting unallocated goodwill is expected to be amortized over a 40-year life.

On October 19, 1997, HSNi agreed to acquire from Universal USAN and UTV in exchange for $4.075 billion in value, comprised of a combination of securities that in effect represent a 45% equity interest in HSNi and up to $1.43 billion in cash, plus, in certain circumstances, an additional payment in the form of a cash distribution. In addition, HSNi intends to change its corporate name to "USA Networks, Inc." This transaction, which is expected to close in the first quarter of calendar 1998, is subject to customary conditions, including HSNi stockholder approval.

The Universal assets being contributed include USAN and UTV. A new international joint venture will be created consisting mainly of Sci-Fi Europe and the international operations of USAN and will be equally owned by HSNi and Universal. Universal will retain ownership of its television library and its international television production and distribution operations.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the Delaware General Corporation Law, Article VIII of USA Networks, Inc.'s Restated Certificate of Incorporation provides:

"Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal."

USA Networks, Inc.'s Restated Certificate of Incorporation also limits the personal liability of directors for monetary damages for breach of the director's fiduciary duty to certain instances.

USA Networks, Inc. maintains insurance on behalf of any person who is or was a director, employee or agent of USA Networks, Inc., or is or was serving at the request of USA Networks, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not USA Networks, Inc. would have the power to indemnify him against such liability under provisions of USA Networks, Inc.'s Restated Certificate of Incorporation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 2.1      Agreement and Plan of Exchange and Merger, dated as of
          August 25, 1996, by and among Silver King Communications,
          Inc., House Acquisition Corp., Home Shopping Network, Inc.
          and Liberty HSN, Inc., filed as Appendix B to USA Networks,
          Inc.'s Definitive Proxy Statement, dated November 20, 1996, is incorporated herein by reference.
 2.2      Agreement and Plan of Merger by and among Silver King
          Communications, Inc., Thames Acquisition Corporation and
          Savoy Pictures Entertainment, Inc., as amended and restated
          as of August 13, 1996, filed as Appendix A to USA Networks,
          Inc.'s Definitive Proxy Statement, dated November 20, 1996, is incorporated herein by reference.
 2.3      Investment Agreement, dated as of October 19, 1997, among
          Universal Studios, Inc., HSN, Inc., Home Shopping Network,
          Inc. and Liberty Media Corporation, as amended and restated
          as of December 18, 1997, filed as Appendix A to USA
          Networks, Inc.'s Definitive Proxy Statement, dated January
          12, 1998, is incorporated herein by reference.
 2.4      Amended and Restated Agreement and Plan of Reorganization,
          dated as of August 12, 1998, among CitySearch, Inc.,
          Tiberius, Inc., USA Networks, Inc., Ticketmaster Group,
          Inc., Ticketmaster Corporation and Ticketmaster Multimedia
          Holdings, Inc., filed as Exhibit 10 to USA Networks, Inc.'s
          Form 10-Q, for the quarter ended September 30, 1998, is
          incorporated herein by reference.
 2.5      Agreement and Plan of Merger, dated as of March 20, 1998, by and among USA Networks, Inc., Brick Acquisition Corp. and
          Ticketmaster Group, Inc., filed as Exhibit 10.61 to USA
          Networks, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, is incorporated herein by
          reference.
 2.6      Agreement and Plan of Reorganization, dated as of February
          8, 1999, by and among USA Networks, Inc., Ticketmaster
          Online-CitySearch, Inc., Lycos, Inc., USA Interactive Inc.,
          Lemma, Inc. and Tycho, Inc., including Form of Certificate of Designations, Preferences and Rights of Series A
          Convertible Redeemable Preferred Stock of USA/Lycos
          Interactive Networks, Inc., filed as Exhibit 2.1 to USA
          Networks, Inc.'s Form 8-K, dated February 25, 1999, is
          incorporated herein by reference.
 2.7      Contribution Agreement, dated as of February 8, 1999, by and among USA Networks, Inc., USANi LLC and USA Interactive
          Inc., filed as Exhibit 2.2 to USA Networks, Inc.'s Form 8-K, dated February 25, 1999, is incorporated herein by
          reference.
 2.8      Stock Option Agreement, dated February 8, 1999, between
          Lycos, Inc. and USA Networks, Inc., filed as Exhibit 2.3 to
          USA Networks, Inc.'s Form 8-K, dated February 25, 1999, is incorporated herein by reference.
 2.9      Stock Option Agreement, dated February 8, 1999, between
          Lycos, Inc. and Ticketmaster Online-CitySearch, Inc., filed as Exhibit 2.4 to USA Networks, Inc.'s Form 8-K, dated
          February 25, 1999, is incorporated herein by reference.
 3.1      Restated Certificate of Incorporation of USA Networks, Inc.
          filed as Exhibit 3.1 to USA Networks, Inc.'s Form 8-K, dated
          February 23, 1998, is incorporated herein by reference.
 3.2      Amended and Restated By-Laws of USA Networks, Inc. filed as
          Exhibit 3.1 to USA Networks, Inc.'s Form 8-K, dated January
          9, 1998, is incorporated herein by reference.
 3.3      Certificate of Formation of USANi LLC.+
 3.4      Amended and Restated Limited Liability Company Agreement of
          USANi LLC filed as Exhibit 10.59 to USA Networks, Inc.'s
          Annual Report on Form 10-K, for the fiscal year ended
          December 31, 1997, is incorporated herein by reference.
 3.5      Certificate of Formation of USANi Sub LLC.+

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 3.6      Limited Liability Company Agreement of USANi Sub LLC.+
 3.7      Certificate of Incorporation of USAi Sub, Inc.+
 3.8      By-Laws of USAi Sub, Inc.+
 3.9      Certificate of Limited Partnership of Home Shopping Club
          LP.+
 3.10     Limited Partnership Agreement of Home Shopping Club LP.+
 3.11     Certificate of Limited Partnership of National Call Center
          LP.+
 3.12     Limited Partnership Agreement of National Call Center LP.+
 3.13     Certificate of Formation of Internet Shopping Network LLC.+
 3.14     Limited Liability Company Agreement of Internet Shopping
          Network LLC.+
 3.15     Restated Certificate of Incorporation of Home Shopping
          Network, Inc., as amended.+
 3.16     By-Laws of Home Shopping Network, Inc., filed as Exhibit 3.4 to Home Shopping Network, Inc.'s Annual Report on Form 10-K,
          for the fiscal year ended December 31, 1996, is incorporated herein by reference.
 3.17     Certificate of Formation of HSN Capital LLC.+
 3.18     Limited Liability Company Agreement of HSN Capital LLC.+
 3.19     Certificate of Formation of HSN Fulfillment LLC.+
 3.20     Limited Liability Company Agreement of HSN Fulfillment LLC.+
 3.21     Certificate of Formation of HSN Realty LLC.+
 3.22     Limited Liability Company Agreement of HSN Realty LLC.+
 3.23     Certificate of Formation of HSN of Nevada LLC.+
 3.24     Limited Liability Company Agreement of HSN of Nevada LLC.+
 3.25     Certificate of Incorporation of New-U Studios Holdings,
          Inc.+
 3.26     By-Laws of New-U Studios Holdings, Inc.+
 3.27     Certificate of Incorporation of HSN Holdings, Inc.+
 3.28     By-Laws of HSN Holdings, Inc.+
 3.29     Certificate of Incorporation of USA Networks Holdings, Inc.+
 3.30     By-Laws of USA Networks Holdings, Inc.+
 3.31     Certificate of Incorporation of New-U Studios, Inc.+
 3.32     By-Laws of New-U Studios, Inc.+
 3.33     Certificate of Formation of HSN General Partner LLC.+
 3.34     Limited Liability Company Agreement of HSN General Partner
          LLC.+
 3.35     Certificate of Formation of Studios USA LLC (formerly, New-U
          Studios LLC), as amended.+
 3.36     Limited Liability Company Agreement of Studios USA LLC.+
 3.37     Certificate of Formation of USA Networks Partner LLC.+
 3.38     Limited Liability Company Agreement of USA Networks Partner
          LLC.+
 3.39     Amended and Restated Joint Venture Agreement of USA Network
          (New York General Partnership).
 3.40     Certificate of Formation of Studios USA Television LLC
          (formerly, New-U Television LLC), as amended.+
 3.41     Limited Liability Company Agreement of Studios USA
          Television LLC.+
 3.42     Certificate of Formation of Studios USA First Run Television
          LLC (formerly, New-U First Run LLC), as amended.+

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 3.43     Limited Liability Company Agreement of Studios USA First Run
          Television LLC.+
 3.44     Certificate of Formation of Studios USA Pictures LLC
          (formerly, New-U Pictures LLC), as amended.+
 3.45     Limited Liability Company Agreement of Studios USA Pictures
          LLC.+
 3.46     Certificate of Formation of Studios USA Development LLC
          (formerly, New-U Development LLC), as amended.+
 3.47     Limited Liability Company Agreement of Studios USA
          Development LLC.+
 3.48     Certificate of Formation of Studios USA Reality Television
          LLC (formerly, New-U Productions LLC), as amended.+
 3.49     Limited Liability Company Agreement of Studios USA Reality
          Television LLC.+
 3.50     Certificate of Formation of Studios USA Talk Television LLC
          (formerly, New-U Talk LLC), as amended.+
 3.51     Limited Liability Company Agreement of Studios USA Talk
          Television LLC.+
 3.52     Certificate of Formation of Studios USA Pictures Development
          LLC (formerly, New-U Pictures Development LLC), as amended.+
 3.53     Limited Liability Company Agreement of Studios USA Pictures
          Development LLC.+
 3.54     Certificate of Formation of Studios USA Television
          Distribution LLC (formerly, New-U Distribution LLC), as
          amended.+
 3.55     Limited Liability Company Agreement of Studios USA
          Television Distribution LLC.+
 3.56     Certificate of Formation of Studios USA Talk Video LLC
          (formerly, New-U Talk Video LLC), as amended.+
 3.57     Limited Liability Company Agreement of Studios USA Talk
          Video LLC.+
 3.58     Certificate of Formation of New-U Pictures Facilities LLC.+
 3.59     Limited Liability Company Agreement of New-U Pictures
          Facilities LLC.+
 3.60     Certificate of Incorporation of SK Holdings, Inc.+
 3.61     By-Laws of SK Holdings, Inc.+
 3.62     Certificate of Incorporation of USA Broadcasting, Inc.
          (formerly, SKTV, Inc.), as amended.+
 3.63     By-Laws of USA Broadcasting, Inc.+
 3.64     Certificate of Incorporation of USA Station Group of
          Houston, Inc. (formerly, Silver King Broadcasting of
          Houston, Inc.), as amended.+
 3.65     By-Laws of USA Station Group of Houston, Inc.+
 3.66     Certificate of Incorporation of Silver King Capital
          Corporation, Inc.+
 3.67     By-Laws of Silver King Capital Corporation, Inc.+
 3.68     Certificate of Incorporation of USA Station Group of Dallas,
          Inc. (formerly, Silver King Broadcasting of Dallas, Inc.), as amended.+
 3.69     By-Laws of USA Station Group of Dallas, Inc.+
 3.70     Certificate of Incorporation of USA Station Group of
          Illinois, Inc. (formerly, Silver King Broadcasting of
          Illinois, Inc.), as amended.+
 3.71     By-Laws of USA Station Group of Illinois, Inc.+
 3.72     Certificate of Incorporation of USA Station Group of
          Massachusetts, Inc. (formerly, Silver King Broadcasting of
          Massachusetts, Inc.), as amended.+
 3.73     By-Laws of USA Station Group of Massachusetts, Inc.+

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 3.74     Certificate of Incorporation of USA Station Group of New
          Jersey, Inc. (formerly, Silver King Broadcasting of New
          Jersey, Inc.), as amended.+
 3.75     By-Laws of USA Station Group of New Jersey, Inc.+
 3.76     Certificate of Incorporation of USA Station Group of Ohio,
          Inc. (formerly, Silver King Broadcasting of Ohio, Inc.), as amended.+
 3.77     By-Laws of USA Station Group of Ohio, Inc.+
 3.78     Certificate of Incorporation of USA Station Group of
          Vineland, Inc. (formerly, Silver King Broadcasting of
          Vineland, Inc.), as amended.+
 3.79     By-Laws of USA Station Group of Vineland, Inc.+
 3.80     Certificate of Incorporation of USA Station Group of
          Atlanta, Inc. (formerly, Silver King Broadcasting of
          Maryland, Inc.), as amended.+
 3.81     By-Laws of USA Station Group of Atlanta, Inc.+
 3.82     Certificate of Incorporation of USA Station Group of
          Southern California, Inc. (formerly, Silver King
          Broadcasting of Southern California, Inc.), as amended.+
 3.83     By-Laws of USA Station Group of Southern California, Inc.+
 3.84     Certificate of Incorporation of USA Station Group of
          Virginia, Inc. (formerly, Silver King Broadcasting of
          Virginia, Inc.), as amended.+
 3.85     By-Laws of USA Station Group of Virginia, Inc.+
 3.86     Certificate of Incorporation of USA Station Group of Tampa,
          Inc. (formerly, Silver King Broadcasting of Tampa, Inc.), as amended.+
 3.87     By-Laws of USA Station Group of Tampa, Inc.+
 3.88     Certificate of Incorporation of USA Station Group of
          Hollywood Florida, Inc. (formerly, Silver King Broadcasting of Miami, Inc.), as amended.+
 3.89     By-Laws of USA Station Group of Hollywood Florida, Inc.+
 3.90     Certificate of Incorporation of Telemation, Inc. (formerly,
          HSN Telemation, Inc.), as amended.+
 3.91     By-Laws of Telemation, Inc.+
 3.92     Certificate of Incorporation of USA Station Group of
          Northern California, Inc. (formerly, Silver King
          Broadcasting of Northern California, Inc.), as amended.+
 3.93     By-Laws of USA Station Group of Northern California, Inc.+
 3.94     Certificate of Incorporation of USA Station Group, Inc.
          (formerly, UHF Investments, Inc.), as amended.+
 3.95     By-Laws of USA Station Group, Inc.+
 3.96     Certificate of Incorporation of USA Broadcasting
          Productions, Inc. (formerly, Silver King Productions, Inc.), as amended.+
 3.97     By-Laws of USA Broadcasting Productions, Inc.+
 3.98     Certificate of Incorporation of Miami, USA Broadcasting
          Station Productions, Inc. (formerly, Silver King Station
          Productions of Miami, Inc.), as amended.+
 3.99     By-Laws of Miami, USA Broadcasting Station Productions,
          Inc.+
 3.100    Articles of Incorporation of Miami, USA Broadcasting
          Productions, Inc. (formerly, SK Miami Productions, Inc.), as amended.+
 3.101    By-Laws of Miami, USA Broadcasting Productions, Inc.+
 3.102    Certificate of Incorporation of Silver King Investment
          Holdings, Inc.+
 3.103    By-Laws of Silver King Investment Holdings, Inc.+

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 3.104    Certificate of Incorporation of SKC Investments, Inc.+
 3.105    By-Laws of SKC Investments, Inc.+
 3.106    Partnership Agreement of USA Station Group Partnership of
          Dallas (formerly, SKDA Broadcasting Partnership).+
 3.107    Partnership Agreement of USA Station Group Partnership of
          Houston (formerly, SKHO Broadcasting Partnership).+
 3.108    Partnership Agreement of USA Station Group Partnership of
          Illinois (formerly, SKIL Broadcasting Partnership).+
 3.109    Partnership Agreement of USA Station Group Partnership of
          Massachusetts (formerly, SKMA Broadcasting Partnership).+
 3.110    Partnership Agreement of USA Station Group Partnership of
          New Jersey (formerly, SKNJ Broadcasting Partnership).+
 3.111    Partnership Agreement of USA Station Group Partnership of
          Ohio (formerly, SKOH Broadcasting Partnership).+
 3.112    Partnership Agreement of USA Station Group Partnership of
          Vineland (formerly, SKVI Broadcasting Partnership).+
 3.113    Partnership Agreement of USA Station Group Partnership of
          Atlanta (formerly, SKMD Broadcasting Partnership).+
 3.114    Amendment of Partnership Agreement of USA Station Group
          Partnership of Atlanta.+
 3.115    Partnership Agreement of USA Station Group Partnership of
          Southern California (formerly, SKLA Broadcasting
          Partnership).+
 3.116    Partnership Agreement of USA Station Group Partnership of
          Tampa (formerly, SKTA Broadcasting Partnership).+
 3.117    Partnership Agreement of USA Station Group Partnership of
          Hollywood, Florida (formerly, SKFL Broadcasting
          Partnership).+
 3.118    Global Amendment of Partnership Agreements of SK
          Broadcasting Partnerships, dated February, 1998.+
 3.119    Global Amendment of Partnership Agreements of SK
          Broadcasting Partnerships, dated April 23, 1998.+
 3.120    Amended and Restated Articles of Incorporation of
          Ticketmaster Group, Inc.+
 3.121    Amended and Restated By-Laws of Ticketmaster Group, Inc.,
          filed as Exhibit 3.2 to Ticketmaster Group's Form S-1,
          September 20, 1996, is incorporated herein by reference.
 3.122    Articles of Incorporation of Ticketmaster Corporation, as
          amended.+
 3.123    By-Laws of Ticketmaster Corporation, as amended.+
 4.1      Indenture, dated as of November 23, 1998, among USA
          Networks, Inc., USANi LLC, the guarantors party thereto, and
          The Chase Manhattan Bank, as Trustee.+
 4.2      Form of 6 3/4% Senior Notes due 2005 (included as Exhibit B to Exhibit 4.1).
 4.3      Exchange and Registration Rights Agreement, dated as of
          November 23, 1998, among USA Networks, Inc., USANi LLC, the guarantors party thereto, and Chase Securities Inc., Bear,
          Stearns & Co. Inc., BNY Capital Markets, Inc. and
          NationsBanc Montgomery Securities LLC.+
 4.4      Indenture, dated as of June 25, 1993, for Savoy Pictures
          Entertainment, Inc.'s 7% Convertible Subordinated Debentures
          due July 1, 2003, filed as Exhibit 4(d) to Savoy's S-1
          Registration Statement No. 33-63192, is incorporated herein by reference.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 4.5      First Supplemental Indenture, dated as of October 24, 1993, for Savoy Pictures Entertainment, Inc.'s 7% Convertible
          Debentures due July 1, 2003, filed as Exhibit 4(e) to
          Savoy's S-1 Registration Statement No. 33-70160, is
          incorporated herein by reference.
 4.6      Second Supplemental Indenture, dated as of December 17,
          1993, for Savoy Pictures Entertainment, Inc.'s 7%
          Convertible Debentures due July 1, 2003, filed as Exhibit
          4(e) to Savoy's Annual Report on Form 10-K for the fiscal
          year ended December 31, 1993, is incorporated herein by
          reference.
 4.7      Third Supplemental Indenture, dated as of December 19, 1996, for Savoy Pictures Entertainment, Inc.'s 7% Convertible
          Debentures due July 1, 2003 filed as Exhibit 4.1 to Savoy's
          Form 8-K, dated December 19, 1996, is incorporated herein by reference.
 5        Opinion of Howard, Smith & Levin LLP, regarding the legality of the securities being issued.++
10.1      Form of Affiliation Agreements between USA Networks, Inc.
          and Home Shopping, filed as Exhibit 10.2 to USA Networks,
          Inc.'s Registration Statement on Form 10, as amended, is
          incorporated herein by reference.
10.2      Form of 1992 Stock Option and Restricted Stock Plan between
          USA Networks, Inc. and Home Shopping, filed as Exhibit 10.6 to USA Networks, Inc.'s Registration Statement on Form 8, as
          amended, is incorporated herein by reference.
10.3      Form of Retirement Savings and Employment Stock Ownership
          Plan, filed as Exhibit 10.8 to USA Networks, Inc.'s
          Registration Statement on Form 8, as amended, is
          incorporated herein by reference.
10.4      Form of Indemnification Agreement, filed as Exhibit 10.10 to
          USA Networks, Inc.'s Registration Statement on Form 10, as
          amended, is incorporated herein by reference.
10.5      Form of Loan Agreement, as amended, by and between Silver
          King Capital Corporation, Inc. and Roberts Broadcasting
          Company of Denver, filed as Exhibit 10.17 to USA Networks,
          Inc.'s Annual Report on Form 10-K, for the fiscal year ended
          August 31, 1994, is incorporated herein by reference.
10.6      Form of Shareholder Agreement by and among Silver King
          Capital Corporation, Inc., Roberts Broadcasting Company of
          Denver, Michael V. Roberts and Steven C. Roberts, filed as
          Exhibit 10.18 to USA Networks, Inc.'s Annual Report on Form
          10-K, for the fiscal year ended August 31, 1994, is
          incorporated herein by reference.
10.7      Limited Liability Company Agreement, Funding Agreement and
          Form of First Amendment to LLC, Registration Rights
          Agreement and associated documents between USA Networks,
          Inc., the Class A Shareholders of Blackstar Communications,
          Inc. and Fox Television Stations, Inc., dated as of June 27,
          1995 and August 18, 1995, filed as Exhibit 10.23 to USA
          Networks, Inc.'s Annual Report on Form 10-K, for the fiscal year ended August 31, 1995, are incorporated herein by
          reference.
10.8      1986 Stock Option Plan for Employees, dated as of August 1,
          1986, filed as Exhibit 10.33 to Home Shopping Network,
          Inc.'s Form S-1 Registration Statement No. 33-8560, is
          incorporated herein by reference.
10.9      First, Second, Third and Fourth Amendments to the 1986 Stock
          Option Plan for Employees, filed as Exhibit 10.31 to Home
          Shopping Network, Inc.'s Annual Report on Form 10-K, for the
          fiscal year ended December 31, 1993, are incorporated herein by reference.
10.10     Form of 1990 Executive Stock Award Program, dated as of
          October 17, 1990, as amended, filed as Exhibit 10.23 to Home
          Shopping Network, Inc.'s Annual Report on Form 10-K, for the
          fiscal year ended August 31, 1991, is incorporated herein by reference.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.11     Stock Purchase Agreement by and between Home Shopping
          Network, Inc. and The National Registry Inc., dated as of
          April 28, 1992, filed as Exhibit 10.29 to Home Shopping's
          Annual Report on Form 10-K, for the fiscal year ended August
          31, 1992, is incorporated herein by reference.
10.12     Home Shopping Network, Inc. Employee Stock Purchase Plan and
          Part-Time Employee Stock Purchase Plan, filed as Exhibit
          10.30 to Home Shopping's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1994, is incorporated herein by reference.
10.13     Home Shopping Network, Inc. Employee Equity Participation
          Plan and Agreement and Declaration of Trust, filed as
          Exhibit 10.31 to Home Shopping's Annual Report on Form 10-K,
          for the fiscal year ended December 31, 1994, is incorporated herein by reference.
10.14     Home Shopping Network, Inc. 1996 Stock Option Plan for
          Employees, filed as Exhibit A to Home Shopping's Definitive
          Proxy Statement, dated March 28, 1996, is incorporated
          herein by reference.
10.15     Home Shopping Network, Inc. 1996 Stock Option Plan for
          Outside Directors, filed as Exhibit B to Home Shopping's
          Definitive Proxy Statement, dated March 28, 1996, is
          incorporated herein by reference.
10.16     Binding Term Sheet for the Stockholders Agreement, dated as of August 24, 1995, between Barry Diller and Liberty Media
          Corporation and the First Amendment thereto, dated August
          25, 1996, filed as Appendix I to USA Networks, Inc.'s
          Definitive Proxy Statement, dated November 20, 1996, are
          incorporated herein by reference.
10.17     Exchange Agreement, dated as of December 20, 1996, by and
          between USA Networks, Inc. and Liberty HSN, Inc. filed as
          Exhibit 10.25 to USA Networks, Inc.'s Annual Report on Form
          10-K, for the fiscal year ended December 31, 1996, is
          incorporated herein by reference.
10.18     Equity and Bonus Compensation Agreement, dated as of August
          24, 1995, between Barry Diller and USA Networks, Inc. filed as Exhibit 10.26 to USA Networks, Inc.'s Annual Report on
          Form 10-K, for the fiscal year ended December 31, 1996, is incorporated herein by reference.
10.19     Silver King Communications, Inc. 1995 Stock Incentive Plan
          filed as Appendix G to USA Networks, Inc.'s Definitive Proxy
          Statement, dated November 20, 1996, is incorporated herein by reference.
10.20     Silver King Communications, Inc. Directors' Stock Option
          Plan filed as Appendix H to USA Networks, Inc.'s Definitive
          Proxy Statement, dated November 20, 1996, is incorporated
          herein by reference.
10.21     Employment Agreement between Home Shopping Network, Inc. and
          James G. Held, dated as of November 24, 1995, filed as
          Exhibit 10.35 to Home Shopping's Annual Report on Form 10-K,
          for the fiscal year ended December 31, 1995, is incorporated herein by reference.
10.22     Letter Agreement, dated January 28, 1997, between Home
          Shopping Network, Inc. and Leo J. Hindery, Jr.+
10.23     Letter Agreement, dated April 3, 1996, between Home Shopping
          Network, Inc. and Gen. H. Norman Schwarzkopf filed as
          Exhibit 10.34 to USA Networks, Inc.'s Annual Report on Form
          10-K, for the fiscal year ended December 31, 1996, is
          incorporated herein by reference.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.24     Shareholders Agreement, dated December 12, 1996, relating to
          Jupiter Shop Channel Co. Ltd. among Jupiter Programming Co.
          Ltd., Home Shopping Network, Inc. and Jupiter Shop Channel
          Co. Ltd. filed as Exhibit 10.35 to USA Networks, Inc.'s
          Annual Report on Form 10-K, for the fiscal year ended
          December 31, 1996, is incorporated herein by reference.
10.25     Services and Trademark License Agreement, dated as of
          December 12, 1996, between Home Shopping Network, Inc. and
          Jupiter Shop Channel Co. Ltd., filed as Exhibit 10.36 to USA
          Networks, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is incorporated herein by
          reference.
10.26     Purchase and Sale Agreement among Home Shopping Network
          GmbH, Home Shopping Network, Inc., Quelle Schickedanz AG &
          Co., Mr. Thomas Kirch and Dr. Georg Kofler, dated as of
          January 16, 1997, filed as Exhibit 10.37 to USA Networks,
          Inc.'s Annual Report on Form 10-K for the fiscal year ended
          December 31, 1996, is incorporated herein by reference.
10.27     Joint Venture Agreement between Quelle Schickedanz AG & Co.,
          Home Shopping Network, Inc., Home Shopping Network GmbH, Mr.
          Thomas Kirch and Dr. Georg Kofler, filed as Exhibit 5.3 to the Purchase and Sale Agreement, filed as Exhibit 10.38 to
          USA Networks, Inc.'s Annual Report on Form 10-K for the
          fiscal year ended December 31, 1996, is incorporated herein by reference.
10.28     License Agreement, dated as of January 1, 1996, between
          Ronald A. Katz Technology Licensing, L.P. and Home Shopping
          Network, Inc., filed as Exhibit 10.39 to USA Networks,
          Inc.'s Annual Report on Form 10-K for the fiscal year ended
          December 31, 1996, is incorporated herein by reference.
10.29     Shareholder Agreement, dated as of April 26, 1996, by and
          among Channel 66 of Vallejo, California, Inc., Whitehead
          Media of California, Inc. and Silver King Capital
          Corporation, Inc., filed as Exhibit 10.40 to USA Networks,
          Inc.'s Annual Report on Form 10-K for the fiscal year ended
          December 31, 1996, is incorporated herein by reference.
10.30     Loan Agreement, dated as of April 26, 1996, by and between
          SKC Investments, Inc. and Channel 66 of Vallejo, California,
          Inc., filed as Exhibit 10.41 to USA Networks, Inc.'s Annual
          Report on Form 10-K for the fiscal year ended December 31,
          1996, is incorporated herein by reference.
10.31     Joint Venture and License Agreement, dated as of June 12,
          1992, between Savoy Pictures Entertainment, Inc. and Home
          Box Office, Inc. (confidential treatment for portions
          thereof granted), filed as Exhibit 10(a) to Savoy's S-1
          Registration Statement No. 33-57956, is incorporated herein by reference.
10.32     License Agreement, dated as of June 12, 1992, among Savoy
          Pictures Entertainment, Inc. and Home Box Office, Inc.
          (confidential treatment of portions thereof granted), filed as Exhibit 10(b) to Savoy's S-1 Registration Statement No.
          33-57956, is incorporated herein by reference.
10.33     Warrant Agreement, dated as of March 2, 1992, between Savoy
          Pictures Entertainment, Inc. and Allen & Company
          Incorporated, filed as Exhibit 10(f) to Savoy's S-1
          Registration Statement No. 33-57956, is incorporated herein by reference.
10.34     Warrant Agreement, dated as of March 2, 1992, between Savoy
          Pictures Entertainment Inc. and GKH Partners, L.P., filed as
          Exhibit 10(g) to Savoy's S-1 Registration Statement No.
          33-57956, is incorporated herein by reference.
10.35     Warrant Agreement, dated as of April 20, 1994, between Savoy
          Pictures Entertainment, Inc. and GKH Partners, L.P., filed as Exhibit 10.2 to Savoy's Form 10-Q for the quarter ended
          March 31, 1994, is incorporated herein by reference.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.36     Amended and Restated Stock Option Plan (including form of
          Stock Options Agreement) filed as Exhibit 4.1 to Savoy
          Pictures Entertainment, Inc.'s Registration Statement No.
          33-70740, is incorporated herein by reference.
10.37     Savoy Pictures Entertainment, Inc.'s 1995 Stock Option Plan
          filed as Exhibit 10(+) to Savoy's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, is incorporated herein by reference.
10.38     $1,600,000,000 Credit Agreement, dated February 12, 1998,
          among USA Networks, Inc., USANi LLC, as Borrower, Various
          Lenders, The Chase Manhattan Bank as Administrative Agent,
          Syndication Agent and Collateral Agent, and Bank of America
          National Trust & Savings Association and The Bank of New
          York as Co-Documentation Agents, filed as Exhibit 10.50 to
          USA Networks, Inc.'s Annual Report on Form 10-K for the
          fiscal year ended December 31, 1997 is incorporated herein by reference.
10.39     First Amendment and Consent, dated as of June 24, 1998, to the Credit Agreement, dated February 12, 1998, among USA
          Networks, Inc., USANi LLC, as Borrower, Various Lenders, The
          Chase Manhattan Bank, as Administrative Agent, Syndication
          Agent and Collateral Agent, and Bank of America National
          Trust & Savings Association and The Bank of New York, as
          Co-Documentation Agents.+
10.40     Second Amendment, dated as of October 9, 1998, to the Credit
          Agreement, dated February 12, 1998, among USA Networks,
          Inc., USANi LLC, as Borrower, Various Lenders, The Chase
          Manhattan Bank, as Administrative Agent, Syndication Agent
          and Collateral Agent, and Bank of America National Trust &
          Savings Association and The Bank of New York, as
          Co-Documentation Agents.+
10.41     Form of Governance Agreement among HSN, Inc., Universal
          Studios, Inc., Liberty Media Corporation and Barry Diller,
          dated as of October 19, 1997, filed as Appendix B to USA
          Networks, Inc.'s Definitive Proxy Statement, dated January
          12, 1998, is incorporated herein by reference.
10.42     Form of Stockholders Agreement among Universal Studios,
          Inc., Liberty Media Corporation, Barry Diller, HSN, Inc. and
          The Seagram Company Ltd. dated as of October 19, 1997, filed as Appendix C to USA Networks, Inc.'s Definitive Proxy
          Statement, dated January 12, 1998, is incorporated herein by reference.
10.43     Form of Spinoff Agreement between Liberty Media Corporation and Universal Studios, Inc. dated as of October 19, 1997,
          filed as Appendix D to USA Networks, Inc.'s Definitive Proxy
          Statement, dated January 12, 1998, is incorporated herein by reference.
10.44     HSN, Inc. 1997 Stock and Annual Incentive Plan filed as
          Appendix F to USA Networks, Inc.'s Definitive Proxy
          Statement, dated January 12, 1998, is incorporated herein by reference.
10.45     Employment Agreement between Thomas J. Kuhn and HSN, Inc.
          dated February 9, 1998 filed as Exhibit 10.56 to USA
          Networks, Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 1997 is incorporated herein by
          reference.
10.46     Employment Agreement between Dara Khosrowshahi and USA
          Networks, Inc., dated March 2, 1998, filed as Exhibit 10.57 to USA Networks, Inc.'s Annual Report on Form 10-K, for the
          fiscal year ended December 31, 1997, is incorporated herein by reference.
10.47     Employment Agreement between Michael P. Durney and USA
          Networks, Inc., dated March 30, 1998, filed as Exhibit 10.9 to USA Networks, Inc.'s 10-Q for the quarter ended March 31,
          1998, is incorporated herein by reference.
10.48     HSN, Inc. Retirement Savings Plan, filed as Exhibit 10.58 to
          USA Networks, Inc.'s Form 10-K for the fiscal year ended
          December 31, 1997 is incorporated herein by reference.
10.49     Amendment to the Savings Plan.+

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.50     Exchange Agreement, dated as of October 19, 1997, by and
          among HSN, Inc. (renamed USA Networks, Inc.), Universal
          Studios, Inc. (and certain of its subsidiaries) and Liberty
          Media Corporation (and certain of its subsidiaries) filed as
          Exhibit 10.60 to USA Networks, Inc.'s Annual Report on Form
          10-K, for the fiscal year ended December 31, 1997, is
          incorporated herein by reference.
10.51     Cooperation, Non-Competition and Confidentiality Agreement
          by and between USA Networks, Inc. and Fredric D. Rosen,
          dated as of March 9, 1998, filed as Exhibit 6 to Amendment
          No. 4 to USA Networks, Inc.'s report on Schedule 13D for
          Ticketmaster Group, Inc., dated March 23, 1998, is
          incorporated herein by reference.
10.52     License and Services Agreement, dated as of August 12, 1998, by and between Ticketmaster Corporation, Ticketmaster
          Multimedia Holdings, Inc., and USA Networks,
          Inc.(confidential treatment for portions thereof granted), filed as Exhibit 10.29 to Ticketmaster Online-Citisearch,
          Inc.'s Form S-1 Registration Statement No. 333-64855, is
          incorporated herein by reference.
10.53     Employment Agreement, effective as of February 19, 1999,
          between USA Networks, Inc. and Barry Baker.
12.1      Statement re: Computation of Ratio of Earnings to Fixed
          Charges of USAi.++
12.2      Statement re: Computation of Ratio of Earnings to Fixed
          Charges of Holdco.++
12.3      Statement re: Computation of Ratio of Earnings to Fixed
          Charges of USANi.++
21.1      Subsidiaries of USAi filed as Exhibit 21.1 to USA Networks,
          Inc. Annual Report on Form 10-K, for the fiscal year ended
          December 31, 1998, is incorporated herein by reference.
21.2      Subsidiaries of USANi LLC.**
21.3      Subsidiaries of Holdco.**
23.1      Consent of Ernst & Young LLP
23.2      Consent of Ernst & Young LLP
23.3      Consent of Ernst & Young LLP
23.4      Consent of Ernst & Young LLP
23.5      Consent of PricewaterhouseCoopers LLP
23.6      Consent of PricewaterhouseCoopers LLP
23.7      Consent of KPMG LLP
23.8      Consent of KPMG LLP
23.11     Consent of Counsel (included in Exhibit 5.1).
24.1      Powers of Attorney of USAi and USANi LLC and the guarantors
          (included in the signature pages hereto).+
25.1      Statement of Eligibility of Trustee on Form T-1 related to the notes.+
27.1      USA Networks, Inc. Financial Data Schedule for the year
          ended December 31, 1998 (for SEC use only)++
27.2      Holdco Financial Data Schedule for the year ended December
          31, 1998 (for SEC use only)++
27.3      USANi LLC Financial Data Schedule for the year ended
          December 31, 1998 (for SEC use only)++
99.1      Form of Letter of Transmittal.++
99.2      Form of Notice of Guaranteed Delivery.++
99.3      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees.++
99.4      Form of Letter to Clients.++

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
99.5      Form of Exchange Agent Agreement.**
99.6      Consent of Barry Baker.++


-------------------------


+ Previously filed with this Registration Statement on January 27, 1999.


++ Previously filed with Amendment No. 1 to this Registration Statement on March 5, 1999.


** Previously filed with Amendment No. 2 to this Registration Statement on March 26, 1999.


(b) Consolidated Financial Statement Schedules

SCHEDULE                                                                   PAGE
 NUMBER                                                                   NUMBER
--------                                                                ----------
   II     -- Valuation and Qualifying Accounts........................  S-1 to S-3

ITEM 22.  UNDERTAKINGS.

(a) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as idemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA NETWORKS, INC.

                                          By:       /s/ BARRY DILLER
                                            ------------------------------------
                                              Name: Barry Diller
                                              Title: Chairman and Chief
                                                     Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                     SIGNATURE                                 TITLE                     DATE
                     ---------                                 -----                     ----
                 /s/ BARRY DILLER                    Chairman of the Board,        April 9, 1999
---------------------------------------------------    Chief Executive Officer
                   Barry Diller                        and Director

                         *                           Vice President and            April 9, 1999
---------------------------------------------------    Controller (Chief
                 Michael P. Durney                     Accounting Officer)

                         *                           Director, Office of the       April 9, 1999
---------------------------------------------------    Chairman and Chief
                 Victor A. Kaufman                     Financial Officer
                                                       (Principal Financial
                                                       Officer)

                         *                           Director                      April 9, 1999
---------------------------------------------------
                   Paul G. Allen

                         *                           Director                      April 9, 1999
---------------------------------------------------
                Edgar Bronfman, Jr.

                         *                           Director                      April 9, 1999
---------------------------------------------------
                 Donald R. Keough

                         *                           Director                      April 9, 1999
---------------------------------------------------
               Robert W. Matschullat

                         *                           Director                      April 9, 1999
---------------------------------------------------
                  Samuel Minzberg

                         *                           Director                      April 9, 1999
---------------------------------------------------
                 William D. Savoy

                     SIGNATURE                                 TITLE                     DATE
                     ---------                                 -----                     ----
                         *                           Director                      April 9, 1999
---------------------------------------------------
               H. Norman Schwarzkopf



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USANi LLC

                                          By:       /s/ BARRY DILLER
                                            ------------------------------------
                                              Name: Barry Diller
                                              Title: Chairman and Chief
                                              Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                     SIGNATURE                                 TITLE                     DATE
                     ---------                                 -----                     ----
                 /s/ BARRY DILLER                    Chairman of the Board,        April 9, 1999
---------------------------------------------------    Chief Executive Officer
                   Barry Diller                        and Director

                         *                           Vice President and            April 9, 1999
---------------------------------------------------    Controller (Chief
                 Michael P. Durney                     Accounting Officer)

                         *                           Director, Office of the       April 9, 1999
---------------------------------------------------    Chairman and Chief
                 Victor A. Kaufman                     Financial Officer
                                                       (Principal Financial
                                                       Officer)

                         *                           Director                      April 9, 1999
---------------------------------------------------
                   Paul G. Allen

                         *                           Director                      April 9, 1999
---------------------------------------------------
                 Robert R. Bennett

                         *                           Director                      April 9, 1999
---------------------------------------------------
                Edgar Bronfman, Jr.

                         *                           Director                      April 9, 1999
---------------------------------------------------
                 Donald R. Keough

                         *                           Director                      April 9, 1999
---------------------------------------------------
                  John C. Malone

                         *                           Director                      April 9, 1999
---------------------------------------------------
               Robert W. Matschullat

                     SIGNATURE                                 TITLE                     DATE
                     ---------                                 -----                     ----
                         *                           Director                      April 9, 1999
---------------------------------------------------
                  Samuel Minzberg

                         *                           Director                      April 9, 1999
---------------------------------------------------
                 William D. Savoy

                         *                           Director                      April 9, 1999
---------------------------------------------------
               H. Norman Schwarzkopf



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on April 9, 1999.


                                          HOME SHOPPING NETWORK, INC.

                                          By:     /s/ ROBERT ROSENBLATT
                                            ------------------------------------
                                              Name: Robert Rosenblatt
                                              Title: Executive Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                         *                           President                       April 9, 1999
---------------------------------------------------
                    Mark Bozek

                         *                           Executive Vice President,       April 9, 1999
---------------------------------------------------    Chief Financial Officer and
                 Robert Rosenblatt                     Treasurer

                         *                           Vice President and Controller   April 9, 1999
---------------------------------------------------
                   Brian Feldman

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Jed B. Trosper

                         *                           Director                        April 9, 1999
---------------------------------------------------
                James G. Gallagher



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USANi SUB LLC

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         April 9, 1999
---------------------------------------------------
                 Victor A. Kaufman

                /s/ THOMAS J. KUHN                   President                       April 9, 1999
---------------------------------------------------
                  Thomas J. Kuhn

                         *                           Vice President, Chief           April 9, 1999
---------------------------------------------------    Financial Officer and
                 Michael P. Durney                     Treasurer (Principal
                                                       Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                     USANi LLC                       Member and Manager              April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USAi SUB, INC.

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
               /s/ VICTOR A. KAUFMAN                 President                       April 9, 1999
---------------------------------------------------
                 Victor A. Kaufman

                         *                           Vice President, Treasurer       April 9, 1999
---------------------------------------------------    and Director (Principal
                 Michael P. Durney                     Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                /s/ THOMAS J. KUHN                   Director                        April 9, 1999
---------------------------------------------------
                  Thomas J. Kuhn



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          HOME SHOPPING CLUB, LP

                                          By: HSN General Partner LLC, as
                                              General Partner

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
              HSN General Partner LLC                General Partner                 April 9, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                   USANi Sub LLC                     Limited Partner                 April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          NATIONAL CALL CENTER LP

                                          By: HSN General Partner LLC, as
                                              General Partner

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
              HSN General Partner LLC                General Partner                 April 9, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                   USANi Sub LLC                     Limited Partner                 April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          INTERNET SHOPPING NETWORK LLC

                                          By:       /s/ JED B TROSPER
                                            ------------------------------------
                                              Name: Jed B. Trosper
                                              Title: Secretary and Treasurer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JED B. TROSPER                   Secretary and Treasurer         April 9, 1999
---------------------------------------------------    (Principal Executive
                  Jed B. Trosper                       Officer, Principal Financial
                                                       Officer and Principal
                                                       Accounting Officer)

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                   USANi Sub LLC                     Member                          April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

              HSN General Partner LLC                Member                          April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          HSN CAPITAL LLC

                                          By:       /s/ JOHN S. TRUE
                                            ------------------------------------
                                              Name: John S. True
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                 /s/ JOHN S. TRUE                    President                       April 9, 1999
---------------------------------------------------
                   John S. True

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Jed B. Trosper                       Accounting Officer)

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                   USANi Sub LLC                     Member                          April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

              HSN General Partner LLC                Member                          April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          HSN FULFILLMENT LLC

                                          By:    /s/ CHARLES M. HOPKINS
                                            ------------------------------------
                                              Name: Charles M. Hopkins
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
              /s/ CHARLES M. HOPKINS                 President                       April 9, 1999
---------------------------------------------------
                Charles M. Hopkins

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Jed B. Trosper                       Accounting Officer)

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
             Senior Vice President and
                  General Counsel

                   USANi Sub LLC                     Member                          April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

              HSN General Partner LLC                Member                          April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          HSN REALTY LLC

                                          By:      /s/ JED B. TROSPER
                                            ------------------------------------
                                              Name: Jed B. Trosper
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JED B. TROSPER                   President                       April 9, 1999
---------------------------------------------------
                  Jed B. Trosper

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                 Brian J. Feldman                      Accounting Officer)

                   USANi Sub LLC                     Member and Manager              April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

              HSN General Partner LLC                Member and Manager              April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          HSN OF NEVADA LLC

                                          By:       /s/ JOHN S. TRUE
                                            ------------------------------------
                                              Name: John S. True
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                 /s/ JOHN S. TRUE                    President                       April 9, 1999
---------------------------------------------------

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Jed B. Trosper                       Accounting Officer)

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                  HSN Capital LLC                    Member                          April 9, 1999

                       By: *
  ----------------------------------------------
              John S. True, President



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          NEW-U STUDIOS HOLDINGS, INC.

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         April 9, 1999
---------------------------------------------------
                 Victor A. Kaufman

                         *                           Vice President, Chief           April 9, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer

                         *                           Vice President and              April 9, 1999
---------------------------------------------------    Controller
                   Brian Feldman

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Jed B. Trosper

                         *                           Director                        April 9, 1999
---------------------------------------------------
                James G. Gallagher



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          HSN HOLDINGS, INC.

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         April 9, 1999
---------------------------------------------------
                 Victor A. Kaufman

                         *                           Vice President, Chief           April 9, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer

                         *                           Vice President and              April 9, 1999
---------------------------------------------------    Controller
                   Brian Feldman

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Jed B. Trosper

                         *                           Director                        April 9, 1999
---------------------------------------------------
                James G. Gallagher



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA NETWORKS HOLDINGS, INC.

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         April 9, 1999
---------------------------------------------------
                 Victor A. Kaufman

                         *                           Vice President, Chief           April 9, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer

                         *                           Vice President and              April 9, 1999
---------------------------------------------------    Controller
                   Brian Feldman

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Jed B. Trosper

                         *                           Director                        April 9, 1999
---------------------------------------------------
                James G. Gallagher



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          NEW-U STUDIOS, INC.

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         April 9, 1999
---------------------------------------------------
                 Victor A. Kaufman

                         *                           Vice President, Chief           April 9, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer

                         *                           Vice President and Controller   April 9, 1999
---------------------------------------------------
                   Brian Feldman

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Jed B. Trosper

                         *                           Director                        April 9, 1999
---------------------------------------------------
                James G. Gallagher



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          HSN GENERAL PARTNER LLC

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         April 9, 1999
---------------------------------------------------
                 Victor A. Kaufman

                         *                           Vice President, Chief           April 9, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer (Principal
                                                       Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                   USANi Sub LLC                     Member                          April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

                HSN Holdings, Inc.                   Member                          April 9, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          STUDIOS USA LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                         *                           President                       April 9, 1999
---------------------------------------------------
                 Robert T. Fleming

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Melissa Leffler                      Accounting Officer)

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                   USANi Sub LLC                     Member                          April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

                New-U Studios, Inc.                  Member                          April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA NETWORKS PARTNER LLC

                                          By:     /s/ VICTOR A. KAUFMAN
                                            ------------------------------------
                                              Name: Victor A. Kaufman
                                              Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ VICTOR A. KAUFMAN                 Chief Executive Officer         April 9, 1999
---------------------------------------------------
                 Victor A. Kaufman

                         *                           Vice President, Chief           April 9, 1999
---------------------------------------------------    Financial Officer and
                 Robert Rosenblatt                     Treasurer

                         *                           Vice President and Controller   April 9, 1999
---------------------------------------------------
                   Brian Feldman

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                   USANi Sub LLC                     Member                          April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

            USA Networks Holdings, Inc.              Member                          April 9, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                            USA NETWORKS (NEW YORK
                                            GENERAL PARTNERSHIP)

                                          By: USANi Sub LLC, as General Partner

                                          By:      /s/ THOMAS J. KUHN
                                            ------------------------------------
                                              Name: Thomas J. Kuhn
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
                   USANi Sub LLC                     General Partner                 April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
             Thomas J. Kuhn, President

             USA Networks Partner, LLC               General Partner                 April 9, 1999

             By: /s/ VICTOR A. KAUFMAN
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          STUDIOS USA TELEVISION LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
                         *                           President                       April 9, 1999
---------------------------------------------------
                Kenneth A. Soloman

                         *                           Treasurer (Principal            April 9, 1999
---------------------------------------------------    Financial Officer and
                   Richard Wong                        Principal Accounting
                                                       Officer)

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                  Studios USA LLC                    Member                          April 9, 1999

                       By: *
  ----------------------------------------------
           Robert T. Fleming, President

                New-U Studios, Inc.                  Member                          April 9, 1999

                       By: *
   ---------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                            STUDIOS USA FIRST-RUN
                                            TELEVISION LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                         *                           President                       April 9, 1999
---------------------------------------------------
                  Lonnie Burstein

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Melissa Leffler                      Accounting Officer)

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                  Studios USA LLC                    Member                          April 9, 1999

                       By: *
  ----------------------------------------------
           Robert T. Fleming, President

                New-U Studios, Inc.                  Member                          April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          STUDIOS USA PICTURES LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                 TITLE                      DATE
                     ---------                                 -----                      ----
                         *                           President                          April 9, 1999
---------------------------------------------------
                 Robert T. Fleming

                         *                           Treasurer (Principal               April 9, 1999
---------------------------------------------------    Financial
                  Melissa Leffler                      Officer and Principal
                                                       Accounting Officer)

                     USANI LLC                       Manager                            April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                  Studios USA LLC                    Member                             April 9, 1999

                       By: *
  ----------------------------------------------
                Robert T. Fleming,
                     President

                New-U Studios, Inc.                  Member                             April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          STUDIOS USA DEVELOPMENT LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                     DATE
                     ---------                                  -----                     ----
                         *                           President                          April 9, 1999
---------------------------------------------------
                 Steven T. Brunell

                         *                           Treasurer (Principal               April 9, 1999
---------------------------------------------------    Financial Officer and
                  Elizabeth Chell                      Principal Accounting
                                                       Officer)

                     USANi LLC                       Manager                            April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                  Studios USA LLC                    Member                             April 9, 1999

                       By: *
  ----------------------------------------------
                Robert T. Fleming,
                     President

                New-U Studios, Inc.                  Member                             April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          STUDIOS USA REALITY TELEVISION LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                     DATE
                     ---------                                  -----                     ----
              /s/ CHRISTINE HEDGECOCK                Secretary                          April 9, 1999
---------------------------------------------------
                Christine Hedgecock

                         *                           Treasurer (Principal               April 9, 1999
---------------------------------------------------    Financial Officer and
                  Leonard Dirisio                      Principal Accounting
                                                       Officer)

                     USANi LLC                       Manager                            April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                  Studios USA LLC                    Member                             April 9, 1999

                       By: *
  ----------------------------------------------
                Robert T. Fleming,
                     President

                New-U Studios, Inc.                  Member                             April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          STUDIOS USA TALK TELEVISION LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                     DATE
                     ---------                                  -----                     ----
              /s/ CHRISTINE HEDGECOCK                Secretary                          April 9, 1999
---------------------------------------------------
                Christine Hedgecock

                         *                           Treasurer (Principal               April 9, 1999
---------------------------------------------------    Financial Officer and
                    Jane Knapp                         Principal Accounting
                                                       Officer)

                     USANi LLC                       Manager                            April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                  Studios USA LLC                    Member                             April 9, 1999

                       By: *
  ----------------------------------------------
                Robert T. Fleming,
                     President

                New-U Studios, Inc.                  Member                             April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          STUDIOS USA PICTURES   DEVELOPMENT LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                         *                           President                       April 9, 1999
---------------------------------------------------
               Joan Whitehead Evans

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Charles Killian                      Accounting Officer)

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                  Studios USA LLC                    Member                          April 9, 1999

                       By: *
  ----------------------------------------------
           Robert T. Fleming, President

                New-U Studios, Inc.                  Member                          April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          STUDIOS USA TELEVISION
                                            DISTRIBUTION LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                         *                           President                        April 9, 1999
---------------------------------------------------
                Steven S. Rosenberg

                         *                           Treasurer (Principal Financial   April 9, 1999
---------------------------------------------------    Officer and Principal
                  Melissa Leffler                      Accounting Officer)

                     USANi LLC                       Manager                          April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
             Senior Vice President and
                  General Counsel

                  Studios USA LLC                    Member                           April 9, 1999

                       By: *
  ----------------------------------------------
           Robert T. Fleming, President

                New-U Studios, Inc.                  Member                           April 9, 1999

                       By: *
  ----------------------------------------------
                Victor A. Kaufman,
              Chief Executive Officer



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          STUDIOS USA TALK VIDEO LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
              /s/ CHRISTINE HEDGECOCK                Secretary                       April 9, 1999
---------------------------------------------------
                Christine Hedgecock

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                    Jane Knapp                         Accounting Officer)

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
     Senior Vice President and General Counsel

          Studios USA Talk Television LLC            Member                          April 9, 1999

            By: /s/ CHRISTINE HEDGECOCK
  ----------------------------------------------
               Christine Hedgecock,
                     Secretary



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          NEW-U PICTURES FACILITIES LLC

                                          By:    /s/ CHRISTINE HEDGECOCK
                                            ------------------------------------
                                              Name: Christine Hedgecock
                                              Title: Secretary


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                         *                           President                       April 9, 1999
---------------------------------------------------
               Joan Whitehead Evans

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Charles Killian                      Accounting Officer)

                     USANi LLC                       Manager                         April 9, 1999

              By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn,
     Senior Vice President and General Counsel

       Studios USA Pictures Development LLC          Member                          April 9, 1999

                       By: *
  ----------------------------------------------
               Joan Whitehead Evans,
                     President



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on April 9, 1999.


                                          SK HOLDINGS, INC.

                                          By:        /s/ LYNN KRALL
                                            ------------------------------------
                                              Name: Lynn Krall
                                              Title: Treasurer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                         *                           President                       April 9, 1999
---------------------------------------------------
                   Richard Lyon

                  /s/ LYNN KRALL                     Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                    Lynn Krall                         Accounting Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Jed B. Trosper

                         *                           Director                        April 9, 1999
---------------------------------------------------
                James G. Gallagher



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA BROADCASTING, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                        April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF HOUSTON, INC.

                                          By:     /s/ JOHANTHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                        April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-Fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                            SILVER KING CAPITAL
                                            CORPORATION, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                        April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-Fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF DALLAS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                        April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-Fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF   ILLINOIS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director           April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial   April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                         April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                         April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-Fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF   MASSACHUSETTS,
                                          INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director           April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial   April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                         April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                         April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-Fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF   NEW JERSEY,
                                          INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director           April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial   April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                         April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                         April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-Fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF OHIO, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director           April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial   April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                         April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                         April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF
                                            VINELAND, INC.

                                          By:      /s/ JONATHAN MILLER
                                             -----------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director           April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial   April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                         April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                         April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF ATLANTA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                        April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF
                                            SOUTHERN CALIFORNIA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                        April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF VIRGINIA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                        April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF
                                            TAMPA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
                /s/ JONATHAN MILLER                  President and Director          April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal            April 9, 1999
---------------------------------------------------    Financial Officer and
                  Helen Rosenberg                      Principal Accounting
                                                       Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                        April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP OF HOLLYWOOD
                                            FLORIDA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
                /s/ JONATHAN MILLER                  President and Director          April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal            April 9, 1999
---------------------------------------------------    Financial Officer and
                  Helen Rosenberg                      Principal Accounting
                                                       Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                        April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          TELEMATION, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director           April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial   April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                         April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                         April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                            USA STATION GROUP OF NORTHERN
                                            CALIFORNIA, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director          April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial  April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                        April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director           April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial   April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                         April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                         April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                            USA BROADCASTING
                                            PRODUCTIONS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director           April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial   April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                         April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                         April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                            MIAMI, USA BROADCASTING STATION
                                            PRODUCTIONS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                          Name: Jonathan Miller
                                          Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----

                /s/ JONATHAN MILLER                  President and Director          April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal            April 9, 1999
---------------------------------------------------    Financial Officer and
                  Helen Rosenberg                      Principal Accounting
                                                       Officer)

                         *                           Director                        April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                        April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          MIAMI, USA BROADCASTING
                                            PRODUCTIONS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director           April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial   April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                         April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                         April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          SILVER KING INVESTMENT
                                            HOLDINGS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director             April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial     April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                           April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                           April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          SKC INVESTMENTS, INC.

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director             April 9, 1999
---------------------------------------------------
                  Jonathan Miller

                         *                           Treasurer (Principal Financial     April 9, 1999
---------------------------------------------------    Officer and Principal
                  Helen Rosenberg                      Accounting Officer)

                         *                           Director                           April 9, 1999
---------------------------------------------------
                  Douglas Binzak

                         *                           Director                           April 9, 1999
---------------------------------------------------
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP PARTNERSHIP
                                            OF DALLAS

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA      April 9, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                         *                           Treasurer of USA Station           April 9, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal
                                                       Accounting Officer)

                         *                           Director of USA Station            April 9, 1999
---------------------------------------------------    Group, Inc.
                  Douglas Binzak

                         *                           Director of USA Station            April 9, 1999
---------------------------------------------------    Group, Inc.
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP PARTNERSHIP
                                            OF HOUSTON

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA      April 9, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                         *                           Treasurer of USA Station           April 9, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial
                                                       Officer and Principal
                                                       Accounting Officer)

                         *                           Director of USA Station Group,     April 9, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

                         *                           Director of USA Station Group,     April 9, 1999
---------------------------------------------------    Inc.
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP PARTNERSHIP
                                            OF ILLINOIS

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   April 9, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                         *                           Treasurer of USA Station        April 9, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP PARTNERSHIP OF
                                            MASSACHUSETTS

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   April 9, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                         *                           Treasurer of USA Station        April 9, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP PARTNERSHIP
                                            OF NEW JERSEY

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   April 9, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                         *                           Treasurer of USA Station        April 9, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP PARTNERSHIP
                                            OF OHIO

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   April 9, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                         *                           Treasurer of USA Station        April 9, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP PARTNERSHIP
                                            OF VINELAND

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   April 9, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                         *                           Treasurer of USA Station        April 9, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP PARTNERSHIP
                                            OF ATLANTA

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   April 9, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                         *                           Treasurer of USA Station        April 9, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP PARTNERSHIP
                                            OF SOUTHERN CALIFORNIA

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   April 9, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                         *                           Treasurer of USA Station        April 9, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
  ----------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP PARTNERSHIP
                                            OF TAMPA

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA   April 9, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                         *                           Treasurer of USA Station        April 9, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

                         *                           Director of USA Station Group,  April 9, 1999
---------------------------------------------------    Inc.
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1999.


                                          USA STATION GROUP PARTNERSHIP
                                            OF HOLLYWOOD, FLORIDA

                                          By: USA Station Group, Inc., as
                                              Managing General Partner

                                          By:      /s/ JONATHAN MILLER
                                            ------------------------------------
                                              Name: Jonathan Miller
                                              Title: President


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ JONATHAN MILLER                  President and Director of USA     April 9, 1999
---------------------------------------------------    Station Group, Inc.
                  Jonathan Miller

                         *                           Treasurer of USA Station          April 9, 1999
---------------------------------------------------    Group, Inc. (Principal
                  Helen Rosenberg                      Financial Officer and
                                                       Principal Accounting
                                                       Officer)

                         *                           Director of USA Station Group,    April 9, 1999
---------------------------------------------------    Inc.
                  Douglas Binzak

                         *                           Director of USA Station Group,    April 9, 1999
---------------------------------------------------    Inc.
                Julius Genachowski



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 9, 1999.


                                          TICKETMASTER GROUP, INC.

                                          By:       /s/ TERRY BARNES
                                            ------------------------------------
                                              Name: Terry Barnes
                                              Title: Chairman of the Board,
                                              President and
                                                     Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                 /s/ TERRY BARNES                    Chairman of the Board,            April 9, 1999
---------------------------------------------------    President, Chief Executive
                   Terry Barnes                        Officer and Director

                         *                           Senior Vice President,            April 9, 1999
---------------------------------------------------    Treasurer, Chief Financial
                   Stuart DePina                       Officer and Director
                                                       (Principal Financial Officer
                                                       and Principal Accounting
                                                       Officer)

                         *                           Director                          April 9, 1999
---------------------------------------------------
                  Eugene Cobuzzi



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 9, 1999.


                                          TICKETMASTER CORPORATION

                                          By:       /s/ TERRY BARNES
                                            ------------------------------------
                                              Name: Terry Barnes
                                              Title: Chairman of the Board,
                                              President and
                                                     Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                 /s/ TERRY BARNES                    Chairman of the Board,            April 9, 1999
---------------------------------------------------    President, Chief Executive
                   Terry Barnes                        Officer and Director

                         *                           Senior Vice President,            April 9, 1999
---------------------------------------------------    Treasurer, Chief Financial
                   Stuart DePina                       Officer and Director
                                                       (Principal Financial Officer
                                                       and Principal Accounting
                                                       Officer)

                         *                           Director                          April 9, 1999
---------------------------------------------------
                  Eugene Cobuzzi



              *By: /s/ THOMAS J. KUHN
   ---------------------------------------------
                  Thomas J. Kuhn
                 Attorney-in-fact

                                                                     SCHEDULE II

                      USA NETWORKS, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                          BALANCE     CHARGES      CHARGES                      BALANCE
                                            AT          TO           TO                           AT
                                         BEGINNING   COSTS AND      OTHER      DEDUCTIONS --      END
              DESCRIPTION                OF PERIOD   EXPENSES    ACCOUNTS(2)    DESCRIBE(1)    OF PERIOD
              -----------                ---------   ---------   -----------   -------------   ---------
                                                                 (IN THOUSANDS)
Allowance for doubtful accounts:
  Year ended December 31, 1998.........   $3,588      $19,092      $ 3,755        $(5,825)      $20,610
                                          ======      =======      =======        =======       =======
  Year ended December 31, 1997.........   $2,679      $ 3,432      $   813        $(3,336)      $ 3,588
                                          ======      =======      =======        =======       =======
  Year ended December 31, 1996.........   $   68      $    23      $ 2,751        $  (163)      $ 2,679
                                          ======      =======      =======        =======       =======

-------------------------
(1) Write-off fully reserved accounts receivable.

(2) Amounts relate to mergers with Savoy Pictures Entertainment, Inc. and subsidiaries, Home Shopping Network, Inc. and subsidiaries for 1996, the acquisition of USA Networks, Inc.'s interest in Ticketmaster Group, Inc. in 1997 and the acquisition of USA Networks as part of the Universal Transaction in 1998.

                                                                     SCHEDULE II

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                          BALANCE     CHARGES      CHARGES                      BALANCE
                                            AT          TO           TO                           AT
                                         BEGINNING   COSTS AND      OTHER      DEDUCTIONS --      END
              DESCRIPTION                OF PERIOD   EXPENSES    ACCOUNTS(2)    DESCRIBE(1)    OF PERIOD
              -----------                ---------   ---------   -----------   -------------   ---------
                                                                 (IN THOUSANDS)
Allowance for doubtful accounts:
  Year ended December 31, 1998.........   $2,177      $18,289      $3,755         $(3,649)      $20,572
                                          ======      =======      ======         =======       =======
  Year ended December 31, 1997.........   $2,291      $ 3,008      $   --         $(3,122)      $ 2,177
                                          ======      =======      ======         =======       =======
  Year ended December 31, 1996.........   $1,685      $ 2,241      $   --         $(1,635)      $ 2,291
                                          ======      =======      ======         =======       =======

-------------------------
(1) Write-off fully reserved accounts receivable.

(2) Amount relates to the acquisition of USA Network as part of the Universal Transaction in 1998.

                                                                     SCHEDULE II

                           USANI LLC AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                          BALANCE     CHARGES      CHARGES                      BALANCE
                                            AT          TO           TO                           AT
                                         BEGINNING   COSTS AND      OTHER      DEDUCTIONS --      END
              DESCRIPTION                OF PERIOD   EXPENSES    ACCOUNTS(2)    DESCRIBE(1)    OF PERIOD
              -----------                ---------   ---------   -----------   -------------   ---------
                                                                 (IN THOUSANDS)
Allowance for doubtful accounts:
  Year ended December 33, 1998.........   $2,177      $18,289      $3,755         $(3,649)      20,572
                                          ======      =======      ======         =======       ======
  Year ended December 31, 1997.........   $2,291      $ 3,008      $   --         $(3,122)      $2,177
                                          ======      =======      ======         =======       ======

-------------------------
(1) Write-off fully reserved accounts receivable.

(2) Amount relates to the acquisition of USA Networks as part of the Universal Transaction in 1998.